As filed with the Securities and Exchange Commission on September 27, 2017
Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SELECT BANCORP, INC.
(Exact name of registrant as specified in its charter)
North Carolina	6022	20-0218264
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
700 W. Cumberland Street
Dunn, North Carolina 28334
(910) 892-7080
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
William L. Hedgepeth II
President and Chief Executive Officer
700 W. Cumberland Street
Dunn, North Carolina 28334
(910) 892-7080
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Todd H. Eveson, Esq. Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail Suite 300 Raleigh, North Carolina 27607 (919) 781-4000	Phil Shasteen, Esq. Johnson Pope Bokor Ruppel & Burns, LLP 401 East Jackson Street Suite 3100 Tampa, Florida 33602 (813) 225-2500
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the conditions to the consummation of the merger described herein have been satisfied or waived.
If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $1.00 par value per share	2,411,882	N/A	$25,223,774	$2,924
(1)
Represents the maximum number of shares of Select Bancorp, Inc. (“Select”) common stock issuable pursuant to the Agreement and Plan of Merger and Reorganization, dated July 20, 2017, by and among Select, Select Bank & Trust Company, Premara Financial, Inc. (“Premara”) and Carolina Premier Bank.

(2)
Estimated solely for the purpose of computing the registration fee, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(c), (f)(1) and (f)(3) under the Securities Act, based on the aggregate market value on September 20, 2017 of the 3,253,233 shares of Premara common stock expected to be exchanged in connection with the merger, the proposed maximum aggregate offering price is $25,223,774, which was determined by taking (i) the product of the average of the high and low prices of Premara common stock on the OTCQB® marketplace on September 20, 2017 ($11.44) multiplied by the aggregate number of shares of Premara common stock expected to be exchanged in connection with the merger, less (ii) the amount of cash expected to be paid by Select in exchange for the shares of Premara common stock $11,993,212.

(3)
Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $115.90 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION — DATED SEPTEMBER 27, 2017
SELECT BANCORP, INC.	PREMARA FINANCIAL, INC.

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
The boards of directors of Select Bancorp, Inc., or Select, and Premara Financial, Inc., or Premara, have each approved a merger (which we refer to herein as the merger), of Premara with and into Select according to the terms of an Agreement and Plan of Merger and Reorganization dated July 20, 2017, or the merger agreement, by and among Select, Select Bank & Trust Company, Premara, and Carolina Premier Bank. If the merger is completed, Select will be the surviving bank holding company. Contemporaneous with, or as soon as practicable thereafter, Carolina Premier Bank, or Carolina Premier, will be merged with and into Select Bank & Trust Company, or Select Bank.
If the merger is completed, each share of Premara common stock, par value $0.01 per share, issued and outstanding (except for such shares held by holders who have properly demanded appraisal for such shares under North Carolina law), will be converted exclusively into the right to receive 1.0463 shares of common stock, par value $1.00 per share, of Select or $12.65 in cash, with 948,080 shares of Premara common stock (equivalent to 30% of Premara’s outstanding shares of common stock as of the date of the merger agreement) being converted to the per share cash consideration and the balance of the outstanding shares of Premara common stock being converted into Select common stock. Premara shareholders will have an option to elect the type of consideration they prefer to receive in the merger, subject to the allocation and proration procedures set forth in the merger agreement.
As a result, based on 3,179,808 shares of Premara common stock issued and outstanding on [•], 2017, the 73,425 shares of Premara common stock underlying issued and outstanding warrants and stock options as of such date, and the 948,080 shares of Premara common stock that will be converted into the cash merger consideration, Select will issue a maximum of 2,411,882 shares of common stock in connection with the merger based on the exchange ratio of 1.0463.
The value of the stock merger consideration that Premara shareholders will receive in the merger will fluctuate with the market price of Select common stock and will not be known at the time you vote on the merger. Shares of Select common stock are traded on The NASDAQ Global Market, or NASDAQ, under the symbol “SLCT”. Premara common stock is quoted in the over-the-counter markets under the symbol “PARA” on the OTCQB® marketplace operated by OTC Markets Group Inc. The closing price for a share of Select common stock on July 20, 2017, the last trading date before public announcement of the merger, was $11.89 and the closing price on [•], 2017, the latest practicable date prior to the distribution of this joint proxy statement/prospectus, was $[•]. Prior to public announcement of the merger on July 21, 2017, the last known trade of Premara common stock through the OTCQB® marketplace was $9.05 on July 18, 2017. As of  [•], 2017, the latest practicable date prior to the distribution of this joint proxy statement/prospectus, the last known trade of Premara common stock through the OTCQB® marketplace was $[•] on [•], 2017.
Shareholders of each of Select and Premara will be asked to vote on approval of the merger agreement at the applicable special meeting of shareholders for each company. We cannot complete the merger unless we obtain the required approval of the shareholders of each of Select and Premara. The merger agreement must be approved by holders of a majority of all shares of Select common stock entitled to vote at the Select special meeting and by holders of a majority of all shares of Premara common stock entitled to vote at the Premara special meeting.
You should read this joint proxy statement/prospectus and all appendices carefully. Before making a decision on how to vote, you should consider the “Risk Factors” discussion beginning on page 20 of this joint proxy statement/prospectus.
Neither the Securities and Exchange Commission nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The securities offered through this document are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.
The joint proxy statement/prospectus is dated [•], 2017, and it is first being mailed to Select shareholders and Premara shareholders on or about [•], 2017.

SELECT BANCORP, INC.
700 W. Cumberland Street
Dunn, North Carolina 28334
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2017 AT [•]
NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Select Bancorp, Inc., a North Carolina corporation (“Select”), will be held on [•], 2017, at [•], local time, at Select Bank & Trust Company’s office located at 700 W. Cumberland Street, Dunn, NC 28334 for the purpose of considering and voting upon the following:
1.
A proposal to approve the Agreement and Plan of Merger and Reorganization dated July 20, 2017, or the merger agreement, by and among Select, Select Bank & Trust Company (“Select Bank”), Premara Financial, Inc. (“Premara”) and Carolina Premier Bank (“Carolina Premier”) pursuant to which Premara will merge with and into Select, and Select will issue shares of its common stock pursuant to the terms of the merger agreement, as more particularly described in the accompanying materials.

2.
A proposal to authorize management to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

Select will transact no other business at the special meeting, except for business that may properly come before the special meeting or any adjournment thereof in accordance with applicable law.
Only Select shareholders of record at the close of business on [•], 2017 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Select has determined that shareholders of Select common stock are not entitled to appraisal rights with respect to the proposed merger under Article 13 of Chapter 55 of the North Carolina Business Corporation Act.
Select’s board of directors has determined that the merger is advisable and in the best interests of Select shareholders based upon its analysis, investigation, and deliberation and unanimously recommends that holders of Select common stock vote “FOR” approval of the merger agreement and “FOR” the proposal to authorize management to adjourn the special meeting to a later date or dates, if necessary or appropriate.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, we urge you to promptly (1) complete, sign, and date the enclosed proxy card and return it in the postage-paid envelope provided for that purpose or (2) follow the instructions provided on the enclosed proxy card for voting by internet or telephone. You may revoke your proxy at any time prior to or at the meeting by written notice to Select, by executing a proxy card bearing a later date, or by attending the meeting and voting in person.
If your shares are held in the name of a broker, bank or other fiduciary, please follow the instructions on the voting instruction card provided by such person. If you wish to attend the special meeting and vote in person and your shares are held in the name of a broker, trust, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares.
By Order of the Board of Directors,
William L. Hedgepeth II
President and Chief Executive Officer
Dunn, North Carolina
[•], 2017

PREMARA FINANCIAL, INC.
13024 Ballantyne Corporate Place, Suite 100
Charlotte, North Carolina 27277
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2017 AT [•]
NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Premara Financial, Inc., a North Carolina corporation (“Premara”), will be held on [•], 2017 at [•], local time, at 13024 Ballantyne Corporate Place, Suite 100, Charlotte, North Carolina for the purpose of considering and voting upon the following:
1.
A proposal to approve the Agreement and Plan of Merger and Reorganization dated July 20, 2017, or the merger agreement, by and among Select Bancorp, Inc. (“Select”), Select Bank & Trust Company (“Select Bank”), Premara and Carolina Premier Bank (“Carolina Premier”) pursuant to which Premara will merge with and into Select, as more fully described in the accompanying materials.

2.
A proposal to authorize management to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

Premara will transact no other business at the special meeting, except for business that may properly come before the special meeting or any adjournment thereof in accordance with applicable law. Only Premara shareholders of record at the close of business on [•], 2017 will be entitled to notice of and to vote at the meeting or any adjournment thereof. After careful consideration, Premara’s board of directors has determined that the merger is advisable and in the best interests of Premara’s shareholders and unanimously recommends that holders of Premara common stock vote “FOR” the merger agreement and “FOR” the proposal to authorize management to adjourn the special meeting to a later date or dates, if necessary or appropriate.
Premara has concluded that its shareholders are entitled to assert appraisal rights with respect to the proposal to approve the merger agreement. Your appraisal rights are conditioned on your strict compliance with the requirements of Article 13 of Chapter 55 of the North Carolina Business Corporation Act. The full text of Article 13 is attached as Appendix B to this joint proxy statement/prospectus.
Whether or not you plan to attend the special meeting, we urge you to return the enclosed proxy card in order to indicate your vote as soon as possible. Holders of Premara common stock may also vote by telephone or electronically by internet by following the instructions for voting provided on the enclosed proxy card. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person. If your shares are held in the name of a broker, bank or other fiduciary, please follow the instructions on the voting instruction card provided by such person. If you wish to attend the special meeting and vote in person and your shares are held in the name of a broker, trust, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares.
By Order of the Board of Directors,
David P. Barksdale
President and Chief Executive Officer
Charlotte, North Carolina
[•], 2017

IMPORTANT NOTICE
Select has filed a registration statement on Form S-4 under the Securities Act of 1933, as amended, or the Securities Act, to register with the Securities and Exchange Commission (the “SEC”) the distribution to Premara shareholders of the shares of Select common stock to be issued in connection with the merger. This joint proxy statement/prospectus constitutes part of that registration statement. The registration statement, including the attached exhibits, contains additional relevant information about Select and Select common stock. For further information about Select, you should review the registration statement.
This joint proxy statement/prospectus constitutes a proxy statement of Premara with respect to the solicitations of proxies for the Premara special meeting, a proxy statement of Select with respect to the solicitations of proxies for the Select special meeting, and a prospectus of Select for the shares of common stock that Select will issue to Premara shareholders in the merger. Select has supplied all information contained in this joint proxy statement/prospectus relating to Select, and Premara has supplied all information contained in this joint proxy statement/prospectus relating to Premara.
The web addresses of the SEC, Select and Premara are included as inactive textual references only. Information contained on those websites is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained on those websites to be part of this joint proxy statement/prospectus or any supplement thereto.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction in which or to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation.
Neither Select nor Premara has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained or incorporated by reference in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

REFERENCES TO ADDITIONAL INFORMATION
This joint proxy statement/prospectus incorporates by reference important business and financial information about Select from documents filed with or furnished to the SEC that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Select at no cost from the SEC’s website at www.sec.gov.
You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting the appropriate company at the following address:
Select Bancorp, Inc. Attn: Corporate Secretary 700 W. Cumberland Street Dunn, North Carolina 28334 Tel: (910) 892-7080	Premara Financial, Inc. Attn: Corporate Secretary 13024 Ballantyne Corporate Place Suite 100 Charlotte, North Carolina 27277 Tel: (704) 752-9292
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that shareholders requesting documents must do so by [•], 2017 in order to receive them before the special meeting.
You may also obtain copies of these documents, free of charge, by going to the Investor Relations section of Select’s website (www.selectbank.com).
For more information, see “Where You Can Find More Information” later in this joint proxy statement/prospectus.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDER MEETINGS
The following are some questions that you, as a shareholder of Select or Premara, may have regarding the merger agreement, the merger and the other matters being considered at the shareholder meetings and the answers to those questions. Select and Premara urge you to read carefully the remainder of this joint proxy statement/prospectus, including any documents incorporated herein by reference, because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the shareholder meetings. Additional important information is also contained in the appendices to this document.
Q:
Why am I receiving this document?

A:
Select and Premara have agreed to the merger of Premara with and into Select, which we refer to as the “merger,” pursuant to the terms of the Agreement and Plan of Merger and Reorganization, or merger agreement, that is described in this document. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A.

In order to complete the merger, the shareholders of each of Select and Premara must vote to approve the merger agreement.
In addition, both Select and Premara shareholders will be asked to vote on a proposal to authorize management of the respective corporations to adjourn their respective shareholder meetings to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement. Each of these proposals is referred to individually as the “adjournment proposal” in this joint proxy statement/prospectus.
Select and Premara will hold separate shareholder meetings to obtain these approvals. This document contains important information about the merger and the meetings of the shareholders of Select and Premara, and you should read it carefully. The enclosed proxy card and voting materials allow you to vote your shares without actually attending your respective shareholder meeting.
Your vote is important. We encourage you to vote as soon as possible.
Q:
When and where will the shareholder meetings be held?

A:
The Select special meeting will be held at its office located at 700 W. Cumberland Street, Dunn, North Carolina, on [•], 2017 at [•], local time. The Premara special meeting will be held at 13024 Ballantyne Corporate Place, Suite 100, Charlotte, North Carolina, on [•], 2017 at [•], local time.

Q:
How do I vote?

A:
Select.   If you are a shareholder of record of Select as of the record date, you may vote in person by attending the Select special meeting or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. You may also vote by internet or telephone by following the instructions contained on the enclosed proxy card.

If you hold shares of Select common stock in the name of a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the Select special meeting.
Premara.   If you are a shareholder of record of Premara as of the record date, you may vote in person by attending the Premara special meeting or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Holders of Premara common stock may also vote by internet or telephone by following the instructions contained on the enclosed proxy card.
If you hold shares of Premara common stock in the name of a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the Premara special meeting.

Q:
What vote is required to approve each proposal?

A:
Select.   The proposal at the Select special meeting to approve the merger agreement (and the plan of merger contained therein, including the issuance of shares of Select common stock in connection with the merger) requires the affirmative vote of a majority of all shares of Select common stock entitled to vote at the Select special meeting.

As of the record date, directors and executive officers of Select and their affiliates are entitled to vote approximately [•]% of the shares of the Select common stock outstanding and entitled to vote at the Select special meeting.
Premara.   The proposal at the Premara special meeting to approve the merger agreement (and the plan of merger contained therein) requires the affirmative vote of a majority of all shares of Premara common stock entitled to vote at the Premara special meeting.
As of the record date, directors and executive officers of Premara and their affiliates are entitled to vote approximately [•]% of the shares of the Premara common stock outstanding as of such date.
Certain directors of Premara have agreed, in writing, to vote their shares in support of the merger and the merger agreement. As of the record date, such directors and their affiliates are entitled to vote approximately [•]% of the shares of the Premara common stock outstanding and entitled to vote at the Premara special meeting.
Each of the shareholder meetings may be adjourned to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement. The affirmative vote of the holders of a majority of the shares of common stock cast on the matter at these shareholder meetings is required to adjourn such shareholder meeting.
Q:
How do the boards of directors of each of Select and Premara recommend that I vote on each proposal?

A:
Select.   The Select board of directors recommends that you vote “FOR” approval of the Agreement and Plan of Merger and Reorganization and “FOR” the adjournment proposal.

Premara.   The Premara board of directors recommends that you vote “FOR” approval of the Agreement and Plan of Merger and Reorganization and “FOR” the adjournment proposal.
Q:
How many votes do I have?

A:
Select.   You are entitled to one vote for each share of Select common stock that you owned as of the record date.

Premara.   You are entitled to one vote for each share of Premara common stock that you owned as of the record date.
Q:
What will happen if I fail to vote or I abstain from voting?

A:
If you are a Select shareholder and you fail to vote, fail to instruct your bank, broker or other nominee to vote or abstain from voting, it will have the same effect as a vote against the proposal to approve the merger agreement. If you are a Premara shareholder and you fail to vote, fail to instruct your bank, broker or other nominee to vote or abstain from voting, it will have the same effect as a vote against the proposal to approve the merger agreement. Assuming a quorum (that is, holders of at least a majority of the outstanding shares of common stock of the applicable corporation as of the record date) is present at the respective meeting, an abstention or the failure to vote, however, will have no effect on the proposal to authorize management of the respective corporations to adjourn their respective shareholder meetings, if necessary or appropriate.

Q:
If my shares of Select or Premara are held in street name by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:
No. If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), your broker, bank or other nominee will not vote your shares of common stock unless you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee with this joint proxy statement/prospectus. Please note that you may not vote shares held in street name by returning a proxy card directly to Select or Premara or by voting in person at your shareholder meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or nominee.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular proposal, the Select common stock or Premara common stock represented by your appointment of proxy will be voted “FOR” approval of the merger agreement and “FOR” approval of the adjournment proposal.

Q:
What if I fail to submit my proxy card or I fail to instruct my broker, bank or other nominee to vote?

A:
If you fail to properly submit your proxy card or otherwise vote as instructed on the proxy card, or if you fail to properly instruct your broker, bank or other nominee to vote your shares of common stock and you do not attend the applicable shareholder meeting and vote your shares in person, your shares will not be voted. If you are a Select shareholder, this will have the same effect as a vote against approval of the merger agreement, but will have no effect on the adjournment proposal. If you are a Premara shareholder, this will have the same effect as a vote against approval of the merger agreement, but will have no effect on the adjournment proposal.

Q:
Can I change my vote after I have returned a proxy or voting instruction card?

A:
Yes. If you are a shareholder of record, you can change your vote at any time before your proxy is voted at your shareholder meeting. You can do this in one of three ways:

•
you can send a signed notice of revocation;

•
you can grant a new, valid appointment of proxy bearing a later date; or

•
you can attend your shareholder meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone at the meeting will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy card to the Corporate Secretary of Select or of Premara, as appropriate, no later than the beginning of the applicable shareholder meeting. If your Select or Premara shares are held in street name by your bank, broker or other nominee, you should follow the directions you receive from your bank, broker or other nominee to change your voting instructions, or contact your broker, bank or other nominee if no such instructions are provided.
Q:
Am I entitled to appraisal rights or similar rights?

A:
Yes, if you are a Premara shareholder, then you are entitled to appraisal rights. Under North Carolina law, Premara shareholders may exercise their rights as objecting shareholders to demand payment of the fair value of their shares of Premara common stock in connection with the merger. These rights are occasionally referred to as “appraisal rights” in this joint proxy statement/prospectus. The provisions of North Carolina law governing appraisal rights are complex, and you should study them carefully if you wish to exercise these rights. Multiple steps must be taken to properly exercise and perfect such rights. A copy of Sections 55-13-01 through 55-13-31 of the North Carolina Business Corporation Act (which we refer to herein as the “NCBCA”) is included with this joint proxy statement/prospectus as Appendix B.

If you are a Select shareholder, you are not entitled to appraisal rights in connection with the merger.
Q:
What are the material United States federal income tax consequences of the merger to shareholders?

A:
In general, for United States federal income tax purposes, Premara shareholders are not expected to recognize a gain or loss on the exchange of their Premara common stock for Select common stock.

However, you will have to pay taxes at either capital gains or ordinary income rates, depending upon your individual circumstances, on cash received (i) in exchange for your shares of Premara common stock, (ii) in exchange for fractional shares of Select common stock, and (iii) upon your exercise of appraisal rights. Select shareholders will have no tax consequences as a result of the merger.
It is condition to the respective obligations of Select and Premara to complete the merger that each party receives a written opinion from Wyrick Robbins Yates & Ponton LLP that, for U.S. federal income tax purposes, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to herein as the “Code”)
Premara shareholders are urged to consult their own tax advisors for a full understanding of the tax consequences of the merger to them because tax matters are very complicated and there could be different tax consequences depending on a shareholder’s individual tax circumstances. See “The Merger — Material U.S. Federal Income-Tax Consequences of the Merger” beginning at page 64.
Q:
When do you expect the merger to be completed?

A:
Select and Premara are working to complete the merger as soon as possible, and currently expect to complete the merger in the fourth quarter of 2017 or first quarter of 2018. However, the merger is subject to various federal and state regulatory approvals and other conditions, in addition to approval by the shareholders of both corporations, and it is possible that factors outside the control of both corporations could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the respective Select and Premara shareholder meetings and the completion of the merger.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in this document, including its appendices and the information incorporated by reference. After you have carefully read these materials, as soon as possible you should vote the shares of the applicable corporation that you are entitled to vote at the respective shareholder meeting. See Q&A above regarding how to vote your shares and, for Select shareholders, the section appearing later in this document entitled “The Select Special Meeting,” and, for Premara shareholders, the section appearing later in this document entitled “The Premara Special Meeting.”

Q:
What will I receive in the merger?

A:
Select.   If you are a Select shareholder, you will continue to hold your shares of common stock in Select after the merger.

Premara.   If the merger is approved and closes, each issued and outstanding share of Premara common stock will be converted (except for shares of Premara as to which a holder properly exercises appraisal rights under North Carolina law) into the right to receive the merger consideration consisting of either (i) 1.0463 shares of Select common stock or (ii) $12.65 in cash. Premara shareholders will have the option of electing the form of consideration that they would prefer to receive in the merger; provided, however, that such elections will be prorated such that a maximum of 948,080 shares of Premara common stock (equivalent to 30% of Premara’s outstanding shares of common stock as of the execution date of the merger agreement) will be converted to the per share cash consideration and the balance of the outstanding shares of Premara common stock as of the Effective Time will be converted into Select common stock. Select will not issue fractional shares in the merger. Instead, each holder of Premara common stock that would otherwise have been entitled to receive a fraction of a share of Select common stock will receive cash (without interest) in an amount equal to such fractional part of a share of Select common stock multiplied by the average closing price of a share of Select common stock on NASDAQ for the ten (10) consecutive trading days ending on the second business day prior to the effective date of the merger.
Q:
Do I need to do anything with my shares of Premara or Select common stock now?

A:
No. Please do not send in your Premara stock certificates with your proxy card. If the merger is approved, then you will be sent a letter of transmittal that will include instructions for sending in your Premara stock certificates.

Each share of common stock of Select outstanding will continue to remain outstanding as a share of Select common stock after the merger. As a result, if you are a Select shareholder, you are not required to take any action with respect to your Select common stock certificates.
Q:
Whom should I call if I have any questions?

A:
Select or Premara shareholders who have questions about the merger or the other matters to be voted on at the shareholder meetings or desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

If you are a Select shareholder:	If you are a Premara shareholder:
Lynn H. Johnson Executive Vice President and Chief Operating Officer Select, Bancorp Inc. 700 W. Cumberland Street Dunn, North Carolina 28334 Phone: (910) 897-3666 E-mail: LynnJ@SELECTBANK.COM	David P. Barksdale
President and Chief Executive Officer
Premara Financial, Inc.
13024 Ballantyne Corporate Place, Suite 100
Charlotte, North Carolina 28277
Phone: (704) 697-5053
E-mail: dpbarksdale@carolinapremierbank.com

SUMMARY
This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully the entire document to fully understand the merger and the related transactions. Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail. Unless otherwise indicated in this joint proxy statement/prospectus or the context otherwise requires, all references in this joint proxy statement/prospectus to “Select” refer to Select Bancorp, Inc. and all references in this joint proxy statement/prospectus to “Premara” refer to Premara Financial, Inc.
The Companies
Select Bancorp, Inc. (see page 96)
Select Bancorp, Inc.
700 W. Cumberland Street
Dunn, North Carolina 28334
Telephone: (910) 892-7080
Select (formerly New Century Bancorp, Inc.) was incorporated under the laws of the State of North Carolina on May 14, 2003 at the direction of the board of directors of Select Bank & Trust Company, or Select Bank (formerly New Century Bank), for the purpose of serving as the bank holding company for Select Bank and became the holding company for Select Bank on September 19, 2003. To become Select Bank’s holding company, Select received the approval of the Board of Governors of the Federal Reserve System, which we refer to herein as the “Federal Reserve”, as well as the approval of Select Bank’s shareholders. Upon receiving such approvals, each share of  $5.00 par value common stock of Select Bank was exchanged on a one-for-one basis for one share of  $1.00 par value common stock of Select. Select is registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended, or the BHCA, and the bank holding company laws of North Carolina. Select’s only business at this time is ownership of Select Bank & Trust Company and its primary source of income is any dividends that are declared and paid by Select Bank & Trust Company on its common stock.
Select Bank was originally incorporated on May 19, 2000 as New Century Bank, a North Carolina-chartered commercial bank, and opened for business on May 24, 2000. Select Bank is located at 700 West Cumberland Street, Dunn, North Carolina. Select Bank operates for the primary purpose of serving the banking needs of individuals and small to medium-sized businesses in its market area. Select Bank offers a range of banking services including checking and savings accounts, commercial, consumer, mortgage and personal loans, and other associated financial services. Select Bank’s market area consists of central and eastern North Carolina which includes Alamance, Beaufort, Brunswick, Carteret, Cumberland, Harnett, Pasquotank, Pitt, Robeson, Sampson, Wake and Wayne counties. The bank has branch offices in Dunn, Burlington, Clinton, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh and Washington, North Carolina.
As of June 30, 2017, Select had consolidated assets, deposits and shareholders’ equity of approximately $906.5 million, $739.7 million and $108.0 million, respectively. Select’s common stock is listed and traded on the NASDAQ Global Market under the symbol “SLCT.” Additional information about Select is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” on page 119 for a description of where you can find this information.
Premara Financial, Inc. (see page 97)
Premara Financial, Inc.
13024 Ballantyne Corporate Place, Suite 100
Charlotte, North Carolina 28277
Telephone: (252) 353-5730
Premara was incorporated under the laws of the State of North Carolina on March 25, 2011, to serve as a one-bank holding company of Carolina Premier Bank, or Carolina Premier, and became the holding company for Carolina Premier on May 24, 2011.

Carolina Premier was chartered on August 27, 2007, and commenced operations as a North Carolina-chartered commercial bank in Charlotte, North Carolina on August 29, 2007. Carolina Premier operates as a full-service bank and is engaged in general commercial and retail banking in the following locations: Charlotte, North Carolina and Rock Hill, Blacksburg and Six Mile, South Carolina. Carolina Premier’s corporate headquarters, which is also the location of its main branch, is located at 13024 Ballantyne Corporate Place, Suite 100, Charlotte, North Carolina.
As of June 30, 2017, Premara had consolidated assets, deposits and shareholders’ equity of approximately $262.7 million, $207.4 million and $25.4 million, respectively. Premara common stock is currently quoted on the OTCQB® marketplace operated by OTC Markets Group Inc. under the trading symbol “PARA”, however, the public market for such shares is limited and characterized by sporadic trading. See “Information about Premara.”
The Shareholder Meetings
Date, Time and Place of Select Shareholder Meeting (see page 36)
Select will hold its special meeting of shareholders on [•], 2017 at [•], local time, at its main office located at 700 W. Cumberland Street, Dunn, North Carolina. The Select board of directors has set the close of business on [•], 2017 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting. On the record date, there were 11,662,621 shares of Select common stock issued and outstanding.
Date, Time and Place of Premara Shareholder Meeting (see page 39)
Premara will hold its special meeting of shareholders on [•], 2017 at [•], local time, at 13024 Ballantyne Corporate Place, Suite 100, Charlotte, North Carolina. The Premara board of directors has set the close of business on [•], 2017 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting.
Purposes of the Shareholder Meetings (see page 36 and 39)
At the Select special meeting, Select shareholders will be asked to vote on a proposal to approve the Agreement and Plan of Merger and Reorganization, or the merger agreement, pursuant to which Premara will merge with and into Select (including the issuance of shares of Select common stock pursuant thereto) and to approve a proposal to authorize Select management to adjourn the meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement. In accordance with applicable law, no other matters will be considered at the special meeting, except for any other business that properly arises during the special meeting and that is within the purposes described in Select’s notice of meeting.
At the Premara special meeting, Premara shareholders will be asked to vote on a proposal to approve the merger agreement pursuant to which Premara will merge with and into Select and to approve a proposal to authorize Premara management to adjourn the meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement. In accordance with applicable law, no other matters will be considered at the special meeting, except for any other business that properly arises during the special meeting and that is within the purposes described in Premara’s notice of meeting.
Under the terms of the merger agreement, Premara will merge with and into Select. Premara will cease to exist as a separate entity. Pursuant to the Agreement and Plan of Reorganization and Bank Merger dated as of July 20, 2017, between Carolina Premier and Select Bank (which we refer to herein as the “bank merger agreement”), Carolina Premier will merge with and into Select Bank, with Select Bank being the surviving bank. The merger between Carolina Premier and Select Bank is referred to as the “bank merger” in this joint proxy statement/prospectus and will be consummated immediately following the proposed merger of Select and Premara. The merger and the bank merger are currently anticipated to be completed in the fourth quarter of 2017 or first quarter of 2018, subject to receipt of all required regulatory and shareholder approvals.

A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A and incorporated herein by reference. A copy of the bank merger agreement is attached as Exhibit A to the merger agreement.
Each of the Select and Premara Boards of Directors Recommend Shareholder Approval of the Agreement and Plan of Merger and Reorganization (see page 44 for Select and page 45 for Premara).
Each of the Select and Premara boards of directors believes that the merger is in the best interests of its respective shareholders and recommends that you vote “FOR” approval of the merger agreement. For the factors considered by Select’s board of directors in reaching its decision to approve the merger agreement, see “The Merger — Select’s Reasons for the Merger and Recommendation of the Select Board of Directors.” For the factors considered by Premara’s board of directors in reaching its decision to approve the merger agreement, see “The Merger — Premara’s Reasons for the Merger and Recommendation of the Premara Board of Directors.”
Consideration Payable to Premara Shareholders (see page 69).
Premara shareholders will receive merger consideration in the form of 1.0463 shares of Select common stock or $12.65 in cash for each share of Premara common stock they hold immediately before the merger, subject to the requirement that approximately 70% of outstanding Premara shares be converted into shares of Select common stock and approximately 30% converted into cash. The maximum aggregate cash amount to be paid by Select in the merger is $11,993,212, which represents the conversion of 948,080 shares of Premara common stock (or 30% of the outstanding shares of Premara common stock on the execution date of the merger agreement) into the per share cash merger consideration of  $12.65. Select will not issue fractional shares in the merger. Instead, each holder of Premara common stock that would otherwise have been entitled to receive a fraction of a share of Select common stock will receive cash (without interest) in an amount equal to such fractional part of a share of Select common stock multiplied by the average closing price of a share of Select common stock on NASDAQ for the ten (10) consecutive trading days ending on the second business day prior to the effective date of the merger.
Opinion of Premara’s Financial Advisor (see page 46).
Boenning & Scattergood, Inc., or Boenning, delivered a written opinion to the Premara board of directors that, as of July 20, 2017, and subject to the qualifications and limitations on the review by Boenning in rendering its opinion, the consideration to be received by Premara shareholders pursuant to the terms of the merger agreement is fair, from a financial point of view, to Premara shareholders. The opinion is attached to this joint proxy statement/prospectus as Appendix C. You should read the entire opinion carefully in connection with your consideration of the proposed merger. The opinion is directed to Premara’s board of directors and does not constitute a recommendation to any holder of Premara common stock as to how any shareholder should vote on any of the proposals to be considered at the special meeting.
Opinion of Select’s Financial Advisor (see page 52).
On July 20, 2017, The Burke Group, LLC, or TBG, provided its opinion to the Select board of directors that as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion, the consideration to be paid to Premara’s shareholders pursuant to the merger agreement is fair, from a financial point of view, to Select’s shareholders. The full text of TBG’s opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this document as Appendix D. Select’s shareholders are encouraged to read the opinion in its entirety. The Burke Group’s written opinion is addressed to the Select board of directors and is directed only to the consideration in the merger and does not constitute a recommendation as to how any holder of Select common stock should vote with respect to the merger.
Approval of a Majority of All Shares of Premara Common Stock Entitled to Vote at the Special Meeting Is Required for the Merger to Be Consummated (see page 39).
Approval of holders of a majority of all shares of Premara common stock entitled to vote at the special meeting is required to approve the merger agreement. Each holder of shares of Premara common stock outstanding on the record date will be entitled to one vote for each share held. The vote required for approval of the merger agreement is a percentage of all outstanding shares of Premara common stock. Therefore, abstentions, failures to vote and broker non-votes will have the same effect as votes against approval of the merger agreement.
Approval of a Majority of All Shares of Select Common Stock Entitled to Vote at the Special Meeting Is Required for the Merger to Be Consummated (see page 36).
Approval of holders of a majority of all shares of Select common stock entitled to vote at the special meeting is required to approve the merger agreement. Each holder of shares of Select common stock outstanding on the record date will be entitled to one vote for each share held. The vote required for approval of the merger agreement is a percentage of all outstanding shares of Select common stock. Therefore, abstentions, failures to vote and broker non-votes will have the same effect as votes against approval of the merger agreement.
Certain Premara Directors Have Entered into Shareholder Support Agreements (see page 40).
In consideration of Select agreeing to enter into the merger agreement, the directors of Premara and Carolina Premier have agreed to vote the shares of Premara common stock beneficially owned by them in favor of the merger and not to support any other merger or acquisition proposal by a third party. Because these Premara and Carolina Premier directors collectively beneficially own approximately 14.25% of the outstanding shares of Premara common stock as of  [•], 2017 (excluding shares underlying stock options and warrants), these shareholder support agreements may have the effect of discouraging a competing offer to acquire Premara.
Select Directors Have Approved the Merger Agreement and Are Expected to Vote in Favor of the Merger Agreement (see page 37).
Directors of Select have sole or shared voting power over [•] shares of Select common stock, or approximately [•]% of the shares of Select common stock outstanding as of  [•], 2017, which is the record date for the Select special meeting. The Select directors have approved the merger agreement and are expected to vote for approval of the merger agreement and the merger.
Premara Directors and Executive Officers May Have Interests in the Merger that Differ from Interests of Premara Shareholders (see page 59).
Premara’s directors and executive officers have economic interests in the merger that are different from, or in addition to, their interests as Premara shareholders. The Premara board of directors considered these interests in its decision to adopt and approve the merger agreement and to recommend its approval to Premara shareholders. Some of the interests of the directors and executive officers of Premara include:
•
Concurrent with completion of the merger, Select will take action to appoint to the boards of directors of Select and Select Bank, two current members of the board of directors of Premara or Carolina Premier or other individuals selected by mutual agreement of Select and Premara. The parties currently expect that the two new directors will be Charles R. Davis and Seth Wilfong, each of whom currently serves on the board of directors of Premara.

•
Premara has made stock options awards to certain officers and directors under the Carolina Premier Bank 2011 Long-Term Incentive Plan (the “Premara Stock Plan”). At the effective time of the merger, in accordance with the terms of the merger agreement, each such outstanding stock option will be cancelled in consideration of a cash payment equal to the value of the option. The value of any cash payment for cancellation will be based on the per share value of the cash merger consideration less the option exercise price, multiplied by the number of shares covered by the option.

•
Certain directors hold warrants to purchase Premara common stock that were granted to the original organizers of Carolina Premier. At the effective time of the merger, in accordance with the terms of the merger agreement, each such outstanding warrant will be cancelled in consideration of a cash payment equal to the value of the warrant. The value of any cash payment for cancellation will be based on the per share value of the cash merger consideration less the warrant exercise price, multiplied by the number of shares covered by the warrant.
•
David P. Barksdale, Caryn R. Johnson, Timothy C. Key, Amy Macari, Kendall R. Stewart, and C. Hunter Widener, each of whom is currently an officer of Carolina Premier, are parties to employment agreements or change in control agreements with Carolina Premier. Under the terms of these agreements, each of the officers may be entitled to certain lump-sum benefit payments in connection with their respective agreement if the merger is consummated. With the exception of Mr. Barksdale’s payment, which would be payable upon consummation of the merger, the payments to the other officers would be payable upon a termination of the officer’s employment without cause or a termination by the officer of his or her respective employment for good reason (as defined in the respective agreement) following consummation of the merger. In connection with consummation of the merger, it is contemplated that the following change in control benefit payments will be payable to the officers — Mr. Barksdale — $926,000, Ms. Johnson — $296,444, Ms. Macari — $92,700, Mr. Stewart — $293,920, and Mr. Widener — $263,773.

•
Select will generally indemnify and will provide liability insurance to each officer and director of Premara and Carolina Premier for a period of six years following the effective time of the merger.

Premara’s board of directors was aware of these interests, considered them in approving and recommending the merger, and determined them to be reasonable.
Conditions Must Be Satisfied Before the Merger Will Be Completed (see page 78).
Currently, we expect to complete the merger in the fourth quarter of 2017 or first quarter of 2018. As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on the approval of the merger agreement by Premara shareholders at the Premara special meeting and by Select shareholders at the Select special meeting and receipt of the required regulatory approvals, in addition to satisfaction of, or where legally permissible, waiver of, covenants by each of Select and Premara and other customary conditions. We cannot be certain when, or if, the conditions to the merger will be satisfied or, where permissible, waived, or that the merger will be completed.
Regulatory Approval or No Objection Must Be Obtained Before the Merger Will Be Completed (see page 60).
Select and Premara have agreed to use their best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approvals or non-objections from the Federal Reserve and other federal and state regulatory authorities, including, with respect to the bank merger, approval of the Federal Deposit Insurance Corporation, or the FDIC, and the North Carolina Commissioner of Banks, or the NCCOB. Select and Premara have filed, or are in the process of filing, applications and notifications to obtain the required regulatory approvals and non-objections. In obtaining the required regulatory approvals, Select and Premara are not required to agree to any restriction or condition that would be reasonably deemed by Select or Premara to be materially disadvantageous or burdensome or to so adversely affect the economic or business benefits of the merger agreement to Select or Premara’s shareholders as to render it inadvisable for such corporation to consummate the merger. Although we do not know of any reason why we cannot obtain these regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them. Approval or non-objection by our regulators does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to Premara or Select shareholders.
Termination of the Merger Agreement (see page 80).
The merger agreement may be terminated by mutual consent, or by either Select or Premara if the merger has not occurred by April 30, 2018, and under other limited circumstances described in the merger agreement and which are described in further detail later in this joint proxy statement/prospectus.

Premara will be required to pay Select a termination fee in the amount of  $1,600,000, under certain circumstances described in the merger agreement, including if:
•
the merger agreement is terminated by Select because the Premara board of directors (i) fails to recommend approval of the merger agreement to its shareholders or withdraws, modifies, or qualifies such recommendation in a manner adverse to Select or recommends to Premara shareholders that they approve a competing acquisition proposal; or (ii) fails to fulfill its obligations under the merger agreement to call a meeting of shareholders to approve the merger agreement;

•
after receipt of a written, competing acquisition proposal that the Premara board of directors has concluded is a superior proposal (as defined in the merger agreement and described in greater detail under “The Merger Agreement — Agreement Not to Solicit Other Offers”), the merger agreement is terminated by Premara in order to enter into such acquisition proposal;

•
within 12 months of the merger agreement being terminated as a result of the Premara or Select shareholders failing to approve the merger agreement, and provided that prior to such termination an acquisition proposal related to Premara or Select Bank has been made by a third party, (i) Premara or Carolina Premier enters into a merger agreement or other combination transaction with, or agrees to sell substantially all of its assets to, such third party; (ii) such third party acquires more than 50% of the outstanding common stock of Premara or Carolina Premier; or (iii) Premara or Carolina Premier implements or adopts a plan of liquidation, recapitalization or share repurchase relating to more than 50% of such entity’s common stock or other extraordinary dividend relating to substantially all of such entity’s common stock or assets; or

•
a tender or exchange offer for 25% or more of Premara’s or Carolina Premier’s outstanding common stock is commenced and the board of directors of Premara or Carolina Premier does not recommend rejection of such offer.

The parties’ rights of termination, the termination fees and expense reimbursement obligations of the parties are described in greater detail later in this joint proxy statement/prospectus — see “Merger Agreement — Termination of the Merger Agreement.”
Rights of Select Shareholders Differ from Those of Premara Shareholders (see page 92).
When the merger is completed, Premara shareholders will receive cash or Select common stock in exchange for their shares of Premara common stock. Premara shareholders who receive Select common stock as consideration in the merger will become Select shareholders. The rights of Select shareholders differ from the rights of Premara shareholders in certain important ways. Most of these have to do with provisions in Select’s articles of incorporation and bylaws that differ from those of Premara.
Premara Shareholders Have Appraisal Rights in Connection with the Merger (see page 61).
Premara shareholders are entitled to exercise appraisal rights with respect to the merger and, if the merger is completed and they perfect their appraisal rights, to receive payment in cash for the fair value of their shares of Premara common stock instead of shares of Select common stock and/or cash as provided under the merger agreement. In general, to preserve their appraisal rights, Premara shareholders who wish to exercise these rights must:
•
be entitled to vote on the merger;

•
deliver to Premara, at or before Premara’s special meeting of shareholders, written notice of the shareholder’s intent to demand payment if the merger is effectuated;

•
not vote their shares for approval of the merger agreement; and

•
comply with the other procedures set forth in Sections 55-13-01 through 55-13-31 of the NCBCA.

The text of Sections 55-13-01 through 55-13-31 of the NCBCA governing appraisal rights is included with this joint proxy statement/prospectus as Appendix B. Failure to comply with the procedures described in Appendix B will result in the loss of appraisal rights under the NCBCA. We urge Premara shareholders to carefully read the text of Sections 55-13-01 through 55-13-31 of the NCBCA governing appraisal rights.
Premara Has Agreed Not to Solicit Acquisition Proposals (see page 76).
In the merger agreement, Premara has agreed not to solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals for an acquisition transaction involving Premara by any party other than Select. This restriction may deter other potential acquirers of control of Premara. However, Premara may take certain of these actions if its board of directors determines that it must do so in order to properly discharge its fiduciary duties following consultation with its legal counsel and financial advisors.
Material Federal Income-Tax Consequences of the Merger (see page 64).
The merger is intended to qualify as a reorganization for U.S. federal income-tax purposes. Accordingly, the merger generally will be tax-free to Premara shareholders with respect to the shares of Select common stock they receive in the merger, and no loss will be allowed to any Premara shareholder on any Premara shares for which any Select common stock was received. Premara shareholders will be taxed, however, on cash received (i) in exchange for their shares of Premara common stock; (ii) in lieu of fractional shares of Select common stock, and (iii) upon their exercise of appraisal rights. It is a condition to Premara’s and Select’s obligations to complete the merger that each party receive a legal opinion of Select’s counsel substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the effective time of the merger, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.
Tax matters are complicated, and the federal income-tax consequences described above may not apply to all holders of Premara common stock. Their tax consequences could depend on their individual situations. Accordingly, we strongly urge all Premara shareholders to consult with their own tax advisors for a full understanding of the particular tax consequences of the merger to them.

MARKET PRICE AND DIVIDEND INFORMATION, RELATED SHAREHOLDER MATTERS
Select common stock is listed and trades on the NASDAQ Global Market under the symbol “SLCT.” As of  [•], 2017, there were [•] shares of Select common stock outstanding, which were held by [•] holders of record, and outstanding options that were exercisable on that date (or within 60 days of that date) for [•] additional shares of Select common stock.
Premara common stock is currently quoted on the OTCQB® marketplace operated by OTC Markets Group Inc. under the trading symbol “PARA”; however, the public market for such shares has historically been limited and characterized by sporadic trading. As of  [•], 2017, there were 3,179,808 shares of Premara common stock outstanding, which were held by approximately 213 holders of record, and outstanding options and warrants, that were exercisable on that date (or within 60 days of that date) for 73,425 additional shares of Premara common stock
Premara shareholders are advised to obtain current market quotations for Select common stock. The market price of Select common stock will fluctuate between the date of this joint proxy statement/prospectus and the effective date of the merger. No assurance can be given concerning the market price of Select common stock after the effective date of the merger.
For Select, the following table shows, for the indicated periods, the high and low sales prices per share for Select common stock, as reported on the NASDAQ Global Market. For Premara, the following table shows the range of high and low bid information for Premara common stock, as reported through the OTCQB® marketplace operated by OTC Markets Group Inc., for the indicated periods. Quotations on the OTCQB® marketplace for Premara common stock reflect market quotations and may not necessarily represent actual transactions.
	Select (SLCT)				Premara (PARA)
	High		Low		High		Low
2017
Third Quarter (thru [•], 2017)	$	[•]	$	[•]	$	[•]	$	[•]
Second Quarter		$12.52		$10.58		$9.80		$8.75
First Quarter		$11.22		$9.60		$9.50		$8.50
2016
Fourth Quarter		$10.86		$7.89		$9.95		$7.75
Third Quarter		$9.05		$7.78		$8.40		$6.85
Second Quarter		$8.31		$8.00		$7.41		$6.70
First Quarter		$8.49		$7.58		$7.75		$7.25
2015
Fourth Quarter		$9.44		$7.10		$8.00		$6.22
Third Quarter		$8.29		$6.93		$7.00		$6.27
Second Quarter		$7.98		$6.78		$7.50		$6.10
First Quarter		$7.95		$6.33		$6.50		$5.55

On July 20, 2017, the last full trading day before public announcement of the execution of the merger agreement on which shares of Select common stock were traded on the NASDAQ Global Market, and [•], 2017, the last practicable trading date before the date of this joint proxy statement/prospectus on which shares of Select common stock were traded, the high, low and closing sales prices for Select common stock were as follows:
July 20, 2017			[•], 2017
High	Low	Closing	High		Low		Closing
$11.90	$11.82	$11.89	$	[•]	$	[•]	$	[•]

The following table shows the closing prices of Select common stock, as reported by NASDAQ, and of Premara common stock, as reported on the OTCQB® marketplace, as of July 20, 2017, the last trading day before public announcement of the execution of the merger agreement, and on [•], 2017, the latest practicable trading day before the date of this joint proxy statement/prospectus. This table also shows the implied equivalent per share value of the stock portion of the merger consideration to be paid for a share of Premara common stock, which was calculated by multiplying the closing price of Select common stock on the indicated date by the exchange ratio of 1.0463 shares of Select common stock for each share of Premara common stock.
	Select Common Stock		Premara Common Stock		Implied Equivalent Per Share Value of Stock Portion of Merger Consideration
At July 20, 2017		$11.89		$9.05		$12.44
At [•], 2017	$	[•]	$	[•]	$	[•]
Holders of Select’s common stock are entitled to receive ratably such dividends as may be declared by Select’s board of directors out of legally available funds. The ability of Select’s board of directors to declare and pay dividends on its common stock is subject to the terms of applicable North Carolina law and applicable banking regulations. The NCBCA prohibits the payment of a dividend if, after giving it effect, a corporation would not be able to pay its debts as they become due in the usual course of business or if its total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any preferred shareholders.
Also, Select may not pay dividends on its capital stock if it is in default or has elected to defer payments of interest under the junior subordinated debentures associated with its outstanding trust preferred securities. The declaration and payment of future dividends to holders of Select common stock, if any, will depend upon Select’s earnings, financial condition, business projections, general business conditions, the capital requirements of Select Bank, regulatory conditions and other factors as its board of directors may deem relevant, including the ability of Select Bank to declare and pay dividends.
Select has not declared or paid a cash dividend since inception and does not intend to declare or pay cash dividends on its common stock for the foreseeable future.
Premara has not declared or paid a cash dividend on its common stock since inception.

COMPARATIVE PER SHARE DATA
The Select and Premara historical and the unaudited pro forma combined Select and Premara equivalent per share financial data for the six months ended June 30, 2017 and the year ended December 31, 2016 is presented below. This information should be considered together with the financial statements and related notes of Select and Premara incorporated by reference into or included in this joint proxy statement/prospectus.
Unaudited Pro Forma Comparative Per Share Data
For The Six Months Ended June 30, 2017
(amounts in thousands, except per share data)
	Select Historical	Premara Historical	Pro Forma Combined	Pro Forma Equivalent Premara Share(1)
	(In dollars)
Net income	$3,451	$591	$5,058	$—
Basic earnings per share	0.30	0.19	0.34	0.36
Diluted earnings per share	0.29	0.19	0.34	0.36
Dividends Paid:
Common	—	—	—	—
Preferred	—	—	—	—
Book Value per Common Share	$9.26	$8.05	$9.62	$—

(1)
Pro forma equivalent Premara share calculated by multiplying the pro forma combined per share amount by an assumed exchange ratio of 1.0463 shares of Select common stock for each share of Premara common stock in accordance with the merger agreement.

Unaudited Pro Forma Comparative Per Share Data
For The Year Ended December 31, 2016
(amounts in thousands, except per share data)
	Select Historical	Premara Historical	Pro Forma Combined	Pro Forma Equivalent Premara Share(1)
	(In dollars)
Net income	$6,754	$589	$8,936	$—
Basic earnings per share	0.58	0.19	0.60	0.63
Diluted earnings per share	0.58	0.19	0.60	0.63
Dividends Paid:
Common	—	—	—	—
Preferred	4	—	4	—
Book Value per Common Share	$8.95	$7.76	$9.13	$—

(1)
Pro forma equivalent Premara share calculated by multiplying the pro forma combined per share amount by an assumed exchange ratio of 1.0463 shares of Select common stock for each share of Premara common stock in accordance with the merger agreement.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF SELECT BANCORP, INC.
Set forth below is selected financial data derived from Select’s consolidated financial statements as of and for the six months ended June 30, 2017 and the years ended December 31, 2012 through 2016. Select’s selected consolidated financial data as of and for the six months ended June 30, 2017 and 2016 have not been audited but, in the opinion of management, contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial data for such periods. Select’s results for the six months ended June 30, 2017, are not necessarily indicative of its results of operations that may be expected for the year ending December 31, 2017. The following summary consolidated financial data should be read in conjunction with Select’s consolidated financial statements and related notes as of and for the six months ended June 30, 2017 and 2016, Select’s consolidated financial statements as of and for the years ended December 31, 2016 and 2015, and the accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this joint proxy statement/prospectus. Please see “Where You Can Find More Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.
Select Bancorp, Inc.
Selected Financial Data
($ in thousands, except per share data)
	At or for the Six months ended June 30, 2017	At or for the Six months ended June 30, 2016	At or for the year ended
			December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Operating Data:
Total interest income	$18,594	$17,077	$34,709	$33,341	$26,104	$22,903	$25,132
Total interest expense	2,244	1,839	3,733	3,542	4,519	5,258	6,632
Net interest income	16,350	15,238	30,976	29,799	21,585	17,645	18,500
Provision (Recovery) for loan losses	889	510	1,516	890	(194)	(325)	(2,597)
Net interest income after provision (recovery) for loan losses	15,461	14,728	29,460	28,909	21,779	17,970	21,097
Noninterest income	1,508	1,697	3,222	3,292	2,675	2,629	3,598
Merger related expenses	—	—	—	378	1,941	428	—
Other non-interest expense	11,785	11,139	22,281	21,852	18,719	15,427	17,236
Income (loss) before income taxes	5,184	5,286	10,401	9,971	3,794	4,744	7,459
Provision for income taxes	1,733	1,876	3,647	3,418	1,437	1,803	2,822
Net income	3,451	3,410	6,754	6,553	2,357	2,941	4,637
Dividends on Preferred Stock	—	4	4	77	38	—	—
Net income available to common shareholders	$3,451	$3,406	$6,750	$6,476	$2,319	$2,941	$4,637

	At or for the Six months ended June 30, 2017	At or for the Six months ended June 30, 2016	At or for the year ended
			December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Share and Per Share Data:
Earnings per share – basic	$0.30	$0.30	$0.58	$0.56	$0.26	$0.43	$0.67
Earnings per share – diluted	0.29	0.29	0.58	0.56	0.26	0.43	0.67
Market price
High	12.25	8.25	10.48	8.47	10.78	7.42	6.14
Low	10.91	7.70	7.70	6.62	6.25	5.43	1.89
Close	12.22	8.08	9.85	8.09	7.37	6.67	5.60
Book value	9.26	8.74	8.95	8.38	8.59	8.09	7.84
Tangible book value	8.61	8.05	8.29	7.67	7.82	8.07	7.79
Period End Balance Sheet Data:
Loans, gross of allowance	$738,021	$632,187	$677,195	$617,398	$552,038	$346,500	$367,892
Allowance for loan losses	8,488	7,692	8,411	7,021	6,844	7,054	7,897
Other interest-earning assets	86,475	125,461	93,093	134,368	138,198	138,406	183,679
Goodwill	6,931	6,931	6,931	6,931	6,931	—	—
Core Deposit Intangible	629	1,014	810	1,241	1,625	182	298
Total Assets	906,524	826,588	846,640	817,015	766,121	525,646	585,453
Deposits	739,653	661,274	679,661	651,161	618,902	448,458	498,559
Borrowings	56,398	58,920	60,129	58,376	46,324	18,677	30,220
Shareholders’ equity	108,017	101,531	104,273	104,702	97,685	56,004	54,179
Selected Average Balances:
Total Assets	$872,147	$827,387	$829,315	$765,274	$631,905	$555,354	$574,616
Loans, gross of allowance	701,162	626,310	639,412	578,759	430,571	351,871	391,648
Total interest earning assets	787,931	736,931	744,024	686,663	565,264	511,597	532,193
Goodwill	6,931	6,931	6,931	6,931	2,946	—	—
Core Deposit Intangible	718	1,129	1,020	1,330	884	237	389
Deposits	704,969	665,313	665,764	607,214	523,954	470,526	481,837
Total interest-bearing liabilities	762,124	723,072	723,111	659,676	554,405	413,419	442,554
Shareholders’ equity	106,971	100,488	102,110	102,068	73,660	55,701	52,769
Selected Performance Ratios:
Return on average assets(5)	0.80%	0.83%	0.81%	0.86%	0.37%	0.53%	0.81%
Return on average equity(5)	6.51%	6.82%	6.61%	6.42%	3.12%	5.28%	8.79%
Net interest margin(4)(5)	4.21%	4.24%	4.06%	4.34%	3.88%	3.46%	3.57%
Net interest spread(4)(5)	4.03%	4.08%	4.04%	4.18%	3.60%	3.22%	3.34%
Efficiency ratio(1)(5)	65.99%	65.41%	65.15%	67.18%	77.16%	78.20%	78.00%

	At or for the Six months ended June 30, 2017	At or for the Six months ended June 30, 2016	At or for the year ended
			December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Asset Quality Ratios:
Nonperforming loans(2) to period-end loans	0.83%	1.39%	1.02%	1.41%	2.15%	4.58%	3.27%
Allowance for loan losses to period-end loans(3)	1.15%	1.22%	1.24%	1.14%	1.24%	2.04%	2.15%
Net loan charge-offs to average loans(5)	0.23%	0.00%	0.02%	0.12%	-0.03%	0.15%	-0.12%
Capital Ratios:
Total risk-based capital	14.47%	15.16%	15.12%	16.01%	17.70%	19.26%	16.60%
Tier 1 risk-based capital	13.45%	14.13%	14.03%	15.04%	16.56%	18.00%	15.34%
Common Equity Tier 1 Capital	12.75%	12.51%	12.48%	12.33%	0.00%	0.00%	0.00%
Leverage ratio	12.01%	12.89%	12.99%	13.81%	13.10%	12.62%	10.78%
Tangible equity to assets	11.08%	11.44%	11.40%	10.88%	11.65%	10.62%	9.20%
Equity to assets ratio	12.39%	12.28%	12.57%	13.68%	15.46%	10.65%	9.25%
Other Data:
Number of banking offices	13	13	13	14	14	8	7
Number of full time equivalent employees	154	145	150	153	154	97	111

(1)
Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income, excluding goodwill impairment.

(2)
Nonperforming loans consist of non-accrual loans and restructured loans.

(3)
Allowance for loan losses to period-end loans ratio excludes loans held for sale.

(4)
Fully taxable equivalent.

(5)
Annualized.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
The following table shows selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of Select giving effect to the merger with Premara. The unaudited pro forma condensed combined financial statements contained in this joint proxy statement/prospectus were prepared using the acquisition method of accounting. The following selected unaudited pro forma condensed combined statements of operations data of Select for the six months ended June 30, 2017 and the year ended December 31, 2016 have been prepared to give effect to the merger as if the merger had been completed on January 1, 2016. The unaudited pro forma condensed combined balance sheet data has been prepared to give effect to the merger as if the merger was completed on June 30, 2017. The following selected unaudited pro forma condensed combined financial information is not necessarily indicative of the results that might have occurred had the companies actually been combined at the beginning of the periods presented, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 20. The following selected unaudited pro forma condensed combined financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and related notes included in this joint proxy statement/prospectus beginning on page 82. Unless otherwise stated, amounts are in thousands.
Selected Pro Forma Condensed Combined Financial Data
($ in thousands, except per share data)
	As of and for the Six Month Period Ended June 30, 2017	For the Year Ended December 31, 2016
Consolidated Statements of Income
Total interest income	$25,631	$47,212
Total interest expense	2,800	4,720
Net interest income	22,831	42,492
Provision for loan losses	989	1,641
Noninterest income	2,358	4,166
Non interest expense	16,706	31,563
Income before income tax expense	7,494	13,454
Income taxes	2,436	4,518
Net income	5,058	8,936
Dividends on preferred stock	—	4
Net income available to common shareholders	$5,058	$8,932
Common Share Data
Basic earnings per share	$0.34	$0.60
Diluted Earnings per share	$0.34	$0.60
Cash dividends per common share	$—	$—
Consolidated Balance Sheets
Total assets	$1,170,979
Investment securities	91,239
Loans	940,705
Deposits	947,778
Shareholders’ equity	134,436

RISK FACTORS
You should carefully consider each of the following risk factors in evaluating whether to vote for the approval of the merger agreement. If the merger is consummated, Select and Premara will operate as a combined company in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company’s control. An investment in the combined company’s common stock involves a high degree of risk. In addition to the other information contained in this joint proxy statement/prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote your Premara or Select shares.
We have described below the risks and uncertainties that we believe to be material to a decision on how to vote your Premara or Select shares. If any of the following risks and uncertainties develops into actual events, the combined company or its results of operations or financial condition could be adversely impacted. In such an event, the trading price of the Select common stock could decline and you could lose all or part of your investment. In addition, Select is and will continue to be subject to the risks described in Select’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as updated by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”
Risks Related to the Merger
Premara shareholders will experience a reduction in percentage ownership and voting power of their shares as a result of the merger.
Premara shareholders will experience a substantial reduction in their percentage ownership interests and effective voting power in Select compared to their ownership interests and voting power in Premara prior to the merger. If the merger is consummated and using the exchange ratio of 1.0463 provided for in the merger agreement, current Premara shareholders will own approximately [•]% of Select’s outstanding common stock, on a fully diluted basis. Accordingly, former Premara shareholders will own less than a majority of the outstanding voting stock of the combined company and would, as a result, be outvoted by current Select shareholders if such current Select shareholders voted together as a group.
Because the market price of Select common stock will fluctuate during the intervening time period, Premara shareholders will not know until the effective time of the merger the value of the consideration they will receive in the merger.
The number of shares of Select common stock to be exchanged for each share of Premara common stock is fixed such that each such share of Premara common stock will be converted into the right to receive 1.0463 shares of Select common stock. No adjustment will be made to the exchange ratio based on changes in the market price of Select common stock between the date of the Premara special meeting and the closing of the merger. Similarly, no adjustments to the exchange ratio will be made based on changes in the market price of Premara common stock prior to the completion of the merger. Changes in stock price may result from a variety of factors, including, among others, general market and economic conditions, changes in Select’s or Premara’s respective businesses, operations and prospects, market assessment of the likelihood that the merger will be completed as anticipated or at all, and regulatory considerations. Many of these factors are beyond Select’s control.
As a result of any such changes in stock price, the market value of the shares of Select common stock that Premara shareholders receive at the time that the merger is completed could be significantly lower or higher than the value of such shares immediately before the public announcement of the merger, on the date of this joint proxy statement/prospectus, on the date of the Premara special meeting or on the date on which Premara shareholders actually receive their shares of Select common stock. Accordingly, at the time of the Premara special meeting, Premara shareholders will not know or be able to calculate the exact market value of Select common stock that they will receive upon completion of the merger, which could be significantly less than the current market value of Select common stock.

We may fail to realize all of the anticipated benefits of the merger.
The success of the merger will depend, in part, on Select’s ability to realize the anticipated benefits and cost savings from combining the businesses of Select and Premara. However, to realize these anticipated benefits and cost savings, Select must successfully combine the businesses of Select and Premara. If Select is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all or may take longer to realize than expected.
Select and Premara have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect Select’s ability to maintain relationships with clients, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Premara and Select during that transition period.
Select and Premara will incur significant transaction and merger-related integration costs in connection with the merger.
Select and Premara expect to incur significant costs associated with completing the merger and integrating the operations of the two companies. Select and Premara are continuing to assess the impact of these costs. Although Select and Premara believe that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of the businesses, will offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.
Select has not previously operated in many of Premara’s market areas.
Premara’s primary market area is the Charlotte market, with full service branch offices in Blacksburg, Six Mile and Rock Hill, South Carolina. The banking business in these markets is extremely competitive, and the level of competition may increase further. Select has not previously achieved substantial penetration into these market areas and there may be unexpected challenges and difficulties that could adversely affect Select following the completion of the merger.
The market price of Select common stock after the merger may be affected by factors different from those affecting the shares of Premara or Select currently.
The businesses of Select and Premara differ in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of either Select or Premara. For a discussion of the business of Select and of certain factors to consider in connection with its business, readers should review Select’s 2016 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed subsequent to its Form 10-K — see “Where You Can Find More Information.” For a discussion of the business of Premara and of certain factors to consider in connection with its business, see “Information about Premara.”
The opinions obtained by Premara and Select from their respective financial advisors will not reflect changes in circumstances between signing the merger agreement and the merger.
Premara has not obtained an updated fairness opinion as of the date of this joint proxy statement/prospectus from Boenning, and Select has not obtained an updated fairness opinion as of the date of this joint proxy statement/prospectus from TBG. Changes in the operations and prospects of Select or Premara, general market and economic conditions and other factors that may be beyond the control of Select and Premara, and on which the respective fairness opinions were based, may significantly alter the value of Select or Premara or the prices of shares of Select common stock or Premara common stock by the time the merger is completed. These opinions do not speak as of the time the merger will be completed or as of any date other than the date of such opinions. Because Premara and Select do not currently anticipate that they will request updated fairness opinions, the respective fairness opinions will not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. For a description of the opinion that Premara received from Boenning, see “The Merger — Opinion of Premara’s

Financial Advisor.” For a description of the other factors considered by Premara’s board of directors in determining to approve the merger, see “The Merger — Premara’s Reasons for the Merger and Recommendation of the Premara Board of Directors.” For a description of the opinion that Select received from TBG, see “The Merger — Opinion of Select’s Financial Advisor.” For a description of the other factors considered by Select’s board of directors in determining to approve the merger, see “The Merger — Select’s Reasons for the Merger and Recommendation of the Select Board of Directors.”
The merger agreement limits Premara’s ability to pursue alternatives to the merger.
The merger agreement contains provisions that limit Premara’s ability to discuss competing third-party proposals to acquire all or a significant part of Premara or Carolina Premier. In addition, Premara has agreed to pay Select a termination fee of  $1,600,000 if the transaction is terminated because Premara decides to enter into or close another acquisition transaction. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Premara from considering or proposing such an acquisition, even if it were prepared to pay consideration with a higher per share price than that proposed in the merger with Select, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Premara than it might otherwise have proposed to pay.
The merger is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on Select.
Before the merger or the bank merger may be completed, various approvals, non-objections or consents must be obtained from various state and federal bank regulatory agencies and other authorities. These governmental entities, including the Federal Reserve, the FDIC, and the NCCOB, may impose conditions on the completion of the merger or require changes to the terms of the merger (or the bank merger). Although Select and Premara do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of Select following the merger, any of which might have a material adverse effect on Select following the merger. Select and Premara are not obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger include a condition reasonably deemed by Select or Premara to be materially disadvantageous or burdensome or to so adversely affect the economic or business benefits of the merger agreement to Select or Premara’s shareholders as to render it inadvisable for the merger to be consummated.
Select’s possible involvement in another merger transaction contemporaneously with this merger transaction may make consummation of this transaction and successful integration of Select and Premara more difficult.
Select’s strategic plan is, in part, to grow through acquisitions of other financial institutions and/or the assets of other financial institutions, such as branches or lines of business. If Select announces another acquisition before the completion of the merger, the merger may be more difficult to complete due to potential delays in obtaining regulatory or shareholder approval and Select’s focus on that other transaction may limit its ability to fully realize the expected benefits from this transaction if the merger agreement is approved and the merger takes place.
Premara directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of Premara shareholders.
Executive officers of Premara negotiated the terms of the merger agreement with their counterparts at Select, and Premara’s board of directors adopted and approved the merger agreement and recommended that Premara shareholders vote to approve the merger agreement on substantially the terms set forth in the merger agreement. In considering these facts and the other information contained in this joint proxy statement/prospectus, you should be aware that certain of Premara’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of Premara shareholders. For example, certain executive officers have entered into agreements with Premara or Select Bank that provide, among other things, severance and/or other benefits following the merger. These and some other additional interests of Premara directors and executive officers may cause some of these persons to view the proposed transaction differently than you may view it, as a shareholder. Premara’s board of directors was aware of these interests at the time it approved the transaction and found them to be reasonable. See “The Merger — Premara’s Directors and Officers Have Financial Interests in the Merger” for information about these financial interests.
If the merger does not constitute a reorganization under Section 368(a) of the Code, Premara shareholders may be responsible for payment of U.S. income taxes related to the Select common stock they receive in the merger.
The United States Internal Revenue Service, or IRS, may determine that the merger does not qualify as a nontaxable reorganization under Section 368(a) of the Code. In that case, unless a final determination by a court of competent jurisdiction overrides such determination, each Premara common stock shareholder would recognize a gain, or possibly a loss, equal to the difference between the (i) the sum of the fair market value of Select common stock and any cash received by the shareholder in the merger, and (ii) the shareholder’s adjusted tax basis in the shares of Premara common stock exchanged therefor.
The merger will not be completed unless important conditions are satisfied.
Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. If the conditions are not satisfied or waived, to the extent permitted by law or NASDAQ rules, the merger will not occur or will be delayed and each of Select and Premara may lose some or all of the intended benefits of the merger. The following conditions, in addition to other customary closing conditions (which are described in greater detail beginning on page 78), must be satisfied or, with respect to conditions other than shareholder and regulatory approval, waived, if permissible, before Select and Premara are obligated to complete the merger:
•
the merger agreement must be approved by the holders of a majority of the outstanding shares of Premara common stock as of the record date of the Premara special meeting;

•
the merger agreement must be approved by the holders of a majority of the outstanding shares of Select common stock as of the record date of the Select special meeting;

•
all required regulatory approvals or consents must be obtained;

•
the absence of any law or order by a court or regulatory authority that prohibits, restricts or makes illegal the merger;

•
the ratio of Carolina Premier’s classified assets to the sum of its total shareholders’ equity and allowance for loan and lease losses must be less than 12.50% as of the closing date of the merger; and

•
the number of shares for which appraisal rights have been properly asserted shall not be more than ten percent (10%) of the total issued and outstanding shares of Premara common stock.

The merger may distract management of Premara and Select from their other responsibilities.
The merger could cause the respective management groups of Premara and Select to focus their time and energies on matters related to the transaction that otherwise would be directed to their business and operations. Any such distraction on the part of either company’s management, if significant, could affect its ability to fully realize the expected financial benefits from this transaction if the merger agreement is approved and the merger takes place.
The unaudited pro forma financial information included in this joint proxy statement/prospectus is preliminary, and the combined company’s actual financial position and results of operations after the merger may differ materially from the unaudited pro forma financial information included in this joint proxy statement/prospectus.
The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated.

Sales of substantial amounts of Select common stock in the open market by former Premara shareholders could depress Select’s stock price.
Shares of Select common stock that are issued to shareholders of Premara will be freely tradable without restrictions or further registration under the Securities Act, except for shares issued to any shareholder who may be deemed to be an affiliate of Select. As of  [•], 2017, Select had approximately [•] shares of common stock outstanding and approximately [•] shares of common stock subject to outstanding options and other rights to purchase or acquire its shares. Select would issue approximately 2,411,882 shares of Select common stock in connection with the merger, based on Premara’s current shares outstanding and assuming all outstanding options and warrants to acquire shares of Premara common stock were exercised prior to consummation of the merger.
If the merger is completed and if Premara’s shareholders sell substantial amounts of Select common stock in the public market following completion of the merger, the market price of Select common stock may decrease. These sales might also make it more difficult for Select to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.
Risks Related to Select’s Growth Strategy
Select may not be able to implement aspects of its growth strategy.
Select’s growth strategy contemplates the future expansion of its business and operations both organically and by acquisitions such as through the establishment or acquisition of banks and banking offices in its existing market area and new markets. Implementing these aspects of Select’s growth strategy depends, in part, on its ability to successfully identify acquisition opportunities and strategic partners that will complement its operating philosophy and to successfully integrate their operations with Select’s, as well as generate loans and deposits within acceptable risk and expense tolerances. To successfully acquire or establish banks or banking offices, Select must be able to correctly identify profitable or growing markets, as well as attract the necessary relationships and high caliber banking personnel to make these new banking offices profitable. In addition, Select may not be able to identify suitable opportunities for further growth and expansion or, if it does, Select may not be able to successfully integrate these new operations into its business
As consolidation of the financial services industry continues to occur, the competition for suitable acquisition candidates increases. Select will compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than Select does and may be able to pay more for an acquisition than Select is able or willing to pay.
Select can offer no assurance that it will have opportunities to acquire other financial institutions or acquire or establish any new branches or loan production offices, or that it will be able to successfully negotiate, finance and complete any opportunities available to it.
If Select is unable to effectively implement its growth strategies, its business, results of operations and stock price may be materially and adversely affected.
Select may need additional access to capital, which it may be unable to obtain on attractive terms or at all.
Select may need to incur additional equity or debt financing in the future to make strategic acquisitions or investments, for future growth or to fund losses or additional provision for loan losses in the future. Select’s ability to raise additional capital, if needed, will depend in part on conditions in the capital markets at that time, which are outside Select’s control, and on Select’s financial performance. Accordingly, Select may be unable to raise additional capital, if and when needed, on terms acceptable to it, or at all. If Select cannot raise additional capital when needed, its ability to further expand its operations through internal growth and acquisitions could be materially impaired and its stock price negatively affected.

Future expansion involves risks.
The acquisition by Select of other financial institutions or parts of those institutions involves a number of risks, including the risk that:
•
Select may incur substantial costs in identifying and evaluating potential acquisitions and merger partners, or in evaluating new markets, hiring experienced local managers, and opening new offices;

•
Select’s estimates and judgments used to evaluate credit, operations, management and market risks relating to target institutions may not be accurate;

•
the institutions Select acquires may have distressed assets and there can be no assurance that Select will be able to realize the value it predicts from those assets or that it will make sufficient provisions or have sufficient capital for future losses;

•
Select may be required to take write-downs or write-offs, restructuring and impairment, or other charges related to the institutions it acquires that could have a significant negative effect on Select’s financial condition and results of operations;

•
there may be substantial lag-time between completing an acquisition and generating sufficient assets and deposits to support costs of the expansion;

•
Select’s management’s attention in negotiating a transaction and integrating the operations and personnel of the combining businesses may be diverted from its existing business and Select may not be able to successfully integrate such operations and personnel;

•
Select’s announcement of another transaction prior to completion of the merger could result in a delay in obtaining regulatory or shareholder approval for the merger, which could have the effect of limiting Select’s ability to fully realize the expected financial benefits from the transaction;

•
Select may not be able to obtain regulatory approval for an acquisition;

•
Select may enter new markets where it lacks local experience or that introduce new risks to its operations, or that otherwise result in adverse effects on its results of operations;

•
Select may introduce new products and services it is not equipped to manage or that introduce new risks to its operations, or that otherwise result in adverse effects on its results of operations;

•
Select may incur intangible assets in connection with an acquisition, or the intangible assets it incurs may become impaired, which could result in adverse short-term effects on Select’s results of operations;

•
Select may assume liabilities in connection with an acquisition, including unrecorded liabilities that are not discovered at the time of the transaction, and the repayment of those liabilities may have an adverse effect on Select’s results of operations, financial condition and stock price; or

•
Select may lose key employees and customers.

Select cannot assure you that it will be able to successfully integrate any banking offices that it acquires into its operations or retain the customers of those offices. If any of these risks occur in connection with Select’s expansion efforts, it may have a material and adverse effect on Select’s results of operations and financial condition.
Select may not be able to maintain and manage its organic growth, which may adversely affect its results of operations and financial condition.
Select’s business strategy contemplates continued growth, both organically and through acquisitions. Select can provide no assurance that it will continue to be successful in increasing the volume of loans and deposits or in introducing new products and services at acceptable risk levels and upon acceptable terms while managing the costs and implementation risks associated with its historical or modified organic growth strategy. Select may be unable to continue to increase its volume of loans and deposits or to introduce new products and services at acceptable risk levels for a variety of reasons, including an inability to maintain capital and liquidity sufficient to support continued growth. If Select is successful in continuing its growth, it cannot assure you that further growth would offer the same levels of potential profitability or that Select would be successful in controlling costs and maintaining asset quality. Accordingly, an inability to maintain growth, or an inability to effectively manage growth, could adversely affect Select’s results of operations, financial condition and stock price.
New bank office facilities and other facilities may not be profitable.
Select may not be able to organically expand into new markets that are profitable for its franchise. The costs to start up new bank branches and loan production offices in new markets, other than through acquisitions, and the additional costs to operate these facilities would increase Select’s noninterest expense and may decrease its earnings. It may be difficult to adequately and profitably manage Select’s growth through the establishment of bank branches or loan production offices in new markets. In addition, Select can provide no assurance that its expansion into any such new markets will successfully attract enough new business to offset the expenses of their operation. If Select is not able to do so, its earnings and stock price may be negatively impacted.
Acquisition of assets and assumption of liabilities may expose Select to intangible asset risk, which could impact its results of operations and financial condition.
In connection with any acquisitions, as required by U.S. generally accepted accounting principles, or GAAP, Select will record assets acquired and liabilities assumed at their fair value, and, as such, acquisitions may result in Select recording intangible assets, including deposit intangibles and goodwill. Select will perform a goodwill valuation at least annually to test for goodwill impairment. Adverse conditions in the business climate, including a significant decline in future operating cash flows, a significant change in Select’s stock price or market capitalization, or a deviation from Select’s expected growth rate and performance may significantly affect the fair value of any goodwill and may trigger impairment losses, which could be materially adverse to Select’s results of operations, financial condition and stock price.
The success of Select’s growth strategy depends on Select’s ability to identify and retain individuals with experience and relationships in the markets in which it intends to expand.
Select’s growth strategy contemplates that it will expand its business and operations, including into other markets. Select intends to primarily target market areas that it believes possess attractive demographic, economic or competitive characteristics. To expand into new markets successfully, Select must identify and retain experienced key management members with local expertise and relationships in these markets. Competition for qualified personnel in the markets in which Select may expand may be intense, and there may be a limited number of qualified persons with knowledge of and experience in the commercial banking industry in these markets. Even if Select identifies individuals that it believes could assist it in establishing a presence in a new market, Select may be unable to recruit these individuals away from other banks or be unable to do so at a reasonable cost. In addition, the process of identifying and recruiting individuals with the combination of skills and attributes required to carry out Select’s strategy is often lengthy. Select’s inability to identify, recruit and retain talented personnel to manage new offices effectively would limit its growth and could materially adversely affect its business, financial condition, results of operations and stock price.
Risks Related to Select’s Business and Industry
This section discusses risks relating to Select’s business and industry and includes risks we will continue to face after the merger. References in this subsection to “we” and “our” refer to Select and its subsidiaries.
Legislation and regulatory proposals may materially adversely affect our business and results of operations.
The banking industry is heavily regulated. We are subject to examinations, supervision and comprehensive regulation by various federal and state agencies. Our compliance with these regulations is costly and restricts certain of our activities. Banking regulations are primarily intended to protect the federal deposit insurance fund and depositors, not shareholders. The burden imposed by federal and state regulations puts banks at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies and leasing companies. Changes in the laws, regulations and regulatory practices affecting the banking industry may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Federal economic and monetary policies may also affect our ability to attract deposits and other funding sources, make loans and investments and achieve satisfactory interest spreads.
The Dodd-Frank Act significantly overhauled many aspects of the regulation of the financial-services industry and it resulted in new or revised regulation of such things as systemic risk, capital adequacy, deposit insurance assessments and consumer financial protection. In addition, the federal banking regulators have issued joint guidance on incentive compensation and the Treasury and the federal banking regulators have issued statements requiring higher capital and liquidity requirements for banking organizations. Complying with these and other new legislative or regulatory requirements, and any programs established thereunder, could have a material adverse impact on our results of operations, our financial condition and our ability to fill positions with the most qualified candidates available.
Our revenues are highly correlated to market interest rates.
Our assets and liabilities are primarily monetary in nature, and as a result, we are subject to significant risks tied to changes in interest rates. Our ability to operate profitably is largely dependent upon net interest income. In 2016, net interest income made up 89% of our recurring revenue. Unexpected movement in interest rates, that may or may not change the slope of the current yield curve, could cause our net interest margins to decrease, subsequently decreasing net interest income. In addition, such changes could materially adversely affect the valuation of our assets and liabilities.
As with most financial institutions, our results of operations are affected by changes in interest rates and our ability to manage this risk. The difference between interest rates charged on interest-earning assets and interest rates paid on interest-bearing liabilities may be affected by changes in market interest rates, changes in relationships between interest rate indices, and changes in the relationships between long-term and short-term market interest rates. In addition, the mix of assets and liabilities could change as varying levels of market interest rates might present our customer base with more attractive options.
We may need to rely on the financial markets to provide needed capital.
Our common stock is listed and traded on the NASDAQ Global Market. Although we anticipate that our capital resources will be adequate for the foreseeable future to meet our capital requirements, at times we may depend on the liquidity of the NASDAQ market to raise equity capital. If the market should fail to operate, or if conditions in the capital markets are adverse, we may be constrained in raising capital. Downgrades in the opinions of the analysts that follow Select may cause our stock price to fall and significantly limit our ability to access the markets for additional capital requirements. Should these risks materialize, our ability to further expand our operations through internal growth or acquisition may be limited.
Certain changes in interest rates, inflation, deflation or the financial markets could affect demand for our products and our ability to deliver products efficiently.
Loan originations, and potentially loan revenues, could be materially adversely impacted by rising interest rates. Conversely, falling rates could increase prepayments within our securities portfolio lowering interest earnings from those investments. An unanticipated increase in inflation could cause our operating costs related to salaries and benefits, technology and supplies to increase at a faster pace than revenues.
The fair market value of our securities portfolio and the investment income from these securities also fluctuate depending on general economic and market conditions. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations.
Our concentration of real estate loans subjects Select to risks that could materially adversely affect our results of operations and financial condition.
The majority of our loan portfolio is secured by real estate. Our ability to dispose of foreclosed real estate and resolve credit quality issues is dependent on real estate activity and real estate prices, both of which are beyond our control.

Because we engage in lending secured by real estate and may be forced to foreclose on the collateral property and own the underlying real estate, we may be subject to the increased costs associated with the ownership of real property, which could result in reduced net income.
Since we originate loans secured by real estate, we may have to foreclose on the collateral property to protect our investment and may thereafter own and operate such property, in which case we are exposed to the risks inherent in the ownership of real estate. The amount that we, as a mortgagee, may realize after a default is dependent upon factors outside of our control, including, but not limited to:
•
general or local economic conditions;

•
environmental cleanup liability;

•
neighborhood values;

•
real estate tax rates;

•
operating expenses of the foreclosed properties;

•
ability to obtain and maintain adequate occupancy of the properties;

•
zoning laws, governmental rules, regulations and fiscal policies; and

•
natural disasters.

Certain expenditures associated with the ownership of real estate, principally real estate taxes and maintenance costs, may adversely affect the income from the real estate. Therefore, the cost of operating real property may exceed the rental income earned from such property, and we may have to advance funds in order to protect our investment or we may be required to dispose of the real property at a loss.
Greater loan losses than expected may materially adversely affect our earnings.
We, as lenders, are exposed to the risk that our customers will be unable to repay their loans in accordance with their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the business of making loans and could have a material adverse effect on our operating results. Our credit risk with respect to our real estate and construction loan portfolio will relate principally to the creditworthiness of business entities and the value of the real estate serving as security for the repayment of loans. Our credit risk with respect to our commercial and consumer loan portfolio will relate principally to the general creditworthiness of businesses and individuals within our local markets.
We make various assumptions and judgments about the collectability of our loan portfolio and provide an allowance for estimated loan losses based on a number of factors. We believe that our current allowance for loan losses is adequate. However, if our assumptions or judgments prove to be incorrect, the allowance for loan losses may not be sufficient to cover actual loan losses. We may have to increase our allowance in the future in response to the request of one of our primary banking regulators, to adjust for changing conditions and assumptions, or as a result of any deterioration in the quality of our loan portfolio. The actual amount of future provisions for loan losses cannot be determined at this time and may vary from the amounts of past provisions.
Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.
Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, and other sources, could have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general. Factors that could negatively impact our access to liquidity sources include a decrease in the level of our business activity as a result of an economic downturn in the markets in which our loans are concentrated, adverse regulatory action against us, or our inability to attract and retain deposits. Our ability to borrow could be impaired by factors that are not specific to us or our region, such as disruption in the financial markets or negative views and expectations about the prospects for the financial services industry in light of increased regulatory burden and associated costs, requirements to hold higher amounts of regulatory capital, increased competition from non-depository competitors, or other general economic factors.
Our business is highly correlated to local economic conditions in a geographically concentrated part of the United States.
Unlike larger organizations that are more geographically diversified, our current banking offices are primarily concentrated in select markets in North Carolina. As a result of this geographic concentration, our financial results depend largely upon economic conditions in these market areas. Deterioration in economic conditions in the markets we serve could result in one or more of the following:
•
an increase in loan delinquencies;

•
an increase in problem assets and foreclosures;

•
a decrease in the demand for our products and services; and

•
a decrease in the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with problem loans and collateral coverage.

Our growth and financial performance may be negatively impacted if we are unable to successfully execute our growth plans.
Economic conditions and other factors, such as our ability to identify appropriate markets for expansion, our ability to recruit and retain qualified personnel, our ability to fund earning asset growth at a reasonable and profitable level, sufficient capital to support our growth initiatives, competitive factors and banking laws, will impact our success.
We may seek to supplement our internal growth through acquisitions. We cannot predict with certainty the number, size or timing of acquisitions, or whether any such acquisition will occur at all. As consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. We may compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than we do and may be able to pay more for an acquisition than we are able or willing to pay. We also may need additional equity or debt financing in the future to fund acquisitions. We may not be able to obtain additional financing or, if available, it may not be in amounts and on terms acceptable to us. If we are unable to locate suitable acquisition candidates on terms acceptable to us, or we are otherwise unable to obtain additional equity or debt financing necessary for us to continue making acquisitions, we would be required to find other methods to grow our business and we may not grow at the same rate we have in the past, or at all.
Generally, we must receive federal and state regulatory approval before we can acquire a bank or bank holding company. In determining whether to approve a proposed bank acquisition, federal and state bank regulators will consider, among other factors, the effect of the acquisition on our financial condition and future prospects as well as the impact of the acquisition on competition in the affected markets. The regulators also review current and projected capital ratios and levels, the competence, experience and integrity of management and its record of compliance with laws and regulations, the convenience and needs of the communities to be served (including the acquiring institution’s record of compliance under the Community Reinvestment Act) and the effectiveness of the acquiring institution in combating money laundering activities. We cannot be certain when or if, or on what terms and conditions, any required regulatory approvals will be granted.
We rely on dividends from Select Bank for most of our revenue.
Select is a separate and distinct legal entity from Select Bank and dividends from Select Bank are virtually the only source of revenue for Select. Various federal and state laws and regulations limit the amount of dividends that Select Bank may pay to Select. Also, Select’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In the event Select Bank is unable to pay dividends to Select, Select may not be able to service debt, take advantage of potential acquisition opportunities, pay obligations or pay dividends on its outstanding capital securities; in such an event, Select’s business, financial condition and results of operations may be materially adversely affected.

We are subject to regulation by various federal and state entities.
We are subject to the regulations of the SEC, the Federal Reserve, the FDIC and the NCCOB. New regulations issued by these agencies may adversely affect our ability to carry on our business activities. We are subject to various federal and state laws and certain changes in these laws and regulations may adversely affect our operations. Noncompliance with certain of these regulations may impact our business plans, including our ability to branch, offer certain products or execute existing or planned business strategies.
We are also subject to the NASDAQ stock market rules and the accounting rules and regulations of the SEC and the Financial Accounting Standards Board. Changes in accounting rules could materially adversely affect our reported financial statements or our results of operations and may also require extraordinary efforts or additional costs to implement. Our failure to materially comply with the NASDAQ rules could result in the delisting of our common stock from trading on the NASDAQ Global Market. Any of these laws, regulations or rules may be modified or changed from time to time, and we cannot be assured that such modifications or changes will not adversely affect us.
We are subject to industry competition which may have an impact upon our success.
Our profitability depends on our ability to compete successfully. We operate in a highly competitive financial services environment. Certain competitors are larger and may have more resources than we do. We face competition in our regional market areas from other commercial banks, savings and loan associations, credit unions, internet banks, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, and other financial intermediaries that offer similar services. Some of our nonbank competitors are not subject to the same extensive regulations that govern us or our bank subsidiary and may have greater flexibility in competing for business.
Another competitive factor is that the financial services market, including banking services, is undergoing rapid changes with frequent introductions of new technology-driven products and services. Our future success may depend, in part, on our ability to use technology competitively to provide products and services that provide convenience to customers and create additional efficiencies in our operations.
Changes in the policies of monetary authorities and other government action could materially adversely affect our profitability.
Our results of operations are affected by policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in the discount rate or the federal funds rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, we cannot predict with certainty possible future changes in interest rates, deposit levels, loan demand or our business and earnings. Furthermore, the actions of the U.S. government and other governments in responding to extraordinary events, such as trade disputes, terrorist attacks or international conflicts, may result in currency fluctuations, exchange controls, market disruption and other adverse effects.
We may invest or spend the proceeds in future stock offerings in ways with which you may not agree and in ways that may not earn a profit.
We may choose to use the proceeds of future stock offerings for general corporate purposes, including for possible acquisition opportunities that may become available. It is not known whether suitable acquisition opportunities may become available or whether we will be able to successfully complete any such acquisitions. We may use the proceeds of an offering only to focus on sustaining our organic, or internal, growth or for other purposes. In addition, we may use all or a portion of the proceeds of an offering to support our capital. You may not agree with the ways we decide to use the proceeds of any stock offerings, and our use of the proceeds may not yield any profits.
We face risks related to our operational, technological and organizational infrastructure.
Our ability to grow and compete is dependent on our ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure while we expand. Similar to other large corporations, in our case, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or persons outside of our company and exposure to external events. We are dependent on our operational infrastructure to help manage these risks. In addition, we are heavily dependent on the strength and capability of our technology systems which we use both to interface with our customers and to manage our internal financial and other systems. Our ability to develop and deliver new products that meet the needs of our existing customers and attract new customers depends in part on the functionality of our technology systems. Additionally, our ability to run our business in compliance with applicable laws and regulations is dependent on these infrastructures.
We continuously monitor our operational and technological capabilities and make modifications and improvements when we believe it will be cost effective to do so. In some instances, we may build and maintain these capabilities ourselves. We also outsource some of these essential functions to third parties. These third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. We also face risk from the integration of new infrastructure platforms and/or new third party providers of such platforms into our existing businesses.
Financial services companies depend on the accuracy and completeness of information about customers and counterparties.
In deciding whether to extend credit or enter into other transactions, Select may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports and other financial information. Select may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on Select’s business and, in turn, Select’s financial condition and results of operations.
Reputational risk and social factors may impact our results.
Our ability to originate and maintain accounts is highly dependent upon customer and other external perceptions of our business practices and our financial health. Adverse perceptions regarding our business practices or our financial health could damage our reputation in both the customer and funding markets, leading to difficulties in generating and maintaining accounts as well as in financing them. Adverse developments with respect to the consumer or other external perceptions regarding the practices of our competitors, or our industry as a whole, may also adversely impact our reputation. In addition, adverse reputational impacts on third parties with whom we have important relationships may also adversely impact our reputation. Adverse impacts on our reputation, or the reputation of our industry, may also result in greater regulatory or legislative scrutiny, which may lead to laws, regulations or regulatory actions that may change or constrain the manner in which we engage with our customers and the products we offer. Adverse reputational impacts or events may also increase our litigation risk. We carefully monitor internal and external developments for areas of potential reputational risk and have established governance structures to assist in evaluating such risks in our business practices and decisions.
We may not be able to attract and retain skilled people.
Select’s success depends, in large part, on its ability to attract and retain key people. Competition for the best people in most activities engaged in by Select can be intense and Select may not be able to hire or retain suitable personnel. The unexpected loss of services of one or more of Select’s key personnel could have a material adverse impact on Select’s business because of their skills, knowledge of Select’s market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.
Risks Related to Select’s Common Stock
The price of Select’s common stock is volatile and may decline.
The trading price of Select’s common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of Select’s common stock. Among the factors that could affect our stock price are:

•
actual or anticipated quarterly fluctuations in our operating results and financial condition;

•
changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

•
failure to meet analysts’ revenue or earnings estimates;

•
speculation in the press or investment community;

•
strategic actions by us or our competitors, such as acquisitions or restructurings;

•
actions by institutional shareholders;

•
fluctuations in the stock price and operating results of our competitors;

•
general market conditions and, in particular, developments related to market conditions for the financial services industry;

•
proposed or adopted regulatory changes or developments;

•
anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•
domestic and international economic factors unrelated to our performance.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.
Our trading volume has been low compared with larger national and regional banks.
Select’s common stock is traded on the NASDAQ Global Market. However, the trading volume of our common stock is relatively low when compared with more seasoned companies listed on the NASDAQ Global Market, the NASDAQ Global Select Market, or other consolidated reporting systems or stock exchanges. Thus, the market in our common stock may be limited in scope relative to other larger companies. In addition, we cannot say with any certainty that a more active and liquid trading market for Select common stock will develop.
Securities issued by Select, including our common stock, are not FDIC insured.
Securities issued by Select, including its common stock, are not savings or deposit accounts or other obligations of any bank and are not insured by the FDIC or any other governmental agency or instrumentality, or any private insurer, and are subject to investment risk, including the possible loss of principal.
We have issued subordinated debentures which rank senior to Select’s common stock.
As of June 30, 2017, we have issued and have outstanding $12.4 million in subordinated debentures in connection with the issuance of trust preferred securities. These debentures rank senior to our common stock.
We may issue additional debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.
In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, preferred stock or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate with certainty the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets and the availability of those shares for sale could adversely affect the market price of our common stock. In addition, future issuances of equity securities, including pursuant to outstanding stock options, could dilute the interests of our existing shareholders and could cause the market price of our common stock to decline. We may issue such additional equity or convertible securities to raise additional capital. Depending on the amount offered and the levels at which we offer the stock, issuances of common or preferred stock could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock, phantom shares, stock appreciation rights, options or warrants to purchase our common stock in the future and those stock appreciation rights, options or warrants are exercised or as shares of restricted stock vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. We cannot predict with certainty the effect that future sales of our common stock would have on the market price of our common stock.
We do not plan to pay cash dividends for the foreseeable future.
We do not expect to pay cash dividends on our common stock in the foreseeable future, as we intend to retain earnings to provide the capital necessary to fund our growth strategy. Our ability to declare and pay cash dividends will be dependent upon, among other things, restrictions imposed by the reserve and capital requirements of North Carolina and federal banking regulations, our income and financial condition, tax considerations, and general business conditions. Therefore, shareholders of our common stock should not expect a current return in the form of cash dividends.
Our articles of incorporation, bylaws, and applicable banking laws may have an anti-takeover effect.
Provisions of our articles of incorporation and bylaws, as amended, and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. The combination of these provisions may prohibit a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus and the documents incorporated by reference contain a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of Select, Premara and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “anticipate,” “continue,” “expect,” “project,” “potential,” “possible,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” or other similar expressions.
The forward-looking statements involve certain risks and uncertainties. The ability of either Select or Premara to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following:
•
the risk that the businesses of Select and/or Premara in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

•
expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe;

•
the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•
revenues following the merger may be lower than expected;

•
changes in the interest rate environment reduce interest margins and adversely impact funding sources;

•
changes in market rates and prices may adversely impact the value of financial products;

•
customer and employee relationships and business operations may be disrupted by the merger;

•
the ability to obtain required governmental and shareholder approvals, and the ability to complete the merger in the expected timeframe;

•
possible changes in economic and business conditions;

•
the existence or exacerbation of general geopolitical instability and uncertainty;

•
the ability of Select to integrate any other acquisitions and retain existing and attract new customers;

•
possible changes in monetary and fiscal policies, and laws and regulations;

•
the effects of easing of restrictions on participants in the financial services industry;

•
the cost and other effects of legal and administrative cases;

•
possible changes in the creditworthiness of customers and the possible impairment of collectability of loans;

•
the effects of changes in interest rates; and

•
other risks and factors identified in this joint proxy statement/prospectus under the heading “Risk Factors.”

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Select or Premara or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus. Except to the extent required by applicable law or regulation, Select and Premara undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

THE SELECT SPECIAL MEETING
Date, Time and Place
Select will hold a special meeting of its shareholders at its office located at 700 W. Cumberland Street, Dunn, North Carolina at [•] local time on [•], 2017.
Purpose of the Special Meeting
At the special meeting, Select shareholders will be asked to consider and vote upon proposals to:
•
approve the Agreement and Plan of Merger and Reorganization between Select and Premara, including the issuance of shares of Select common stock pursuant to the terms thereof, and the merger of Premara with and into Select; and

•
authorize management to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement (which proposal we refer to as the “adjournment proposal”).

In accordance with applicable law, no other business may come before the special meeting, except for business that properly comes within the purposes described in the notice of meeting, which purposes are described above.
Recommendation of the Board of Directors of Select
The Select board of directors has determined that the merger is advisable and in the best interests of Select and its shareholders and recommends that Select shareholders vote “FOR” approval of the Agreement and Plan of Merger and Reorganization, including the issuance of shares of Select common stock pursuant to the terms thereof, and “FOR” the adjournment proposal.
Record Date; Shareholders Entitled to Vote
Shareholders of record at the close of business on [•], 2017, which the Select board of directors has set as the record date, are entitled to notice of and to vote at the special meeting. As of the close of business on that date, there were outstanding and entitled to vote 11,662,621 shares of common stock, $1.00 par value per share, each of which is entitled to one vote.
Quorum
A majority of the outstanding shares of Select common stock entitled to vote at the special meeting, present in person or represented by proxy, will be necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the special meeting.
In general, with respect to shares held in street name, the holders of record have the authority to vote shares for which their customers do not provide voting instructions only on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.” Since there are no routine items to be voted on at the special meeting, nominee record holders of Select common stock that do not receive voting instructions from the beneficial owners of such shares will not be able to return a proxy card with respect to such shares; as a result, these shares will not be considered present at the special meeting and will not count towards the satisfaction of a quorum.
Vote Required
Approval of the merger agreement requires the affirmative vote of a majority of all shares of Select common stock entitled to vote at the special meeting. The adjournment proposal will be approved if the votes cast at the special meeting, in person or by proxy, in favor of the proposal exceed the votes cast against the proposal.

Directors and executive officers of Select and their affiliates, who beneficially own approximately [•]% of Select common stock as of the record date, are expected to vote for approval of the merger agreement and for the adjournment proposal.
Abstentions and Failure to Vote
Abstentions and the failure to vote will have the same effect as a vote against the proposal to approve the merger agreement and the issuance of shares pursuant thereto. However, abstentions and the failure to vote are not included in calculating votes cast with respect to the adjournment proposal, and therefore will have no effect on the outcome of the vote on such proposal.
Voting of Proxies
The enclosed appointment of proxy with respect to the Select special meeting is solicited by the board of directors of Select. The board of directors has selected J. Gary Ciccone, Sharon L. Raynor, and Carlie C. McLamb, Jr. or any of them, to act as proxies with full power of substitution.
Whether or not you plan to attend the special meeting, you may submit a proxy to vote your shares via mail by marking your vote, signing your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided. You may also vote by internet or telephone by following the instructions contained on the enclosed proxy card.
All proxies will be voted as directed by the shareholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):
•
FOR approval of the Agreement and Plan of Merger and Reorganization; and

•
FOR approval of the proposal to authorize management to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

At the date hereof, management has no knowledge of any business that will be presented for consideration at the special meeting and that would be required to be set forth in this joint proxy statement/prospectus or in the related Select proxy card, other than the matters set forth in the Notice of Special Meeting of Shareholders of Select. In accordance with North Carolina law, business transacted at the Select special meeting will be limited to those matters set forth in the notice. Nonetheless, if any other matter is properly presented at the Select special meeting for consideration, proxies will be voted in the discretion of the proxy holder on such matter.
Your vote is important. Accordingly, please sign and return the enclosed proxy card (or follow the instructions to vote your shares electronically), whether or not you intend to attend the Select special meeting.
Shares Held in Street Name
If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Select or by voting in person at the meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Further, brokers who hold shares of Select common stock on behalf of their customers may not give a proxy to Select to vote those shares without specific instructions from their customers.
If you are a Select shareholder and you do not instruct your broker on how to vote your shares, your broker will not vote your shares at the special meeting and, accordingly, your failure to vote will effectively be a vote against the merger.
Your vote is important. Accordingly, please sign and return your broker’s instructions whether or not you plan to attend the Select special meeting in person.

Revocability of Proxies
A proxy is revocable at any time prior to or at the special meeting by written notice to Select, by executing a proxy bearing a later date, or by attending the special meeting and voting in person. A written notice of revocation of a proxy should be sent to the Secretary, Select Bancorp, Inc., 700 W. Cumberland Street, Dunn, North Carolina 28334, and will be effective if received by the Secretary prior to the special meeting. The presence of a shareholder at the special meeting alone will not automatically revoke such shareholder’s proxy.
Solicitation of Proxies
Select will pay the costs of soliciting proxies from Select shareholders. These costs may include reasonable out of pocket expenses in forwarding proxy materials to beneficial owners. Select will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of Select registered in the name of nominees.
In addition to solicitation by mail, officers and directors of Select may solicit proxies personally or by telephone. Select will not specifically compensate these persons for soliciting such proxies, but may reimburse them for reasonable out-of-pocket expenses, if any.
Proposal to Adjourn the Special Meeting
If Select does not receive a sufficient number of votes to constitute a quorum or approve the merger agreement, it may propose to adjourn the special meeting for the purpose of soliciting additional proxies to establish a quorum or approve the merger agreement. Select’s management does not currently intend to propose adjournment at the special meeting if there are sufficient votes to approve the merger agreement. If approval of the proposal to authorize management to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to the Select shareholders for approval, approval of the proposal requires that the number of votes cast at the special meeting, in person or by proxy and entitled to vote thereon, in favor of the proposal exceeds the votes cast against the proposal, whether or not a quorum is present.
The board of directors of Select unanimously recommends that Select shareholders vote “FOR” the proposal to authorize management to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.
Proposals for 2018 Select Annual Meeting
It is presently anticipated that the 2018 annual meeting of Select shareholders will be held in May 2018. Any proposal of a shareholder which is intended to be presented at Select’s 2018 annual meeting of shareholders must be received by Select at its main office in Dunn, North Carolina no later than December 1, 2017, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2018 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by Select by February 23, 2018 for it to be timely received for consideration. The proxy holders at Select’s 2018 annual meeting of shareholders will use their discretionary authority for any proposals received thereafter.

THE PREMARA SPECIAL MEETING
Date, Time and Place
Premara will hold a special meeting of its shareholders at 13024 Ballantyne Corporate Place, Suite 100, Charlotte, North Carolina, at [•] local time, on [•], 2017.
Purpose of the Special Meeting
At the special meeting, Premara’s shareholders will be asked to consider and vote upon proposals to:
•
approve the Agreement and Plan of Merger and Reorganization between Select and Premara and the merger of Premara with and into Select; and

•
authorize management to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement (which proposal we refer to as the “adjournment proposal”).

In accordance with applicable law, no other business may come before the special meeting, except for business that properly comes within the purposes described in the notice of meeting, which purposes are described above.
Recommendation of the Board of Directors of Premara
The Premara board of directors has determined that the merger is advisable and in the best interests of Premara and its shareholders and recommends that Premara’s shareholders vote “FOR” approval of the Agreement and Plan of Merger and Reorganization and “FOR” the adjournment proposal.
Record Date; Shareholders Entitled to Vote
Shareholders of record at the close of business on [•], 2017, which the Premara board of directors has set as the record date, are entitled to notice of and to vote at the special meeting. As of the close of business on that date, there were outstanding and entitled to vote 3,179,808 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.
Quorum and Voting Procedures
A quorum must be present for business to be conducted at the special meeting. For all matters to be voted on at the meeting, a quorum will consist of a majority of the outstanding shares of Premara’s common stock. Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain or instruct the proxies to abstain from voting on one or more matters. Broker “non-votes” also will be counted in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted on one or more matters at the meeting but they are not voted by the broker on a “non-routine” matter (such as the election of directors) because you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.
Vote Required
Approval of the merger agreement requires the affirmative vote of a majority of all shares of PARA common stock entitled to vote at the special meeting. The adjournment proposal will be approved if the votes cast at the special meeting, in person or by proxy, in favor of the proposal exceed the votes cast against the proposal.
Certain directors and executive officers of Premara and their affiliates, who beneficially own approximately 14.25% of Premara common stock as of the record date, are expected to vote for approval of the merger agreement.

Shareholder Support Agreements
As an inducement to and a condition of Select’s willingness to enter into the merger agreement, each of the directors of Premara and Carolina Premier entered into a shareholder support agreement with Select. Pursuant to the support agreements, these individuals agreed, among other things, to vote (or cause to be voted), all the shares owned beneficially by each of them, (i) in favor of the approval of the Agreement and Plan of Merger and Reorganization at the special meeting of the Premara shareholders and (ii) against any competing Acquisition Proposal (as defined in the merger agreement and as further described under “The Merger Agreement — Agreement Not to Solicit Other Offers”). As of  [•], 2017, the directors of Premara and Carolina Premier Bank who have executed support agreements beneficially owned approximately 453,057 shares (excluding shares underlying stock options and warrants), or approximately 14.25% of the outstanding shares of Premara common stock. A copy of the form of this shareholder support agreement is attached as Exhibit B to the merger agreement and is incorporated herein by reference. Premara shareholders are urged to read the support agreements in their entirety.
Voting of Proxies
The enclosed proxy with respect to the Premara special meeting is solicited by the board of directors of Premara. The board of directors has selected Charles R. Davis, Robert J. Maccubin, Jr., and F. Douglas Banks, or any of them, to act as proxies with full power of substitution.
Premara requests that you sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope. Please mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided. You may also vote by internet or telephone by following the instructions contained on the enclosed proxy card.
All proxies will be voted as directed by the shareholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):
•
FOR approval of the Agreement and Plan of Merger and Reorganization; and

•
FOR approval of the proposal to authorize Premara management to adjourn the special meeting to solicit additional proxies, if necessary or appropriate.

At the date hereof, management has no knowledge of any business that will be presented for consideration at the special meeting and that would be required to be set forth in this joint proxy statement/prospectus or in the related Premara proxy card, other than the matters set forth in the Notice of Special meeting of Shareholders of Premara. If any other matter is properly presented at the Premara special meeting for consideration, proxies will be voted in the discretion of the proxy holder on such matter.
Your vote is important. Accordingly, please sign and return the enclosed proxy card as soon as possible whether or not you plan to attend the Premara special meeting.
Shares Held in Street Name
If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Premara or by voting in person at the meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Further, brokers who hold shares of Premara common stock on behalf of their customers may not give a proxy to Premara to vote those shares without specific instructions from their customers.
If you are a Premara shareholder and you do not instruct your broker on how to vote your shares, your broker may not vote your shares at the special meeting.
Your vote is important. Accordingly, please sign and return your broker’s instructions whether or not you plan to attend the Premara special meeting in person.

Revocability of Proxies
An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Melodi Ross, corporate secretary of Premara, at Premara’s offices at 13024 Ballantyne Corporate Place, Suite 100, Charlotte, North Carolina 28277, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the special meeting and announcing the shareholder’s intention to vote in person.
Solicitation of Proxies
Premara will pay the cost of preparing, assembling and mailing this joint proxy statement/prospectus to its shareholders and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone by Premara’s officers, directors, and employees without additional compensation. Premara will reimburse banks, brokers and other custodians, nominees, and fiduciaries for their costs in sending the proxy materials to the beneficial owners of Premara’s common stock.
Proposal to Adjourn the Special Meeting
If Premara does not receive a sufficient number of votes to constitute a quorum or approve the merger agreement, it may propose to adjourn the special meeting for the purpose of soliciting additional proxies to establish a quorum or approve the merger agreement. Premara does not currently intend to propose adjournment of the special meeting if there are sufficient votes to approve the merger agreement. If approval of the proposal to authorize management to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to the Premara shareholders for approval, the approval requires that the number of votes cast at the special meeting, in person or by proxy and entitled to vote thereon, in favor of the proposal exceeds the votes cast against the proposal, whether or not a quorum is present.
The board of directors of Premara recommends that Premara shareholders vote “FOR” the proposal to authorize management to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.
Proposals for 2018 Premara Annual Meeting
If the merger is completed, then Premara will not have a 2018 annual meeting of shareholders. However, if the merger is not completed, Premara currently expects that its next annual meeting would be held during June 2018. Any proposal of a Premara shareholder intended to be presented for action at that annual meeting would have to be received by Premara in writing at its main office in Charlotte, North Carolina, no later than December [•], 2017, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by Premara in connection with that meeting.
If Premara has a 2018 annual meeting, then written notice of a shareholder proposal intended to be presented at that meeting but which is not intended to be included in Premara’s proxy statement and form of appointment of proxy must be received by Premara at its main office in Charlotte, North Carolina, no later than March [•], 2018 in order for that proposal to be considered timely received for purposes of the discretionary authority of the proxies at that meeting to vote on other matters presented for action by shareholders at the meeting.

THE MERGER
Background of the Merger
As part of its consideration and assessment of Premara’s long-term alternatives, prospects and strategies, the board of directors of Premara, or the Premara Board, has periodically discussed and reviewed strategic opportunities to maximize value for its shareholders. These opportunities have included, among other alternatives, continuing as an independent institution, growing internally and through branch acquisitions, establishing loan production offices, or affiliating with another institution.
With an understanding that size and scale may provide increased long-term shareholder value, management and the Premara Board continued to evaluate strategic options, including a possible merger or other strategic combination with another financial institution. A potential merger or strategic combination would likely achieve economies of scale to absorb increased regulatory compliance costs and additional operating costs. From time to time over the past few years, Premara had been approached by larger banks looking to enter or expand in the Charlotte market. Until Premara had achieved a level of consistent profitability, Premara had determined to build value by remaining independent.
To assist the Premara Board in its continuing review of strategic alternatives, on February 18, 2017, Premara interviewed three nationally known and experienced investment banking firms for consideration in providing assistance and financial advice to Premara and its board of directors. At a special meeting of the Premara Board held on February 7, 2017, management was authorized by the Premara Board to retain Boenning for the purpose of pursuing a merger with another bank, and an agreement to retain Boenning was entered into between Premara and Boenning on April 3, 2017. The agreement with Boenning included possible issuance of a fairness opinion by Boenning in the event that a potential sale, merger or other transaction would be entered into by Premara.
The board of directors of Select, or the Select Board, as part of its ongoing oversight and management of Select also periodically reviews and assesses the company’s long-term strategic goals and opportunities, and considers ways to enhance the company’s performance and prospects, all with the goal of enhancing shareholder value. These reviews have included periodic discussions with respect to strategic alternatives, including potential business combinations, acquisitions, and divestures. On March 22, 2017, Select engaged Roger G. Powell LLC, or Powell, as a consultant to update analysis of such potential business combinations and acquisitions. This analysis considered an acquisition of Premara, among other potential business combinations. The Select Board initially considered the prospects of a potential acquisition of Premara at its meeting held on April 25, 2017. Subsequently, and following discussions with Powell regarding the prospective terms of a potential non-binding offer at a Select board meeting held on May 3, 2017, the Select Board authorized management to continue exploring the prospects of a potential acquisition of Premara. The formal engagement of Powell as financial advisor, jointly with BA Securities, LLC, in connection with a potential acquisition of Premara was executed on May 26, 2017.
At a meeting of the Premara Board held on April 3, 2017, Boenning identified a universe of financial institutions that could be potential candidates for a strategic transaction with Premara. Following that and subsequent discussions, Boenning was instructed to contact 60 financial institutions. Of those initial 60 institutions, 22 candidates, including Select, entered into confidentiality agreements and then obtained access to a virtual data room containing extensive financial and operating information on Premara. Three of those parties including Select submitted non-binding indications of interest on May 9, 2017, and an additional two parties were not prepared to submit formal indications, but wanted to relay their potential continued interest.
A special meeting of the Premara Board was held on May 11, 2017, with representatives of Boenning present telephonically, and with representatives from the law firm of Johnson Pope Bokor Ruppel & Burns, LLP, or Johnson Pope, legal counsel for Premara, also present telephonically, to review the indications of interest. Two of the three candidates had proposed indications of interest contingent on the parties being able to successfully raise capital. The Premara Board reviewed proposals in detail with extensive discussion regarding the history of the interested parties and their stock performance, pro-forma analysis of the combined companies and opportunities as well as risks for Premara shareholders under each of the three proposals. Of the two proposals requiring contingent capital raises, one of the proposals consisted of all cash and the other a cash and stock mix, while the Select proposal consisted of a cash and stock mixture. The Select proposal was valued at approximately $41.5 million, or $13.00 per share.
The Premara Board considered at length the implications of continuing with parties who needed to raise capital, the merits of stock versus cash consideration and the risks and benefits of continuing the process with only one party including other strategic opportunities that could be pursued if Premara ultimately stayed independent. Because the Premara Board felt that Select’s indication of interest represented the best combination of highest valuation and lowest execution risk relative to the other proposals submitted by potential candidates, Select was invited to perform a more detailed and comprehensive due diligence process on Premara subject to its willingness to clarify and improve certain aspects of its proposal. Following discussion of Premara’s feedback at a Select Board meeting held on May 16, 2017, Select management presented its improved proposal on May 18, 2017, and Premara’s Board voted to grant Select a 45-day period of exclusivity to conduct additional due diligence and negotiate a definitive agreement with Premara.
From May 26, 2017, to July 20, 2017, Select conducted a comprehensive due diligence review of Premara, including meetings with executive management of Premara and Carolina Premier to discuss various matters. As it reviewed the findings of its diligence, Select determined that it had a willingness to move forward with the transaction subject to modifications to a particular loan in Premara’s portfolio (the “Identified Loan”). Select also relayed to Premara that it would likely need additional time beyond the 45-day period in order to complete the steps required to announce a transaction.
Premara’s Board, in the course of its monthly board meeting, discussed the timing to date and Select’s request related to the Identified Loan. In consultation with management, the Premara Board concluded that Select’s concerns about the Identified Loan were reasonable and instructed management to take necessary steps to address Select’s concerns. In light of this additional issue and the pace of timing in general, the Premara Board voted to continue exclusive negotiations with Select beyond the 45-day exclusivity period, if necessary.
On June 23, 2017, the law firm of Wyrick Robbins Yates & Ponton LLP, or Wyrick, legal counsel for Select, presented a draft merger agreement to Premara and Johnson Pope. The Select Board met again on June 27, 2017, with its financial advisor and legal counsel present, to hear Select management’s additional findings on its diligence, updated financial metrics and progress on the potential acquisition generally. On June 29, 2017, Select executed an engagement agreement with TBG pursuant to which it was engaged to undertake an independent review of the proposed merger and, subject to such review, to discuss the terms of the merger with the Select Board and render its opinion on the fairness, from a financial point of view, of the merger consideration to Select and its shareholders.
During the period from June 24, 2017 through July 20, 2017, the parties and their legal counsel exchanged comments and negotiated changes to the draft merger agreement. During this time, management of the parties and their respective financial advisors continued discussions and additional due diligence was performed. The parties also provided drafts of their respective disclosure letters to the merger agreement and discussed other aspects of the proposed transaction and merger integration issues. On July 14, 2017 Select acknowledged that while the steps taken to modify the Identified Loan were productive, they would only move forward with the proposed transaction if the price was reduced to $12.65.
On July 20, 2017, the Premara Board held a special meeting to discuss the draft merger agreement and related issues. Also present in addition to the directors were representatives of Boenning and Johnson Pope. Johnson Pope representatives discussed the purpose for the meeting and the legal standards and responsibilities of the directors with regard to matters before them. Johnson Pope representatives reviewed the negotiated definitive merger agreement and related ancillary documents and responded to questions, and engaged in discussion, regarding various transaction terms, including the circumstances under which the Premara Board would have the right to entertain superior third-party offers prior to the closing of the merger, the termination fee that would be payable by Premara if the merger agreement were terminated under certain circumstances, and the affirmative and negative covenants that would be applicable to Premara and Carolina Premier prior to the merger. A Boenning representative reviewed with Premara the background of the process which had been undertaken to that point, and presented a financial analysis of

Select and of the proposed merger consideration. Boenning delivered to the Premara Board an oral opinion, which was subsequently confirmed in writing, that, based on and subject to the assumptions, limitations, qualifications and conditions set forth in Boenning’s written opinion, as of that date, the merger consideration to be received in the merger by the holders of Premara common shares was fair, from a financial point of view, to such holders. Johnson Pope attorneys then requested and received confirmation from the directors that each of the directors present had reviewed the draft merger agreement, resolutions and other ancillary material provided to the directors prior to the special meeting and addressed questions. The Johnson Pope attorneys also reiterated that the directors would need to sign shareholder support agreements, which would require them to vote their shares in favor of the merger.
Thereafter, the board received and considered resolutions concerning the transaction. The members of the Premara Board unanimously approved the merger agreement and transactions set forth therein and authorized Mr. David Barksdale to execute and deliver the merger agreement and take the other actions necessary to effect the transaction.
Similarly, on July 20, 2017, a joint meeting of the boards of directors of Select and Select Bank was held to consider and discuss the terms and conditions of the negotiated definitive merger agreement with Premara. Representatives of Wyrick, legal counsel to Select, and Powell, Select’s financial advisor, attended the meeting telephonically. Also joining the meeting was a representative of TBG. Following an overview from Select management on developments since the last board meeting at which the merger was discussed, TBG presented the financial analysis supporting its fairness opinion, including a review of precedent regional merger and acquisition transactions, a review of publicly traded peers, and a discounted cash-flow analysis (see “The Merger — Opinion of Select’s Financial Advisor”). Based on this analysis, TBG delivered to the Select Board its oral opinion, followed by delivery of its written opinion, that, as of such date, the Select common stock and cash consideration to be paid to the holders of Premara common stock pursuant to the merger agreement was fair, from a financial point of view, to Select and the holders of Select common stock. Following this presentation, Wyrick reviewed the definitive merger agreement with the Select Board, including the executive summary of the merger agreement that had been delivered in advance of the meeting, as well as proposed resolutions of the board to consider to formally adopt the merger agreement. Following an opportunity for the Select Board to ask additional questions of Select management, Powell, Wyrick and TBG, the Select Board unanimously approved and adopted the merger agreement and authorized Select management to execute and deliver the agreement.
Premara and Select executed the merger agreement the evening of July 20, 2017 and publicly announced the transaction on the morning of July 21, 2017.
Select’s Reasons for the Merger and Recommendation of the Select Board of Directors
The Select Board believes that the completion of the merger presents a unique opportunity for Select to further its strategic plan to broaden its geographic market area by expanding its franchise and banking operations into complimentary market areas, including Charlotte, North Carolina, and upstate South Carolina.
The terms of the merger, including the merger consideration, are the result of arm’s-length negotiations between representatives of Select and Premara. In reaching its decision to approve the merger, the Select Board consulted with its legal advisors regarding the terms of the transaction, with its financial advisor, Roger G. Powell LLC, regarding the financial aspects of the proposed transaction and the merger consideration, and with management of Select. In approving the entry into the merger agreement, the Select Board considered the following material factors:
•
Premara’s branch locations in Charlotte and South Carolina are in attractive locations and would expand and diversify Select’s market footprint.

•
The reports of Select management and the financial presentation of Select’s financial advisor concerning the operations and financial condition of Premara and the pro forma financial impact of the merger.

•
Premara and Select’s management teams share a common business vision and commitment to their respective clients, shareholders, employees and other constituencies.

•
Select’s management believes that the merger will be accretive to Select’s earnings under GAAP including potential cost savings.

•
The increase in overall size will increase Select’s visibility and may improve access to debt and equity capital markets.

•
The increase in shares outstanding may increase the liquidity of Select common stock.

•
The combined organization will be better positioned to acquire other community banks in the future, if desired.

•
The merger will allow the combined organization to seek operating efficiencies and revenue enhancements.

The Select Board also considered potential risks associated with the merger in connection with its deliberations of the proposed transaction, including the challenges of integrating Premara’s business, operations and workforce with those of Select, the potential negative impact on Select’s stock price and the need to obtain shareholder and regulatory approvals in order to complete the transaction.
The Select Board considered all of these factors as a whole and, on balance, the Select Board believes that the opportunities created by the merger to increase the value of the Select franchise more than offset any integration or other risks inherent in the merger.
The foregoing discussion of the information and factors considered by the Select Board is not exhaustive, but includes the material factors considered by the Select Board. In view of the wide variety of factors considered by the Select Board in connection with its evaluation of the merger and the complexity of these matters, the Select Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Select Board may have given different weights to different factors.
On the basis of these considerations, including the fairness opinion rendered to the Select Board by TBG, Select’s entry into the merger agreement was approved by the Select Board on July 20, 2017.
The Select Board determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Select and its shareholders. Accordingly, the Select Board approved the merger and the merger agreement and recommends that Select shareholders vote “FOR” approval of the Agreement and Plan of Merger and Reorganization.
Premara’s Reasons for the Merger and Recommendation of the Premara Board of Directors
In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, the Premara Board consulted with Premara management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:
•
the review undertaken by the Premara Board and management with respect to the strategic alternatives available to Premara;

•
the business strategy of Premara and its prospects for the future as an independent institution, including the risks inherent in successful execution of its strategic plan, its projected financial results, and expectations relating to the proposed merger with Select;

•
a review of the challenges facing Premara in the current competitive, economic, financial and regulatory climate, and the potential benefits of aligning Premara with a larger organization;

•
the consistency of the merger with Premara’s long-term strategic plan to seek profitable future expansion, leading to opportunities for growth in overall shareholder value and enhanced liquidity for Premara shareholders;

•
a review of the historical financial statements and condition of Premara and certain other internal information, primarily financial in nature, relating to the business, earnings and balance sheet of Premara;

•
a review of the historical financial statements and condition of Select and certain other information, primarily financial in nature, relating to the business, earnings and financial condition of Select and its ability to successfully complete the merger;

•
a review and discussions with Premara management and its advisors concerning the due diligence examination by Select;

•
the fact that the merger would combine two established banking franchises to create a bank with over $1 billion in assets;

•
the complementary nature of the businesses of Premara and Select and the anticipated improved opportunities for Premara customers and communities served by Premara;

•
the financial strength of Select based on Select’s historical earnings and its capital position;

•
the financial and other terms of the merger agreement, including the fixed price, deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•
the fact that, the transaction value would be approximately $40.1 million, with a price per share of Premara common shares of approximately $12.53;

•
the ability of Select to complete a merger transaction from a financial and regulatory perspective;

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•
the nature and amount of payments and other benefits to be received by Premara management in connection with the merger pursuant to existing Premara plans, as well as compensation arrangements contemplated in connection with the merger;

•
the anticipated effect of the acquisition on Premara’s employees;

•
the anticipated effect on Premara’s customers and the communities served by Premara; and

•
the opinion of Boenning delivered to the Premara Board on July 20, 2017, that, as of that date, and based upon and subject to the conditions, limitations, qualifications and assumptions set forth in the opinion, the merger consideration to be received in the merger by the holders of Premara common share was fair, from a financial point of view, to such holders of Premara common shares.

The foregoing discussion of the information and factors considered by the Premara Board is not intended to be exhaustive, but includes the material factors considered by the Premara Board. In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Premara Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Premara Board considered all these factors as a whole, including discussion with, and questioning of, Premara’s management and Premara’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.
For the reasons set forth above, the board of directors of Premara has unanimously approved the merger agreement as advisable and in the best interests of Premara and its shareholders and recommends that the shareholders of Premara vote “FOR” the proposal to approve the merger agreement.
Opinion of Premara’s Financial Advisor
Boenning and Scattergood, Inc. (which is referred to herein as “Boenning”) is acting as financial advisor to Premara in connection with the Merger. Boenning is a registered broker-dealer providing investment banking services with substantial expertise in transactions similar to the merger. As part of its investment banking activities, Boenning is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwriting, private placements and valuations for estate, corporate and other purposes.

On July 20, 2017, Boenning rendered its oral opinion, which was subsequently confirmed in writing, to the Premara board of directors that, as of such date, the merger consideration to be received by the holders of Premara’s common shares pursuant to the Agreement was fair, from a financial point of view, to such holders.
The full text of Boenning’s written opinion dated July 20, 2017, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix C to this joint proxy statement/prospectus and is incorporated herein by reference. You are urged to, and should, read this opinion carefully and in its entirety in connection with this joint proxy statement/prospectus. The summary of Boenning’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Boenning’s opinion does not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.
No limitations were imposed by Premara on the scope of Boenning’s investigation or the procedures to be followed by Boenning in rendering its opinion. Boenning was not requested to, and did not, make any recommendation to the Premara board of directors as to the form or amount of the consideration to be paid to the Premara shareholders, which was determined through arm’s length negotiations between the parties. In arriving at its opinion, Boenning did not ascribe a specific range of values to Premara. Its opinion is based on the financial and comparative analyses described below.
In connection with its opinion, Boenning, among other things:
•
reviewed the historical financial performances, current financial positions and general prospects of Select and Premara and reviewed certain internal financial analyses prepared by the management of Premara;

•
reviewed the merger agreement dated July 20, 2017;

•
reviewed and analyzed the stock market performance and trading history of Select and Premara;

•
studied and analyzed the consolidated financial and operating data of Select and Premara;

•
reviewed the pro forma financial impact of the merger on Select, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by senior management of Select and Premara;

•
considered the financial terms of the merger between Select and Premara as compared with the financial terms of comparable bank and bank holding company mergers and acquisitions;

•
met and/or communicated with certain members of Select’s and Premara’s senior management to discuss their respective operations, historical financial statements and future prospects; and

•
conducted such other financial analyses, studies and investigations as Boenning deemed appropriate.

Boenning’s opinion was given in reliance on information and representations made or given by Select and Premara, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Select and Premara including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. Boenning did not independently verify the information concerning Select and Premara nor other data which Boenning considered in its review and, for purposes of its opinion, Boenning assumed and relied upon the accuracy and completeness of all such information and data. Boenning assumed that all forecasts and projections provided to it had been reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of Select and Premara as to their most likely future financial performance. Boenning expressed no opinion as to any financial projections or the assumptions on which they were based. Boenning did not conduct any valuation or appraisal of any assets or liabilities of Select or Premara, nor have any such valuations or appraisals been provided to Boenning. Additionally, Boenning assumed that the merger is, in all respects, lawful under applicable law.

With respect to anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies and financial and other information relating to the general prospects of Select and Premara, Boenning assumed that such information had been reasonably prepared and reflected the best currently available estimates and good faith judgment of the management of Select and Premara as to their most likely future performance. Boenning further relied on the assurances of management of Select and Premara that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Boenning was not asked to and did not undertake an independent verification of any of such information and Boenning did not assume any responsibility or liability for the accuracy or completeness thereof. Boenning assumed that the allowance for loan losses indicated on the balance sheets of Select and Premara was adequate to cover such losses; Boenning did not review individual loans or credit files of Select and Premara. Boenning assumed that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party under the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the agreements were not waived. Boenning assumed that the merger will qualify as a tax-free reorganization for federal income tax purposes. Also, in rendering its opinion, Boenning assumed that in the course of obtaining the necessary regulatory approvals for the consummation of the merger no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.
Boenning’s opinion is based upon information provided to it by the management of Select and Premara, as well as market, economic, financial and other conditions as they existed and could be evaluated only as of the date of its opinion and accordingly, it speaks to no other period. Boenning did not undertake to reaffirm or revise its opinion or otherwise comment on events occurring after the date of its opinion and did not have an obligation to update, revise or reaffirm its opinion. Boenning’s opinion does not address the relative merits of the merger and the other business strategies that Premara’s board of directors has considered or may be considering, nor does it address the underlying business decision of Premara’s board of directors to proceed with the merger. In connection with the preparation of Boenning’s opinion, Boenning was not authorized to solicit, and did not solicit, third parties regarding alternatives to the merger. Boenning expressed no opinion as to the value of the Select common shares when issued to holders of outstanding Premara common shares pursuant to the merger agreement or the prices at which the shares may trade at any time. Boenning’s opinion does not constitute, and should not be construed as, tax advice or a recommendation to take any particular tax position, or as advice on any legal, tax, regulatory or accounting matter. Boenning’s opinion is for the information of Premara’s board of directors in connection with its evaluation of the merger and does not constitute a recommendation to the board of directors of Premara in connection with the merger or a recommendation to any shareholder of Premara as to how such shareholder should vote or act with respect to the merger.
In connection with rendering its opinion, Boenning performed a variety of financial analyses that are summarized below. This summary does not purport to be a complete description of such analyses. Boenning believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Boenning considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Boenning’s view of the actual value of Premara.
In its analyses, Boenning made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Premara or Select. Any estimates contained in Boenning’s analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Boenning’s analyses was identical to Premara or Select or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Boenning was assigned a greater significance by Boenning than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Boenning. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which Premara’s common stock or Select’s common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.
In accordance with customary investment banking practice, Boenning employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Boenning used in providing its opinion on July 20, 2017. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Boenning more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Boenning’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Boenning. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Boenning with respect to any of the analyses performed by it in connection with its opinion. Rather, Boenning made its determination as to the fairness to the holders of Premara’s common shares of the merger consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for Premara should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Boenning.
In connection with rendering its opinion and based upon the terms of the draft merger agreement reviewed by it, Boenning assumed the effective per share merger consideration to be $12.53 based on the July 20, 2017 stock price of Select of  $11.92 and the aggregate indicated merger consideration to be $40.1 million.
Comparison of Selected Companies.   Boenning reviewed and compared the multiples and ratios of the current trading price of Premara’s common shares to Premara’s book value, tangible book value, latest 12 months earnings per share, assets, tangible book premium to core deposits, and deposits, such multiples referred to herein as the pricing multiples, with the median pricing multiples for the current trading prices of the common stock of a peer group of 17 selected public banks and thrifts with assets between $150 million and $400 million, tangible common equity as a percentage of tangible assets between 8.0% and 11.0%, last twelve months core return on average tangible common equity between 2.0% and 5.0%, and nonperforming assets as a percentage of total assets less than 3.0%, excluding merger targets. Boenning first applied the resulting range of pricing multiples for the peer group specified above to the appropriate financial results without the application of any control premium, referred to as the unadjusted trading price. Boenning then applied a 30.0% assumed control premium to the trading prices of the peer group specified above, referred to as the adjusted trading price, and compared the pricing multiples of the offer price to the median pricing multiples for the peer group adjusted trading prices. The 30.0% equity control premium is the median one day stock price premium for all bank and thrift merger and acquisition deals announced since January 1, 2000, based on data from SNL Financial.

	Unadjusted Trading Price		Adjusted Trading Price
Pricing Multiple	Premara(1)	Median Statistics for Peer Group(2)	Offer Price(3)	Median Statistics for Peer Group(2)
Price/Book Value	114.9%	96.6%	159.0%	125.5%
Price/Tangible Book Value	117.7%	96.6%	162.9%	125.5%
Price/Latest Twelve Months Core Earnings Per Share	35.7x	24.6x	52.0x	31.9x
Price/Assets	11.0%	8.6%	15.5%	11.1%
Premium over Tangible Book Value/Core Deposits	2.3%	-0.8%	8.3%	4.1%
Price/Deposits	13.7%	10.0%	19.2%	13.0%

(1)
Based on Premara’s closing stock price of 9.05 on July 20, 2017.

(2)
Peer metrics are based on prices as of market close on July 20, 2017.

(3)
Based on the implied value of  $12.53, as a result of Select’s closing stock price of  $11.92 on July 20, 2017.

Analysis of Bank Merger Transactions.   Boenning analyzed certain information relating to recent transactions in the banking industry, consisting of  (i) 13 selected North Carolina and South Carolina bank and thrift transactions announced since January 1, 2015, with target assets less than $1 billion and disclosed pricing, excluding mergers of equals, referred to below as Group A; (ii) eight selected bank and thrift transactions with target headquartered in the Southeast or Mid-Atlantic as defined by SNL financial, announced since January 1, 2015, with target assets between $150 million and $500 million, latest twelve months return on average equity between 0.0% and 7.0%, tangible equity as a percentage of tangible assets between 7.0% and 10.0%, and nonperforming assets as a percentage of total assets less than 2.0% and disclosed pricing, excluding mergers of equals, referred to below as Group B; and (iii) 16 selected nationwide bank and thrift transactions announced since June 30, 2016, with target assets between $150 million and $500 million, tangible equity as a percentage of tangible assets between 6.0% and 12.0%, last twelve months return on average equity between 0% and 6% and disclosed pricing, excluding mergers of equals, referred to below as Group C. Boenning then reviewed and compared the pricing multiples of the offer price and the median pricing multiples of the selected transaction values for Group A, Group B and Group C.
		Median Statistics for Selected Transactions
Pricing Multiple	The Merger	Group A	Group B	Group C
Price/Book Value	159.0%	140.9%	143.0%	147.3%
Price/Tangible Book Value	162.9%	147.7%	150.0%	149.4%
Price/Latest Twelve Months Core Earnings Per Share	52.0x	20.5x	22.4x	32.7x
Price/Assets	15.5%	16.9%	11.1%	13.1%
Premium over Tangible Book Value/Core
Deposits	8.3%	6.6%	5.1%	6.4%
Price/Deposits	19.2%	19.6%	13.0%	14.8%
Discounted Cash Flow Analysis.   Discounted cash flow analysis approximates the value of a share of stock to an acquiror by calculating the present value of the target’s dividendable cash flow in perpetuity. This analysis assumed a short-term earnings growth rate of 5.0% and a long-term growth rate of 2.5%, as well as a short-term balance sheet growth rate of 4.0% and a long-term growth rate of 2.5%, based on guidance from Premara’s management. The estimated initial cost savings of 40% of annual estimated expenses, recognized 60.0% in 2018, 95.0% in 2019, and 100% annually thereafter, transaction costs of $5.0 million pre-tax and credit mark of  $5.5 million (approximately $2.8 million net of Premara’s loan loss reserve) were based on guidance provided by Select. A discount rate of 14.5% was determined using the Capital Asset Pricing Model and the Build-Up Method, both of which take into account certain factors such as the current risk free rate, the beta of bank stocks compared to the broader market and the Ibbotson risk premiums for small, illiquid stocks and for commercial bank stocks, as well as comparable company returns on tangible common equity. The average of the three methods was approximately 14.5%. Sensitivity analyses for discount rates and cost savings ranged from 12.5% to 16.5% and 35.0% to 45.0%, respectively. The net present value of Premara common shares calculated using discounted cash flow analysis ranged from $8.63 per share to $16.72 per share based on the cost savings estimates and discount rates used, compared to the offer price of  $12.65 per share. This analysis does not purport to be indicative of actual future results and does not purport to reflect the prices at which Premara common shares may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates and discount rates.
Present Value Analysis.   Applying present value analysis to Premara’s theoretical future earnings, dividends and tangible book value, Boenning compared the offer price for one share of Premara’s common stock to the present value of one share of Premara’s common stock on a stand-alone basis. The analysis was based upon management’s projected earnings growth, a range of assumed price/earnings ratios, a range of assumed price/tangible book value ratios and a 14.5% discount rate, which was determined using the Capital Asset Pricing Model and the Build-Up Method, both of which take into account certain factors such as the current risk free rate, the beta of bank stocks compared to the broader market and the Ibbotson risk premiums for small, illiquid stocks and for commercial bank stocks, as well as comparable company returns on tangible common equity. The average of the three methods was approximately 14.5%. The valuation was completed with a sensitivity analysis on the discount rate ranging from 12.5% to 16.5%. Boenning derived the terminal price/earnings multiple of 17.1x and terminal price/tangible book value multiple of 135.6% from the three-year median trading multiples of the SNL Bank $500 Million Index as of July 20, 2017. Sensitivity analyses for terminal price/earnings and price/tangible book ranged from 9.5x to 24.7x and 103.6% to 167.6%, respectively, each representing two standard deviations above or below the median. The present value of Premara’s common stock on a standalone basis was $7.10 to $22.11 per share based on price/earnings multiples, and $7.14 to $13.76 per share based on price/tangible book value multiples, compared to the offer price of  $12.65 per share. This analysis does not purport to be indicative of actual future results and does not purport to reflect the prices at which shares of Premara’s common stock may trade in the public markets. A present value analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates and discount rates.
Pro Forma Merger Analysis.   Boenning analyzed certain potential pro forma effects of the merger, assuming the following: (i) the merger is completed December 31, 2017; (ii) each Premara common share will be eligible to receive consideration of  $12.65 in cash or 1.0463 Select common shares, or an indicated $12.53 as of July 20, 2017; (iii) estimated pre-tax cost savings of  $3.9 million on an annual basis, 60% phased-in in 2018, 95% phased-in in 2019, and fully phased-in in 2020; (iv) estimated one-time transaction related costs of  $5.0 million pre-tax are expensed prior to closing; (v) Premara’s performance was calculated in consultation with Premara management; (vi) Select’s performance was calculated in accordance with the publicly available analyst earnings estimates for Select; and (vii) certain other assumptions pertaining to costs and expenses associated with the transaction, intangible amortization, opportunity cost of cash and other items. The analyses indicated that, for the full years 2018 and 2019, the merger (excluding transaction expenses) would be accretive to the combined company’s projected earnings per share and accretive to Premara’s per share equivalent tangible book value. The actual results achieved by the combined company may vary from projected results and the variations may be material.
As described above, Boenning’s opinion was just one of the many factors taken into consideration by the Premara board of directors in making its determination to approve the merger.
Boenning, as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of Boenning’s business as a broker-dealer, it may, from time to time, purchase securities from, and sell securities to, Select and Premara or their respective affiliates. In the ordinary course of business, Boenning may also actively trade the securities of Select and Premara for its own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.
Boenning will receive an aggregate fee of 1.50% of the total transaction consideration for its services, paid $15,000 at the outset of the engagement, $50,000 upon delivery of Boenning’s fairness opinion, and the remainder upon consummation of the merger. Boenning’s fee for rendering the fairness opinion is not contingent upon any conclusion that Boenning may reach or upon completion of the merger. Premara has also agreed to indemnify Boenning against certain liabilities that may arise out of Boenning’s engagement.
Boenning & Scattergood, Inc. has not had any material relationship with Select during the past two years in which compensation was received or was intended to be received. Boenning was engaged in June 2015 by Premara to serve as placement agent for a private placement of common stock. The offering ultimately closed on November 30, 2015, and Boenning was paid a commission for its role. Certain employees of Boenning purchased shares in this offering. The aggregate number of such shares is well under 1% of Premara’s outstanding shares. The value of the shares is not material to the net worth of the employees, and Boenning does not believe that such ownership has any bearing on its representation of Premara or on its fairness opinion.
Except for the arrangement between Boenning and Premara described in the preceding paragraph, Boenning has provided no investment banking services to Premara during the past two years in which compensation was received or was intended to be received. Boenning may provide services to Select in the future (and/or to Premara if the proposed merger is not consummated), although as of the date of this joint proxy statement/prospectus, there is no agreement to do so nor any mutual understanding that such services are contemplated.
Boenning’s opinion was approved by Boenning’s fairness opinion committee. Boenning did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by the officers, directors, or employees of any party to the merger agreement, or any class of such persons, relative to the compensation to be received by the holders of Premara common shares in the merger.
Opinion of Select’s Financial Advisor
Select engaged The Burke Group, LLC, or TBG, to provide an opinion to the Select board of directors as to the fairness, from a financial point of view, to Select and its shareholders of the stock exchange ratio and cash consideration to be paid to Premara shareholders in the proposed merger. Select selected TBG because TBG is an investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, TBG is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
At a meeting of the Select board of directors on July 20, 2017, TBG delivered to the Select board of directors its oral opinion, followed by delivery of its written opinion, that, as of such date, the common stock and cash consideration to be paid to the holders of Premara common stock was fair to the holders of Select common stock from a financial point of view. The full text of TBG’s written opinion dated July 20, 2017 is attached as Appendix D to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by TBG in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. Select shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.
TBG’s opinion speaks only as of the date of the opinion. The opinion was directed to the Select board of directors and is directed only to the fairness, from a financial point of view, to Select and its shareholders of the merger consideration to be paid to the holders of Premara common stock. It does not address the underlying business decision of Select to engage in the merger or any other aspect of the merger and is not a recommendation to any Select shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.
In connection with rendering its July 20, 2017 opinion, TBG reviewed and considered, among other things:
•
the merger agreement;

•
certain publicly available financial statements and other historical financial information of Select that TBG deemed relevant;

•
certain publicly available financial statements and other historical financial information of Premara that TBG deemed relevant;

•
financial projections for Select for the years ending December 31, 2017 through December 31, 2023 derived from discussions with senior management of Select and its advisors;

•
financial projections for Premara for the years ending December 31, 2017 through December 31, 2023 derived from discussions with senior management of Premara, Select, and its advisors;

•
the pro forma financial impact of the merger on Select, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies derived from discussions with the management of Select;

•
a comparison of certain financial information for Select and Premara with similar institutions for which public information is available;

•
the financial terms of certain recent business combinations in the community banking industry, to the extent publicly available;

•
the current market environment generally and the commercial banking environment in particular; and

•
such other information, financial studies, analyses and investigations and financial, economic and market criteria as TBG considered relevant.

TBG also discussed with certain members of senior management of Select the business, financial condition, results of operations and prospects of Select.
In performing its review, TBG has relied upon the accuracy and completeness of all of the financial and other information that was available to TBG from public sources, that was provided to TBG by Select and by Premara or their financial representatives, or that was otherwise reviewed by TBG and TBG assumed such accuracy and completeness for purposes of rendering its opinion. TBG has further relied on the assurances of management of each of Select and Premara that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. TBG has not been asked to and has not undertaken an independent verification of any of such information and it did not assume any responsibility or liability for the accuracy or completeness thereof. TBG did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Select and Premara or any of their subsidiaries, or the collectability of any such assets, nor was it furnished with any such evaluations or appraisals.
TBG did not make an independent evaluation of the adequacy of the allowance for loan losses of Select and Premara and has not reviewed any individual credit files relating to Select and Premara. TBG assumed, with Select’s consent, that the respective allowances for loan losses for both Select and Premara are adequate to cover such losses.
With respect to the financial projections for Select and Premara as derived from discussions with the respective managements of Select and Premara and used by TBG in its analyses, the respective managements of Select and Premara confirmed to TBG that they reflected the best currently available estimates and judgments of such respective management of the future financial performances of Select and Premara, respectively, and TBG assumed that such performances would be achieved. With respect to the projections of transaction expenses, purchase accounting adjustments and cost savings derived from discussions with the management of Select, management confirmed to TBG that they reflected the best currently available estimates and judgments of such management and TBG assumed that such performances would be achieved. TBG expressed no opinion as to such financial projections or the assumptions on which they are based. TBG has also assumed that there has been no material change in Select and Premara assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to TBG. TBG has assumed in all respects material to its analysis that Select and Premara will remain as going concerns for all periods relevant to the analyses, that all of the representations and warranties contained in the merger agreement are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement are not waived. TBG expressed no opinion as to any of the legal, accounting or tax matters relating to the merger and the other transactions contemplated by the merger agreement.
TBG’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to TBG as of, the date of the opinion. Events occurring after the date of the opinion could materially affect the opinion. TBG has not undertaken to update, revise, reaffirm or withdraw the opinion or otherwise comment upon events occurring after the date of the opinion. TBG expressed no opinion as to what the value of Select common stock will be when issued to Premara shareholders pursuant to the merger agreement or the prices at which Select and Premara common stock may trade at any time.
TBG’s opinion is directed only to the fairness, from a financial point of view, to the shareholders of Select of the merger consideration to be paid to Premara shareholders and does not address the underlying business decision of Select to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Select or the effect of any other transaction in which Select might engage. TBG has consented to inclusion of its opinion and a summary thereof in this joint proxy statement/prospectus. TBG did not express any opinion as to the fairness of the amount or nature of any compensation to be received in the merger by any Premara officer, director, or employee, or class of such persons, relative to the consideration to be received in the merger by any other shareholders of Premara.
In rendering its July 20, 2017 opinion, TBG performed a variety of financial analyses. The following is a summary of the material analyses performed by TBG, but is not a complete description of all the analyses underlying TBG’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, TBG did not attribute any particular weight to any analysis or factor that it considered. Rather TBG made qualitative judgments as to the significance and relevance of each analysis and factor. TBG did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather TBG made its determination as to the fairness of the cash and stock consideration to be paid pursuant to the merger agreement on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. TBG believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in TBG’s comparative analyses described below is identical to Select or Premara and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Select or Premara and the companies to which they are being compared.
In performing its analyses, TBG also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Select, Premara and TBG. The analysis performed by TBG is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. TBG prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Select board of directors at the July 20, 2017 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. The analysis and opinion of TBG was among a number of factors taken into consideration by the Select board of directors in making its determination to adopt the plan of merger contained in the merger agreement and the analyses described below should not be viewed as determinative of the decision of the Select board of directors with respect to the fairness of the merger.
At the July 20, 2017 meeting of the Select board of directors, TBG presented certain financial analyses of the merger. The summary below is not a complete description of the analyses underlying the opinions of TBG or the presentation made by TBG to the Select board of directors, but is instead a summary of the material analyses performed and presented in connection with the opinion.
Summary of TBG’s Analysis
The Proposal.   For purposes of the financial analyses described below, TBG utilized an implied transaction value for the proposed merger of  $40.5 million, or $12.65 per outstanding share of Premara common stock, based on each issued and outstanding share of Premara common stock being converted into the right to receive either (i) 1.0463 shares of Select common stock or (ii) $12.65 in cash in the proposed merger. In addition to the financial analyses described below, TBG reviewed with the Select board for informational purposes, among other things, implied transaction multiples for the proposed merger, based on the implied transaction value for the proposed merger of  $12.65 per outstanding share of Premara common stock, of 25.0x Premara’s estimated 2017 earnings per share (“EPS”) and 10.6x Premara’s estimated 2018 EPS including fully phased-in anticipated cost savings using estimates for Premara provided by Select management.
Precedent Transactions Analysis.   As part of its analysis, TBG reviewed publicly available information related to a comparable group of select acquisition transactions of banks. The group consisted of acquisition transactions of banks headquartered in the Southeast in metropolitan statistical areas (MSAs) with a population greater than one million announced since January 1, 2016 with total assets between $100 million and $500 million, adjusted nonperforming assets to assets less than 3%, and last twelve months return on assets greater than 0.25%. Information for the target institutions was based on the last twelve months starting with the most recent quarter prior to announcement of the transaction.
For each precedent transaction, TBG derived and compared the implied ratio of deal value to certain financial characteristics as follows:
•
the multiple of the purchase consideration to the acquired company’s tangible book value (the “Price/Tangible Book” multiple);

•
the multiple of the purchase consideration to the acquired company’s last twelve months net income (the “Price/LTM Earnings” multiple);

•
the multiple of the purchase consideration to the acquired company’s last twelve months net income including fully phased-in anticipated cost savings (the “Price/Deliverable Earnings” multiple); and

•
the percentage of the difference between the purchase consideration and the acquired company’s tangible book value to the acquired company’s core deposits (“Core Deposit Premium”).

The results of the analysis are set forth in the table below. Based on the selected median multiples, the precedent transactions imply a $36.0 million to $43.7 million aggregate deal value or $11.24 to $13.64 per Premara common share.
			Implied Value
Metric	Median Multiple	Company Value ($000)	Aggregate	Fully Diluted Per Share
Price / Tangible Book	1.61x	$24,301	$39,135	$12.22
Price / LTM Earnings	22.24x(1)	$1,618	$35,981	$11.24
Price / Deliverable Earnings	11.45x	$3,814	$43,667	$13.64
Core Deposit Premium	7.85%	$184,015	$38,741	$12.10
Proposed Deal			$40,510	$12.65

(1)
Assumes normalized taxes of 35.0%.

Using publicly available information, TBG compared the financial performance of Premara with that of the median of the precedent transactions. The performance highlights are based on the last twelve months starting with the quarter end information of Premara as of March 31, 2017.
	Assets ($000’s)	LTM ROAA	LTM ROAE	TE / TA	Adj. NPAs/ Assets	Adj. Texas Ratio
High	$412,118	1.13%	10.41%	12.74%	2.35%	17.16%
Median	282,522	0.87%	7.32%	10.86%	0.37%	3.07%
Average	257,110	0.79%	7.18%	10.70%	0.69%	5.69%
Low	109,508	0.42%	4.12%	8.21%	0.00%	0.00%
Premara	$259,196	0.62%	6.66%	9.38%	0.48%	4.66%
No company or transaction used as comparison in the above transaction analyses is identical to Premara or Select, and no transaction was consummated on terms identical to the terms of the merger agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.
Publicly Traded Comparables.   As part of its analysis, TBG reviewed publicly available information related to two comparable groups (“Southeast Peer Group” and “US Peer Group”) of publicly traded financial institutions. The Southeast Peer Group consisted of publicly traded banks headquartered in the states of Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia in MSAs with a population greater than one million with total assets between $100 and $600 million, adjusted nonperforming assets to assets less than 3%, last twelve months return on assets greater than 0.25% and average daily trading value greater than 0. The US Peer Group consisted of publicly traded banks headquartered in the U.S. in MSAs with a population greater than one million with total assets between $100 and $600 million, adjusted nonperforming assets to assets less than 3%, last twelve months return on assets greater than 0.25%, and average daily trading value greater than 0. Information for the target institutions was based on the last twelve months starting with the most recent quarter prior to announcement of the transaction.
For each comparable company, TBG derived and compared the implied trading value to certain financial characteristics as follows:
•
the multiple of the purchase consideration to the acquired company’s tangible book value (the “Price/Tangible Book per Share”);

•
the multiple of the purchase consideration to the acquired company’s last twelve months net income (the “Price/LTM Earnings Multiple”); and

•
the percentage of the difference between the purchase consideration and the acquired company’s tangible book value to the acquired company’s core deposits (“Core Deposit Premium”).

The results of the analysis are set forth in the table below. Based on the selected median multiples, the Southeast Peer Group implies a $33.2 million to $37.3 million aggregate deal value or $10.35 to $11.63 per Premara common share assuming a 30% change in control premium.
			Implied Value without Change in Control Premium		Implied Value w/ Change in Control Premium (30.0%)
Metric	Median Multiple (Per Share)	Company Per Share Value	Aggregate	Fully Diluted Per Share	Aggregate	Fully Diluted Per Share
Price / Tangible Book per Share	1.12x	$7.59	$27,243	$8.51	$35,417	$11.06
Price / LTM Earnings per Share	15.76x	$0.51	$25,506	$7.96	$33,158	$10.35
Core Deposit Premium	2.37%	$57.46	$28,656	$8.95	$37,253	$11.63
Proposed Deal			$40,510	$12.65	$40,510	$12.65
Based on the selected median multiples, the US Peer Group implies a $35.7 million to $36.5 million aggregate deal value or $11.15 to $11.40 per Premara common share assuming a 30% change in control premium.
			Implied Value without Change in Control Premium		Implied Value w/ Change in Control Premium (30.0%)
Metric	Median Multiple (Per Share)	Company Per Share Value	Aggregate	Fully Diluted Per Share	Aggregate	Fully Diluted Per Share
Price / Tangible Book per Share	1.15x	$7.59	$28,012	$8.75	$36,416	$11.37
Price / LTM Earnings per Share	16.97x	$0.51	$27,457	$8.57	$35,694	$11.15
Core Deposit Premium	2.05%	$57.46	$28,077	$8.77	$36,500	$11.40
Proposed Deal			$40,510	$12.65	$40,510	$12.65
Using publicly available information, TBG compared the financial performance of Premara with that of the Southeast Peer Group and the US Peer Group. The performance highlights are based on the last twelve months starting with the quarter end information of Premara as of March 31, 2017.
Southeast Peer Group
	Assets ($000)	LTM ROAA	LTM ROAE	TE/TA	Adj. NPAs / Assets	Adj. Texas Ratio
Upper Quartile	$418,815	0.97%	8.92%	11.28%	1.73%	20.27%
Median	$343,086	0.76%	7.67%	10.42%	0.89%	6.29%
Average	$344,338	0.91%	8.19%	10.75%	0.98%	10.56%
Lower Quartile	$279,057	0.64%	5.91%	8.38%	0.18%	3.30%
Premara	$259,196	0.62%	6.66%	9.38%	0.48%	4.66%
US Peer Group
	Assets ($000)	LTM ROAA	LTM ROAE	TE/TA	Adj. NPAs / Assets	Adj. Texas Ratio
Upper Quartile	$452,056	0.98%	8.96%	11.33%	1.42%	17.34%
Median	$368,083	0.72%	7.28%	10.14%	0.55%	8.68%
Average	$383,049	0.81%	7.95%	10.12%	0.90%	9.94%
Lower Quartile	$307,283	0.51%	5.30%	8.70%	0.17%	1.44%
Premara	$259,196	0.62%	6.66%	9.38%	0.48%	4.66%
No company used as comparison in the above public comparables analyses is identical to Premara. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis.   TBG performed a discounted cash flow analysis to estimate a range for the implied equity value of Premara. In this analysis, TBG used financial forecasts and projections relating to the earnings and assets of Premara with respect to the period from 2018 to 2022 provided by Select management, assumed Premara long term growth rates provided by Select management, and TBG assumed discount rates ranging from 12.0 to 14.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that Premara could generate over the five-year period from 2018 to 2022 and (ii) the present value of Premara’s implied terminal value at the end of such period. TBG assumed that Premara would dividend earnings above a tangible common equity to tangible assets ratio of 10.0%. In calculating the terminal value of Premara, TBG applied a range of 17.0x to 19.0x Premara’s estimated 2022 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Premara common stock of  $11.31 to $13.81 per share, excluding estimated cost savings and related expenses expected to result from the merger as well as certain accounting adjustments and restructuring charges.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The above analyses did not purport to be indicative of the actual values or expected values of Premara.
Conclusion.   Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, TBG determined that the common stock and cash consideration to be paid to the holders of Premara common stock was fair to the holders of Select common stock from a financial point of view.
TBG’s Compensation and Other Relationships with Select.   Select’s board of directors selected TBG to render a fairness opinion in connection with the merger based on TBG’s qualifications, expertise, reputation and experience in mergers and acquisitions. Select agreed to pay TBG fees totaling $75,000, payable upon the delivery of TBG’s fairness opinion to the Select board of directors. Select has also agreed to reimburse TBG for its expenses and to indemnify TBG against certain liabilities arising out of its engagement. In addition to this present engagement, in the two years preceding the date of TBG’s opinion, TBG provided investment banking and financial advisory services to Select for which compensation was received. In the two years preceding the date of TBG’s opinion, TBG did not provide investment banking and financial advisory services to Premara. TBG may in the future provide investment banking and financial advisory services to Select or Premara and receive compensation for such services.
Board of Directors and Management of Select Following Completion of the Merger
Effective upon completion of the merger, Select currently expects to take certain actions to appoint to the Select and Select Bank boards of directors two individuals currently serving as directors of Premara or Carolina Premier or who are otherwise mutually acceptable to Select and Premara. For information about the current members of Select’s board of directors and executive officers, see “Management Following the Merger.”
Shareholder Support Agreements
As an inducement to Select’s willingness to enter into the merger agreement, the following directors of Premara and Carolina Premier have entered into shareholder support agreements with Select — F. Douglas Banks, David P. Barksdale, Coleman Clougherty, Charles R. Davis, Lynne Tatum Little, Robert J. Maccubbin, Jr., Timothy A. Tucker, Thomas W. Tyree, and Seth Wilfong. Pursuant to the support agreements, Premara and Carolina Premier directors agreed, among other things, to vote (or cause to be voted), all the shares owned beneficially by each of them, (i) in favor of the approval of the Agreement and Plan of Merger and Reorganization at the special meeting of the Premara shareholders and (ii) against any competing Acquisition Proposal (as defined in the merger agreement and as further described under “The Merger Agreement — Agreement Not to Solicit Other Offers”). As of  [•], 2017, the directors of Premara and Carolina Premier who have executed support agreements beneficially owned 453,057 shares (exclusive of shares underlying outstanding stock options and warrants), or approximately 14.25% of the outstanding shares of Premara common stock. A copy of the form of this shareholder support agreement is attached as Exhibit B to the merger agreement, which is provided at Appendix A to this joint proxy statement/prospectus and is incorporated herein by reference. Premara shareholders are urged to read the support agreements in their entirety.
Premara’s Directors and Officers Have Financial Interests in the Merger
Interests of Directors and Executive Officers of Premara
In considering the recommendation of the Premara Board that Premara shareholders vote to approve the merger on the terms set forth in the merger agreement, you should be aware that some of Premara’s directors and executive officers have interests in the merger and have arrangements that are different from, or are in addition to, those of Premara’s shareholders generally. The Premara Board was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that you vote in favor of approving the merger agreement. The Premara Board determined these interests to be reasonable.
Share Ownership.   As of  [•], 2017, the record date for the special meeting of Premara shareholders, the directors and executive officers of Premara may be deemed to be the beneficial owners of 454,507 shares (exclusive of shares of Premara common stock underlying stock options or warrants that are or will become exercisable within 60 days of  [•], 2017), representing 14.30% of the outstanding shares of Premara common stock. See “Beneficial Ownership of Premara Voting Securities.”
Premara Stock Options and Warrants.   Pursuant to the merger agreement, Premara stock options outstanding under the Premara Stock Plan and stock warrants held by certain directors of Premara will be cancelled in consideration of a cash payment equal to $12.65 less the exercise price specified in the respective option grant or warrant agreement by which they are evidenced, multiplied by the number of shares covered by the stock option or warrant. It is currently contemplated that the cash payments in the following table will be payable to the officers and directors listed:
Name of Beneficial Owner	Number of Options or Warrants	Exercise or Strike Price	Anticipated Cash Payment
David P. Barksdale	7,000	$7.00	$39,550.00
Carrington S. Canada	7,000	$7.00	$39,550.00
Caryn Johnson	7,000	$7.00	$39,550.00
Timothy C. Key	7,000	$7.00	$39,550.00
Amy Macari	7,000	$7.00	$39,550.00
Kendall R. Stewart	7,000	$7.00	$39,550.00
C. Hunter Widener	7,000	$7.00	$39,550.00
Charles R. Davis	4,885	$9.57	$15,045.80
Lynne Tatum Little	4,885	$9.57	$15,045.80
Robert J. Maccubbin, Jr.	4,885	$9.57	$15,045.80
Timothy A. Tucker	4,885	$9.57	$15,045.80
Thomas W. Tyree	4,885	$9.57	$15,045.80
All Directors and Executive Officers as a group (12 persons)	73,425	*	$352,079.00
Anticipated Severance Payments to Executive Officers.   Carolina Premier is party to an existing employment agreement with each of David P. Barksdale, Caryn R. Johnson, and Kendall R. Stewart and is party to a change in control agreement with each of Amy Macari, C. Hunter Widener, and Timothy C. Key. Under the terms of these agreements, each of the officers may be entitled to certain lump-sum, cash benefit payments in connection with their respective agreement if the merger is consummated. With the exception of Mr. Barksdale’s payment, which would be payable upon consummation of the merger, the payments to the other officers would be payable upon a termination of the officer’s employment without cause or a termination by the officer of his or her respective employment for good reason (in each case, as defined in the respective agreement) following consummation of the merger. In connection with consummation of the merger, it is currently contemplated that the following change in control benefit payments will be payable to the officers — Mr. Barksdale — $926,000, Ms. Johnson — $296,444, Ms. Macari — $92,700, Mr. Stewart — $293,920, and Mr. Widener — $263,773.
Select and Select Bank & Trust Company Board Seats.   Effective upon completion of the merger, and in accordance with the terms of the merger agreement, Select will appoint to the Select and Select Bank boards of directors two individuals currently serving as members of the board of directors of Premara or Carolina Premier or such other individuals who are otherwise mutually acceptable to Select and Premara. The parties currently expect that the two new directors will be Charles R. Davis and Seth Wilfong, each of whom currently serves on the board of directors of Premara. See “Management Following the Merger.”
Premara Director and Officer Indemnification and Insurance.   Select has agreed to indemnify the directors and officers of Premara and Carolina Premier following the merger against certain liabilities arising from their acts or omissions before the merger. Select has also agreed to provide directors’ and officers’ liability insurance for the directors and officers of Premara and Carolina Premier for a period of six years following the merger with respect to acts or omissions occurring before the merger that were committed by such directors and officers in their capacities as such.
Public Trading Markets
Select common stock is listed on the NASDAQ Global Market under the symbol “SLCT”. Premara common stock is currently quoted on the OTCQB® marketplace operated by OTC Markets Group Inc. under the trading symbol “PARA”; however, the public market for such shares has historically been limited and characterized by sporadic trading.
Regulatory Approvals Required for the Merger
Bank holding companies, such as Select and Premara, and their respective depository institution subsidiaries are highly regulated institutions, with numerous federal and state laws and regulations governing their activities. These institutions are subject to ongoing supervision, regulation and periodic examination by various federal and state financial institution regulatory agencies. For detailed discussions of this ongoing regulatory oversight and the laws and regulations under which it is carried, see “Part I  —  Item 1  —  Business” of Select’s Annual Report on Form 10-K, which is incorporated by reference into this document. Those discussions are qualified in their entirety by the actual language of the laws and regulations, which are subject to change based on possible future legislation and action by regulatory agencies. To the extent that the following information describes statutes and regulations, it is qualified in its entirety by reference to those particular statutes and regulations.
The merger is subject to approval, or other non-objection, by the Federal Reserve under the BHCA. In considering the approval of a transaction such as the merger, the BHCA requires the Federal Reserve to review, with respect to the bank holding companies and the banks concerned, the financial condition and future prospects, including capital positions and managerial resources, the effect of the merger on competition in the relevant markets and the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act. The Federal Reserve also is required to evaluate whether the merger would result in a monopoly or would be in furtherance of any combination or conspiracy or attempt to monopolize the business of banking in any part of the United States or otherwise would substantially lessen competition or tend to create a monopoly or which in any manner would be in restraint of trade. If the Federal Reserve determines that there are anticompetitive consequences to the merger, it will not approve the transaction unless it finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.
The bank merger of Carolina Premier with and into Select Bank is also subject to the approval of the FDIC under the Bank Merger Act (12 U.S.C. 1828(c)) and the NCCOB pursuant to Chapter 53C of the North Carolina General Statutes. It is currently contemplated that the bank merger will be consummated immediately following the merger of Premara with and into Select.

Accounting Treatment
The merger will be accounted for under the acquisition method of accounting in accordance with GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Premara as of the effective date of the merger will be recorded at their respective fair values and added to those of Select. Any excess of purchase price over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Financial statements of Select issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Premara before the merger date.
Premara’s Shareholders Have Appraisal Rights
Holders of the common stock of Premara who are entitled to vote on the merger have a right to demand payment in cash of the “fair value” of their shares of Premara common stock. Shareholders who receive a fair value cash payment will not be entitled to receive any shares of Select common stock offered in the merger. Article 13 of the NCBCA sets forth the rights of Premara’s shareholders who wish to demand fair value payments for their shares. The following is a summary of the material terms of the statutory procedures to be followed by a holder of Premara’s common stock in order to perfect appraisal rights under the NCBCA. Premara shareholders who desire to assert appraisal rights, but who do not properly follow the appraisal rights procedures set forth in Article 13 of the NCBCA, will receive the merger consideration set forth in the merger agreement. A copy of Article 13 of the NCBCA is attached as Appendix B. Premara shareholders are urged to read Appendix B in its entirety and to consult with their legal and other professional advisors.
Requirements of Appraisal Rights
If a Premara shareholder elects to exercise the right to demand appraisal, such shareholder must satisfy all of the following conditions:
•
The shareholder must be entitled to vote on the merger.

•
The shareholder must deliver to Premara, before the vote on approval or disapproval of the merger agreement is taken, written notice of the shareholder’s intent to demand payment if the plan of merger is effectuated. This notice must be in addition to and separate from any proxy or vote against the plan of merger. Neither voting against, abstaining from voting, nor failing to vote on the plan of merger will constitute a notice within the meaning of Article 13.

•
The shareholder must not vote, or cause or permit to be voted, any shares in favor of the plan of merger. A failure to vote will satisfy this requirement, as will a vote against the plan of merger, but a vote in favor of the plan of merger, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the plan of merger or contain a direction to abstain, will constitute a waiver of the shareholder’s appraisal rights.

If the requirements above are not satisfied and the plan of merger becomes effective, a Premara shareholder will not be entitled to payment for such shareholder’s shares under the provisions of Article 13.
Required Notice to Premara
Written notices of intent to demand payment should be addressed to Premara Financial, Inc., 13024 Ballantyne Corporate Place, Suite 100, Charlotte, North Carolina 28277, attention: David P. Barksdale. The notice must be executed by the holder of record of shares of Premara’s common stock. A beneficial owner may assert appraisal rights only with respect to all shares of Premara’s common stock of which it is the beneficial owner. With respect to shares of Premara’s common stock which are owned of record by a voting trust or nominee, the beneficial owner of such shares may exercise appraisal rights only if such beneficial owner also submits to Premara the record holder’s written consent to such exercise not later than the Demand Deadline (as defined below). A record holder, such as a broker, who holds shares of Premara’s common stock as a nominee for others, may exercise appraisal rights with respect to the shares held by all or less than all beneficial owners of shares as to which such person is the record holder, provided such record holder exercises appraisal rights with respect to all shares beneficially owned by any particular beneficial shareholder. In such case, the notice submitted by such nominee as record holder must set forth the name and address of the beneficial shareholder who is demanding payment.
Appraisal Notice from Premara
If the plan of merger becomes effective, Premara will be required to deliver a written appraisal notice and form to all shareholders who have satisfied the requirements described under the heading “Requirements of Appraisal Rights” above. The appraisal notice and form must be sent no earlier than the effective date of the Select and Premara plan of merger and no later than ten days after such effective date. The appraisal notice and form must:
•
Identify the first date of any announcement of the principal terms of the merger to the shareholders. If such an announcement was made, the form must require the shareholder to certify whether beneficial ownership of the shares was acquired before that date. For more information regarding this requirement, see “After-Acquired Shares” below.

•
Require the shareholder to certify that the shareholder did not vote for or consent to the transaction.

•
State where the appraisal form is to be returned, where certificates for uncertificated shares must be deposited, and the date by which such certificates must be deposited.

•
State a date by which Premara must receive the appraisal form from the shareholder (the “Demand Deadline”). The date may not be less than forty nor more than sixty days after the date the appraisal notice and form are sent.

•
State that if the appraisal form is not received by Premara by the specified date, the shareholder will be deemed to have waived the right to demand appraisal.

•
State Premara’s estimate of the fair value of the shares.

•
Disclose that, if requested in writing by the shareholder, Premara will disclose within ten days after the Demand Deadline the number of shareholders who have returned their appraisal forms and the total number of shares owned by them.

•
Establish a date within twenty days of the Demand Deadline by which shareholders can withdraw the request for appraisal.

•
Include a copy of Article 13 of the NCBCA.

A shareholder who receives an appraisal notice from Premara must demand payment by signing and returning the appraisal form included with the notice and, in the case of certificated shares, deposit his or her share certificates in accordance with the terms of the appraisal notice. Shareholders should respond to the appraisal form’s request discussed above regarding when beneficial ownership of the shares was acquired. A failure to provide this certification allows Premara to treat the shares as “after-acquired shares” subject to Premara’s authority to delay payment as described under the heading “After-Acquired Shares” below. Once a shareholder deposits his or her certificates or, in the case of uncertificated shares, returns the signed appraisal form, the shareholder loses all rights as a shareholder unless a timely withdrawal occurs as described below. A shareholder who does not sign and return the appraisal form and, in the case of certificated shares, fails to deposit the shares, is not entitled to payment under Article 13.
A shareholder who has complied with all the steps required for appraisal may thereafter decline to exercise appraisal rights and withdraw from the appraisal process by notifying Premara in writing. The appraisal notice will include a date by which the withdrawal notice must be received. Following this date, a shareholder may only withdraw from the appraisal process with Premara’s consent.
Premara’s Payment to Shareholders Demanding Appraisal
Within thirty days after the Demand Deadline, Premara is required to pay each shareholder the amount that Premara estimates to be the fair value of such shareholder’s shares, plus interest accrued from the effective date of the plan of merger to the date of payment. The payment must be accompanied by the following:

•
Premara’s most recently available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than sixteen months before the date of payment, and the latest available quarterly financial statements, if any;

•
a statement of Premara’s estimate of the fair value of the shares, which must equal or exceed Premara’s estimate in the earlier-circulated appraisal notice; and

•
a statement that the shareholder has the right to submit a final payment demand as described below and that the shareholder will lose the right to submit a final payment demand if he or she does not act within the specified time frame.

Final Payment Demand by Shareholders
A shareholder who is dissatisfied with the amount of the payment received from Premara may notify Premara in writing of such shareholder’s own estimate of the fair value of the shares and the amount of interest due, and demand payment of the excess of this estimate over the amount previously paid by Premara. A shareholder who does not submit a final payment demand within thirty days after receiving Premara’s payment is only entitled to the amount previously paid.
After-Acquired Shares
Premara may withhold payment with respect to any shares which a shareholder failed to certify on the appraisal form as being beneficially owned prior to the date stated in the appraisal notice as the date on which the principal terms of the merger were first announced. If Premara withholds payment, it must, within thirty days after the Demand Deadline, provide affected shareholders with Premara’s most recently available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than sixteen months before the date of payment, and the latest available quarterly financial statements, if any. Premara must also inform such shareholders that they may accept Premara’s estimate of the fair value of their shares, plus interest, in full satisfaction of their claim or submit a final payment demand. Shareholders who wish to accept the offer must notify Premara of their acceptance within thirty days after receiving the offer. Premara must send payment to such shareholders within ten days after receiving their acceptance. Shareholders who are dissatisfied with the offer must reject the offer and demand payment of the shareholder’s own estimate of the fair value of the shares, plus interest. If a shareholder does not explicitly accept or reject Premara’s offer, he will be deemed to have accepted the offer. Premara must send payment to these shareholders within forty days after sending the notice regarding withholding of payment.
Judicial Appraisal of Shares
If Premara does not pay the amount demanded pursuant to a shareholder’s final payment demand, it must commence a proceeding in North Carolina Superior Court within sixty days after receiving the final demand. The purpose of the proceeding is to determine the fair value of the shares and the interest due. If Premara does not commence the proceeding within the sixty-day period, it must pay each shareholder demanding appraisal the amount demanded, plus interest.
All shareholders whose payment demands remain unsettled will be parties to the action. The proceeding is against the shareholders’ shares and not against shareholders personally. There is no right to a jury trial. Each shareholder who is a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by Premara to the shareholder for the shares.
The court will determine all court costs of the proceeding and will assess the costs against Premara, except that the court may assess costs against some or all of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13. The court may also assess expenses (including legal fees) for the respective parties, in the amounts the court finds equitable: (i) against Premara if the court finds that it did not comply with the statutes or (ii) against Premara or the shareholder demanding appraisal, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that the expenses should not be assessed against Premara, it may direct that the expenses be paid out of the amounts awarded to the shareholders who were benefited.
If Premara fails to make a required payment to a shareholder under Article 13, the shareholder entitled to payment can commence an action against Premara directly for the amount owed and recover the expenses of that action.
THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF ARTICLE 13 RELATING TO THE RIGHTS OF SHAREHOLDERS DEMANDING APPRAISAL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTIONS OF THE NORTH CAROLINA BUSINESS CORPORATION ACT, WHICH ARE INCLUDED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS INTENDING TO EXERCISE APPRAISAL RIGHTS ARE URGED TO REVIEW APPENDIX B CAREFULLY AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.
Restrictions on Sales of Shares by Certain Affiliates
All shares of Select common stock to be issued in the merger will be freely transferable under the Securities Act, except shares issued to any shareholder who is an “affiliate” of Select as defined by Rule 144 under the Securities Act. These affiliates may only sell their shares in transactions permitted by Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. “Affiliates” typically include directors, executive officers and those who control, are controlled by or are under common control with Select and may include significant shareholders of Select.
Material U.S. Federal Income-Tax Consequences of the Merger
The following summary describes the anticipated material U.S. federal income-tax consequences of the merger to U.S. holders (as defined below) of Premara common stock. The following summary is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations thereunder and published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below. Tax considerations under state, local and foreign laws, federal laws other than those pertaining to income tax, and federal laws applicable to alternative minimum taxes are not addressed in this joint proxy statement/prospectus.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income-tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.
This discussion addresses only those holders of Premara common stock that hold their Premara common stock as a capital asset within the meaning of Section 1221 of the Code and does not address all the U.S. federal income-tax consequences that may be relevant to particular holders of Premara common stock in light of their individual circumstances or to holders of Premara common stock that are subject to special rules, such as
•
financial institutions;

•
investors in pass-through entities;

•
insurance companies;

•
tax-exempt organizations;

•
dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting;

•
persons that hold Premara common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•
regulated investment companies;

•
real estate investment trusts;

•
persons whose “functional currency” is not the U.S. dollar;

•
persons who are not citizens or residents of the United States; and

•
holders who acquired their shares of Premara common stock through the exercise of an employee stock option or otherwise as compensation.

If an entity that is taxed as a partnership for federal income-tax purposes holds Premara common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the tax consequences of the merger to them.
The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within the control of Select or Premara. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.
Tax Consequences of the Merger Generally
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming such tax treatment, and subject to the limitations and qualifications described herein, the material U.S. federal income-tax consequences from the merger will generally be as follows:
•
Select and Its Shareholders — No gain or loss will be recognized by Select, Select shareholders or Premara as a result of the merger.

•
Exchange Solely for Select Common Stock — No gain or loss will be recognized by U.S. holders who hold their Premara common stock as a capital asset within the meaning of Section 1221 of the Code and exchange all of their Premara common stock solely for Select common stock pursuant to the merger.

•
Exchange Solely for Cash — Subject to the discussion below regarding dividend recharacterization, U.S. holders who exchange all of their shares of Premara common stock solely for cash will generally recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis in the shares of Premara common stock surrendered. Such gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and any gain or loss generally will be long-term capital gain or loss for any Premara shares the U.S. holder has held for more than one year as of the merger date.

•
Exchange for Select Common Stock and Cash — For a U.S. holder who exchanges all of his, her or its shares of Premara common stock for a combination of Select common stock and cash, the U.S. holder generally will recognize gain (but not loss) in an amount equal to the lesser of: (i) the amount of cash received in exchange for the Premara common stock in the merger (excluding any cash received in lieu of fractional shares of Select common stock) and (ii) the excess, if any, of (a) the sum of the amount of cash treated as received in exchange for Premara common stock in the merger (excluding any cash received in lieu of fractional shares of Select common stock) plus the fair market value (determined when the merger occurs) of Select common stock (including the fair market value of any fractional share) received in the merger, over (b) the U.S. holder’s income-tax basis in the Premara common stock exchanged. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Any recognized gain generally will be long-term capital gain for shares of Premara common stock the U.S. holder has held for more than one year as of the merger date. If, however, the cash received has the effect of the distribution of a dividend, the gain would be treated as a dividend to the extent of the Premara shareholder’s ratable share of accumulated earnings and profits as calculated for Select’s federal income tax purposes. See “— Potential Recharacterization of Gain as a Dividend” below.
•
Fractional Shares — Cash received by a U.S. holder in lieu of a fractional share of Select common stock generally will be treated as received in redemption of the fractional share. Except as described under “— Potential Recharacterization of Gain as a Dividend” below, taxable gain or, in certain cases, loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s aggregate adjusted tax basis of the shares of Premara common stock surrendered allocable to the fractional share.

•
Basis in Select Shares — The aggregate tax basis of the shares of Select common stock received by a U.S. holder of Premara common stock in the merger (including any fractional share of Select common stock deemed to be received in the merger) will be the same as the basis of the shares of Premara common stock for which they are exchanged, minus the amount of cash received in exchange for such Premara common stock (excluding any cash received in lieu of a fractional share of Select common stock), plus the amount of gain, if any, recognized in the merger (excluding any gain or loss recognized upon the deemed receipt and exchange of a fractional share of Select common stock).

•
Holding Period — The holding period of Select common stock received in exchange for shares of Premara common stock will include the holding period of the Premara common stock for which it is exchanged.

If a U.S. holder of Premara common stock acquired different blocks of Premara common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of Premara common stock, and the shares of Select common stock received generally will be allocated pro rata to each such block of stock. U.S. holders should consult their own tax advisors with regard to identifying the bases or holding periods of the particular shares of Select common stock received in the merger.
The U.S. federal income-tax consequences to each U.S. holder will not be ascertainable with certainty until such U.S. holder knows the precise number of Select common shares, and any amount of cash received in lieu of fractional shares, that such U.S. holder will receive in the merger.
Completion of the merger is conditioned on, among other things, the receipt by Select and Premara of a legal opinion from Wyrick Robbins Yates & Ponton LLP, dated as of the closing date of the merger, that for U.S. federal income-tax purposes the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion will be based on certain assumptions and on representation letters provided by Premara and Select to be delivered at the time of closing. The tax opinion will not be binding on the IRS. Neither Select nor Premara intends to request any ruling from the IRS as to the U.S. federal income-tax consequences of the merger, and there is no guarantee that the IRS will treat the merger as a “reorganization” within the meaning of Section 368(a) of the Code. If the IRS determines that the merger does not qualify as a nontaxable reorganization under Section 368(a) of the Code, Premara shareholders may be responsible for payment of U.S. income taxes related to the Select common stock they receive in the merger. For additional information, see “Risk Factors — Risks Related to the Merger” beginning on page 20.
Taxation of Capital Gain
Except as described under “— Potential Recharacterization of Gain as a Dividend” below, any gain, such as the receipt of cash consideration in lieu of fractional shares of Select common stock, that U.S. holders of Premara common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such U.S. holders have held (or are treated as having held) their Premara common stock for more than one year as of the date of the merger. For noncorporate U.S.

holders, long-term capital gain generally will be taxed at a maximum U.S. federal income-tax rate of 20% under current law. In addition, an unearned income Medicare contribution tax of 3.8% could apply to some to all of the capital gain of a noncorporate U.S. holder, depending on the U.S. holder’s level of modified adjusted gross income (or adjusted gross income in the case of a trust or estate) and the applicable other provisions of Code Section 1411.
Potential Recharacterization of Gain as a Dividend
All or part of the gain that a particular U.S. holder of Premara common stock recognizes could be treated as dividend income rather than capital gain if such U.S. holder is a significant shareholder of Select. This could happen, for example, because of ownership of additional shares of Select common stock by such holder, ownership of shares of Select common stock by a person related to such holder, or a share repurchase by Select from other holders of Select common stock. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder who owns a small number of shares in a publicly and widely held corporation and who exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. If a U.S. holder’s proceeds from the merger are treated in whole or part as being a dividend, the U.S. holder might be limited in how much, if any, of the basis in the relinquished Premara stock can be used to reduce the amount of taxable income recognized from such proceeds. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder of Premara common stock, including the application of certain constructive ownership rules, holders of Premara common stock should consult their own tax advisors regarding the potential tax consequences of the merger to them.
Constructive Ownership
In applying the constructive ownership provisions of Section 318 of the Code, a holder of Premara stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder holds an interest. Because the constructive ownership provisions are complex, holders of Premara common stock should consult their individual tax advisors as to the applicability of these provisions.
Information Reporting
A U.S. holder of Premara common stock who receives Select common stock as a result of the merger will be required to retain records pertaining to the merger. If a U.S. holder of Premara common stock (i) is required to file a U.S. federal income-tax return, (ii) is a “significant holder” and (iii) receives Select common stock in the merger, the U.S. holder will be required to file a statement with such U.S. federal income-tax return in accordance with U.S. Treasury regulations Section 1.368-3 setting forth (i) the name and employer identification number of each of Premara and Select, (ii) the date of the merger, and (iii) the fair market value and such holder’s basis in all of the Premara common stock surrendered in the merger. A “significant holder” is a holder of Premara common stock owning, immediately before the merger, (i) at least 5% of the outstanding stock of Premara or (ii) securities of Premara with a basis for federal income-tax purposes of at least $1 million.
Exercise of Shareholder Appraisal Rights
The discussion above does not apply to Premara shareholders who exercise appraisal rights with respect to the merger. A U.S. holder who exercises appraisal rights with respect to the merger and receives cash for shares of Premara stock will generally recognize capital gain (or loss) measured by the difference between the amount of cash received and the holder’s basis in those shares, provided that the payment is treated as a redemption pursuant to Section 302 of the Code, and not otherwise equivalent to a dividend. A sale of all Premara shares held by a U.S. holder, based on an exercise of appraisal rights or otherwise, will not be treated as a dividend if the U.S. holder exercising appraisal rights owns no shares of Premara or Select immediately after the merger, after giving effect to the constructive ownership rules pursuant to the Code. The capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the Premara shares surrendered is more than one year. If a U.S. holder exercising appraisal rights will own shares in Select immediately following the merger (after taking into account the constructive ownership rules), the U.S. holder should consult his, her or its own tax advisers as to the tax consequences to the U.S. holder of the merger.

Backup Withholding
A noncorporate U.S. holder may be subject to backup withholding at a rate of 28% on proceeds, if any, received in connection with the merger (other than Select common stock), including upon the exercise of appraisal rights. Backup withholding will not apply, however, to a U.S. holder who provides the holder’s taxpayer identification number, or TIN, certifies that such number is correct (or properly certifies that it is awaiting a TIN) and that the U.S. holder is not subject to backup withholding for failure to report interest and dividends, and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. holder who does not furnish a required TIN or who does not otherwise establish a basis for an exemption from backup withholding also may be subject to a penalty imposed by the IRS. Each U.S. holder should complete and sign the IRS Form W-9 (or Substitute Form W-9) included as part of the transmittal materials to be provided by the exchange agent, so as to provide the information and certification necessary to avoid backup withholding.
If backup withholding applies to a U.S. holder, 28% of any payments to the U.S. holder will be required to be withheld. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income-tax liability of the U.S. holder, provided that the required information is provided to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income-tax return with the IRS in a timely manner.
The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Premara common stock. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with your own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the merger.
The foregoing summary of material federal U.S. income-tax consequences of the merger is provided to advise shareholders of certain tax consequences in connection with their requested approvals of the merger and is not intended or written to be used by any shareholder or any other person for the purpose of avoiding penalties that may be imposed by the IRS.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Appendix A and is incorporated by reference in this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Terms of the Merger
The merger agreement provides for the merger of Premara with and into Select, with Select as the surviving corporation in the merger. Under the terms of the merger agreement, at the effective time of the merger, or Effective Time, each share of common stock, par value $0.01 per share, of Premara issued and outstanding immediately before the Effective Time, except for shares of Premara common stock for which a holder has properly demanded appraisal in accordance with Article 13 of the NCBCA, will be converted into the right to receive $12.65 in cash or 1.0463 shares of common stock, $1.00 par value per share, of Select. A maximum of 948,080 shares of Premara common stock (equivalent to 30% of Premara’s outstanding shares of common stock as of the execution date of the merger agreement) will be converted to the per share cash consideration and the balance of the outstanding shares of Premara common stock as of the Effective Time will be converted into Select common stock. Any holder of shares of Premara common stock who perfects such holders’ appraisal rights in accordance with and as contemplated by the NCBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the NCBCA.
The Select articles of incorporation, as amended, will be the articles of incorporation, and the Select bylaws will be the bylaws, of the combined company after completion of the merger. Immediately following the parent merger, Carolina Premier will be merged with and into Select Bank in accordance with the terms of the bank merger agreement, and the separate existence of Carolina Premier will thereupon cease. The merger and the bank merger are currently anticipated to occur during the fourth quarter of 2017 or first quarter of 2018.
Closing and Effective Time of the Merger
The merger will be completed only if all of the following occur:
•
the merger, on substantially the terms and conditions set forth in the merger agreement, shall have been approved by the requisite affirmative vote of holders of Premara and Select common stock entitled to vote thereon;

•
the merger and other transactions described in the merger agreement (including the bank merger) shall have been approved, to the extent required by law, by the FDIC, the NCCOB, the Federal Reserve and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions and all required waiting periods shall have expired;

•
the shares of Select common stock to be issued to holders of the Premara common stock issued upon consummation of the merger shall have been authorized for listing on NASDAQ, subject to official notice of issuance;

•
the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

•
no order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or any of the transactions contemplated by the merger agreement shall be in effect; and

•
no statute, rule, regulation, order, injunction or decree issued by any court of competent jurisdiction shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal consummation of the merger.

The closing of the merger, or Closing, shall take place on a mutually agreeable date and as soon as practicable after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions, including expiration of any required waiting periods, set forth in the merger agreement (other than those conditions that by their nature are to be satisfied or waived at the Closing). The merger will become effective as set forth in the articles of merger that shall be filed with the North Carolina Secretary of State on the date of the Closing. It is currently contemplated that the effective time of the bank merger will be concurrent with, or immediately following, the Effective Time of the parent company merger.
Board of Directors of the Surviving Corporation
In accordance with the terms of the merger agreement, Select and Select Bank will take certain actions to appoint to the Select and Select Bank boards of directors two individuals who are current members of the board of directors of Premara or Carolina Premier (or such other individuals who are otherwise mutually acceptable to Select and Premara). The appointment of these individuals to the boards of directors of Select and Select Bank will be effective immediately following the Effective Time of the merger. See “Management Following the Merger — Directors” for additional information regarding the board of directors of the surviving company in the merger and the expected appointees.
Conversion of Shares; Exchange of Certificates
If the Merger is approved and closes, each issued and outstanding share of Premara common stock as of the Effective Time will cease to represent any interest in Premara and will be converted (except for shares of Premara as to which a holder properly exercises appraisal rights under North Carolina law) into the right to receive the merger consideration consisting of either (i) 1.0463 shares of Select common stock, or the Exchange Ratio, or (ii) $12.65 in cash, or the Cash Election Price. In lieu of any fractional share of Select common stock that a holder of Premara common stock would otherwise be entitled to receive pursuant to the merger agreement, a holder will receive a cash payment (without interest) in an amount equal to such fractional part of a share of Select common stock multiplied by the average closing price of a share of Select common stock on NASDAQ for the ten (10) consecutive trading days ending on the second business day prior to the closing date of the merger.
Election of Form of Consideration
Holders of Premara common stock will have the option of electing the form of consideration that they would prefer to receive in the merger; provided, however, that the total merger consideration will be prorated such that the maximum aggregate cash amount paid as merger consideration does not exceed $11,993,212. The result of such cash limitation is that 948,080 shares of Premara common stock (which is equivalent to 30% of Premara’s outstanding shares on the date of execution of the merger agreement) will be converted to the cash consideration and the balance of Premara’s outstanding shares will be converted to Select common stock. Accordingly, if the aggregate cash elections made by shareholders are greater than the cash election maximum, each cash election will be reduced pro rata based on the amount by which the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the stock election maximum, each stock election will be reduced pro rata based on the amount by which the aggregate stock elections exceed the stock election maximum. If a holder does not return a properly completed election of consideration, Select shall have the authority to determine the type of consideration to be exchanged for such non-election shares.
As soon as reasonably practicable following the closing date of the merger, Select will mail or cause to be mailed an election form pursuant to which Premara shareholders can express their preference as to the form of merger consideration they would prefer to receive in the merger in exchange for their shares. Premara shareholders are urged to read in its entirety the merger agreement included as an appendix to this document, including the provisions concerning the procedures for allocation of the stock and cash merger consideration.
Letter of Transmittal
Within 10 business days after the Effective Time, Select, or its duly appointed exchange agent, will mail to each Premara shareholder at the Effective Time of the merger a letter of transmittal containing instructions for the exchange of such holder’s Premara stock certificates for the merger consideration. Each holder of shares of Premara common stock (other than shares as to which appraisal rights have been perfected as provided in the merger agreement) issued and outstanding at the Effective Time shall surrender the certificate(s) representing such shares to Select and receive the merger consideration in exchange. Select shall not be obligated to deliver the merger consideration to which any former holder of Premara common stock is entitled as a result of the merger until such holder surrenders his, her, or its certificate(s) representing the shares of Premara common stock for exchange as provided in the merger agreement.
Upon surrendering your certificate(s) representing shares of Premara common stock, together with the properly executed letter of transmittal and any other required documents, your Premara stock certificate(s) will be cancelled and you will receive the shares of Select common stock, to which you are entitled in accordance with the merger agreement. No interest will be paid to Premara shareholders or accrued with respect to unpaid dividends and distributions, if any. Upon completion of the merger, Premara stock certificates will no longer represent shares of Premara common stock and will only represent the right to receive the merger consideration. After the completion of the merger, there will be no further transfers of Premara common stock, except as required to settle trades executed before completion of the merger.
Holders of Premara common stock should not submit their Premara stock certificate(s) for exchange until they receive the transmittal instructions and a form of letter of transmittal from the exchange agent.
If your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed and purchase an indemnity bond at your expense before you receive any consideration for your shares. Upon request, the exchange agent will send you instructions on how to provide evidence of ownership and purchase an indemnity bond for lost certificates.
If any certificate representing shares of Select’s common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, it will be a condition of issuance that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:
•
pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate to a person other than the registered holder of the certificate surrendered, or

•
establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

None of Select, Premara, the exchange agent or any other person will be liable to any Premara shareholder for any amount properly delivered to a public official under applicable abandoned or unclaimed property, escheat or similar law.
Dividends and Distributions
Until Premara common stock certificates are surrendered for exchange, any dividends or other distributions declared after the Effective Time with respect to Select common stock into which shares of Premara common stock may have been converted into the right to receive will accrue, without interest, but will not be paid. Select will pay to former Premara shareholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their Premara stock certificates.
Before the Effective Time, Premara and its subsidiary may not, without the prior written consent of Select, make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock.
Representations and Warranties
The merger agreement contains customary representations and warranties of Premara and Carolina Premier, on the one hand, and Select and Select Bank, on the other hand, relating to their respective businesses. It is a condition of Select’s obligation to close the merger that each of the representations and warranties of Premara and of Carolina Premier contained in the merger agreement shall have been true and correct as of the execution of the merger agreement and shall be true and correct at and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Premara or of Carolina Premier, and (ii) for the effect of any activities or transactions that may have taken place after the date of the merger agreement and are expressly contemplated by the merger agreement.
Similarly, it is a condition of Premara’s obligation to close the merger that each of the representations and warranties of Select and of Select Bank contained in the merger agreement shall have been true and correct as of the execution date of the merger agreement and shall be true and correct as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Select or of Select Banks, and (ii) for the effect of any activities or transactions that may have taken place after the date of the merger agreement and are expressly contemplated by the merger agreement. Except in limited circumstances, the representations and warranties in the merger agreement do not survive the Effective Time of the merger.
Each of Select and Premara has made representations and warranties to the other regarding, among other things:
•
corporate matters, including due organization and qualification;

•
capitalization;

•
convertible securities and options;

•
authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•
material contracts and the effect of the merger on such contracts;

•
the accuracy and completeness of their books and records;

•
required governmental filings and consents;

•
financial statements and accounting;

•
tax matters;

•
the absence of a material adverse effect (as described below);

•
the absence of undisclosed liabilities;

•
legal proceedings and the absence of investigations by regulatory agencies;

•
compliance with applicable laws;

•
brokerage or finders’ fees payable in connection with the merger;

•
insurance coverage;

•
deposit insurance;

•
tax treatment of the merger; and

•
the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents.

In addition, Premara has made other representations and warranties about itself and Carolina Premier to Select as to:
•
principal shareholders;

•
Carolina Premier’s loan portfolio and the accuracy, completeness and validity of supporting loan documentation;

•
loan loss reserves;

•
securities portfolios and investments;

•
personal and real property, including leases related thereto;

•
intellectual property, including patents and trademarks;

•
environmental liabilities;

•
labor relations and employee matters, including employee benefit plans;

•
securitizations; and

•
privacy of customer information.

The representations and warranties described above and included in the merger agreement were made by each of Select and Premara to the other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Select and Premara in connection with negotiating the terms of the merger agreement, and may have been included in the merger agreement for the purpose of allocating risk between Select and Premara rather than to establish matters as facts. The merger agreement is described in, and included as Appendix A to this joint proxy statement/prospectus only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Premara, Select or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus.
Covenants and Agreements
Each of Premara and Select has undertaken customary covenants that place restrictions on it and its bank subsidiary until the Effective Time. Premara has, among other things, agreed to:
•
carry on its business in the regular and usual course in substantially the same manner as such business has been previously conducted;

•
make all reasonable efforts to preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;

•
comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

•
promptly provide to Select and Select Bank such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations as Select or Select Bank reasonably shall request, including any actual or prospective material adverse effect (as described below) or any actual or prospective condition or event which has caused or could cause any statement, representation or warranty of Premara or Carolina Premier to be or become inaccurate, misleading or incomplete, or that has resulted or could cause, create or result in the breach or violation of any of Premara’s or Carolina Premier’s covenants or agreements;

•
provide Select Bank with two business days’ prior notice of each new extension of credit that it proposes to make within the following categories: (i) loan participations, (ii) loans for acquisition and development purposes, and (iii) non-residential construction loans exceeding $250,000 in principal amount;

•
provide Select with periodic information updates related to Premara and its subsidiary, including certain information related to extensions of credits made by Carolina Premier Bank;

•
obtain all required consents to the assignment to Select or Select Bank of Premara’s or Carolina Premier’s rights and obligations under any contracts; and

•
fully cooperate with Select and use good faith commercially reasonable efforts in carrying out, and pursuing diligently the expeditious completion of, the transactions contemplated by the merger agreement.

Premara has further agreed that, with certain exceptions set forth in the merger agreement and except with Select’s prior written consent, Premara and Carolina Premier will not, among other things, undertake the following actions:
•
amend its articles of incorporation or bylaws;

•
make any change in its authorized capital stock, or create any additional authorized capital stock, or issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action;

•
grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action;

•
declare or pay any dividends on any outstanding shares of its capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders;

•
enter into, renew or extend any agreement for the employment or compensation of any director, officer, employee or consultant that is not terminable without liability to Premara;

•
amend any existing, or adopt, enter into or become bound by any new or additional, profit-sharing, bonus, incentive, change in control or “golden parachute,” stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants;

•
take any action to accelerate the vesting or payment of any compensation, option or other benefit under any Premara stock option, bonus, pension, compensation, employment, severance or other benefit plan or agreement;

•
increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants;

•
make any changes in its accounting methods, practices or procedures;

•
directly or indirectly acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity or open any new branch office;

•
except as may be required by any governmental or regulatory agency having jurisdiction over Premara or Carolina Premier or as shall be required by applicable law or regulation, (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies;

•
directly or indirectly, through any person, encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity relating to a merger or other acquisition of Premara or Carolina Premier or the purchase or acquisition of any Premara or Carolina Premier common stock or all or any significant part of the companies’ assets; or, except as required by law or by fiduciary obligations owed to the person assisted, provide assistance to any person in connection with any such offer;

•
enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $25,000 for any individual item or asset;
•
enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets, or outside the ordinary course of business consistent with past practices;

•
assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Premara or Carolina Premier Bank or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any intellectual property;

•
enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money or incur any other liability or obligation (absolute or contingent), except, in the case of Carolina Premier, in the ordinary course of its business consistent with its past practices;

•
mortgage, pledge or subject any of its assets to, or permit any of its assets to become or remain subject to, any lien or any other encumbrance;

•
in the case of Carolina Premier, originate, fund, purchase, or make any extension of credit having (i) a fixed rate of interest; (ii) an original principal amount in excess of  $100,000; and (iii) a maturity date more than five (5) years following its date of origination; or

•
increase its level of brokered deposits as of May 31, 2017.

Select has agreed that, except with Premara’s prior written consent, Select and Select Bank will not, among other things, undertake the following actions:
•
amend the articles of incorporation or bylaws of Select or Select Bank in a way that would adversely affect Premara or Carolina Premier;

•
take any action that is likely to materially impair the ability of Select or Select Bank to perform any of its obligations under the merger agreement or materially delay the issuance of or materially adversely affect the conditions of any required approvals of, or nonobjections to, the merger or the bank merger or materially hinder the ability of Select and Select Bank to consummate the merger or the bank merger; or

•
take any action that would prevent either the merger or the bank merger from qualifying as a reorganization under Section 368(a) of the Code.

The merger agreement also contains mutual covenants relating to the preparation of this joint proxy statement/prospectus, access to information of the other company (and subsidiary bank) and public announcements with respect to the transactions contemplated by the merger agreement.
Absence of Material Adverse Effect
An additional condition to Select’s obligation to consummate the merger is that Select shall have not determined that any fact, event or condition exists or has occurred that, in the reasonable good faith judgment of Select, would have a “material adverse effect” on Premara or Carolina Premier or the consummation of the transactions contemplated by the merger agreement.
Similarly, it is a condition to Premara’s obligation to consummate the merger that Premara shall not have determined that any fact, event or condition exists or has occurred that, in the reasonable good faith judgment of Premara, would have a “material adverse effect” on Select or Select Bank or the consummation of the transactions contemplated by the merger agreement.

As used in the merger agreement, the term “material adverse effect,” with respect to any party to the agreement, means any event or change that has a material and adverse impact on (i) the financial position, results of operations, business or prospects of such party, or (ii) the ability of such party to perform its obligations under the merger agreement or to consummate the merger or the bank merger, as applicable. However, notwithstanding the foregoing, a “material adverse effect” shall not be deemed to include the impact of  (i) changes in banking and similar laws of general applicability or interpretations thereof by any applicable governmental authority, (ii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (iii) changes in general economic conditions, including interest rates, affecting banks generally, (iv) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the merger or bank merger, or restructuring charges taken in connection with the merger, in each case in accordance with GAAP, and (v) the effects of any action or omission taken by Select or Select Bank on the one hand, or Premara or Carolina Premier on the other hand, with the prior written consent of the other.
Calling of Shareholder Meetings and Board Recommendations
Each of Select and Premara have agreed to cause a meeting of their respective shareholders to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of the merger agreement.
Premara has agreed that its board of directors will recommend to the shareholders of Premara that they vote their shares to approve the merger agreement. Premara has further agreed that its board of directors will not refuse to recommend to its shareholders that they approve the merger agreement or withdraw, modify, or qualify in a manner adverse to Select such approval recommendation, unless the Premara Board concludes in good faith, after consultation with outside counsel and financial advisers, that failure to do so would be reasonably likely to result in a breach of its fiduciary duties to Premara’s shareholders under applicable law.
Select has agreed that, subject to the fiduciary obligations of its board of directors, the Select Board will recommend to the shareholders of Select that they vote their shares in favor of approval of the merger agreement at the Select shareholders meeting.
Agreement Not to Solicit Other Offers
Except as otherwise described herein, each of Premara and Carolina Premier has agreed that neither Premara nor Carolina Premier shall, nor shall either authorize or permit any of its directors, officers, employees, agents, advisors or representatives (collectively, “Representatives”) to, directly or indirectly:
•
initiate, solicit, encourage or take any action to facilitate, including by way of furnishing information, any Acquisition Proposal (as defined below) or any inquiries with respect to the making of any Acquisition Proposal;

•
enter into, continue or otherwise participate in any discussions or negotiations with, furnish any information relating to Premara or Carolina Premier or afford access to the business, properties, assets, books or records of Premara or Carolina Premier to any third party, or otherwise cooperate in any way with, or knowingly assist, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal; or

•
approve, endorse, recommend or enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to an Acquisition Proposal, unless such Acquisition Proposal is a Superior Proposal (as defined below) and Premara provides Select an opportunity to adjust the terms and agreements of the merger agreement so that the Acquisition Proposal is no longer a Superior Proposal.

The term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice, whether in draft or final form, or disclosure of an intention to do any of the foregoing from any person relating to:

•
any direct or indirect acquisition or purchase of  (i) a branch office, (ii) a substantial portion of Premara or Carolina Premier’s assets, or (iii) a business that constitutes a substantial portion of the net revenues, net income or net assets of Premara or Carolina Premier;

•
the direct or indirect acquisition or purchase of any class of equity securities representing ten percent (10%) or more of the voting power of Premara common stock or Carolina Premier common stock;

•
any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Premara or Carolina Premier; or

•
any merger, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Premara or Carolina Premier other than the transactions contemplated by the merger agreement.

Premara and its board of directors shall be permitted to communicate with Premara shareholders with regard to any Acquisition Proposal. However, the Premara Board shall not be permitted to withdraw or modify in a manner adverse to Select or Select Bank its recommendation that Premara’s shareholders approve the merger agreement (the “Approval Recommendation”) unless the Premara Board concludes in good faith, after consultation with outside counsel and financial advisers, that failure to do so would be reasonably likely to result in a breach of its fiduciary duties to Premara’s shareholders under applicable law.
Premara will promptly, and in any event within twenty-four (24) hours, notify Select in writing of the receipt of any Acquisition Proposal or any information related thereto, which notification shall describe all material terms of the Acquisition Proposal and identify the third party making such proposal.
Premara and its board of directors shall be permitted to initiate and engage in any discussions or negotiations with, or provide information to, any person in response to a Superior Proposal (as defined below) by any such person, if and only to the extent that:
•
the Premara Board concludes in good faith, after consultation with outside counsel and its financial advisor, that failure to do so would breach any fiduciary duties to Premara or its shareholders under applicable law; and

•
prior to providing any information or data to any person in connection with a Superior Proposal by any such person, the Premara Board receives from such person an executed confidentiality agreement, a copy of which executed confidentiality agreement shall have been provided to Select within twenty-four (24) hours of execution; and

•
at least seventy-two (72) hours prior to providing any information or data to any person or entering into discussions or negotiations with any person, Premara promptly notifies Select in writing of the name of such person and the material terms and conditions of any such Superior Proposal.

The term “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal made by a third party to acquire more than fifty percent (50%) of the combined voting power of the shares of Premara common stock or Carolina Premier common stock then outstanding, or all or substantially all of Premara or Carolina Premier’s assets for consideration consisting of cash or securities or both that is on terms that the board of directors of Premara in good faith concludes, after consultation with its financial advisor(s) and outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation (i) is on terms that the Premara Board in its good faith judgment believes to be more favorable from a financial point of view to its shareholders than the merger; (ii) for which financing, to the extent required, is then fully committed or reasonably determined to be available; and (c) is reasonably capable of being completed.
Expenses and Fees
In general, Premara and Select will each pay their own costs and expenses incurred in connection with the merger, including their own legal, accounting and financial advisory fees. Further, Premara has agreed to reimburse certain expenses of Select and Select has agreed to reimburse Premara if the merger agreement is terminated under certain circumstances. See “— Termination of the Merger Agreement.”

Employee Matters
Any employee of Carolina Premier who continues employment with Select Bank at the closing of the bank merger shall become entitled to receive all employee benefits and to participate in all benefit plans provided by Select Bank on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Select Bank. However, each new employee shall be given credit for his or her full years of service with Carolina Premier for purposes of:
•
entitlement to vacation and sick leave;

•
participation in all Select Bank welfare, insurance and other fringe benefit plans; and

•
eligibility for participation and vesting in the Select Bank 401(k) Plan (except to the extent doing so would adversely affect the continuing qualification of the Select Bank 401(k) Plan).

In addition, employees of Carolina Premier (other than those who are parties to an employment or other agreement providing for severance), who remain employed by Carolina Premier up to the Effective Time of the bank merger and whose employment is terminated by Select Bank (other than for cause) within six months after the Effective Time of the merger shall receive severance pay equal to two (2) weeks of base weekly pay for each year of service with Carolina Premier, with a minimum of four (4) weeks of base weekly pay and a maximum of twenty (20) weeks of base weekly pay. After such six-month period, former Carolina Premier employees terminated without cause will be entitled to receive severance pay in accordance with Select Bank’s severance policies in effect at that time. However, if a legacy Carolina Premier employee is terminated for cause, such employee would not be entitled to such severance.
Indemnification and Insurance
The merger agreement provides all rights under Premara and Carolina Premier’s articles of incorporation, bylaws or indemnification contracts existing in favor of those persons who are, or were, directors and officers of Premara or Carolina Premier at or prior to the date of the merger agreement shall survive the merger. Select and Select Bank have agreed to observe such rights following the merger.
The merger agreement also provides that Premara and Carolina Premier will cause the individuals who served as directors or officers of Premara or Carolina Premier to be covered by prepaid directors’ and officers’ liability insurance policies. This “tail policy” will provide for such insurance coverage to last for a period of not less than six years after the closing of the merger, provided that the cost of such coverage does not exceed 150% of the current annual premium.
Article IX of the merger agreement sets forth certain indemnification obligations of Premara and Carolina Premier, on the one hand, and Select and Select Bank, on the other hand, that are applicable if the merger is not consummated and the merger agreement is terminated for any reason.
Conditions to Complete the Merger
The respective obligations of Select and Premara to effect the merger are subject to the satisfaction at or before the closing date of the following conditions:
•
the approval of the merger by the requisite affirmative vote of the holders of Premara and Select common stock entitled to vote thereon;

•
the approval of the merger and bank merger, to the extent required by law, by the Federal Reserve, the FDIC, and the NCCOB;

•
the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the Select common stock to be issued in the merger and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•
no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or bank merger or any of the other transactions contemplated by the merger agreement shall be in effect; and

•
no suit, claim, action or proceeding shall be pending or threatened against Select, Select Bank, Premara or Carolina Premier or any of their respective officers or directors which shall reasonably be considered by Select, Select Bank, Premara or Carolina Premier to be materially burdensome in relation to either the merger or the bank merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Select, Select Bank, Premara or Carolina Premier.

The obligation of Select to effect the merger is also subject to the satisfaction, or waiver by Select, at or before the closing date, of a number of other conditions, including:
•
there shall have been no material adverse effect on Premara or Carolina Premier;

•
the representations and warranties of Premara and Carolina Premier set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the Effective Time as though made on and as of the Effective Time, and Select shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Premara and Carolina Premier to such effect;

•
each of Premara and Carolina Premier shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under the merger agreement at or before the Effective Time, and Select shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Premara and Carolina Premier to such effect;

•
Select shall have received from TBG an opinion to the effect that the consideration to be paid to Premara’s shareholders in the merger is fair, from a financial point of view, to Select and its shareholders;

•
Select shall have received the opinion of Wyrick Robbins Yates & Ponton LLP substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code;

•
Carolina Premier shall have obtained all required consents to the assignment to Select Bank of all material tangible personal property leases, intellectual property leases, and real property leases;

•
Premara shall have obtained all required consents to the assignment to Select of all material tangible personal property leases and intellectual property licenses;

•
each non-employee member of the board of directors of Premara or Carolina Premier as of the date of the merger agreement, shall have executed and delivered a noncompetition agreement with Select;

•
the ratio of Carolina Premier’s classified assets to the sum of its total shareholders’ equity and allowance for loan and lease losses shall be less than 12.50% as of the closing date;

•
each of David P. Barksdale, Caryn R. Johnson, Amy Macari, Kendall R. Stewart, and C. Hunter Widener shall have entered into an agreement providing for the termination of his or her existing employment agreement or change in control agreement with Premara and Carolina Premier and the waiver of any claims associated therewith in consideration of a payment to be made by Carolina Premier immediately prior to the Effective Time; and

•
the number of shares of Premara common stock for which appraisal rights have been properly asserted shall be no more than ten percent (10%) of the outstanding shares of Premara common stock.

The obligation of Premara to complete the merger is also subject to the satisfaction, or waiver by Premara, at or before the closing date, of a number of other conditions, including:
•
there shall have been no material adverse effect on Select or Select Bank;

•
the representations and warranties of Select and Select Bank set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the Effective Time as though made on and as of the Effective Time, and Premara shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Select and Select Bank to such effect;

•
Select shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or before the Effective Time, and Premara shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Select and Select Bank to such effect;

•
Premara shall have received from Boenning an opinion to the effect that the consideration to be received by Premara’s common shareholders in the merger is fair, from a financial point of view, to Premara’s shareholders; and

•
Premara shall have received the opinion of Wyrick Robbins Yates & Ponton LLP substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or, if applicable, waived by the appropriate party. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement
The merger agreement can be terminated at any time before completion of the merger by mutual consent, if authorized by each of our boards of directors, or by either party in the following circumstances:
•
if the merger has not been consummated by April 30, 2018, unless the failure of the closing to occur by that date is due to the terminating party’s failure to abide by the merger agreement;

•
if the terminating party determines that any of the non-terminating party’s representations or warranties contained in the merger agreement was false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, might or could cause any such representations or warranties to become false or misleading in any material respect; or

•
if the non-terminating party has violated or failed to fully perform any of its obligations, covenants or agreements contained in the merger agreement in any material respect.

Select also may terminate the merger agreement if  (i) Premara’s shareholders do not approve the merger agreement, (ii) Select reasonably believes, based on the final results of any environmental survey of real property leased or owned by Premara or Carolina Premier and the advice of Select’s legal counsel or other consultants, that Premara or Carolina Premier could be subject to environmental liability in an amount greater than or equal to $150,000 in the aggregate (iii) Premara breaches its agreement not to solicit competing Acquisition Proposals; (iv) the Premara Board fails to recommend approval of the merger or recommends approval of an alternative Acquisition Proposal; or (v) Premara breaches its obligation to hold a meeting of shareholders to approve the merger agreement.
Premara also may terminate the merger agreement (i) if Select’s shareholders do not approve the merger agreement, or (ii) to accept an alternate Acquisition Proposal if, prior to the mailing date of this joint proxy statement/prospectus, Premara’s board of directors received such Acquisition Proposal that it has concluded in good faith, in consultation with its financial and legal advisors, to be a Superior Proposal; provided, however, that Premara has provided Select ten (10) business days’ prior written of its intention to accept such Superior Proposal and during such 10-business day period, Premara has caused its financial and legal advisors to negotiate with Select in good faith to make such adjustments in the terms and conditions of the merger agreement such that such Acquisition Proposal would no longer constitute a

Superior Proposal, and after considering such adjustments Premara’s board of directors concluded in good faith, based upon consultation with its financial and legal advisers, that such Acquisition Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by Select.
Under certain circumstances, Premara will be required to pay Select a termination fee in the amount of $1,600,000, including if:
•
the merger agreement is terminated by Select because the Premara board of directors (i) breaches its agreement not to solicit competing Acquisition Proposals; (ii) fails to recommend approval of the merger agreement to its shareholders or withdraws, modifies, or qualifies such recommendation in a manner adverse to Select or recommends to Premara shareholders that they approve a competing Acquisition Proposal; or (iii) fails to fulfill its obligations under the merger agreement to hold a meeting of shareholders to approve the merger agreement;

•
after receipt of a written, competing Acquisition Proposal that the Premara Board has concluded is a Superior Proposal, the merger agreement is terminated by Premara in order to enter into such Acquisition Proposal;

•
within 12 months of the merger agreement being terminated as a result of the Premara or Select shareholders failing to approve the merger agreement, and provided that prior to such termination an acquisition proposal related to Premara or Select Bank has been made by a third party, (i) Premara or Carolina Premier enters into a merger agreement or other combination transaction with, or agrees to sell substantially all of its assets to, such third party; (ii) such third party acquires more than 50% of the outstanding common stock of Premara or Carolina Premier; or (iii) Premara or Carolina Premier implements or adopts a plan of liquidation, recapitalization or share repurchase relating to more than 50% of such entity’s common stock or other extraordinary dividend relating to substantially all of such entity’s common stock or assets; or

•
a tender or exchange offer for 25% or more of Premara’s or Carolina Premier’s outstanding common stock is commenced and the board of directors of Premara or Carolina Premier does not recommend rejection of such offer.

Effect of Termination
If the merger agreement is terminated, it will become void and have no effect, and there will be no liability on the part of Select or Premara, except that designated provisions of the merger agreement, including the payment of fees and expenses, the confidential treatment of information, and the indemnification obligations of Select and Premara will survive the termination.
Amendment of the Merger Agreement; Waiver
Subject to applicable law, the parties may amend the merger agreement any time prior to the Effective Time of the merger by action taken or authorized by their respective boards of directors. However, after any approval of the merger agreement by the Premara shareholders, there may not be, without further approval of the shareholders, any amendment of the merger agreement relating to the manner or basis in which shares of Premara common stock are converted into the merger consideration.
At any time before the Effective Time, each of Select and Premara, by action taken or authorized by its respective board of directors, to the extent legally allowed, may waive any term of condition of the merger agreement. However, any such waiver will only be effective upon a determination by the waiving party that such waiver would not adversely affect the interests of the waiving party or its shareholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Select and Premara and have been prepared to illustrate the effects of the merger involving Select and Premara under the acquisition method of accounting with Select treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Premara, as of the effective date of the merger, will be recorded by Select at their respective fair values and the excess of the merger consideration over the fair value of Premara’s net assets will be allocated to goodwill.
The unaudited pro forma condensed combined financial information combines the historical financial information of Select and Premara as of and for the six-month period ended June 30, 2017 and for the year ended December 31, 2016, and has been derived from and should be read in conjunction with Select’s audited and unaudited financial statements and related notes incorporated by reference into this joint proxy statement/prospectus and Premara’s audited and unaudited financial statements and related notes included in this joint proxy statement/prospectus. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger as if the merger had been consummated on June 30, 2017. The unaudited pro forma consolidated statements of income dated as of June 30, 2017 and December 31, 2016 give effect to the merger as if the merger had been consummated on January 1, 2016.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.
In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) Premara’s balance sheet through the effective time of the merger; (ii) the aggregate value of merger consideration paid if the price of Select’s stock varies from the assumed value per share; (iii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

Select Bancorp, Inc. and Premara Financial, Inc.
Unaudited Pro Forma Condensed Combined Statements of Financial Condition
June 30, 2017
(dollars in thousands)
	Select Bancorp, Inc.	Premara Financial, Inc.	Pro Forma Before Adjustments	Pro Forma Purchase Accounting Adjustments	Adjustments for Merger and Transactional Costs	Pro Forma Combined
ASSETS
Cash and due from banks	$13,791	$2,990	$16,781	$(14,324) A	$—	$2,457
Interest-earning deposits in other banks	43,512	4,688	48,200	—	(2,558) A	45,642
Certificates of deposit	1,000	500	1,500	—	—	1,500
Investment securities available-for-sale, at fair value	56,852	34,387	91,239	—	—	91,239
Loans	738,021	208,247	946,268	(5,563) B	—	940,705
Allowance for loan losses	(8,488)	(2,236)	(10,724)	2,236 C	—	(8,488)
NET LOANS	729,533	206,011	935,544	(3,327)	—	932,217
Accrued interest receivable	2,646	881	3,527	—	—	3,527
Stock in Federal Home Loan Bank of Atlanta (“FHLB”), at cost	2,141	—	2,141	—	—	2,141
Other non-marketable securities	666	1,929	2,595	—	—	2,595
Foreclosed real estate	2,702	50	2,752	—	—	2,752
Premises and equipment, net	17,517	1,149	18,666	18 D	—	18,684
Bank owned life insurance	22,466	5,605	28,071	—	—	28,071
Goodwill	6,931	325	7,256	18,656 E	—	25,912
Core deposit intangible (“CDI”)	629	254	883	1,866 F	—	2,749
Assets held for sale	846	—	846	—	846
Other assets	5,292	3,921	9,213	787 I	647 J	10,647
TOTAL ASSETS	$906,524	$262,690	$1,169,214	$3,676	$(1,911)	$1,170,979
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand	$168,635	$63,772	$232,407	$—	$—	$232,407
Savings	35,162	40,967	76,129	—	—	76,129
Money market and NOW	174,169	36,721	210,890	—	—	210,890
Time	361,687	65,895	427,582	770 G	—	428,352
TOTAL DEPOSITS	739,653	207,355	947,008	770	—	947,778
Short-term debt	33,559	18,000	51,559	4 H	—	51,563
Long-term debt	22,839	11,000	33,839	(1) H	—	33,838
Accrued interest payable	241	53	294	—	—	294
Accrued expenses and other liabilities	2,215	855	3,070	—	—	3,070
TOTAL LIABILITIES	798,507	237,263	1,035,770	773	—	1,036,543
Preferred stock	—	—	—	— L	—	—
Common stock	11,662	32	11,694	(32) L	—	11,684
				22 L	—
Additional paid-in-capital	69,725	23,566	93,291	(23,566) L	—	98,033
				28,308 L	—
Retained earnings	26,124	1,656	27,780	(1,656) L	(1,911) K	24,213
Common stock issued to deferred compensation trust, at cost	(2,397)	—	(2,397)	—	—	(2,397)
Directors’ Deferred Compensation Plan Rabbi Trust	2,397	—	2,397	—	—	2,397
Accumulated other comprehensive income	506	173	679	(173) L	—	506
TOTAL SHAREHOLDERS’ EQUITY	108,017	25,427	133,444	2,903	(1,911)	134,436
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$906,524	$262,690	$1,169,214	$3,676	$(1,911)	$1,170,979
Number of common shares outstanding	11,662,471	3,160,268	14,822,739	(845,656)	—	13,977,083
Number of preferred shares outstanding	—	—	—	—	—	—
Total common book value per share	$9.26	$8.05	—	—	—	$9.62
Total tangible book value per share	$8.61	$7.86	—	—	—	$7.57

Select Bancorp, Inc. and Premara Financial, Inc.
Unaudited Pro Forma Condensed Combined Statements of Income
June 30, 2017
(dollars in thousands)
	Select Bancorp, Inc.	Premara Financial, Inc.	Pro Forma Before Adjustments	Adjustments	Pro Forma Combined
INTEREST INCOME:
Loans	$17,731	$4,843	$22,574	$1,651 B	$24,225
Federal funds sold and interest-earning deposits	207	51	258	—	258
Investments	656	492	1,148	—	1,148
TOTAL INTEREST INCOME	18,594	5,386	23,980	1,651	25,631
INTEREST EXPENSE:
Money market, NOW and savings deposits	220	501	721	—	721
Time deposits	1,639	140	1,779	(235) G	1,544
Short-term debt	118	93	211	—	211
Long-term debt	267	58	325	(1) H	324
TOTAL INTEREST EXPENSE	2,244	792	3,036	(236)	2,800
NET INTEREST INCOME	16,350	4,594	20,944	1,887	22,831
PROVISION FOR LOAN LOSSES	889	100	989	—	989
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,461	4,494	19,955	1,887	21,842
OTHER INCOME:
Gain on sale of investment securities	—	—	—	—	—
Service charges on deposit accounts	431	291	722	—	722
Other fees and income	1,077	559	1,636	—	1,636
Total other income	1,508	850	2,358	—	2,358
OTHER EXPENSES:
Personnel	7,116	2,605	9,721	—	9,721
Occupancy and equipment	1,064	657	1,721	—	1,721
Deposit insurance	147	95	242	—	242
Professional fees	571	166	737	—	737
CDI amortization	181	31	212	336 F	548
Information systems	1,038	276	1,314		1,314
Foreclosed-related expense	(9)	—	(9)	—	(9)
Other	1,677	755	2,432		2,432
TOTAL NON-INTEREST EXPENSE	11,785	4,585	16,370	336	16,706
INCOME BEFORE INCOME TAXES	5,184	759	5,943	1,551	7,494
INCOME TAXES	1,733	168	1,901	535 I,J	2,436
NET INCOME	$3,451	$591	$4,042	$1,016	$5,058
Earnings per share, basic	$0.30	$0.19			$0.34
Earnings per share, diluted	$0.29	$0.19			$0.34
Weighted average common shares outstanding, basic	11,657,391	3,160,268			14,963,979
Weighted average common shares outstanding, diluted	11,720,841	3,179,868			15,047,937

Select Bancorp, Inc. and Premara Financial, Inc.
Unaudited Pro Forma Condensed Combined Statements of Income
December 31, 2016
(dollars in thousands)
	Select Bancorp, Inc.	Premara Financial, Inc.	Pro Forma Before Adjustments	Adjustments	Pro Forma Combined
INTEREST INCOME:
Loans	$33,058	$8,683	$41,741	$2,656 B	$44,397
Federal funds sold and interest-earning deposits	257	172	429	—	429
Investments	1,394	992	2,386	—	2,386
TOTAL INTEREST INCOME	34,709	9,847	44,556	2,656	47,212
INTEREST EXPENSE:
Money market, NOW and savings deposits	390	365	755	—	755
Time deposits	2,664	843	3,507	(418) G	3,089
Short-term debt	127	65	192	(3) H	189
Long-term debt	552	135	687	—	687
TOTAL INTEREST EXPENSE	3,733	1,408	5,141	(421)	4,720
NET INTEREST INCOME	30,976	8,439	39,415	3,077	42,492
PROVISION FOR LOAN LOSSES	1,516	125	1,641	—	1,641
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	29,460	8,314	37,774	3,077	40,851
OTHER INCOME:
Gain on sale of investment securities	22	15	37	—	37
Service charges on deposit accounts	966	589	1,555	—	1,555
Other fees and income	2,234	340	2,574	—	2,574
Total other income	3,222	944	4,166	—	4,166
OTHER EXPENSES:
Personnel	12,711	4,381	17,092	—	17,092
Occupancy and equipment	2,304	1,426	3,730	—	3,730
Deposit insurance	393	206	599	—	599
Professional fees	977	518	1,495	—	1,495
CDI amortization	431	61	492	644 F	1,136
Information systems	2,070	784	2,854	—	2,854
Foreclosed-related expense	199	5	204	—	204
Other	3,196	1,257	4,453	—	4,453
TOTAL NON-INTEREST EXPENSE	22,281	8,638	30,919	644	31,563
INCOME BEFORE INCOME TAXES	10,401	620	11,021	2,433	13,454
INCOME TAXES	3,647	31	3,678	840 I,J	4,518
NET INCOME	6,754	589	7,343	1,593	8,936
DIVIDENDS ON PREFERRED STOCK	4	—	4	—	4
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,750	$589	$7,339	$1,593	$8,932
Earnings per share, basic	$0.58	$0.19			$0.60
Earnings per share, diluted	$0.58	$0.19			$0.60
Weighted average common shares outstanding, basic	11,610,705	3,160,268			14,770,973
Weighted average common shares outstanding, diluted	11,655,111	3,170,898			14,826,009

Select Bancorp, Inc. and Premara Financial, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1 — Basis of Presentation
The unaudited proforma condensed combined financial information has been prepared using the acquisition method of accounting. Balance sheet data is presented as of June 30, 2017 and assumes the merger involving Select Bancorp, Inc. (“Select”) and Premara Financial, Inc. (“Premara”) was complete on that date. Income statement data is presented to give effect to the merger as if it had occured st the beginning of the relevant period presented. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the merger been consummated at the beginning of the period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information has been reclassified to conform to current presentation. The merger, which is expected to be completed in late 2017, provides that the merger consideration to be paid by Select will consist of a mixture of Select common stock and cash, with 948,080 shares of Premara common stock being converted to the per share cash consideration of  $12.65 and the balance of Premara’s issued and outstanding shares being converted into Select common stock at the 1.0463 stock exchage ratio. The merger is subject to both shareholder and regulatory approval.
The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record assets and liabilities of Premara at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of Premara’s tangible and identifiable intangible assets and liabilities as of the merger date. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts and other items of Premara as compared with the information shown in the unaudited pro forma combined financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Premara’s shareholders’ equity including results of operations from January 1, 2017 through the date the merger is completed will also change the amount of goodwill that would be recorded.
Note 2 — Accounting Policies and Financial Statement Classifications
The accounting policies of both Select and Premara have been reviewed and management has determined that there are no material additional conforming adjustments or financial statement reclassifications needed. There are currently no material transactions between Select and Premara in relation to the unaudited pro forma condensed combined financial information.
Note 3 — Merger Related Charges
The estimated transaction costs related to the merger are approximately $2.6 million ($1.9 million net of tax). This cost is included in the unaudited Pro Forma Condensed Combined Balance Sheet. These estimated transactions costs are still being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where Select and Premara may take advantage of redundancies. These costs will be recorded as non-interest expense as incurred. The pro forma presentation of the merger related charges is in the following table (dollars in thousands).
Professional fees	$1,198
Data processing and other non-interest expense	1,360
Total non-interest expense	$2,558
Tax benefit	647
Net merger related expense after tax benefit	$1,911

Note 4 — Preliminary Purchase Accounting Allocation
The unaudited pro forma condensed combined financial information reflects the issuance of 2,314,612 shares of Select common stock totaling approximately $29.3 million plus cash of approximately $12 million. The merger will be accounted for using the acquisition method of accounting; accordingly Select’s cost to acquire Premara will be allocated to the assets (including identifiable intangible assets) and liabilities of Select at their respective fair values as of the merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table (dollars in thousands).
Common equity capital of Premara as of June 30, 2017		$25,427
Estimated Premara related expenses, net of tax		$(1,979)
Common equity capital of Premara as of June 30, 2017, adjusted		$23,448
Less estimated fair value adjustments:
Loan fair value	$(5,563)
Allowance for loan losses	2,236
Loans, net	(3,327)
Premises and equipment	18
Core deposit intangible	2,120
Elimination of Premara’s goodwill	(325)
Time deposits	(770)
Borrowings	(3)
Related tax benefit for above	787
Total fair value adjustments		(1,500)
Net assets (Equity capital less fair value adjustments)		21,948
Total consideration paid to Premara shareholders(1)		40,929
Goodwill		$18,981

(1)
The purchase price is based on estimated total consideration of  $40.9 million. This includes issuance of Select common stock of 2,314,612 shares at a price of approximately $12.65 per common share for a value of  $29.3 million plus cash consideration for warrants and stock options.

Note 5 — Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations which are subject to change.
A
Cash was adjusted to reflect the payment of estimated merger related expenses of  $2.6 million which is assumed to happen at closing prior to any income statement effect and is therefore offset by a reduction in retained earnings. The cash purchase of stock from the shareholders of Premara amounted to $12.0 million.

B
Select identified $5.6 million in net preliminary estimated fair value adjustments to Premara’s loan portfolio. The adjustment reflects Select’s estimates of both market rate differential at June 30, 2017 and the potential adjustments related to the credit quality of the loan portfolio. This fair value adjustment will be accreted using the level yield methodology over the estimated remaining life of the acquired loan portfolio. The accretion for the six month period ended June 30, 2017 and year ended December 31, 2016 is estimated at approximately $1.7 million and $2.7 million, respectively.

C
Premara’s existing allowance for loan losses of  $2.2 million was eliminated in accordance with generally accepted accounting principles.

D
Premises and equipment were adjusted by $18,000 to reflect estimated fair value adjustments for real property. The amortization of these adjustments is not considered material for the six months ended June 30, 2017.

E
The estimated amount of goodwill associated with the transaction is $19.0 million. The final allocation of the purchase price will be determined after the merger is completed and all purchase accounting adjustments are finalized, and may change the amount allocated to goodwill. At June 30, 2017, Premara had $325,000 in goodwill that will be eliminated at the time of merger.

F
Other intangible assets were adjusted to reflect a core deposit intangible of  $2.1 million. A core deposit intangible arises from a financial institution having a deposit base comprised of funds associated with stable customer relationships. These customer relationships provide a cost benefit to the acquiring institution since the associated customer deposits typically are at lower interest rates and can be expected to be retained on a long-term basis. This amount reflects management’s estimate of the market premium associated with these core deposits. The amortization is estimated at approximately $336,000 for the six month period ended June 30, 2017 and approximately $644,000 for the twelve month period ended December 31, 2016.

G
Time deposits were adjusted by an estimated $770,000 credit for fair value adjustments on deposits at current market rates for similar products. This adjustment will be accreted into income over the estimated lives of the deposits. Estimated accretion in the pro forma was computed using the sum-of-the-years digits method, which approximates the level yield method. The accretion is estimated at approximately $235,000 for the six month period ended June 30, 2017 and $418,000 for the twelve month period ended December 31, 2016.

H
Borrowings were adjusted by an estimated $4,000 for short-term borrowings and $1,000 for fair value adjustments on long-term borrowings at current market rates for similar products. These adjustments will be accreted over the estimated lives of the borrowings. Estimated accretion in the pro forma was computed using the straight line method, which approximates the level yield method. The accretion is estimated at approximately $500 for the six month period ended June 30, 2017 and $3,000 for the twelve month period ended December 31, 2016.

I
Other assets were adjusted by $787,000 to reflect the estimated deferred tax asset arising from the credit quality fair value adjustments and other fair value adjustments on other assets and liabilities, less deferred tax liabilities arising from the core deposit intangible and other fair value adjustments on other assets and liabilities.

J
Other assets were adjusted by $647,000 to reflect the estimated deferred tax asset arising from the merger and transactional expenses.

K
Retained earnings were adjusted by $1.9 million to reflect the equity effect of merger and transactional costs.

L
Historical shareholders’ equity has been eliminated and additional paid-in-capital has been adjusted to reflect Select’s estimated capitalization of Premara.

M
The amount of pro forma combined weighted average shares outstanding is calculated by adding Select’s historical weighted average shares outstanding for the six month period ended June 30, 2017 to the shares to be issued in connection with the merger.

DESCRIPTION OF SELECT CAPITAL STOCK
The following is a brief description of the terms of Select’s capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the NCBCA, federal law, Select’s amended articles of incorporation (“Amended Articles”), and Select’s bylaws. Copies of the Amended Articles and bylaws have been filed with the SEC and are also available upon request from Select.
Common Stock
General
Select’s Amended Articles authorize the issuance of 25,000,000 shares of common stock, $1.00 par value per share. As of  [•], 2017, there were [•] shares of Select’s common stock issued and outstanding, held of record by approximately [•] shareholders. In addition, as of  [•], 2017, [•] shares of Select’s common stock were reserved for issuance upon the exercise of outstanding stock options.
Outstanding shares of Select’s common stock are validly issued, fully paid and non-assessable. Each share of Select’s common stock has the same relative rights and is identical in all respects to each other share of Select’s common stock. Select’s common stock is listed and traded on NASDAQ under the symbol “SLCT.”
Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision
Select’s common stock has no preemptive rights, redemption rights, conversion rights, sinking fund, or redemption provisions.
Voting Rights
Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. In addition, if our board of directors consists of nine or more directors, the board members will be classified into three groups so that approximately one-third of the directors will be elected each year. Shareholders are not entitled to cumulate their votes for the election of directors. Directors are elected by a plurality of the votes cast.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of Select’s affairs, the holders of shares of Select common stock are entitled to receive, after payment of all debts and liabilities and the liquidation preference of any then outstanding preferred stock, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of Select Bank, we, as the sole shareholder of the bank’s common stock, would be entitled to receive all remaining assets of the bank available for distribution in cash or in kind after payment of all debts and liabilities of the bank including all deposits and accrued interest on deposits.
Dividend Rights
Holders of Select’s common stock are entitled to receive ratably such dividends as may be declared by the Select Board out of legally available funds. However, our payment of cash dividends is subject to the restrictions of North Carolina law applicable to the declaration of cash dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain preferential liquidation rights. It is the current policy of the Federal Reserve that bank holding companies should pay cash dividends on capital stock only out of net income available over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition.

Select’s ability to pay cash dividends to the holders of shares of its common stock is, at the present time and for the foreseeable future, largely dependent upon the amount of cash dividends that Select Bank may pay to Select. North Carolina commercial banks, such as Select Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. Also, an insured depository institution, such as Select Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in applicable law and regulations. The declaration and payment of future dividends to holders of Select’s common stock will also depend upon Select’s earnings and financial condition, the capital requirements of Select Bank, regulatory conditions, and other factors as the Select Board may deem relevant.
Transfer Agent and Registrar
The transfer agent and registrar for Select’s common stock is Computershare, Inc., College Station, Texas.
Restrictions on Ownership
The BHCA requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve before acquiring 5% or more of Select’s common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve before acquiring 10% or more of Select’s common stock under the Change in Bank Control Act. Any holder of 25% or more of Select’s common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over Select, is subject to regulation as a bank holding company under the BHCA.
Preferred Stock
Select’s Amended Articles authorize the issuance of 5,000,000 shares of preferred stock, no par value per share. As of  [•], 2017, there were no shares of Select’s preferred stock issued and outstanding.
Select’s Amended Articles, subject to certain limitations, authorize the Select Board from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the preferences, limitations and relative rights of such shares of preferred stock.
Authorized but Unissued Shares
North Carolina law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This would protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Certain Restrictions in the Amended Articles Having Potential Anti-Takeover Effect
The Amended Articles require the affirmative vote of 66 2∕3% of the outstanding shares entitled to vote to approve any agreement, plan or arrangement providing for the merger, consolidation or exchange of shares of Select with any other corporation or the sale lease or exchange of all of substantially all of the assets of Select, unless the proposed transaction is approved by the vote of at least a majority of the members of Select’s board of directors who are unaffiliated with any other party to the proposed transaction. This provision could tend to make the acquisition of Select more difficult to accomplish without the cooperation or favorable recommendation of the Select Board.
When evaluating such business combinations or transactions and determining what is in the best interests of Select and its shareholders, the Select Board (or any individual member) may, but is not required, to consider: (i) the social and economic effects of the transaction or the matter to be considered on Select and its subsidiaries, its and their employees, depositors, customers, and creditors, and the communities in which Select and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person(s) or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon Select and its subsidiaries and the communities in which Select and its subsidiaries operate or are located; (iii) the competence, experience, and integrity of the acquiring person(s) or entity and its or their management; and (iv) the prospects for successful conclusion of the business combination, offer or proposal.
As more particularly described below under “Comparison of Shareholders’ Rights for Existing Premara Shareholders,” Select’s Amended Articles and bylaws contain protective provisions that would have the effect of impeding an attempt to change or remove Select’s management or to gain control of Select in a transaction not supported by its board of directors.

COMPARISON OF SHAREHOLDERS’ RIGHTS FOR EXISTING PREMARA SHAREHOLDERS
The current rights of Premara shareholders are governed by North Carolina law, including the NCBCA, and Premara’s articles of incorporation and bylaws. Upon consummation of the merger, those holders of Premara common stock who elect to receive Select common stock as merger consideration will become holders of Select common stock. Consequently, after the merger, the rights of such shareholders will be governed by the articles of incorporation and bylaws of Select together with the NCBCA.
The following is a summary of material differences between the rights of holders of Select common stock and the rights of holders of Premara common stock. The following summary does not purport to be a complete statement of the provisions affecting and differences between the rights of holders of Select common stock and the rights of holders of Premara common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to North Carolina law and the governing corporate documents of Select and Premara, to which the shareholders of Premara are referred.
Authorized Capital
Premara.   Premara is authorized to issue 25,000,000 shares of common stock, par value $0.01 per share, and up to 1,000,000 shares of preferred stock, $0.01 par value per share.
Select.   Select is authorized to issue 25,000,000 shares of common stock, $1.00 par value per share, and up to 5,000,000 shares of preferred stock, no par value per share.
Annual Meetings of Shareholders
Premara.   The Premara bylaws provide that an annual meeting will be held at a time and place to be fixed in the discretion of the board of directors.
Select.   The Select bylaws provide that an annual meeting will be held within 180 days of the end of the fiscal year, which follows the calendar year, as may be determined by the board of directors.
Special Meetings of Shareholders
Pursuant to the Select bylaws, special meetings of the shareholders may be called by the chairman of the board of directors, the president, or the secretary at the request of the board of directors. By contrast, the Premara bylaws provide that special meetings of the shareholders may be called only by the chief executive officer or by the secretary pursuant to a resolution adopted by the board of directors.
Shareholder Nomination of Directors
Premara.   Nomination of directors may be made by the board of directors or a committee thereof or by any shareholder of record entitled to vote for the election of directors. Nominations, other than those made by the board of directors or a committee thereof, must be submitted to the Secretary in writing not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders at which nominees will be considered for election. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, shareholder nominations must be delivered not earlier than 120 days prior to the date of such annual meeting and not later than 90 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Premara. Notwithstanding the foregoing deadlines, in the event that the number of directors to be elected to the board of directors is increased by the Premara Board, and there is no public announcement by Premara naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder nomination delivered to Secretary will be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the 10th day following the day on which such public announcement is first made by Premara.

The shareholder making such nomination shall include for each nominee: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner, if any, on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a completed and signed questionnaire, representation and agreement provided by the Secretary upon request.
Select.   Nomination of directors may be made by the Nominating Committee or by any shareholder of common stock entitled to vote for the election of directors. Nominations, other than those made by the Nominating Committee, must be in writing and submitted to the Secretary of Select not later than September 30th of the year preceding the meeting of shareholders at which the nominee would stand for election and must be accompanied by the nominee’s written consent to serve, if elected, and a certification that the nominee has owned at least 1,000 shares of Select common stock for the twelve months preceding the nomination and has business, economic, and residential ties to Select’s market area.
Number of Directors
Premara.   The number of Premara directors will be not less than the number of directors required by law, with the actual number of directors fixed by a majority of the Premara Board. The Premara Board currently consists of five directors.
Select.   The number of directors will be not less than six and not more than nineteen, with the actual number of directors to be determined by the shareholders or the Select Board. The Select Board currently consists of fourteen directors.
Director Qualifications
Premara.   The Premara bylaws do not address director qualifications.
Select.   Each director attaining the age of 80 years during his or her term shall retire upon his or her 80th birthday.
Classification of Directors
Premara.   Each of Premara’s directors are elected to a term ending at the next succeeding annual meeting.
Select.   So long as Select has nine or more directors, the directors shall be divided into three classes, with each class elected to staggered three-year terms so that the terms of approximately one-third of the directors expire each year. If Select has fewer than nine directors, then each director shall be elected to a term ending at the next succeeding annual meeting.
Removal of Directors
Premara.   Premara’s bylaws provide that Premara directors may be removed from office any time with or without cause, by a vote of shareholders entitled to vote at a special meeting of the shareholders called for that purpose if a majority of the outstanding shares entitled to vote on such matter approves the removal of such director.

Select.   Select’s bylaws provide that Select directors may be removed from office only for “cause” by a vote of shareholders whenever the number of votes cast in favor of removal exceeds the number of votes cast against removal. Select’s articles of incorporation define cause as (i) the criminal conviction of an act of fraud, embezzlement, theft, personal dishonesty, or breach of trust or (ii) the occurrence of any event resulting in the director being excluded from coverage, or having coverage limited as to the director when compared to other covered directors, under Select’s fidelity bonds or insurance policies.
Voting Rights
Amendment of Articles.
Under North Carolina law, unless a corporation’s board of directors, articles of incorporation, or bylaws adopted by shareholders require a greater vote, amendments to articles of incorporation must be approved by (i) a majority of all votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create appraisal rights and (ii) a majority of the votes cast at the meeting by every other voting group entitled to vote on the amendment.
For both Premara and Select, their respective articles of incorporation do not require more than a majority of votes cast with respect to amendments to the articles of incorporation; provided, however, that changes to Select’s, but not Premara’s, articles of incorporation related to the approval of business combinations requires the affirmative vote of two-thirds of the outstanding shares of common stock unless a majority of the board of directors has recommended the change to the shareholders.
Amendment of Bylaws.
For both Premara and Select, the bylaws may be amended or repealed, and new bylaws may be adopted, by the affirmative vote of a majority vote of the board of directors. In addition, the shareholders may amend or repeal the bylaws. Pursuant to North Carolina law, no bylaw adopted, amended, or repealed by the shareholders can be readopted, amended, or repealed by the board of directors unless authorized by the articles of incorporation or a bylaw adopted by the shareholders.
Required Vote for Certain Business Combinations.
Select’s, but not Premara’s, articles of incorporation provide that the affirmative vote of at least two-thirds of the outstanding shares of capital stock is required for the approval of a business combination; provided, however, that this two-thirds requirement is not applicable, and the combination may be approved by a majority of the outstanding shares, if the business combination is approved by a majority of the board of directors.
Shareholders’ Right of Appraisal
Under Article 13 of the NCBCA, certain shareholders have appraisal rights to obtain “fair value” for their shares in connection with certain business combinations and corporate actions. The Premara shareholders have such appraisal rights in connection with the merger with Select as discussed on page 61 of this joint proxy statement/prospectus. Because Select common stock is traded on NASDAQ and considered a “covered security” under section 18(b)(1)(A) of the Securities Act, holders of Select stock are not entitled to appraisal rights in connection with business combinations and corporate actions.
North Carolina Shareholder Protection Act
The North Carolina Shareholder Protection Act generally requires that, unless certain “fair price” and procedural requirements are satisfied, an affirmative vote of 95% of a public corporation’s voting shares is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation’s voting shares or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such shares. Because Premara is not a public corporation, the Shareholder Protection Act is not applicable to Premara. Select has not opted out of the Act by expressly providing in its articles of incorporation that the provisions of the Act are not applicable to Select.

Control Share Acquisition Act
The North Carolina Control Share Acquisition Act generally provides that, except as provided below, “Control Shares” will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third, or a majority of all voting power in the election of the corporation’s directors. However, voting rights will be restored to Control Shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors of the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at their fair value. Because Premara is not a public corporation, the Control Share Acquisition Act is not applicable to Premara. Select has not opted out of the Act by expressly providing in its articles of incorporation that the provisions of the Act are not applicable to Select.
Anti-Takeover Effect of Certain Provisions
The ability of the Select Board to expand the number of directors up to 19, without shareholder approval, and to fill vacancies resulting from such an increase, may allow the Select Board to prevent, for a period of time, a person or entity owning a majority of shares from electing a majority of the Select directors. Additionally, the classification of the Select Board may have the effect of delaying any person or entity owning a majority of shares from electing its designees to a majority of seats on the Select Board. Moreover, the two-thirds super majority voting requirement to approve a business combination also may serve as an anti-takeover device in situation where the Select Board is not in favor of a change in control.
The Premara articles of incorporation and bylaws grant the Premara Board the authority to increase the size of the board and fill the vacancy. This may similarly serve as an anti-takeover device in situation where the Premara Board is not in favor of a change in control.
Indemnification
Premara.   Premara’s articles of incorporation and bylaws provide for the indemnification of its officers, directors, employees, and agents to the full extent allowed by applicable law against liability and litigation expense arising out of such status or activities in such capacity. Premara’s articles of incorporation provide that, to the fullest extent provided by the NCBCA, no director or former director shall be personally liable to Premara or any of its shareholders or otherwise for monetary damages for breach of any duty as a director.
Select.   Select’s bylaws provide for the indemnification of its officers, directors, employees, and agents to the full extent allowed by applicable law against liability and litigation expense arising out of such status or activities in such capacity. Select’s articles of incorporation provide that, to the fullest extent provided by the NCBCA, no director or former director shall be personally liable to Select or any of its shareholders or otherwise for monetary damages for breach of any duty as a director.

INFORMATION ABOUT SELECT
Select (formerly New Century Bancorp, Inc.) was incorporated under the laws of the State of North Carolina on May 14, 2003 at the direction of the board of directors of Select Bank & Trust Company, or Select Bank (formerly New Century Bank), for the purpose of serving as the bank holding company for Select Bank and became the holding company for Select Bank on September 19, 2003. To become Select Bank’s holding company, Select received the approval of the Federal Reserve as well as the approval of Select Bank’s shareholders. Upon receiving such approvals, each share of  $5.00 par value common stock of Select Bank was exchanged on a one-for-one basis for one share of  $1.00 par value common stock of Select. Select is registered with the Federal Reserve under the BHCA, and the bank holding company laws of North Carolina.
Select’s only business at this time is ownership of Select Bank and its primary source of income is any dividends that are declared and paid by Select Bank on its common stock. Throughout this section of the joint proxy statement/prospectus, results of operations will relate to Select Bank’s operations, unless a specific reference is made to Select and its operating results other than through Select Bank’s business and activities. The terms “we” and “ours” will be used throughout this section of the joint proxy statement/prospectus when discussing our operations except in circumstances where a reference is specific to either Select and/or Select Bank.
Select is registered with the Federal Reserve under the BHCA and the bank holding company laws of North Carolina. Select Bank operates under the rules and regulations of and is subject to examination by the FDIC and the NCCOB. Select Bank is also subject to certain regulations of the Federal Reserve governing the reserves to be maintained against deposits and other matters. Select’s administrative office is located at 700 W. Cumberland Street, Dunn, North Carolina 28334, and Select Bank’s main office is located at 700 W. Cumberland Street, Dunn, North Carolina 28334.
Select Bank was originally incorporated on May 19, 2000 as New Century Bank, a North Carolina-chartered commercial bank, and opened for business on May 24, 2000. Select Bank operates for the primary purpose of serving the banking needs of individuals and small to medium-sized businesses in its market area. Select Bank offers a range of banking services including checking and savings accounts, commercial, consumer, mortgage and personal loans, and other associated financial services. Select Bank’s market area consists of central and eastern North Carolina which includes Alamance, Beaufort, Brunswick, Carteret, Cumberland, Harnett, Pasquotank, Pitt, Robeson, Sampson, Wake and Wayne counties. The Bank has branch offices in Dunn, Burlington, Clinton, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh and Washington, North Carolina.
Deposits are the primary source of funds for Select Bank’s lending and other investment purposes. The bank attracts both short-term and long-term deposits from the general public locally and out-of-state by offering a variety of accounts and rates and offers statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, noninterest-bearing accounts, and fixed interest rate certificates with varying maturities. Deposit flows are greatly influenced by economic conditions, the general level of interest rates, competition, and other factors. The bank’s primary sources of revenue are interest and fee income from our lending and investing activities.
On July 20, 2017, Select entered into the merger agreement with Premara. Select’s management currently anticipates that the merger will close in the fourth quarter of 2017 or first quarter of 2018, subject to customary closing conditions, including regulatory and shareholder approval. This proposed combination with Premara would increase Select’s presence in complementary market areas, including the attractive Charlotte, North Carolina market area.
As of June 30, 2017, Select had consolidated assets, deposits and shareholders’ equity of approximately $906.5 million, $739.7 million and $108.0 million, respectively. Select’s common stock is listed and traded on the NASDAQ Global Market under the symbol “SLCT.”
Additional information about Select is included in documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” on page 119 for a description of where you can find this information.

INFORMATION ABOUT PREMARA
General
Premara was incorporated under the laws of the State of North Carolina on March 25, 2011, to serve as a one-bank holding company of Carolina Premier Bank, or Carolina Premier, and became the holding company for Carolina Premier on May 24, 2011. On May 10, 2011, the shareholders of Carolina Premier approved a plan of corporate reorganization under which Carolina Premier became a wholly-owned subsidiary of Premara, which was organized for that purpose by Carolina Premier’s board of directors. Pursuant to the reorganization, Premara issued all shares of its common stock in exchange for all of the outstanding common shares of Carolina Premier on May 24, 2011.
Carolina Premier was chartered on August 27, 2007, and commenced operations as a North Carolina-chartered commercial bank in Charlotte, North Carolina on August 29, 2007 focused on providing banking services to customers located primarily in Charlotte, North Carolina and the surrounding areas. Carolina Premier operates as a full-service bank and is engaged in general commercial and retail banking in the following locations: Charlotte, North Carolina and Rock Hill, Blacksburg and Six Mile, South Carolina. Carolina Premier’s corporate headquarters, which is also the location of its main branch, is located at 13024 Ballantyne Corporate Place, Suite 100, Charlotte, North Carolina.
Premara’s only business at this time is ownership of Carolina Premier and its primary source of income is any dividends that are declared and paid by Carolina Premier on its common stock. Throughout this section of the joint proxy statement/prospectus, results of operations will relate to Carolina Premier’s operations, unless a specific reference is made to Premara and its operating results other than through Carolina Premier’s business and activities. The terms “we” and “ours” will be used throughout this section of the joint proxy statement/prospectus when discussing our operations except in circumstances where a reference is specific to either Premara and/or Carolina Premier.
Premara is registered as a bank holding company with the Federal Reserve under the BHCA and the bank holding company laws of North Carolina. Carolina Premier operates under the rules and regulations of and is subject to examination by the FDIC and the NCCOB. Carolina Premier is also subject to certain regulations of the Federal Reserve governing the reserves to be maintained against deposits and other matters. Premara’s administrative office and Carolina Premier’s main office is located at 13024 Ballantyne Corporate Place, Suite 100, Charlotte, NC 28277.
Carolina Premier is engaged in general commercial and retail banking in the greater Charlotte MSA, which includes Mecklenburg, Union, Gaston and Cabarrus Counties, North Carolina and York and Lancaster Counties, South Carolina, as well as Cherokee County and Pickens County, South Carolina. The FDIC insures Carolina Premier’s deposits up to applicable limits. Carolina Premier is a community-focused bank that offers individuals and businesses exceptional customer service, superior products and experienced bankers.
Deposits are the primary source of funds for Carolina Premier’s lending and other investing activities. Carolina Premier attracts both short-term and long-term deposits from the general public by offering a variety of accounts and rates and offer statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, noninterest-bearing accounts, and fixed interest rate certificates with varying maturities. Deposit flows are greatly influenced by economic conditions, the general level of interest rates, competition, and other factors. Carolina Premier’s primary sources of revenue are interest and fee income from its lending and investing activities.
Our business strategy is to focus on organic growth, primarily in the Charlotte MSA, generated by small businesses, professionals, and non-profit organizations. We execute this strategy by concentrating our efforts on commercial banking (loans and deposits), treasury management, and select ancillary lines of business. We originate small business loans under the SBA 7(a) program through our affiliation with Windsor Advantage, LLC, an outsourced SBA 7(a) lending platform. Our retail efforts are focused on the owners and employees of small businesses (Charlotte) and on the retail consumer (Rock Hill, Blacksburg, and Six Mile). The metro Charlotte area is not conducive to the mass retail market for Premara due to our limited footprint and inability to “out-branch” the national banks. We can, however, use technology to attract targeted retail clients in Charlotte.

On July 20, 2017, Premara entered into the Agreement and Plan of Merger and Reorganization with Select. We anticipate that the merger will close in the fourth quarter of 2017 or first quarter of 2018, subject to customary closing conditions, including regulatory and shareholder approval.
At June 30, 2017, Premara had consolidated total assets of  $262.7 million, and Carolina Premier had 54 full-time equivalent employees. None of Premara’s or Carolina Premier’s employees are represented by any unions or similar groups, and they have not experienced any type of strike or labor dispute. Premara and Carolina Premier consider their relationships with employees to be good.
Competition and Market Area
Carolina Premier’s current primary market area is the greater Charlotte MSA, which includes Mecklenburg, Union, Gaston, and Cabarrus Counties in NC and York and Lancaster Counties in SC. Carolina Premier serves this market through two offices in Charlotte, NC (Mecklenburg County) and one in Rock Hill, SC (York County).
Carolina Premier also has offices in two rural markets of South Carolina — Cherokee and Pickens Counties (Blacksburg, SC and Six Mile, SC). These markets are primarily focused on deposit gathering and limited consumer banking. The counties adjoin the Greenville-Spartanburg Combined Statistical Area and offer a platform to access the Upstate SC market. Carolina Premier is one of only two banks in Blacksburg and is the only bank in Six Mile. The Six Mile location, branded as “Our Bank,” was established in partnership with the town of Six Mile. The branch operates out of the same location that has been providing banking services to the community for almost 94 years. When the branch was closed in April of 2013 by First Citizens Bank, they agreed to deed the office building to the Town of Six Mile should another bank come into the community and utilize the facility. The town and bank entered into a unique partnership in which the bank could operate under a profitable structure, and the town would have the valued benefit of a strong community bank partner. The bank does not pay rent under a traditional lease, but rather the structure is based upon branch profitability.
Commercial banking in North and South Carolina is extremely competitive. Carolina Premier competes in its market areas with some of the largest banking organizations in the Carolinas and the country. Many of these competing banks have capital resources and legal lending limits substantially in excess of those available to Carolina Premier. Many of Carolina Premier’s competitors are also able to provide more services and make greater use of media advertising. Therefore, in its market area, Carolina Premier has significant competition for deposits and loans from other depository institutions. As of June 30, 2016, data provided by the FDIC Deposit Market Share Report indicated that, within Carolina Premier’s market area, there were 327 offices of other banks or savings institutions (238 in Mecklenburg County, 10 in Cherokee County, 31 in Pickens County, and 48 in York County), including offices of Carolina Premier.
Other financial institutions such as credit unions, consumer finance companies, insurance companies, brokerage companies, small loan companies and other financial institutions with varying degrees of regulatory restrictions compete vigorously for a share of the financial services market. Credit unions have been permitted to expand their membership criteria and expand their loan services to include such traditional bank services as commercial lending. These entities pose an ever increasing challenge to our efforts to serve the markets traditionally served by banks. Carolina Premier expects competition to continue to be significant.
Regulatory Considerations
Bank holding companies and commercial banks, such as Premara and Carolina Premier, are subject to extensive supervision and regulation by federal and state agencies. Certain material elements of this regulatory environment, including minimum capital requirements and significant features of recent financial reform legislation, are discussed in “Premara’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” that follows. Additional discussion of the regulatory environment in which Select, Premara, and the combined institution (following the merger) operate is provided in Select’s Annual Report on Form 10-K under “Part I — Item 1 — Business,” which is incorporated by reference into this joint proxy statement/prospectus.

Properties
The following table sets forth the location of the main and branch offices of Premara’s subsidiary deposit institution, Carolina Premier, as well as certain information relating to these offices.
Office Location	Year Opened	Approximate Square Footage	Owned or Leased
Main Office and Headquarters 13024 Ballantyne Corporate Place Suites 100 and 200 Charlotte, NC 28277	2009	15,191	Leased
Six Mile “Our Bank” Office 115 N. Main Street Six Mile, SC 29682	2013	700	Leased
Rock Hill Office 201 Oakland Avenue Rock Hill, SC 29730	2012	3,000	Leased
Cherokee Office 203 W. Cherokee Street Blacksburg, SC 29702	2012	3,100	Owned
Common Stock
Premara’s outstanding shares of common stock were held by approximately 213 holders of record (excluding shares held in street name) as of  [•], 2017. To date, Premara has not paid any cash dividends.
Market for the Common Stock
Premara common stock is currently quoted on the OTCQB® marketplace operated by OTC Markets Group Inc. under the trading symbol “PARA”; however, the public market for such shares has historically been limited and characterized by sporadic trading.
Legal Proceedings
In the opinion of management, neither Premara nor Carolina Premier are parties to, nor are any of their properties the subject of, any material pending legal proceedings incidental to their businesses.

PREMARA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The following presents discussion and analysis by Premara’s management of Premara’s financial condition and results of operations and should be read in conjunction with Premara’s financial statements and related notes included with this joint proxy statement/prospectus. In this section, the “Company,” “we,” and “our” refer to Premara rather than Select. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors including but not limited to many of the factors described more fully in “Risk Factors”. The following discussion is intended to assist in understanding the financial condition and results of operations of Premara and Carolina Premier. Premara has no material operations other than its ownership of Carolina Premier. For the purpose of this management’s discussion and analysis, balance sheet information has been expressed as period-end balances, unless otherwise noted, and loans have been disclosed net of unearned income.
Description of Business
Premara Financial, Inc. is a bank holding company that was incorporated on March 25, 2011 and has one wholly-owned banking subsidiary, Carolina Premier Bank. Subsequent to Premara’s incorporation, a plan of reorganization and share exchange was approved by the shareholders of Carolina Premier Bank to become a subsidiary of Premara Financial, Inc.
Carolina Premier Bank commenced business on August 29, 2007, and is headquartered in the Ballantyne area of South Charlotte. The bank operates a four branch network — the Ballantyne flagship branch (Charlotte, NC), as well as three additional branches in Rock Hill, Blacksburg and Six Mile South Carolina. The culture of Carolina Premier Bank is built upon five core values of Trust, Excellence, Focus, Collaboration and Balance.
Premara’s business strategy is to focus on organic growth, primarily in the Charlotte MSA, generated by small businesses, professionals, and non-profit organizations. We execute this strategy by concentrating our efforts on commercial banking (loans and deposits), treasury management, and select ancillary lines of business. Our retail efforts are focused on the owners and employees of small businesses (Charlotte, North Carolina and Rock Hill, South Carolina) and on the retail consumer (Rock Hill, Blacksburg, and Six Mile). The metro Charlotte area is not conducive to the mass retail market for our company due to our limited footprint and inability to “out-branch” the national banks. However, we use technology to attract targeted retail clients in Charlotte.
Our wealth management area is branded the Center for Business Strategies, which is managed by the Executive Director (a Certified Financial Planner), and partners with HF Financial/MassMutual to assist small business owners in understanding the value of their business and in preserving and realizing that value over time.
Critical Accounting Policies and Estimates
Premara’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have adopted various accounting policies in accordance with general practices within the banking industry. Our significant accounting policies are described in Note 1 to Premara’s audited consolidated financial statements as of December 31, 2016, that accompany this joint proxy statement/prospectus.
Management believes that Premara’s policies with respect to the methodology for the determination of the allowance for loan losses, the valuation of goodwill, investment and other asset valuations and impairment charges involve a high degree of complexity and require management to make subjective judgments that often require assumptions or estimates about highly uncertain matters. Accordingly, Premara considers the policies related to those areas to be critical. The allowance for loan losses is an estimate of the probable incurred losses in our loan portfolio as of the reporting date. The allowance is based on two standards under GAAP: (i) ASC Topic 450-20-50, “Contingencies — Accruals for Loss Contingencies,” which requires that losses be accrued when it is probable a loss has been incurred and the amount of loss is reasonably estimable, and (ii) ASC 310, “Receivables,” which requires that, for loans that have been identified as potentially impaired and are individually evaluated for impairment, losses be accrued based on differences between present value of future cash flows, the value of collateral, or values that are observable in the secondary market, and the loan balance.
Our allowance consists of specific and general components. The specific component relates to loans that are impaired under GAAP. The general component covers non-impaired loans and is based on historical loss experience by type of loan adjusted for qualitative factors to adjust this historical experience for current events, trends, and conditions (including economic considerations). While management uses the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic or other conditions differ substantially from the assumptions used in making this estimate. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels vary from previous estimates. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.
Overview
Premara’s results of operations for the six months ended June 30, 2017 were net income of  $591 thousand compared to $422 thousand for the same period of 2016. Net income for the year ended December 31, 2016 was $588 thousand compared to a loss of  $416 thousand for the year ended December 31, 2015. Several factors contributed to the net loss in 2015, including the closure of the Washington, DC and the Blakeney (Charlotte, NC) offices, the payment of severance relating to the closure of the mortgage division, loan collection expenses, and recruitment fees paid to rebuild the management team and the commercial banking team. The results of this 2015 re-positioning were realized in the results for 2016 and the first six months of 2017.
Pre-tax income for the six months ended June 30, 2017 was $759 thousand, an improvement of  $323 thousand over the pre-tax income of  $422 thousand for the six months ended June 20, 2016. This improvement was driven by an increase in net interest income, which increased by $410 thousand year-over-year and a $367 thousand increase in non-interest income year-over-year. The increase in non-interest income was driven by gains on sale of SBA-guaranteed credits, a result of Premara launching its SBA platform in late 2016. The increases in net interest income and non-interest income were partially offset by a $380 thousand increase in non-interest expense year-over-year. This increase was primarily driven by compensation for the SBA team and an additional commercial banker in the Rock Hill, SC office.
Premara’s total assets grew to $262.7 million as of June 30, 2017 compared to $255.0 million as of December 31, 2016 and $244.5 million as of December 31, 2015. This growth is primarily attributable to loan growth. Gross loans grew by $7.5 million to $208.1 million as of June 30, 2017 compared to $200.7 million as of December 31, 2016 and $176.5 million as of December 31, 2015.
Results of Operations
Net Interest Income
The primary source of revenue for Premara is net interest income, which for the six months ended June 30, 2017 was $4.5 million, an increase of  $411 thousand over the same period of 2016. Net interest income for the year ended December 31, 2016 was $8.3 million compared to $8.2 million for the year ended December 31, 2015.
While the interest rate environment is still characterized as “low,” the Federal Reserve did raise the federal funds rate twice so far in 2017. The result is that loan yields and cost of deposits are experiencing increases. For the six months ended June 30, 2017, yield on loans was 4.78%, compared to 4.72% for the prior year. The overall yield on earning assets was 4.40% for the first six months of 2017, compared to 4.30% for the same period of 2016. The cost of interest-bearing liabilities for the six months ended June 30, 2017 was 0.85%, compared to 0.79% for the previous year. The result is that Premara’s net interest margin was 3.75% for the first six months of 2017, compared to 3.69% the previous year.

For the year ended December 31, 2016, Premara did experience a decrease in loan yields, from 4.96% in 2015 to 4.76% in 2016. The primary driver of this decrease was the competitive loan market in Charlotte, NC. The cost of interest-bearing liabilities for the 2016 year was 0.82%, compared to 0.72% for the previous year. The resulting net interest margin for the 2016 year was 3.39%, compared to 3.53% in 2015.
Our net interest spread and margin for the periods shown was as follows:
	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015
Yield on loans	4.78%	4.72%	4.76%	4.96%
Yield on investments(1)	2.84%	3.01%	2.79%	2.80%
Yield on other interest-earning assets	1.34%	1.85%	1.10%	0.98%
Yield on interest-earning assets	4.40%	4.30%	4.21%	4.25%
Cost of interest-bearing deposits	0.80%	0.73%	0.77%	0.64%
Cost of other interest-bearing liabilities	1.24%	1.60%	1.39%	1.64%
Cost of interest-bearing liabilities	0.85%	0.79%	0.82%	0.72%
Net Interest Spread	3.55%	3.50%	3.39%	3.53%
Net Interest Margin	3.75%	3.69%	3.61%	3.71%

(1)
Yields do not include any tax equivalent adjustments

Provision for Loan Losses
Premara’s provision for loan losses totaled $100 thousand for the six months ended June 30, 2017 compared to $25 thousand for the same period of 2016. This increase in provision was driven by an increase of  $29.4 million in gross loans outstanding year-over-year. Net charge-offs for the six months ended June 30, 2017 were approximately $3 thousand.
For the year ended December 31, 2016, Premara’s provision for loan losses totaled $125 thousand compared to $300 thousand for the year ended December 31, 2015. Net charge-offs during 2016 totaled $280 thousand compared to $309 thousand in 2015. The provision expense in 2016 was significantly less than the net charge-offs. One charged-off credit ($140 thousand) carried a specific reserve. In addition, another credit, with $167 thousand of specific reserves, was paid in full, allowing Premara to release those reserves.

The following table contains an analysis of our allowance for loan losses for the periods indicated:
	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015
Allowance at beginning of period	$2,138,155	$2,292,862	$2,292,862	$2,301,772
Provision for loan losses	100,000	25,000	125,000	300,000
Loans charged off:
Residential real estate	(2,589)	(56,632)	(56,632)	(34,901)
Commercial real estate	—	(1,744)	(1,744)	(251,579)
Construction and land	—	—	—	—
Commercial and industrial	—	(318,324)	(318,323)	(25,610)
Consumer and other	—	—	(13,210)	(235)
Total charge-offs	(2,589)	(376,700)	(389,909)	(312,325)
Recoveries of loans previously charged-off:
Residential real estate	—	—	37,975	2,975
Commercial real estate	—	—	1,744	—
Construction and land	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	3,150	70,483	440
Total recoveries	—	3,150	110,202	3,415
Net (charge-offs) recoveries	(2,589)	(373,550)	(279,707)	(308,910)
Balance at end of period	$2,235,566	$1,944,312	$2,138,155	$2,292,862
Allowance for loans losses to nonperforming loans	141%	56%	71%	55%
Allowance for loan losses to end of period loans	1.07%	1.09%	1.06%	1.30%
At June 30, 2017, the allowance for loan losses totaled 1.07% of gross loans compared to 1.06% at December 31, 2016 and 1.30% at December 31, 2015. The decrease in the allowance as a percentage of gross loans is due the improvement of credit metrics, namely non-performing assets.
At June 30, 2017, the allowance to non-performing loans was 141%, a significant increase over the 71% at December 31, 2016 and 55% at December 31, 2015.
Non-Interest Income
The following table summarizes our non-interest income for the periods indicated:
	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015
Debit and ATM income	$75,438	$109,942	$190,300	$153,825
Bank owned life insurance	74,177	72,108	153,778	143,493
Mortgage broker fees	—	—	—	25,219
Mortgage banking income	—	—	—	32,688
SBA income	408,915	—	—	—
Gain on sale of available-for-sale securities	—	9,920	15,371	—
Gain (loss) on sale of other real estate owned	—	—	(4,707)	324,854
Service charges and other income	291,669	291,497	588,792	328,190
Total non-interest income	$850,199	$483,467	$943,534	$1,008,269

Non-interest income increased by $366 thousand to $849 thousand for the six months ended June 30, 2017 compared to the six months ended June 30, 2016. The increase was driven by $409 thousand in gains on sale of SBA-guaranteed credits. In the second half of 2016, Premara launched an SBA unit to generate guaranteed credits (7(a) loans), adding to this team in the first quarter of 2017. While Premara can choose to hold the entire loan in its portfolio, the standard practice is to retain the un-guaranteed portion in the portfolio and sell the guaranteed portion on the secondary market. These gains are then reported as non-interest income.
For the year ended December 31, 2016, non-interest income totaled $944 thousand compared to $1.0 million for the year ended December 31, 2015. In 2015, the sale of other real estate owned (OREO) resulted in a gain of  $325 thousand. Premara realized $58 thousand in non-interest income in 2015 related to the mortgage division. This division was closed in 2015, and no income was realized in 2016. Likewise, the non-interest expense related to the mortgage division was also eliminated in 2016.
Other income increased $261 thousand for the year ended December 31, 2016 compared to the year ended December 31, 2015. When Premara exited the Washington, DC office in December 2015, the space was subleased to another financial institution. The lease expense remains in the non-interest expense and the sublease income is reported in this “other income” category of non-interest income.
Non-Interest Expense
The following table summarizes our non-interest expense for the periods indicated:
	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015
Compensation and employee benefits	$2,604,760	$2,038,619	$4,380,906	$4,595,790
Occupancy	515,197	510,044	1,069,334	1,211,557
Furniture and equipment	140,822	189,462	357,148	449,838
Professional services	165,956	321,543	517,522	629,547
Data processing	275,684	294,535	573,420	593,317
Office supplies and printing	36,433	32,868	62,999	79,425
Software	115,782	113,060	210,474	206,295
Loss on sales and writedown of premises and equipment	—	—	87,903	363,408
Advertising and marketing	77,064	38,076	85,484	62,769
FDIC insurance premiums	94,783	109,799	205,587	204,500
Telecommunications	46,014	69,562	151,298	168,028
Debit and ATM fees	71,731	94,544	159,082	164,803
Other operating	440,543	392,780	777,434	1,502,856
Total non-interest expense	$4,584,769	$4,204,892	$8,638,591	$10,232,133

Total non-interest expense totaled $4.6 million for the six months ended June 30, 2017, an increase of $380 thousand over the $4.2 million for the six months ended June 30, 2016. The primary increase relates to a $566 thousand increase in compensation expense. During the last half of 2016 and the first quarter of 2017, Premara added three bankers for the SBA unit, a commercial banker/city executive and a branch manager for the Rock Hill, SC office, and a deposit business development officer.
Professional services decreased by $156 thousand for the six months ended June 30, 2017 over the same period of 2016. In 2016, Premara had placement fees and contract labor related to staffing and $58 thousand in legal fees related to loan collections.

Savings were realized in furniture and fixtures with the closing of the operations offices at Blakeney (Charlotte, NC) and the closure of the office at the Bank of the Urban League. The operations team was consolidated at the Ballantyne (Charlotte, NC) headquarters, resulting in a slight increase in occupancy expense. Data processing expenses decreased slightly year-over-year as a result of the May 2016 conversion of the core operating system.
Marketing expenses increased $39 thousand in 2017 as Premara launched a new website and increased its social media presence.
Non-interest expense for the year ended December 31, 2016 totaled $8.6 million, a decrease of  $1.6 million over the year ended December 31, 2015. During 2015, Premara exited the Washington, DC market resulting in a writedown of leasehold improvements and equipment. In addition, Premara incurred larger professional services expenses in 2015 due to the hiring a new members of executive management and new commercial bankers. In 2016, compensation expense, $215 thousand less than the previous year, became more normalized. Most other expense categories also witnesses reductions, as executive management executed its plan to return to profitability. Premara did write down $88 thousand of leasehold improvements at the end of 2016 when it exited the Bank of the Urban League (Charlotte, NC). This office ultimately closed in the first quarter of 2017.
Income Taxes
Premara tax expense increased for the six months ended June 30, 2017 compared to the six months ended June 30, 2016 as our pre-tax income increased for the same periods. Our effective tax rate was 22.1% for the first six months of 2017 compared to 3.4% for the same period of 2016. The increase in the effective tax rate is directly related to the increase in pre-tax income relative to tax exempt revenue.
Financial Condition
Premara’s total assets grew to $262.7 million as of June 30, 2017 from $255.0 million as of December 31, 2016 and $244.5 million as of December 31, 2015. The growth in assets is primarily driven by growth in loans. Gross loans outstanding at June 30, 2017 totaled $208.1 million compared to $200.7 million at December 31, 2016 and $176.5 million at December 31, 2015.
Loan Portfolio
The following table summarizes Premara’s loan portfolio as of the dates indicated:
	June 30, 2017	December 31,
		2016	2015
Residential real estate	$60,023,473	$62,935,278	$58,782,704
Commercial real estate	92,517,099	89,211,374	77,046,974
Construction and land	21,942,042	19,456,283	14,370,544
Commercial and industrial	33,033,992	28,414,988	25,424,154
Consumer and other	627,868	672,064	868,360
Total gross loans	208,144,474	200,689,987	176,492,736
Less: deferred loan fees (costs)	(102,857)	(92,279)	(227,179)
Less: allowance for loan losses	2,235,566	2,138,155	2,292,862
Total loans, net	$206,011,765	$198,644,111	$174,427,053

Premara rebuilt the commercial banking team and re-worked the credit workflow in late 2015 and early 2016, resulting in increases in loan production and loans outstanding. Gross loans grew by 13.7% in 2016 over 2015 and by 7.5% annualized during the first six months of 2017.
The loan portfolio is concentrated in real estate secured loans. During the first six months of 2017, Premara lowered its concentration in residential real estate loans, both in dollars outstanding and as a percentage of the portfolio. Commercial and industrial loans increased for the first six months of 2017 and now comprise 15.8% of the overall portfolio, compared to 14.1% at December 31, 2016 and 14.4% at December 31, 2015.

Asset Quality
The following table summarizes the risk category of Premara’s loan portfolio as of the dates indicated:
	June 30, 2017	December 31,
		2016	2015
Pass	$201,971,849	$192,475,391	$165,596,159
Special mention	3,869,256	4,098,911	5,721,865
Substandard	2,303,369	4,115,685	5,174,712
Doubtful	—	—	—
Total loans	$208,144,474	$200,689,987	$176,492,736

The quality of the portfolio improved from 2015 to 2016 and continues to improve in the first six months of 2017. Pass-rated credits for the six months ended June 30, 2017 totaled 97.0% of the portfolio as of June 30, 2017, compared to 95.9% at December 31, 2016 and 93.8% at December 31, 2015.
Non-performing assets (non-accrual loans, other real estate owned, and 90+ days past due loans) totaled 0.63% of total assets as of June 30, 2017. At December 31, 2016, NPAs were 1.19% of total assets, and as of December 31, 2015, NPAs were 1.72% of total assets.
During the first six months of 2017, approximately $828 thousand of previously non-performing (now performing) loans were returned to accrual status. Additionally, one large non-performing credit of approximately $989 thousand was moved out of the bank when the borrower refinanced at a different financial institution.
Investment Securities
Premara uses its investment portfolio to provide liquidity when managing deposit outflows or the funding of loans. The composition of the portfolio is designed to minimize risk, generate cash flow and provide an acceptable return. The portfolio consists of obligations of the United States, its agencies or its corporations, municipalities and other revenue entities. Since the primary purpose of the investment portfolio is to be a source of liquidity, the majority of the securities are classified as available-for-sale. Certain securities are classified as held-to-maturity based on the individual characteristics of the security including management’s intent and ability to hold these securities to maturity.
The following is a summary of the securities portfolio by major classification at June 30, 2017 and December 31, 2016:
June 30, 2017	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Collateralized mortgage obligations	$509,869	$2,674	$—	$512,543
Mortgage-backed securities	8,202,771	22,654	66,889	8,158,536
Municipal bonds – nontaxable	16,140,704	369,059	3,028	16,506,735
Municipal bonds – taxable	4,424,698	170,989	21,638	4,574,049
Other securities	3,352,393	32,902	—	3,385,295
Total available-for-sale securities	$32,630,435	$598,278	$91,555	$33,137,158
Held-to-maturity
Other securities	$1,250,000	$35,175	$—	$1,285,175
Total held-to-maturity securities	$1,250,000	$35,175	$—	$1,285,175

December 31, 2016	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available for sale:
Collateralized mortgage obligations	$560,937	$—	$2,623	$558,314
Mortgage-backed securities	7,188,775	702	122,632	7,066,845
Municipal bonds – nontaxable	16,178,268	129,351	76,089	16,231,530
Municipal bonds – taxable	4,524,437	89,420	32,599	4,581,258
Other securities	3,014,702	20,990	13,446	3,022,246
Total available-for-sale securities	$31,467,119	$240,463	$247,389	$31,460,193
Held-to-maturity
Other securities	$1,250,000	$34,155	$—	$1,284,155
Total held-to-maturity securities	$1,250,000	$34,155	$—	$1,284,155

The following tables show gross unrealized losses and fair values of investment securities, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at June 30, 2017 and December 31, 2016. The unrealized losses relate to debt securities that have incurred fair value reductions due to higher market interest rates and other prevailing market conditions, such as liquidity, since the securities were purchased. The unrealized losses are not likely to reverse unless and until the market changes revert to the conditions and levels that existed when the securities were purchased.
	Less than 12 Months		12 Months or More		Total
June 30, 2017	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$5,671,354	$(66,889)	$—	$—	$5,671,354	$(66,889)
Municipal bonds – non-taxable	1,118,872	(3,028)	—	—	1,118,872	(3,028)
Municipal bonds – taxable	—	—	577,637	(21,638)	577,637	(21,638)
Total	$6,790,226	$(69,917)	$577,637	$(21,638)	$7,367,863	$(91,555)

	Less than 12 Months		12 Months or More		Total
December 31, 2016	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Collateralized mortgage obligations	$558,314	$(2,623)	$—	$—	$558,314	$(2,623)
Mortgage-backed securities	7,014,889	(122,632)	—	—	7,014,889	(122,632)
Municipal bonds – non-taxable	6,117,121	(76,089)	—	—	6,117,121	(76,089)
Municipal bonds – taxable	367,312	(3,034)	385,593	(29,565)	752,905	(32,599)
Other securities	2,261,994	(13,446)	—	—	2,261,994	(13,446)
Total	$16,319,630	$(217,824)	$385,593	$(29,565)	$16,705,223	$(247,389)

In addition to the securities held in the investment portfolio Premara owned $1,504,300 of stock in the FHLB of Atlanta (“FHLB”) as of June 30, 2017. Premara also held an investment of  $424,373 in Small Business Investment Companies (“SBIC”) for the same period ended. The SBIC investment is comprised of ownership in Plexus Fund II and Plexus Fund III. The FHLB and SBIC investments are not included in the table above.

Deposits
Premara funds the majority of its assets and maintains its liquidity from local deposits. Total deposits totaled $207.4 million at June 30, 2017 compared to $204.6 million at December 31, 2016 and $205.0 million at December 31, 2015. Non-maturity deposits, consisting of checking, savings, and money market accounts totaled $141.5 million at June 30, 2017 compared to $144.5 million at December 31, 2016 and $142.8 million at December 31, 2015. Competition for core deposits remains strong in Premara’s markets, resulting in the hiring a new branch manager in the Rock Hill, SC office and a deposit business development officer.
The maturities and weighted average cost of funds for time deposits, other than brokered CDs, at June 30, 2017 are as follows:
Maturing In:	Amount	Weighted Average Cost of Funds
2017	$8,412,560	0.93%
2018	18,809,648	1.07%
2019	2,923,779	1.09%
2020	4,371,991	1.48%
2021	1,615,244	1.83%
2022	181,929	1.74%
Total	$36,315,151	1.12%

Brokered Certificates of Deposit
Premara utilizes brokered certificates of deposit as a tool for managing interest rate risk and for overall balance sheet management. As demand for fixed rate loans has been strong over the past two years, management used brokered certificates of deposit as a funding strategy for a portion of those loans.
The maturities and weighted average costs of funds for the brokered certificates of deposit portfolio at June 30, 2017 are as follows:
Maturing In:	Amount	Weighted Average Cost of Funds
2018	$7,689,306	1.11%
2019	11,790,000	1.42%
2020	9,001,000	1.46%
2021	1,099,000	1.20%
Total	$29,579,306	1.34%

Capital Resources
As of the most recent regulatory examination, Carolina Premier Bank was deemed well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Premara and Carolina Premier Bank must maintain total risk-based, tier 1 risk-based, common equity tier 1, and tier 1 leverage ratios as set forth in the table below. There are no conditions or events that management believes have changed Carolina Premier Bank’s categories.
The following table summarizes the capital amounts (dollars in thousands) and ratios of Premara and Carolina Premier Bank and the regulatory minimum requirements at June 30, 2017 and December 31, 2016:
	Actual		Minimum Capital Required		To Be Well Capitalized Under Prompt Corrective Action Provisions
June 30, 2017	Amount	Ratio	Amount	Ratio	Amount	Ratio
Premara
Total capital (to risk-weighted assets)	$25,219	11.56%	$17,448	8.00%	n/a	n/a
Tier 1 capital (to risk-weighted assets)	22,983	10.54%	13,086	6.00%	n/a	n/a
Common equity tier 1 (to risk-weighted assets)	22,983	10.54%	9,814	4.50%	n/a	n/a
Tier 1 capital (to average assets)	22,983	8.63%	10,570	4.00%	n/a	n/a
Carolina Premier
Total capital (to risk-weighted assets)	$24,845	11.58%	$17,162	8.00%	$21,453	10.00%
Tier 1 capital (to risk-weighted assets)	22,610	10.54%	12,872	6.00%	17,162	8.00%
Common equity tier 1 (to risk-weighted assets	22,610	10.54%	9,654	4.50%	13,944	6.50%
Tier 1 capital (to average assets)	22,610	8.63%	10,398	4.00%	12,998	5.00%
December 31, 2016
Premara
Total capital (to risk-weighted assets)	$24,588	11.81%	$16,651	8.00%	n/a	n/a
Tier 1 capital (to risk-weighted assets)	22,450	10.79%	12,489	6.00%	n/a	n/a
Common equity tier 1 (to risk-weighted assets)	22,450	10.79%	9,366	4.50%	n/a	n/a
Tier 1 capital (to average assets)	22,450	9.11%	9,856	4.00%	n/a	n/a
Carolina Premier
Total capital (to risk-weighted assets)	$24,116	11.61%	$16,610	8.00%	$20,763	10.00%
Tier 1 capital (to risk-weighted assets)	21,978	10.59%	12,458	6.00%	16,610	8.00%
Common equity tier 1 (to risk-weighted assets	21,978	10.59%	9,366	4.50%	13,496	6.50%
Tier 1 capital (to average assets)	21,978	8.97%	9,856	4.00%	12,254	5.00%
In July 2013, the Federal Reserve and the FDIC approved revisions to their capital adequacy guidelines and prompt corrective action rules that implement the revised standards of the Basel Committee on Banking Supervision, commonly called “Basel III,” and addressed relevant provisions of the Dodd-Frank Act. Basel III refers to two consultative documents released by the Basel Committee on Banking Supervision in December 2009, the rules text released in December 2010, and loss absorbency rules issued in January 2011, which include significant changes to bank capital, leverage and liquidity requirements.
The rules include new risk-based capital and leverage ratios, which became effective on January 1, 2015, and revise the definition of what constitutes “capital” for purposes of calculating those ratios. The new minimum capital level requirements applicable to Premara and the Carolina Premier Bank are: (i) a new common equity Tier 1 capital ratio of 4.5 percent; (ii) a Tier 1 capital ratio of 6.0 percent (increased from 4.0 percent); (iii) a total capital ratio of 8.0 percent (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4.0 percent for all institutions. The rules eliminate the inclusion of certain instruments, such as preferred securities, from Tier 1 capital. Instruments issued prior to May 19, 2010 will be grandfathered for companies with consolidated assets of  $15 billion or less. The rules also establish a “capital conservation buffer” of 2.5 percent above the new regulatory minimum capital requirements, which must consist entirely of common equity tier 1 capital and result in the following minimum ratios: (i) a common equity tier 1 capital ratio of 7.0 percent, (ii) a tier 1 capital ratio of 8.5 percent, and (iii) a total capital ratio of 10.5 percent. The new capital conservation buffer requirement is being phased in, beginning in January 2016, at 0.625 percent of risk-weighted assets each year until fully implemented in January 2019.

An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that may be utilized for such actions.
Premara’s shareholders’ equity was $25.4 million at June 30, 2017. It has increased from $24.5 million at December 31, 2016 principally due to its net income. In addition, Premara’s available for sale investment portfolio appreciated in value, after tax, during the six months ended June 30, 2017 by $0.4 million.
Borrowings and Liquidity
As of June 30, 2017 Premara had unsecured lines of credit totaling $17,200,000 with correspondent banks to provide additional liquidity if, and as needed. There were no outstanding borrowings on these lines at the end of the period.
Premara also has a line of credit to borrow funds from the Federal Home Loan Bank for up to approximately $65,000,000 subject to the pledging of additional collateral. As of June 30, 2017 there was $29,000,000 in outstanding borrowings on the line.
Premara has access to short term funds through the Federal Reserve Discount Window, under which approximately $30,000,000 of additional liquidity was available as of June 30, 2017. Discount window advances are typically overnight; as of June 30, 2017, there were no outstanding borrowings on this line.
Effects of Inflation
Interest rates are affected by inflation, but the timing and magnitude of changes in rates may not coincide with changes in the consumer price index. Management actively monitors interest rate sensitivity in order to minimize the effects of inflationary trends on operations. Other areas of non-interest expense may be more directly affected by inflation as several of our material contracts such as leases and our data processing contract have price increase limits tied to the consumer price index. Since Premara’s assets and liabilities are primarily monetary in nature, their performance is more affected by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the changes in rates may not necessarily be the same.
While the effect of inflation on a financial institution is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and financial institutions will normally experience above average growth in assets, primarily through increased lending activity.
Commitments and Contingencies
Litigation
In the normal course of business, Premara can be involved in various legal proceedings. There are no pending or known threatened legal proceedings.
Financial Instruments with Off Balance-Sheet Risk
Premara is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement that Premara has in particular classes of financial instruments.
Premara’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. Premara uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Standby letters of credit written are conditional commitments issued by Premara to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.
Premara is an investor in two private equity limited partnerships which were formed to invest in middle market companies throughout the United States. The partnerships have been licensed by the Small Business Administration (SBA) to operate as a Small Business Investment Company (SBIC) under the authority of the SBA. Premara’s investment commitment is $1,000,000, of which $525,627 was unfunded at June 30, 2017.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Premara evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by Premara upon extension of credit is based on management’s credit evaluation of the counter-party. Collateral held for commitments to extend credit and standby letters of credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.
During 2014, Premara entered into interest rate swap agreements for a portion of the municipal bond portfolio. The notional amount of the transaction was $9,700,000, and the purpose was to mitigate the price volatility associated with carrying long term fixed rate investments. Premara receives a floating interest rate indexed to 3 month LIBOR, and the maturity of each swap corresponds with the call date on the investment.
The following table summarizes our commitments as of the dates indicated:
	June 30, 2017	December 31,
		2016	2015
Unfunded lines of credit	$29,562,844	$31,449,668	$16,230,318
Standby letters of credit	652,324	692,824	1,148,515
Other commitments	575,627	537,907	592,333

MANAGEMENT FOLLOWING THE MERGER
Executive Officers
Set forth below is certain biographical information regarding the current executive officers of Select and Select Bank. No changes are currently expected to the executive officers of Select following completion of the proposed merger.
Name	Age	Position	Business Experience
William L. Hedgepeth II	56	President and Chief Executive Officer of Select and Select Bank	President and Chief Executive Officer of Select and its subsidiary bank, 2008 – Present.
W. Keith Betts	60	Executive Vice President and Chief Banking Officer of Select and Select Bank	Executive Vice President and Chief Banking Officer of Select and its subsidiary bank, 2017 – Present; Executive Vice President of Select Bank, 2016 – 2017; President and Chief Executive Officer, Coastal Bank & Trust, Jacksonville, NC, 2013 – 2015.
Mark A. Jeffries	62	Executive Vice President and Chief Financial Officer of Select and Select Bank	Executive Vice President and Chief Financial Officer of Select and its subsidiary bank, 2014 – Present; Executive Vice President and Chief Financial Officer, Millennium Bank, NA and its parent company, Millennium Bankshares Corporation, Sterling, VA, 2009 – 2014.
Lynn H. Johnson	54	Executive Vice President and Chief Operating Officer of Select and Select Bank	Executive Vice President and Chief Operating Officer of Select and its subsidiary bank, 2017 – Present; Executive Vice President and Chief Administrative of Select and Select Bank, 2014 – 2017; Corporate Ethics Officer and Senior Vice President, Select Bank, 2011 – 2014.
D. Richard Tobin, Jr.	61	Executive Vice President and Chief Credit Officer of Select and Select Bank	Executive Vice President and Chief Credit Officer of Select and its subsidiary bank, 2012 – Present; Senior Vice President and Senior Credit Administrator, Select Bank, 2008 – 2012.
Directors
Pursuant to the terms of the merger agreement, Select, as the surviving company in the merger, has agreed to add two current members of the board of directors of Premara or Carolina Premier or other individual mutually acceptable to Select and Premara to the boards of directors of both Select and Select Bank. Set forth below is certain biographical information of the current directors of Select who will continue as directors of Select and Select Bank following the merger.
Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past Five Years
J. Gary Ciccone (71)	Chairman of the Board	2003	Real estate developer; Owner, Nimocks, Ciccone & Townsend, Inc. (Commercial Real Estate Brokerage)
James H. Glen, Jr. (75)	Director	2004	Partner, Glen and Hewett, LLC (Community Bank Consulting Firm), Charlotte, NC
Oscar N. Harris (77)	Director	2000	Senior Partner-President, Oscar N. Harris & Assoc. P.A., (CPAs); former North Carolina State Senator; Mayor — City of Dunn

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past Five Years
Alicia Speight Hawk (50)	Director	2004	Director of Advancement, The Oakwood School, (College Preparatory School), Greenville, NC
Gerald W. Hayes (73)	Director	2000	Attorney and President, Hayes, Williams, Turner & Daughtry, P.A.
William L. Hedgepeth II (56)	Director, President, and CEO	2007	President and Chief Executive Officer, Select Bancorp, Inc. and Select Bank & Trust since 2008
Ronald V. Jackson (75)	Director	2012	President, Clinton Truck and Tractor Company; Former President, Southeastern Equipment Dealers Association
John W. McCauley (50)	Director	2004	Chief Executive Officer, Highland Paving Co, LLC; General Manager, McCauley McDonald Investments, Inc. (Commercial Real Estate Firm), Fayetteville, NC
Carlie C. McLamb, Jr. (52)	Director	2010	President, Carlie C’s IGA (Grocery Stores)
V. Parker Overton (73)	Director	2004	Real Estate Developer; Founder, Overton’s Sports Center
Anthony E. Rand (78)	Director	2003	President, Rand & Gregory, PA; former Associate Vice President, Fayetteville Technical Community College, Fayetteville, NC; former Majority Leader, North Carolina State Senate
Sharon L. Raynor (59)	Director	2005	President, LIFE, Inc. (Provider of Long-Term Care For Developmentally Disabled Consumers), Goldsboro, NC
K. Clark Stallings (50)	Director	2004	Manager, Stallings Group, Ltd., Greenville, NC
W. Lyndo Tippett (77)	Director	2004	Certified Public Accountant; former Secretary, State of North Carolina Department of Transportation

(1)
The year first elected indicates the year in which each individual was first elected a director of Select or its subsidiary bank, as applicable, and does not reflect any break(s) in tenure.

Set forth below is certain biographical information regarding the two current directors of Premara and Carolina Premier Bank who are anticipated to be appointed to the boards of directors of Select and Select Bank immediately following the closing of the merger.
Name (Age)	Director Since(1)	Qualifications and Business Experience
Charles R. Davis (56)	2007	Chairman of the Board of C.A. Short Company
Seth Wilfong (37)	2014	Director for Atlas Principals, LLC; Managing Member of Wilfong Properties, LLC

(1)
The year first elected indicates the year in which each individual was first elected a director of Premara or its subsidiary bank, as applicable, and does not reflect any break(s) in tenure.

BENEFICIAL OWNERSHIP OF SELECT VOTING SECURITIES
As of  [•], 2017, the record date for the Select special meeting, no shareholder known to management beneficially owned more than 5% of Select’s common stock, except as disclosed in the following table.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Jeffrey S. Stallings(1) 1645 East Arlington Boulevard, Suite E Greenville, NC 27858	987,736	8.47%

(1)
Based on Schedule 13G filed with the Securities and Exchange Commission on August 4, 2014, and the information contained therein. Includes 750,186 shares held by The Bill and Faye Stallings Family Trust II, 184,434 shares held by The Marion Faye Stallings Living Trust dated November 29, 2007; 20,956 shares held by The Virginia B. Stallings Irrevocable Trust dated April 3, 2000; 20,956 shares held by The Elizabeth L. Stallings Irrevocable Trust dated April 3, 2000; and 11,204 shares held by The Molly B. Stallings Irrevocable Trust. Mr. J. Stallings disclaims beneficial ownership of such shares held by the various trusts.

(2)
The calculation of the percentage of class beneficially owned is based on a total of 11,662,621 shares of common stock outstanding as of  [•], 2017, which is the record date for the Select special meeting.

As of  [•], 2017, the record date for the Select special meeting, the beneficial ownership of Select’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
W. Keith Betts Wilmington, NC	500	*
J. Gary Ciccone(4) Fayetteville, NC	149,984	1.29%
James H. Glen, Jr.(5) Charlotte, NC	41,053	*
Oscar N. Harris(6) Dunn, NC	412,549	3.54%
Alicia Speight Hawk(7) Greenville, NC	35,063	*
Gerald W. Hayes Dunn, NC	137,153	1.18%
William L. Hedgepeth II Fayetteville, NC	65,330	*
Ronald V. Jackson Clinton, NC	49,571	*
Mark A. Jeffries Elizabeth City, NC	0	*
Lynn Holland Johnson Fuquay-Varina, NC	5,850	*
John W. McCauley Fayetteville, NC	66,073	*
Carlie C. McLamb, Jr.(8) Dunn, NC	95,717	*
V. Parker Overton Grimesland, NC	153,123	1.31%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Anthony E. Rand(9) Fayetteville, NC	85,378	*
Sharon L. Raynor(10) Dunn, NC	276,734	2.37%
K. Clark Stallings(11) Greenville, NC	53,879	*
W. Lyndo Tippett (12) Fayetteville, NC	39,394	*
D. Richard Tobin, Jr. Smithfield, NC	650	*
All Directors and Executive Officers as a group (18 persons)	1,668,001	14.18%

*
Represents beneficial ownership of less than one percent of the class.

(1)
Except as otherwise noted, to the best knowledge of Select’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Harris — 89,299 shares; Ms. Hawk — 14,008 shares; Mr. Hedgepeth — 930 shares; Mr. Jackson — 35,857 shares; Ms. Raynor — 72,958 shares; and Mr. Tippett — 18,185 shares.

(2)
Included in the beneficial ownership tabulations are the following exercisable options to purchase shares of common stock of Select: Mr. Betts — 500 shares; Mr. Glen — 14,618 shares; Ms. Hawk — 17,977 shares; Mr. Hedgepeth — 26,650 shares; Ms. Johnson — 5,850 shares; Mr. Overton — 17,594 shares; and Mr. Stallings — 15,265 shares and for all directors and executive officers as a group — 98,454 shares.

(3)
The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of  (i) a total of 11,662,621 shares of common stock outstanding as of  [•], 2017, which is the record date for the Select special meeting, and (ii) options to purchase shares of common stock which are exercisable within 60 days of  [•], 2017.

(4)
Includes 1,095 shares owned by Mr. Ciccone’s spouse and 4,301 shares held in the IRA of Mr. Ciccone’s spouse.

(5)
Includes 18,582 shares pledged as collateral.

(6)
Includes 2,395 shares owned by the Oscar N. and Jean W. Harris Revocable Trust.

(7)
Includes 3,078 shares held as custodian for minor children.

(8)
Includes 28,539 shares owned by Mr. McLamb’s spouse.

(9)
Includes 9,898 shares owned by Mr. Rand’s spouse.

(10)
Includes 180,062 shares owned by Ms. Raynor’s husband and 2,395 shares held as custodian for minor children.

(11)
Includes 3,081 shares owned by Mr. Stallings’ spouse and 24,648 shares held as custodian for minor children.

(12)
Includes 1,742 shares owned by Mr. Tippett’s spouse.

BENEFICIAL OWNERSHIP OF PREMARA VOTING SECURITIES
As of  [•], 2017, the record date for the Premara special meeting, no shareholder known to Premara management beneficially owned more than 5% of Premara’s common stock, except as disclosed in the following table.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Richard Thut 7629 Chippewa Rd. Orrville, OH 44667-9016	719,642	22.63%
The Snowball Master Fund, Ltd. 400 Clarice Ave. Suite 130 Charlotte, NC 28204	215,481	6.78%
Spence Limited, LP and Spence Limited II, LP P. O. Box 505 Blakely, GA 39823	211,000(2)	6.64%

(1)
The calculation of the percentage of class beneficially owned is based on a total of 3,179,808 shares of common stock outstanding as of  [•], 2017, which is the record date for the Premara special meeting.

(2)
Includes 52,750 shares owned by Spence Limited, LP and 158,250 shares owned by Spence Limited II, LP

As of  [•], 2017, the record date for the Premara special meeting, the beneficial ownership of Premara common stock, by directors and executive officers of Premara individually, and by directors and executive officers of Premara as a group, was as follows:
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Seth Wilfong	235,481(4)	7.41%
Charles R. Davis	152,919(5)	4.81%
Robert J. Maccubbin, Jr.	22,500	*
Lynne Tatum Little	19,799(6)	*
Thomas W. Tyree	12,559(7)	*
David P. Barksdale	4,000	*
Timothy A. Tucker	3,449(8)	*
F. Douglas Banks	2,350	*
Caryn Johnson	1,150	*
Kendall R. Stewart	200	*
C. Hunter Widener	100	*
All Directors and Executive Officersas a group (11 persons)	454,507	14.30%

*
Represents beneficial ownership of less than one percent of the class.

(1)
Except as otherwise noted, to the best knowledge of the Premara’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned.

(2)
These totals do not include stock options and warrants. The merger agreement provides that outstanding stock options and warrants will be cancelled in consideration of a cash payment equal to the value of the option or warrant. The value of any cash payment for cancellation will be based on the per share value of the cash merger consideration less the option or warrant exercise price, multiplied by the number of shares covered by the option or warrant. There are a total of 49,000 stock options outstanding to seven different executives, all with a strike price of  $7.00. There are a total of 24,425 warrants outstanding to five directors, with a strike price of  $9.57.
(3)
The ownership calculation of the percentage of class beneficially owned by each individual and the group is based on a total of 3,179,808 shares of common stock outstanding as of  [•], 2017, which is the record date for the Premara special meeting.

(4)
Includes 215,481 shares owned by The Snowball Master Fund, Ltd. and 20,000 shares owned by Wilfong Properties, LLC

(5)
Includes 22,425 shares owned by C.A. Short Company and 2,725 owned by Mr. Davis’s spouse.

(6)
Includes 15,512 shares owned jointly with Ms. Tatum’s spouse and 4,000 shares held as custodian for minor children.

(7)
Includes 11,500 shares owned jointly with Mr. Tyree’s spouse.

(8)
Includes 3,162 shares owned jointly with Mr. Tucker’s spouse.

LEGAL MATTERS
The validity of the Select common stock to be issued in connection with the merger will be passed upon for Select by Wyrick Robbins Yates & Ponton LLP. Wyrick Robbins Yates & Ponton LLP will also opine as to certain federal income tax consequences of the merger.
EXPERTS
The consolidated financial statements of Select as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and management’s assessment of internal control over financial reporting appearing in Select’s Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein and in the registration statement have been so incorporated by reference in reliance upon the reports of Dixon Hughes Goodman LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Premara and its subsidiary as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 included herewith, have been audited by Elliott Davis Decosimo, PLLC, an independent auditor, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows Select to “incorporate by reference” information into this joint proxy statement/prospectus. This means that Select can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates by reference the documents listed below, except to the extent that any information in such filings is deemed “furnished” in accordance with SEC rules:
•
Select’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 9, 2017;

•
Select’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

•
Select’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 14, 2017;

•
Those portions of Select’s Definitive Proxy Statement deemed incorporated into Select’s Annual Report on Form 10-K, filed with the SEC on March 31, 2017; and

•
Select’s Current Reports on Form 8-K filed on July 26, 2017, July 21, 2017, July 7, 2017, May 17, 2017, and January 12, 2017 (other than those portions of the documents deemed to be furnished and not filed).

A description of Select’s capital stock can be found herein under “Description of Select Capital Stock.”
Select also incorporates by reference all documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this joint proxy statement/prospectus and prior to the date of the Select special meeting (except, with respect to each of the foregoing, for portions of such reports which are deemed to be furnished and not filed). Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed.

WHERE YOU CAN FIND MORE INFORMATION
Select has filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the shares of Select common stock to be issued in the merger to Premara shareholders. This joint proxy statement/prospectus is a part of that registration statement. The registration statement, including attached exhibits and schedules, contains additional relevant information about Select and its common stock. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this joint proxy statement/prospectus.
Select (File No. 000-50400) files annual, quarterly and current reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy any materials that Select files with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website (http://www.sec.gov) that contains the reports, proxy statements and other information that Select files electronically with the SEC.
You may obtain copies of the documents that Select files with the SEC, free of charge, by going to the Investor Relations section of Select’s website (www.selectbank.com) or by written or telephonic request to Lynn H. Johnson, EVP and Chief Operating Officer, at 700 West Cumberland Street, Dunn, North Carolina 28334, telephone: (910) 897-3666.
Premara is not subject to the informational reporting requirements of the Exchange Act. Therefore, Premara does not file and is not required to file reports, proxy statements and other informational statements pursuant to the Exchange Act with the SEC or the FDIC. Carolina Premier does file unaudited, periodic reports of income and condition, or Call Reports, with the FDIC. Both Carolina Premier and Select Bank’s respective Call Reports can be accessed through the Federal Financial Institutions Examination Council, or FFIEC’s, website (https://cdr.ffiec.gov/public/). Reference to the Call Reports is for informational purposes only, and such reports are not incorporated by reference into this joint proxy statement/prospectus. Premara also makes available other information, including copies of prior year’s annual reports, through Carolina Premier’s website (www.carolinapremierbank.com).
The web addresses of the SEC, Select and Premara are included as inactive textual references only. Information contained on those websites is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained on those websites to be part of this joint proxy statement/prospectus or any supplement thereto.
All information concerning Select and its subsidiaries has been furnished by Select and all information concerning Premara and its subsidiaries has been furnished by Premara.

FINANCIAL STATEMENTS

Premara Financial, Inc. and Subsidiary
Consolidated Balance Sheets
June 30, 2017 and December 31, 2016
	June 30, 2017	December 31, 2016
	(Unaudited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$2,990,007	$3,222,428
Interest-bearing bank deposits	4,688,335	5,792,212
Total cash and cash equivalents	7,678,342	9,014,640
Time deposits with financial institutions	500,000	500,000
Securities available-for-sale	33,137,158	31,460,193
Securities held-to-maturity	1,250,000	1,250,000
Nonmarketable equity securities	1,928,673	1,744,493
Loans	208,247,331	200,782,266
Allowance for loan and lease losses	(2,235,566)	(2,138,155)
Loans, net	206,011,765	198,644,111
Premises and equipment, net	1,149,089	1,255,529
Deferred tax asset	2,550,704	2,857,861
Other real estate owned	50,000	—
Intangible assets	750,165	610,208
Bank owned life insurance	5,605,151	5,530,975
Accrued interest receivable	880,595	910,168
Other assets	1,198,108	1,262,532
Total assets	$262,689,750	$255,040,710
Liabilities:
Deposits:
Demand:
Noninterest-bearing	$43,707,735	$48,181,492
Interest-bearing	20,063,901	20,413,683
Savings and money market	77,688,741	75,868,981
Time deposits, under $250,000	21,169,742	57,468,248
Time deposits, $250,000 and over	44,724,715	2,715,049
Total deposits	207,354,834	204,647,453
Federal Home Loan Bank advances	29,000,000	25,000,000
Accrued interest payable	52,820	53,073
Other liabilities	855,415	830,168
Total liabilities	237,263,069	230,530,694
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 1,000,000 shares; No shares issued and outstanding
Common stock, $0.01 par value; authorized 25,000,000 shares; 3,160,268 shares issued and outstanding	31,603	31,603
Additional paid in capital	23,566,137	23,556,468
Retained earnings	1,655,524	1,064,157
Accumulated other comprehensive income	173,417	(142,212)
Total stockholders’ equity	25,426,681	24,510,016
Total liabilities and stockholders’ equity	$262,689,750	$255,040,710

Premara Financial, Inc. and Subsidiary
Consolidated Statements of Income
Six months ended June 30, 2017 and 2016
	2017	2016
	(Unaudited)	(Unaudited)
Interest income:
Loans, including fees	$4,843,039	$4,221,860
Securities	491,732	528,989
Other interest and dividend income	50,616	115,036
Total interest income	5,385,387	4,865,885
Interest expense:
Time deposits, $250,000 and over	140,006	127,153
Other deposits	500,340	448,806
Other borrowings	151,334	106,733
Total interest expense	791,680	682,692
Net interest income	4,593,707	4,183,193
Provision for loan losses	100,000	25,000
Net interest income after provision for loan losses	4,493,707	4,158,193
Noninterest income:
Debit and ATM income	75,438	109,942
Bank owned life insurance	74,177	72,108
Gain on sale of available-for-sale securities	—	9,920
Gain on sale of fixed assets	1,000	—
SBA Income	408,915	—
Service charges and other income	290,669	291,497
Total noninterest income	850,199	483,467
Noninterest expense:
Compensation and employee benefits	2,604,760	2,038,619
Occupancy	515,197	510,044
Furniture and equipment	140,822	189,462
Professional services	165,956	321,543
Data processing	275,684	294,535
Office supplies and printing	36,433	32,868
Software	115,782	113,060
Advertising and marketing	77,064	38,076
FDIC insurance premiums	94,783	109,799
Telecommunications	46,014	69,562
Debit and ATM fees	71,731	94,544
Other operating	440,543	392,780
Total noninterest expenses	4,584,769	4,204,892
Income before income taxes	759,137	436,768
Income tax expense	167,769	14,656
Net income	$591,368	$422,112
Net income available per common share
Basic	$0.19	$0.13
Diluted	$0.19	$0.13
Average common shares outstanding
Basic	3,160,268	3,160,268
Diluted	3,179,868	3,170,068

Premara Financial, Inc. and Subsidiary
Consolidated Statements of Comprehensive Income
Six months ended June 30, 2017 and 2016
	2017	2016
	(Unaudited)	(Unaudited)
Net income	$591,368	$422,112
Other comprehensive income:
Investment securities available-for-sale:
Unrealized holding gains	513,650	692,864
Tax effect	(174,641)	(235,574)
Reclassification of gains recognized in net income	—	(9,920)
Tax effect	—	3,373
Net of tax amount	339,009	450,743
Hedging activities:
Hedge effectiveness	20,633	533,050
Tax effect	(7,424)	(195,310)
Net of tax amount	13,209	337,740
Other comprehensive income, net of tax	352,218	788,483
Comprehensive income	$943,586	$1,210,595

PREMARA FINANCIAL, INC. AND SUBSIDIARY
Report on Consolidated Financial Statements
Years Ended December 31, 2016 and 2015

Premara Financial, Inc. and Subsidiary

INDEPENDENT AUDITOR’S REPORT
The Board of Directors
Premara Financial, Inc. and Subsidiary
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Premara Financial, Inc. and Subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, the related consolidated statements of income (loss), comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”).
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premara Financial, Inc. and Subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Charlotte, North Carolina
March 27, 2017

Premara Financial, Inc. and Subsidiary
Consolidated Balance Sheets
Years Ended December 31, 2016 and 2015
	2016	2015
Assets:
Cash and cash equivalents:
Cash and due from banks	$3,222,428	$2,993,233
Interest-bearing bank deposits	5,792,212	16,998,026
Total cash and cash equivalents	9,014,640	19,991,259
Time deposits with financial institutions	500,000	500,000
Securities available-for-sale	31,460,193	37,447,613
Securities held-to-maturity	1,250,000	1,250,000
Nonmarketable equity securities	1,744,493	1,255,367
Loans	200,782,266	176,719,915
Allowance for loan and lease losses	(2,138,155)	(2,292,862)
Loans, net	198,644,111	174,427,053
Premises and equipment, net	1,255,529	1,767,151
Deferred tax asset	2,857,861	2,728,301
Other real estate owned	—	54,119
Intangible assets	610,208	671,586
Bank owned life insurance	5,530,975	2,777,196
Accrued interest receivable	910,168	862,162
Other assets	1,262,532	773,057
Total assets	$255,040,710	$244,504,864
Liabilities:
Deposits:
Demand:
Noninterest-bearing	$48,181,492	$49,035,819
Interest-bearing	20,413,683	20,129,000
Savings and money market	75,868,981	73,663,432
Time deposits, under $250,000	57,468,248	58,825,372
Time deposits, $250,000 and over	2,715,049	3,302,158
Total deposits	204,647,453	204,955,781
Federal Home Loan Bank advances	25,000,000	14,000,000
Accrued interest payable	53,073	43,517
Other liabilities	830,168	1,348,331
Total liabilities	230,530,694	220,347,629
Commitments and contingencies – Notes 18, 20 and 25
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 1,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.01 par value; authorized 25,000,000 shares; 3,160,268 shares issued and outstanding	31,603	31,603
Additional paid in capital	23,556,468	23,537,438
Retained earnings	1,064,157	475,821
Accumulated other comprehensive income (loss)	(142,212)	112,373
Total stockholders’ equity	24,510,016	24,157,235
Total liabilities and stockholders’ equity	$255,040,710	$244,504,864

See Notes to Consolidated Financial Statements

Premara Financial, Inc. and Subsidiary
Consolidated Statements of Income (Loss)
Years Ended December 31, 2016 and 2015
	2016	2015
Interest income:
Loans, including fees	$8,683,537	$8,594,113
Securities	991,662	954,203
Other interest and dividend income	172,469	220,125
Total interest income	9,847,668	9,768,441
Interest expense:
Time deposits, $250,000 and over	29,941	35,151
Other deposits	1,178,476	985,717
Other borrowings	199,791	229,525
Total interest expense	1,408,208	1,250,393
Net interest income	8,439,460	8,518,048
Provision for loan losses	125,000	300,000
Net interest income after provision for loan losses	8,314,460	8,218,048
Noninterest income:
Debit and ATM income	190,300	153,825
Bank owned life insurance	153,778	143,493
Mortgage broker fees	—	25,219
Mortgage banking income	—	32,688
Gain on sale of available-for-sale securities	15,371	—
Gain (loss) on sale of other real estate owned	(4,707)	324,854
Service charges and other income	588,792	328,190
Total noninterest income	943,534	1,008,269
Noninterest expense:
Compensation and employee benefits	4,380,906	4,595,790
Occupancy	1,069,334	1,211,557
Furniture and equipment	357,148	449,838
Professional services	517,522	629,547
Data processing	573,420	593,317
Office supplies and printing	62,999	79,425
Software	210,474	206,295
Loss on sales and writedown of premises and equipment	87,903	363,408
Advertising and marketing	85,484	62,769
FDIC insurance premiums	205,587	204,500
Telecommunications	151,298	168,028
Debit and ATM fees	159,082	164,803
Other operating	777,434	1,502,856
Total noninterest expense	8,638,591	10,232,133
Income (loss) before income taxes	619,403	(1,005,816)
Income tax expense (benefit)	31,067	(589,645)
Net income (loss)	588,336	(416,171)
Preferred stock dividends	—	(59,608)
Net income (loss) available to common stockholders	$588,336	$(475,779)
Net income available per common share
Basic	$0.19	$(0.21)
Diluted	$0.19	$(0.21)
Average common shares outstanding
Basic	3,160,268	2,262,300
Diluted	3,170,898	2,264,760

See Notes to Consolidated Financial Statements

Premara Financial, Inc. and Subsidiary
Consolidated Statements of Comprehensive Income (Loss)
Years Ended December 31, 2016 and 2015
	2016	2015
Net income (loss)	$588,336	$(416,171)
Other comprehensive income (loss):
Investment securities available-for-sale:
Unrealized holding gains (losses)	(497,008)	112,688
Tax effect	185,495	(37,107)
Reclassification of gains recognized in net income	(15,371)	—
Tax effect	5,530	—
Net of tax amount	(321,354)	75,581
Hedging activities:
Hedge effectiveness	105,380	(108,689)
Tax effect	(38,611)	37,813
Net of tax amount	66,769	(70,876)
Other comprehensive income (loss), net of tax	(254,585)	4,705
Comprehensive income (loss)	$333,752	$(411,466)

See Notes to Consolidated Financial Statements

Premara Financial, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity
Years Ended December 31, 2016 and 2015
	Preferred Stock		Common Stock		Additional paid-in Capital	Retained Earnings	Accumulated other comprehensive income (loss)	Total stockholders’ equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2014	6,238	$6,238,000	1,945,983	$19,460	$15,538,348	$967,194	$107,668	$22,870,670
Common equity capital raise (net)	—	—	1,214,285	12,143	7,980,060	—	—	7,992,203
Redemption of preferred stock	(6,238)	(6,238,000)	—	—	—	—	—	(6,238,000)
Stock compensation expense	—	—	—	—	19,030	—	—	19,030
Dividend on preferred stock	—	—	—	—	—	(75,202)	—	(75,202)
Net loss	—	—	—	—	—	(416,171)	—	(416,171)
Other comprehensive income	—	—	—	—	—	—	4,705	4,705
Balance at December 31, 2015	—	—	3,160,268	31,603	23,537,438	475,821	112,373	24,157,235
Stock compensation expense	—	—	—	—	19,030	—	—	19,030
Net income	—	—	—	—	—	588,336	—	588,336
Other comprehensive loss	—	—	—	—	—	—	(254,585)	(254,585)
Balance at December 31, 2016	—	$—	3,160,268	$31,603	$23,556,468	$1,064,157	$(142,212)	$24,510,016

See Notes to Consolidated Financial Statements

Premara Financial, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2016 and 2015
	2016	2015
Cash flows from operating activities:
Net income (loss)	$588,336	$(416,171)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	125,000	300,000
Depreciation and amortization	550,778	783,669
Discount accretion and premium amortization, net	172,226	135,233
Gain on sale of available-for-sale securities	(15,371)	—
Loss on sale and writedown of premises and equipment	87,903	363,408
Loss (gain) on sale of other real estate owned	4,707	(324,854)
Deferred income tax expense (benefit)	22,854	(593,214)
Intangible assets amortization	61,378	63,949
Stock compensation	19,030	19,030
Increase in bank owned life insurance	(153,779)	(143,493)
Originations of loans held for sale	—	(1,274,544)
Proceeds from the sale of loans held for sale	—	1,898,213
Gain on sale of loans held for sale	—	(32,688)
Increase in other assets	(489,475)	(348,311)
(Increase) decrease in accrued interest receivable	(48,006)	99,068
(Decrease) increase in other liabilities	(412,783)	207,116
Increase (decrease) in accrued interest payable	9,556	(838)
Net cash provided by operating activities	522,354	735,573
Cash flows from investing activities:
Purchase of time deposits with financial institutions	—	(500,000)
Purchase of securities available-for-sale	(4,078,209)	(5,749,044)
Proceeds from sales, calls, prepayments and maturities of securities available-for-sale	9,396,395	1,141,325
Purchase of securities held-to-maturity	—	(1,250,000)
Purchase of nonmarketable equity securities	(842,200)	(50,000)
Sale of nonmarketable equity securities	353,074	102,121
Net decrease (increase) in loans	(24,342,058)	7,981,618
Purchase of premises and equipment	(132,559)	(53,624)
Proceeds from sale of premises and equipment	5,500	592,321
Proceeds from sale of other real estate owned	49,412	1,276,167
(Purchase) redemption of bank owned life insurance	(2,600,000)	2,675,197
Net cash provided by (used in) investing activities	(22,190,645)	6,166,081
Cash flows from financing activities:
Net (decrease) increase in deposits	(308,328)	766,697
Federal Home Loan Bank advances , net	11,000,000	—
Common stock issued	—	7,992,203
Redemption of preferred stock	—	(6,238,000)
Dividend on preferred stock, net	—	(75,202)
Net cash provided by financing activities	10,691,672	2,445,698
Net increase (decrease) in cash and cash equivalents	(10,976,619)	9,347,352
Cash and cash equivalents, beginning of year	19,991,259	10,643,907
Cash and cash equivalents, end of year	$9,014,640	$19,991,259
Supplemental disclosures of cash flow information
Cash paid during the year for interest	$1,398,652	$1,251,231
Cash paid during the year for income taxes	$7,000	$21,200
Supplemental schedule of noncash investing and financing activity
Change in unrealized loss on securities available-for-sale	$(512,379)	$112,688
Change in hedge effectiveness	$(105,380)	$108,689
Loans transferred to other real estate owned	$—	$951,313
See Notes to Consolidated Financial Statements

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2016 and 2015
Note 1.   Summary of Significant Accounting Policies
Organization:
Carolina Premier Bank (the “Bank”) was incorporated in North Carolina to serve as a state chartered commercial bank to provide banking services to customers located primarily in Charlotte, North Carolina and the surrounding areas. Carolina Premier Bank commenced business on August 29, 2007, and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC). As a state chartered commercial bank, the Bank is subject to regulation by the Office of the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation.
On May 10, 2011, the shareholders of Carolina Premier Bank approved a plan of corporate reorganization under which the Bank became a wholly-owned subsidiary of Premara Financial, Inc. (the “Company”), which was organized for that purpose by the Bank’s Board of Directors. The authorized common stock of Premara Financial, Inc. is 25,000,000 shares with $.01 par value. Pursuant to the reorganization, the Company issued all shares of its common stock in exchange for all of the outstanding common shares of the Bank on May 24, 2011. The consolidated financial statements include the accounts of the parent company and its wholly owned subsidiary after elimination of all significant intercompany balances and transactions.
During 2015, the Company closed a secondary common stock offering in which it issued an additional 1,214,285 shares of common stock at a price of  $7.00 per share. The proceeds of the stock issuance amounted to $8,499,995. Stock issuance costs totaling $507,792 were netted from additional paid in capital. Net proceeds of  $6,238,000 were utilized to redeem 6,238 shares of preferred stock, previously issued to the Secretary of the Treasury (the “Treasury”) under the Small Business Lending Fund (SBLF).
On December 18, 2015, the Company closed the full service branch located in the Blakeney area of Charlotte. The branch was located in close proximity to the Company’s primary location and headquarters in the Ballantyne area. The closure of the branch will lower operating costs without limiting access to the financial and banking services needed by customers. The Company will continue to use the space for bank operations until the lease expires in early 2017.
As part of a strategic repositioning and a refocus on the Carolinas, the Company closed its Washington, D.C. branch on December 31, 2015. The fixed assets of the branch were sold and the facility was subleased to another financial institution with a strong market presence in the greater Washington, D.C. area. The expiration of the new sublease coincides with the expiration of the primary lease on the facility. Losses associated with the transaction of approximately $474,000 were recognized during 2015.
Effective March 30, 2017, the Company will close the branch located in, and associated with, the Urban League of the Central Carolinas. As a result of the decision to close the branch, a write down of $90,000 on the fixed assets was recognized as of December 31, 2016.
Management’s estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.
A material estimate that is particularly susceptible to significant change is the determination of the allowance for losses on loans, including valuation allowances for impaired loans. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 1.   Summary of Significant Accounting Policies (Continued)

Management uses available information to recognize losses on loans. Future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans may change materially in the near term.
Concentrations of credit risk:
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of loans receivable, investment securities, federal funds sold and amounts due from banks.
The Company makes loans to individuals and small businesses for various personal and commercial purposes primarily located in its North and South Carolina banking markets. The Company’s loan portfolio is not concentrated in loans to any single borrower or a relatively small number of borrowers. Additionally, management is not aware of any concentrations of loans to classes of borrowers or industries that would be similarly affected by economic conditions.
In addition to monitoring potential concentrations of loans to particular borrowers or groups of borrowers, industries and geographic regions, management monitors exposure to credit risk from concentrations of lending products and practices such as loans that subject borrowers to substantial payment increases (e.g., principal deferral periods, loans with initial interest-only periods, etc.), and loans with high loan-to-value ratios. Management has determined that there is no concentration of credit risk associated with its lending policies or practices. Additionally, there are industry practices that could subject the Company to increased credit risk should economic conditions change over the course of a loan’s life. For example, the Company makes variable rate loans and fixed rate principal-amortizing loans with maturities prior to the loan being fully amortized (i.e., balloon payment loans). These loans are underwritten and monitored to manage the associated risks. Therefore, management believes that these particular practices do not subject the Company to unusual credit risk.
The Company’s investment portfolio consists of obligations of the United States, its agencies or its corporations, municipalities and other revenue entities. In the opinion of management, there is no concentration of credit risk in its investment portfolio. The Company places its deposits and correspondent accounts with and sells its federal funds to high quality institutions. Generally however, excess balances are placed on deposit with the Federal Reserve, via a pass through relationship with the correspondent. Management believes credit risk associated with correspondent accounts is not significant.
Cash and cash equivalents:
For purposes of reporting cash flows in the consolidated financial statements, the Company considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks, interest-bearing bank deposits, deposits held on behalf of the Federal Reserve, and federal funds sold. Generally, federal funds are sold for one-day periods.
Securities available-for-sale:
Securities available-for-sale are carried at amortized cost and adjusted to estimated market value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded in stockholders’ equity net of deferred income taxes. Management does not actively trade securities classified as available-for-sale but intends to hold these securities for an indefinite period of time and may sell them prior to maturity to achieve certain objectives. Reductions in market value

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 1.   Summary of Significant Accounting Policies (Continued)

considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security. The adjusted cost basis of securities available-for-sale is determined by specific identification and is used in computing the gain or loss from a sales transaction.
Securities held-to-maturity:
Certain debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and are recorded at amortized cost. Premiums and discounts are amortized using the interest method over the securities’ contractual lives.
Declines in the fair value of individual securities classified as either held-to-maturity or available-for-sale below their amortized cost that are determined to be other-than-temporary result in write-downs of the individual securities to their fair value with the resulting write-downs included in operations as realized losses. In estimating other-than-temporary impairment, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for an anticipated recovery in fair value.
Nonmarketable equity securities:
Nonmarketable equity securities consist of restricted securities, which are carried at cost. Management periodically evaluates these securities for impairment, with any appropriate downward valuation adjustments being made when necessary.
Derivatives and financial instruments:
A derivative is a financial instrument that derives its cash flows, and therefore its value, by reference to an underlying instrument, index or referenced interest rate. The Company uses derivatives primarily to manage interest rate risk in the investment portfolio as it relates to earnings and market value. The fair value of derivatives in a gain or loss position is included in other assets or liabilities, respectively, on the consolidated balance sheets. The Company classifies its derivative financial instruments as a hedge of an exposure to changes in the fair value of a recorded asset or liability. The Company has master netting agreements with the derivatives dealers with which it does business, but reflects gross gains and losses on the consolidated statements of income.
The Company uses the long-haul method to assess hedge effectiveness. The Company documents, both at inception and over the life of the hedge, at least quarterly, its analysis of actual and expected hedge effectiveness. This analysis is performed using a regression analysis to demonstrate that the hedge has been, and is expected to be, highly effective in off-setting corresponding changes in the fair value of the hedged item. For a qualifying fair value hedge, changes in the value of the derivatives that have been highly effective as hedges are recognized in current period earnings along with the corresponding changes in the fair value of the designated hedged item attributable to the risk being hedged.
For fair value hedges, the ineffectiveness may be recognized in noninterest income to the extent that changes in the value of the derivative instruments do not perfectly offset changes in the value of the hedged items attributable to the risk being hedged. If the hedge ceases to be highly effective, the Company discontinues hedge accounting and recognizes the changes in fair value in current period earnings. If a derivative that qualifies as a fair value hedge is terminated or the designation removed, the realized or then unrealized gain or loss is recognized into income over the original hedge period. Immediate recognition in earnings is required upon sale or extinguishment of the hedged item.
See Note 6 for additional information related to derivatives and financial instruments.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 1.   Summary of Significant Accounting Policies (Continued)

Loans receivable:
Loans are stated at their unpaid principal balance. Interest income is computed using the simple interest method and is recorded in the period earned. When serious doubt exists as to the collectability of a loan or when a loan becomes contractually 90 days past due as to principal or interest, interest income is generally discontinued unless the estimated net realizable value of collateral exceeds the principal balance and accrued interest, or other conditions exist that warrant the continued accrual of interest. When interest accruals are discontinued, income earned but not collected is reversed and interest accrued in prior years is charged to the allowance for loan losses.
Impairment of a loan is measured either by the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral securing loan. If a loan is deemed to be collateral dependent, then the fair value of the collateral method is always used. When management determines that a loan is impaired, the difference between the Company’s investment in the related loan and the present value of the expected future cash flows or the fair value of the collateral, is provisioned for in the allowance for loan losses. The accrual of interest is generally discontinued on an impaired loan when management determines that the borrower is unable to meet payments as they become due.
The Company identifies impaired loans through its normal internal loan review processes. Loans on the Company’s classified loan list are considered potential problem loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal payment delay occurs and all amounts due, including accrued interest at the contractual interest rate for the period of delay, are expected to be collected. Accrued interest through the date of impairment is reversed. Subsequent interest earned is recognized only to the point that cash payments are received. All payments are applied to principal if the entire amount of principal is not expected to be collected.
Loan origination and commitment fees and certain direct loan origination costs (principally salaries and employee benefits) are deferred and amortized as an adjustment of the related loan yields. Generally, these amounts are amortized over the contractual life of the related loans or commitments.
Allowance for loan losses:
An allowance for loan losses is maintained at a level deemed appropriate by management, and in accordance with generally accepted accounting principles (GAAP), to provide adequately for known and inherent losses in the loan portfolio. Loans or portions of loans that are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries of loans previously charged off are added to the allowance.
Loans are required to be presented at the lower of cost or market value if it is probable that the lender will be unable to collect all amounts due according to the terms of the loan agreement. Fair value may be determined based upon the present value of expected cash flows, market price of the loan, if available, or value of the underlying collateral. Expected cash flows are required to be discounted at the loan’s effective interest rate.
When the ultimate collectability of an impaired loan’s principal is in doubt, wholly or partially, cash receipts are applied to principal. Once the reported principal balance has been reduced to the loan’s estimated net realized value, future cash receipts may be applied to interest income, to the extent that any interest has been foregone. Further cash receipts are recorded as recoveries of any amounts previously charged off. When this doubt does not exist, cash receipts are applied under the contractual terms of the loan agreement first to interest income then to principal.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 1.   Summary of Significant Accounting Policies (Continued)

A loan is also considered impaired if its terms are modified in a troubled debt restructuring. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement. Interest income is recognized on these loans using the accrual method of accounting.
Premises and equipment:
Premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed by the straight-line method, based on the estimated useful lives for buildings of 15 to 39 years, furniture and equipment of 3 to 10 years, and software of 3 years. Leasehold improvements are amortized over the life of the respective lease. The cost of assets sold or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts and the resulting gains or losses are reflected in the statement of income when incurred. Maintenance and repairs are charged to current expense. The costs of major renewals and improvements are capitalized.
Other real estate owned:
Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.
Intangible assets:
Intangible assets include goodwill and core deposit intangibles. Goodwill represents the cost in excess of fair value of net assets acquired (including identifiable intangibles) in purchase transactions. Core deposit intangibles represent premiums paid for acquisitions of core deposits. Core deposit intangibles are being amortized over a 10-year period based on amortization schedules prepared by an outside consultant. Goodwill and identifiable intangible assets are reviewed for impairment annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company’s evaluation considers various components, to include economic conditions, industry considerations, financial performance as well as other information. No impairment losses have been recorded as a result of the Company’s analysis during the year ended December 31, 2016.
Bank owned life insurance:
Bank owned life insurance represents the cash surrender value of policies on certain officers and directors of the Company.
Income taxes:
Income taxes are the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of certain assets and liabilities which are principally the allowance for loan losses, depreciable premises and equipment, and the net operating loss carryforward.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 1.   Summary of Significant Accounting Policies (Continued)

The Company’s accounting policy relative to uncertain tax positions is to recognize a liability when likelihood of an uncertain tax position being sustained upon examination by the taxing authorities is less than 50 percent.
Advertising expense:
Advertising and public relations costs are generally expensed as incurred. External costs incurred in producing media advertising are expensed the first time the advertising takes place. External costs relating to direct mailing costs are expended in the period in which the direct mailings are sent. Advertising and public relations costs of  $85,484 and $62,769 were included in the Company’s results of operations for 2016 and 2015, respectively.
Per share data:
Basic income per share is computed by dividing net income by the weighted-average number of shares outstanding for the period excluding the effects of any dilutive potential common shares. Diluted income per share is similar to the computation of basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.
Comprehensive income:
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. In addition, a separate Statement of Comprehensive Income is presented.
Off-balance-sheet financial instruments:
In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the consolidated financial statements when they become payable by the customer.
Risks and uncertainties:
In the normal course of its business, the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different basis, than its interest-earning assets. Credit risk is the risk of default on the Company’s loan portfolio that results from borrower’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company.
The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators’ judgments based on information available to them at the time of their examination.
Recent accounting pronouncements:
The following is a summary of recent authoritative pronouncements that may affect accounting, reporting, and disclosure of financial information by the Company:

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 1.   Summary of Significant Accounting Policies (Continued)

In May 2014, the Financial Accounting Standards Board (FASB) issued guidance to change the recognition of revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. In August 2015, the FASB deferred the effective date of ASU 2014-09, Revenue from Contracts with Customers. As a result of the deferral, the guidance in ASU 2014-09 will be effective for the Company for reporting periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 15, 2019. The Company will apply the guidance using a modified retrospective approach. The Company does not expect these amendments to have a material effect on its financial statements.
In January 2016, the FASB amended the Financial Instruments topic of the Accounting Standards Codification to address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The amendments will be effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company will apply the guidance by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values will be applied prospectively to equity investments that exist as of the date of adoption of the amendments. The Company does not expect these amendments to have a material effect on its financial statements.
In February 2016, the FASB amended the Leases topic of the Accounting Standards Codification to revise certain aspects of recognition, measurement, presentation, and disclosure of leasing transactions. The amendments will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.
In March 2016, the FASB amended several topics of the Accounting Standards Codification to make the guidance in all private company accounting alternatives effective immediately by removing their effective dates. The amendments also include transition provisions that provide that private companies are able to forgo a preferability assessment the first time they elect the private company accounting alternatives. The amendments were effective immediately. The Company does not expect these amendments to have a material effect on its financial statements.
In March 2016, the FASB amended the Revenue from Contracts with Customers topic of the Accounting Standards Codification to clarify the implementation guidance on principal versus agent considerations and address how an entity should assess whether it is the principal or the agent in contracts that include three or more parties. The amendments will be effective for the Company for annual periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 15, 2019. The Company does not expect these amendments to have a material effect on its financial statements.
In November 2016, the FASB amended the Statement of Cash Flows topic of the Accounting Standards Codification to clarify how restricted cash is presented and classified in the statement of cash flows. The amendments will be effective for the Company for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company does not expect these amendments to have a material effect on its financial statements.
In December 2016, the FASB issued technical corrections and improvements to the Revenue from Contracts with Customers Topic. These corrections make a limited number of revisions to several pieces of the revenue recognition standard issued in 2014. The effective date and transition requirements for the technical corrections will be effective for the Company for annual periods beginning after December 15,

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 1.   Summary of Significant Accounting Policies (Continued)

2018, and interim periods within annual reporting periods beginning after December 15, 2019. The Company will apply the guidance using a full retrospective approach. The Company does not expect these amendments to have a material effect on its financial statements.
Reclassifications:
Some items in the prior year consolidated financial statements were reclassified to conform to the current presentation. Such reclassifications had no effect on previously reported net income or stockholders’ equity.
Note 2.   Accumulated Other Comprehensive Income
Comprehensive income includes net income and all other changes to the Company’s equity, with the exception of transactions with stockholders. The Company’s other comprehensive income and accumulated other comprehensive income are comprised of unrealized gains and losses on certain investments in debt securities and hedging activities. The accumulated balances related to each component of other comprehensive income (loss) are as follows:
	Unrealized Gain/(Loss) on Available- for-Sale Securities	Hedging Activities	Total
Balance as of December 31, 2014	$241,338	$(133,670)	$107,668
Other comprehensive income before reclassifications	75,581	(70,876)	4,705
Net current period other comprehensive income	75,581	(70,876)	4,705
Balance as of December 31, 2015	$316,919	$(204,546)	$112,373
Balance as of December 31, 2015	$316,919	$(204,546)	$112,373
Other comprehensive income before reclassifications	(311,513)	66,769	(244,744)
Amounts reclassified from accumulated other comprehensive income	(9,841)	—	(9,841)
Net current period other comprehensive income	(321,354)	66,769	(254,585)
Balance as of December 31, 2016	$(4,435)	$(137,777)	$(142,212)

Note 3.   Restrictions on Cash and Due from Banks
The Company is required by regulation to maintain an average cash reserve balance based on a percentage of deposits. The average amount of the required cash reserve balances at December 31, 2016 and 2015 was approximately $1,524,000 and $1,620,000, respectively.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 4.   Securities
The amortized cost and estimated fair values of securities available-for-sale at December 31, 2016 and 2015 were:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
2016
Collateralized mortgage obligations	$560,937	$—	$2,623	$558,314
Mortgage-backed securities	7,188,775	702	122,632	7,066,845
Municipal bonds – nontaxable	16,178,268	129,351	76,089	16,231,530
Municipal bonds – taxable	4,524,437	89,420	32,599	4,581,258
Other securities	3,014,702	20,990	13,446	3,022,246
	$31,467,119	$240,463	$247,389	$31,460,193

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
2015
U.S. government agencies	$1,000,000	$—	$13,886	$986,114
Collateralized mortgage obligations	746,368	—	10,981	735,387
Mortgage-backed securities	5,070,006	17,678	45,015	5,042,669
Municipal bonds – nontaxable	21,843,171	456,106	44,790	22,254,487
Municipal bonds – taxable	5,536,857	148,838	52,321	5,633,374
Other securities	2,745,759	52,027	2,204	2,795,582
	$36,942,161	$674,649	$169,197	$37,447,613

The amortized cost and estimated fair values of securities held-to-maturity as of December 31, 2016 and 2015 were:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
2016
Other securities	$1,250,000	$34,155	$—	$1,284,155
	$1,250,000	$34,155	$—	$1,284,155

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
2015
Other securities	$1,250,000	$7,500	$—	$1,257,500
	$1,250,000	$7,500	$—	$1,257,500

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 4.   Securities (Continued)

The amortized costs and fair values of investment securities available-for-sale at December 31, 2016, by contractual maturity, are shown in the following chart. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
Due one year or less	$2,123,050	$2,098,433
Due after one year through five years	7,677,916	7,690,967
Due after five years through ten years	15,644,383	15,621,988
Due after ten years	6,021,770	6,048,805
Total available-for-sale securities	$31,467,119	$31,460,193

The amortized costs and fair values of investment securities held-to-maturity at December 31, 2016, by contractual maturity, are shown in the following chart. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
Due one year or less	$—	$—
Due after one year through five years	—	—
Due after five years through ten years	1,250,000	1,284,155
Due after ten years	—	—
Total held-to-maturity securities	$1,250,000	$1,284,155

Proceeds from the sale of securities available-for-sale during 2016 were $6,493,944. In 2016, gross gains were $29,545 and gross losses were $14,174. There we no sale of securities available-for-sale during 2015.
The following table presents available-for-sale securities, gross unrealized losses and related fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2016 and 2015:
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2016
Collateralized mortgage obligations	$558,314	$(2,623)	$—	$—	$558,314	$(2,623)
Mortgage-backed securities	7,014,889	(122,632)	—	—	7,014,889	(122,632)
Municipal bonds – non-taxable	6,117,121	(76,089)	—	—	6,117,121	(76,089)
Municipal bonds – taxable	367,312	(3,034)	385,593	(29,565)	752,905	(32,599)
Other securities	2,261,994	(13,446)	—	—	2,261,994	(13,446)
Total	$16,319,630	$(217,824)	$385,593	$(29,565)	$16,705,223	$(247,389)

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 4.   Securities (Continued)

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2015
U.S. government agencies	$986,114	$13,886	$—	$—	$986,114	$13,886
Collateralized mortgage obligations	735,387	10,981	—	—	735,387	10,981
Mortgage-backed securities	4,309,047	45,015	—	—	4,309,047	45,015
Municipal bonds – non-taxable	1,685,619	10,422	1,635,863	34,368	3,321,482	44,790
Municipal bonds – taxable	1,785,216	32,054	396,603	20,267	2,181,819	52,321
Other securities	186,981	2,204	—	—	186,981	2,204
Total	$9,688,364	$114,562	$2,032,466	$54,635	$11,750,830	$169,197

There were no held-to-maturity securities in an unrealized loss position as of December 31, 2016.
Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The unrealized losses in the Company’s investment portfolio relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities for the foreseeable future, no declines are deemed to be other-than-temporary.
The amortized cost of the investment securities pledged at December 31, 2016 and 2015 was $3,072,908 and $1,539,696, respectively, and fair values were $3,115,445 and $1,533,662, respectively.
Note 5.   Nonmarketable Equity Securities
The Company, as a member of the Federal Home Loan Bank of Atlanta (FHLB), is required to own capital stock in this organization. The amount of FHLB stock owned is determined based on the Company’s total assets and advances from the FHLB and totaled $1,282,400 and $847,400 at December 31, 2016 and 2015, respectively. No ready market exists for this stock and it has no quoted market value. However, redemption of this stock has historically been at par value, and as such the carrying amount is deemed to be a reasonable estimate of fair value.
The Company also had an investment in Plexus Fund II and Plexus Fund III; both are a Small Business Investment Company (SBIC), which had a combined investment total of  $462,093 and $417,667 at December 31, 2016 and 2015, respectively. The purpose of the funds is to invest in small businesses to promote the growth, expansion and modernization of the sector, by working in partnership with the Small Business Administration (SBA) as a source of additional funding. This investment is carried at par, but is tested annually for impairment.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 6.   Derivatives and Financial Instruments
The Company utilizes derivative financial instruments primarily to hedge its exposure to changes in interest rates. All derivative financial instruments are recorded on the balance sheet at their respective fair values. The Company does not use financial instruments or derivatives for any trading or other speculative purposes.
Accounting guidance requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet, and measure those instruments at fair value. Changes in the fair value of those derivatives are reported in current earnings or other comprehensive income depending on the purpose for which the derivative is held and whether the derivative qualifies for hedge accounting.
During 2014, the Company entered into interest rate swap agreements for a portion of the municipal bond portfolio. The notional amount of the transaction was $9,700,000, and the purpose was to mitigate the price volatility associated with carrying long term fixed rate investments.
The tables below provide data about the fair value of the Company’s derivatives included in the consolidated balance sheets:
	2016	2015
Interest rate swap liability	$208,748	$318,969
	2016	2015
Effective portion recorded in Other Comprehensive Income, net of income taxes	$(137,777)	$(204,546)
Note 7.   Loans Receivable
Major classifications of loans receivable are summarized as follows:
	December 31,
	2016	2015
Residential real estate	$62,935,278	$58,782,704
Commercial real estate	89,211,374	77,046,974
Construction and land	19,456,283	14,370,544
Commercial and industrial	28,414,988	25,424,154
Consumer and other	672,064	868,360
Total gross loans	200,689,987	176,492,736
Less: deferred loan fees (costs)	(92,279)	(227,179)
Less: allowance for loan losses	2,138,155	2,292,862
Total loans, net	$198,644,111	$174,427,053

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 7.   Loans Receivable (Continued)

The following tables present activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2016 and 2015:
	Residential Real Estate	Commercial Real Estate	Construction and Land	Commercial and Industrial	Consumer and Other	Total
December 31, 2016
Allowance for loan losses:
Beginning balance	$714,231	$831,678	$128,988	$569,003	$48,962	$2,292,862
Charge-offs	(56,632)	(1,744)	—	(318,323)	(13,210)	(389,909)
Recoveries	37,975	1,744	—	—	70,483	110,202
Provisions	(104,975)	176,422	9,918	128,872	(85,237)	125,000
Ending balance	$590,599	$1,008,100	$138,906	$379,552	$20,998	$2,138,155
Ending balances:
Individually evaluated for impairment	$51,171	$—	$—	$48,988	$—	$100,159
Collectively evaluated for impairment	$539,428	$1,008,100	$138,906	$330,564	$20,998	$2,037,996
Loans receivable:
Ending balance – total	$62,935,278	$89,211,374	$19,456,283	$28,414,988	$672,064	$200,689,987
Ending balances:
Individually evaluated for impairment	$1,685,664	$—	$701,247	$1,666,185	$—	$4,053,096
Collectively evaluated for impairment	$61,249,614	$89,211,374	$18,755,036	$24,748,803	$672,064	$196,636,891

	Residential Real Estate	Commercial Real Estate	Construction and Land	Commercial and Industrial	Consumer and Other	Total
December 31, 2015
Allowance for loan losses:
Beginning balance	$769,399	$1,148,864	$152,134	$224,097	$7,278	$2,301,772
Charge-offs	(34,902)	(251,579)	—	(25,610)	(235)	(312,326)
Recoveries	2,975	—	—	—	440	3,415
Provisions	(23,241)	(65,607)	(23,146)	370,516	41,479	300,001
Ending balance	$714,231	$831,678	$128,988	$569,003	$48,962	$2,292,862
Ending balances:
Individually evaluated for impairment	$230,345	$67,472	$—	$372,527	$—	$670,344
Collectively evaluated for impairment	$483,886	$764,206	$128,988	$196,476	$48,962	$1,622,518
Loans receivable:
Ending balance – total	$58,782,704	$77,046,974	$14,370,544	$25,424,154	$868,360	$176,492,736
Ending balances:
Individually evaluated for impairment	$1,817,952	$1,670,333	$1,738,305	$737,511	$—	$5,964,101
Collectively evaluated for impairment	$56,964,752	$75,376,641	$12,632,239	$24,686,643	$868,360	$170,528,635

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 7.   Loans Receivable (Continued)

The credit quality indicators presented for all classes within the loan portfolio is a widely used and standard system representing the degree of risk of nonpayment. The risk-grade categories presented in the following table are:
Pass — These loans have a risk profile which range from superior quality with minimal credit risk, to loans requiring management attention, but still have an acceptable risk profile, and continue to perform primarily as contracted.
Special mention — These credit facilities have potential developing weaknesses that deserve extra attention from the loan officer, and other management personnel. If the loan officer cannot correct or mitigate the developing weakness, there may be deterioration in the ability of the borrower to repay the bank’s debt in the future. Loan officers should not assign this grade to loans that bear certain peculiar risks normally associated with the types of financing involved, unless circumstances have caused the risk to increase to a level higher than would have been acceptable when the credit was originally approved. Loan officers should generally grade loans where actual, not potential, weaknesses or problems are clearly evident and significant in one of the categories below.
Substandard — This category includes loans possessing weaknesses that jeopardize the ultimate collection of principal and interest outstanding. These loans are inadequately protected by the sound worth and paying capacity of the borrower or of the pledged collateral, if any. The weaknesses require close supervision by bank management. Loss may not be evident; however, current financials or pledged collateral inadequately protect the loan. Borrowers in this category have well-defined weaknesses that jeopardize the proper liquidation of the debt. They may also have adverse trends, unless improved, that will likely result in repayment over an excessive period of time, or possibly not at all. Weaknesses that exist may indicate the indebtedness may not be current or may not in the future be repaid according to previously agreed upon terms. If loans are current, future performance may be in question. All non-accrual loans shall be graded substandard or doubtful.
Doubtful — Loans or portions of loans in this category have one or more weaknesses, which, on the basis of currently existing facts, conditions, and values, make ultimate collection of all principal highly questionable. The possibility of loss is extremely high, and management should make specific loan loss reserve allocations. However, management does not know the amount with certainty of eventual loss because of specific pending factors. Pending factors include: litigation, proposed merger or acquisition or liquidation in progress, injection of new capital in progress or refinancing plans in progress, and pending factors still pending after 18 months must be disregarded and the loan downgraded appropriately.
The following tables present loan balances by credit quality indicator as of December 31, 2016 and 2015:
	Residential Real Estate	Commercial Real Estate	Construction and Land	Commercial and Industrial	Consumer and Other	Total
December 31, 2016
Grade:
Pass	$61,026,702	$88,038,763	$19,456,283	$23,281,579	$672,064	$192,475,391
Special Mention	385,093	1,172,611	—	2,541,207	—	4,098,911
Substandard	1,523,483	—	—	2,592,202	—	4,115,685
Doubtful	—	—	—	—	—	—
Ending balance	$62,935,278	$89,211,374	$19,456,283	$28,414,988	$672,064	$200,689,987

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 7.   Loans Receivable (Continued)

	Residential Real Estate	Commercial Real Estate	Construction and Land	Commercial and Industrial	Consumer and Other	Total
December 31, 2015
Grade:
Pass	$57,307,642	$73,036,597	$13,342,680	$21,040,880	$868,360	$165,596,159
Special Mention	758,114	2,340,045	—	2,623,706	—	5,721,865
Substandard	716,948	1,670,332	1,027,864	1,759,568	—	5,174,712
Doubtful	—	—	—	—	—	—
Ending balance	$58,782,704	$77,046,974	$14,370,544	$25,424,154	$868,360	$176,492,736

The following tables present an aging analysis of loans as of December 31, 2016 and 2015:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investments 90 Days and Accruing
December 31, 2016
Residential real estate	$121,678	$—	$964,051	$1,085,729	$61,849,549	$62,935,278	$47,416
Commercial real estate	275,668	183,955	988,656	1,448,279	87,763,095	89,211,374	988,656
Construction and land	—	—	—	—	19,456,283	19,456,283	—
Commercial and industrial	1,154,375	1,345,853	268,066	2,768,294	25,646,694	28,414,988	—
Consumer and other	708	—	25,000	25,708	646,356	672,064	25,000
Total	$1,552,429	$1,529,808	$2,245,773	$5,328,010	$195,361,977	$200,689,987	$1,061,072

	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investments 90 Days and Accruing
December 31, 2015
Residential real estate	$684,002	$49,837	$334,232	$1,068,071	$57,714,633	$58,782,704	$—
Commercial real estate	—	—	796,660	796,660	76,250,314	77,046,974	—
Construction and land	—	—	—	—	14,370,544	14,370,544	—
Commercial and industrial	1,094,032	1,303,829	703,968	3,101,829	22,322,325	25,424,154	—
Consumer and other	—	—	—	—	868,360	868,360	—
Total	$1,778,034	$1,353,666	$1,834,860	$4,966,560	$171,526,176	$176,492,736	$—

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 7.   Loans Receivable (Continued)

The following tables present information on impaired loans as of December 31, 2016 and 2015:
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2016
With no related allowance recorded:
Residential real estate	$963,293	$1,148,104	$—	$876,353	$12,058
Commercial real estate	—	1,843	—	791,725	—
Construction and land	701,247	701,247	—	1,347,372	43,154
Commercial and industrial	797,669	890,691	—	902,464	35,199
Consumer and other	—	—	—	—	—
	2,462,209	2,741,885	—	3,917,914	90,411
With related allowance recorded:
Residential real estate	722,371	874,885	51,171	771,171	—
Commercial real estate	—	—	—	100,655	—
Construction and land	—	—	—	—	—
Commercial and industrial	868,516	895,252	48,988	690,288	34,257
Consumer and other	—	—	—	—	—
	1,590,887	1,770,137	100,159	1,562,114	34,257
Total:
Residential real estate	1,685,664	2,022,989	51,171	1,647,524	12,058
Commercial real estate	—	1,843	—	892,380	—
Construction and land	701,247	701,247	—	1,347,372	43,154
Commercial and industrial	1,666,185	1,785,933	48,988	1,592,752	69,456
Consumer and other	—	—	—	—	—
	$4,053,096	$4,512,022	$100,159	$5,480,028	$124,668

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 7.   Loans Receivable (Continued)

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2015
With no related allowance recorded:
Residential real estate	$815,493	$1,114,936	$—	$780,709	$23,938
Commercial real estate	1,400,445	1,408,404	—	762,368	—
Construction and land	1,738,305	1,738,305	—	1,106,822	29,200
Commercial and industrial	—	—	—	360,628	—
Consumer and other	—	—	—	—	—
	3,954,243	4,261,645	—	3,010,527	53,138
With related allowance recorded:
Residential real estate	1,002,459	1,002,459	230,345	910,247	28,821
Commercial real estate	269,888	269,888	67,472	102,040	—
Construction and land	—	—	—	—	—
Commercial and industrial	737,511	739,953	372,527	305,257	—
Consumer and other	—	—	—	—	—
	2,009,858	2,012,300	670,344	1,317,544	28,821
Total:
Residential real estate	1,817,952	2,117,395	230,345	1,690,956	52,759
Commercial real estate	1,670,333	1,678,292	67,472	864,408	—
Construction and land	1,738,305	1,738,305	—	1,106,822	29,200
Commercial and industrial	737,511	739,953	372,527	665,885	—
Consumer and other	—	—	—	—	—
	$5,964,101	$6,273,945	$670,344	$4,328,071	$81,959

The following table presents loans on nonaccrual status by loan class at December 31, 2016 and 2015:
	2016	2015
Residential real estate	$1,523,483	$716,948
Commercial real estate	—	1,670,332
Construction and land	—	1,027,864
Commercial and industrial	436,829	737,511
Consumer and other	—	—
Total	$1,960,312	$4,152,655

Troubled debt restructurings:
During the year ended December 31, 2016 there were no loans modified that were considered to be a troubled debt restructuring. During 2016 and 2015 there were no loans that went into default which had previously been restructured.
In the determination of the allowance for loan losses, management considers troubled debt restructurings, and subsequent defaults in these restructurings by evaluating the potential for impairment under ASC 310, and if appropriate, a specific reserve is allocated.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 8.   Property and Equipment
Property and equipment consisted of the following at December 31, 2016 and 2015:
	2016	2015
Leasehold improvements	$1,947,370	$1,942,635
Building	322,158	322,158
Land	91,221	91,221
Furniture and equipment	1,536,578	1,621,121
Computer equipment	936,032	849,509
Software	243,945	243,946
Vehicles	58,196	74,530
Construction in progress	49,345	13,500
Total	5,184,845	5,158,620
Less: accumulated depreciation	3,929,316	3,391,469
Premises and equipment, net	$1,255,529	$1,767,151

Depreciation expense totaled $550,778 and $783,669 in 2016 and 2015, respectively. During 2016 the Company incurred a writedown of  $90,000 on property and equipment, related to closure of its branch located in, and associated with, the Urban League of the Central Carolinas.
Note 9.   Other Real Estate Owned
The following summarizes the activity in other real estate owned:
	2016	2015
Balance, beginning of year	$54,119	$54,119
Additions	—	951,313
Sales proceeds	49,412	1,276,167
Gain (loss) on sale	(4,707)	324,854
Write-downs	—	—
Balance, end of year	$—	$54,119

Note 10.   Intangible Assets
The following table presents information about the Company’s intangible assets at December 31, 2016 and 2015:
	Gross Carrying Amount	Accumulated Amortization
December 31, 2016
Indefinite lived intangible asset: Goodwill	$325,335	$—
Finite lived intangible asset: Core deposit intangibles	$613,784	$328,911

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 10.   Intangible Assets (Continued)

	Gross Carrying Amount	Accumulated Amortization
December 31, 2015
Indefinite lived intangible asset: Goodwill	$325,335	$—
Finite lived intangible asset: Core deposit intangibles	$613,784	$267,533

Based on the core deposit intangibles as of December 31, 2016, the following table presents the aggregate amortization expense for each of the four succeeding years ending December 31:
Year:	Amount
2017	$61,378
2018	61,378
2019	61,378
2020	61,378
2021 and thereafter	39,361
Total	$284,873

Amortization expense of  $61,378 and $63,948 related to the core deposit intangibles was recognized in 2016 and 2015, respectively.
Goodwill is reviewed for impairment annually in accordance with generally accepted accounting principles. As of December 31, 2016, management determined that no impairment existed on the goodwill.
Note 11.   Deposits
The Company had brokered certificates of deposit of  $22,602,000 and $24,450,000 at December 31, 2016 and 2015, respectively. Time deposits that met or exceeded the FDIC insurance limit of  $250,000 at December 31, 2016 and 2015 were $2,715,049 and $3,302,158, respectively.
At December 31, 2016, the scheduled maturities of time deposits were as follows:
Maturing In:	Amount
2017	$35,288,334
2018	10,402,853
2019	7,437,819
2020	4,432,454
2021 and thereafter	2,621,837
Total	$60,183,297

Note 12.   Federal Home Loan Bank Advances
FHLB advances represent borrowings from the FHLB of Atlanta by the Company pursuant to a line of credit collateralized by a blanket lien on qualifying loans secured by first mortgages on 1 – 4 family residences, home equity lines of credit, multi-family real estate, and commercial real estate. Advances may have various maturity dates, terms and repayment schedules with fixed or variable rates of interest, payable monthly on maturities of one year or less and payable quarterly on maturities over one year. In addition to qualified loans being used as collateral, certain securities including US government agencies and mortgage-backed securities may also be pledged.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 12.   Federal Home Loan Bank Advances (Continued)

At December 31, 2016 and 2015, the Company had advances from the FHLB as follows:
Maturity Date	Interest Rate	Terms	2016	2015
May 20, 2016	2.24%	Fixed	$—	$3,000,000
January 24, 2017	0.98%	Fixed	3,000,000	3,000,000
January 27, 2017	0.50%	Fixed	4,000,000	—
June 28, 2017	0.81%	Fixed	2,000,000	—
June 29, 2017	0.81%	Fixed	5,000,000	—
December 18, 2017	1.40%	Fixed	4,000,000	4,000,000
June 18, 2018	1.42%	Fixed	3,000,000	—
December 17, 2018	1.87%	Fixed	4,000,000	4,000,000
			$25,000,000	$14,000,000

At December 31, 2016, the Company had a total credit facility with the FHLB equal to 20 percent of the Company’s total assets, limited to qualifying collateral. The total lendable value of qualifying loans and securities pledged by the Company to FHLB for advances at December 31, 2016 and 2015 were approximately $29,819,704 and $20,654,922, respectively.
Note 13.   Unused Lines of Credit
At December 31, 2016, the Company had established unsecured lines of credit of approximately $10,800,000 with correspondent banks to provide additional liquidity if, and as needed. At December 31, 2016, the Company had no outstanding borrowings on these lines.
The Company also has a line of credit to borrow funds from the Federal Home Loan Bank for up to approximately $48,000,000 subject to the pledging of additional collateral, as of December 31, 2016. As of December 31, 2015, the Company had $25,000,000 in outstanding borrowings on this line.
The Company has access to short term funds through the Federal Reserve Discount Window, under which approximately $20,000,000 of additional liquidity was available as of December 31, 2016. Discount window advances are typically overnight and must be secured by collateral acceptable to the lending Federal Reserve Bank. As of December 31, 2016, the Company had no outstanding borrowings on this line.
Note 14.   Preferred Stock
On September 22, 2011, the Company completed the sale of  $6,238,000 of Series A preferred stock to the Secretary of the Treasury (the “Treasury”) under the Small Business Lending Fund (SBLF). The fund was established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with total assets less than $10 billion.
Under the terms of the stock purchase agreement, the Treasury received 6,238 shares of  $0.01 par value, non-cumulative perpetual preferred stock with a liquidation value of  $1,000 per share in exchange for $6,238,000.
The Series A preferred stock qualifies as Tier 1 capital. The dividend rate can fluctuate on a quarterly basis during the first ten quarters the Series A preferred stock is outstanding, based upon changes in the level of qualified small business lending. The dividend rate is calculated based on the increase in the level of qualified small business lending over the baseline level calculated under the terms of the related purchase agreement and may range from 1 percent (1%) to 5 percent (5%) per annum for the first nine calendar quarters, beginning with the initial dividend period. The Company’s dividend rate is fixed at one percent (1%) until March 21, 2016, and will convert to a fixed rate of nine percent (9%) thereafter.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 14.   Preferred Stock (Continued)

On December 15, 2015, prior to the scheduled rate increase in 2016, the Company redeemed all of the outstanding shares of Series A preferred stock at the liquidation value of  $6,238,000, plus accrued dividends. The redemption of the stock was funded by the Company’s secondary common stock offering in which it issued an additional 1,214,285 shares of common stock at a price of  $7.00 per share. The proceeds of the stock issuance amounted to $8,499,995. Stock issuance costs totaling $507,792 were netted from additional paid in capital.
Note 15.   Stock Warrants
Each organizer of the Bank received stock warrants giving them the right to purchase up to 4,248 shares at a price of  $11 per share. As a result of the Company’s 15% stock dividend in 2013, the warrants were adjusted to 4,885 shares at a purchase price of  $9.57 per share. The warrants vested immediately and expire on August 29, 2017. There were no organizer warrants issued, exercised or canceled during 2016 or 2015. During 2015, the expiration of the warrants for the five of the organizers still actively serving on the Board of Directors was extended to August 29, 2022. No expense was recognized as a result of the modification. At December 31, 2016, all of the warrants were exercisable.
Note 16.   Stock Compensation Plans
The Company has a Long-Term Incentive Plan (the “Plan”), where 1,250,000 shares of the Company’s common stock have been reserved for issuance pursuant to awards granted. Options granted under the Plan expire no more than 10 years from the date of grant. Option exercise price under the Plan shall be set by the Board of Directors at the date of grant, but shall not be less than 100 percent of the fair market value of the related stock at the date of the grant. Vesting under the Plan is determined at the date of grant.
During 2015 the company granted stock options of 49,000 shares being vested over a five years, with 20% being vested at issuance. The weighted average exercise price of the shares is $7.00 per share, and they expire in ten (10) years. Compensation expense related to options granted was $19,030 for the year ended December 31, 2015 and 2016. No options were exercised during 2016 and 2015.
The weighted average fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:
2015
Expected volatility	37%
Expected dividend	0%
Expected term (years)	7
Risk free rate	1.87%

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 16.   Stock Compensation Plans (Continued)

There were no options exercised during the year ended December 31, 2016. Activity under each Plan during the year ended December 31, 2016 is summarized below:
	Available for Grant	Granted
Balance December 31, 2014	1,250,000	—
Granted	49,000	49,000
Exercised	—	—
Balance December 31, 2015	1,201,000	49,000
Granted	—	—
Exercised	—	—
Balance December 31, 2016	1,201,000	49,000

A summary of option activity under the Plans during the period ended December 31, 2016, is presented below:
	Options Outstanding	Weighted Average Exercise Price	Average Remaining Contractual Term	Aggregate Intrinsic Value(1)
Outstanding at December 31, 2015	49,000	$7.00	9.92 years	$36,750
Granted	—	—	—	—
Exercised	—	—	—	—
Outstanding at December 31, 2016	49,000	$9.61	8.92 years	$36,750
Exercisable at December 31, 2016	19,600	$9.61	8.92 years	$36,750

(1)
The aggregate intrinsic value of a stock option in the table above represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock exceeds the exercise price of the option) that would have been received by the option holders had all option holders exercised their options on December 31, 2015. This amount changes based on changes in the market value of the Company’s stock. The fair value (present value of the estimated future benefit to the option holder) of each option grant is estimated on the date of grant using the Black-Scholes option pricing model.

Options vested during the twelve months ended December 31, 2016 totaled 19,600. Total unrecognized compensation expense related to outstanding non-vested stock options will be recognized over the following periods:
2017	$19,091
2018	19,091
2019	19,091
Total	$57,273

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 17.   Income Taxes
The income tax effects of temporary differences in financial statement carrying values and the tax bases of assets and liabilities, as well as net operating loss carryforwards at December 31, 2016 and 2015 are as follows:
	December 31,
	2016	2015
Deferred tax assets
Net operating loss carryforwards	$1,728,699	$1,689,831
Allowance for loan losses	631,072	667,628
Unrealized loss on securities available-for-sale and hedge effectiveness	85,563	—
Non-qualified stock options/warrant expense	123,000	118,284
Amortization of intangibles	99,431	114,429
Deferred director compensation	—	150,129
Accrued expenses	24,124	20,451
Interest income on non-accrual loans	179,224	125,200
Lease up-fitting allowance	811	5,776
Alternative minimum tax carryforward	7,145	4,321
Depreciation	4,638	—
Other real estate owned	—	7,651
Valuations on purchased loans	76,700	29,270
Other	201,767	271,894
Total deferred tax assets before valuation allowance	3,162,174	3,204,864
Less valuation allowance	15,827	20,536
Total deferred tax assets	3,146,347	3,184,328
Deferred tax liabilities
Depreciation	—	108,807
Unrealized gain on securities available-for-sale and hedge effectiveness	—	66,851
Prepaid expenses	15,542	22,842
Loan origination costs	272,944	257,527
Total deferred tax liabilities	288,486	456,027
Net deferred tax asset	$2,857,861	$2,728,301

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. The Company and the Bank file a consolidated federal income tax return and separate North Carolina state income tax returns. The Bank also files separate South Carolina and Washington, D.C. state income tax returns. The Company has recorded a valuation allowance with respect to state deferred tax assets as management has concluded that those assets are not more likely than not to be realized. Management has determined that it is more likely than not that that all federal deferred tax assets and all Bank state deferred tax assets will be utilized in future years.
The Company has federal net operating losses for income tax purposes of  $5,037,858 as of December 31, 2016. These net operating losses expire in the years 2029 through 2037. The Bank has no North Carolina net economic losses for income tax purposes as of December 31, 2016.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 17.   Income Taxes (Continued)

The income tax expense for the years ended December 31, 2016 and 2015 are summarized as follows:
	For the years ended December 31,
	2016	2015
Current income tax expense (benefit) from current operations	$8,213	$3,569
Deferred income tax expense (benefit) from current operations	27,563	(596,175)
Change in valuation allowance from current operations	(4,709)	2,961
Income tax expense (benefit)	$31,067	$(589,645)

The income tax expense for the years ended December 31, 2016 and 2015 is reconciled to the amount of income tax computed at the federal statutory rate of 34 percent on income before income taxes as follows:
	For the years ended December 31,
	2016	2015
Tax expense at statutory rate	$210,597	$(341,977)
State income tax expense, net of federal expense	46,907	3,308
Increase (decrease) in taxes resulting from:
Tax-exempt income	(230,571)	(275,950)
Change in valuation allowance from current operations	(4,709)	2,961
Other, net	8,843	22,013
Income tax expense (benefit)	$31,067	$(589,645)

The Company has analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions in accordance with ASC Topic 740. With few exceptions, the Company is no longer subject to federal or state income tax examinations by tax authorities for years before 2013.
Note 18.   Leases
The Bank entered into a ten year lease agreement for its Blakeney Park Drive banking facility on November 10, 2006. The Bank began leasing the facility in March 2007. Lease payments were $9,375 per month and increased by three percent per year beginning with the third year of the lease. On December 18, 2015, the Company closed the branch. The Company will continue to use the space for bank operations until the lease expires in early 2017.
The Bank entered into a lease agreement for its Ballantyne Corporate Place banking facility on April 30, 2009. The agreement provided for a rent commencement date of December 1, 2009 and a termination date of November 30, 2019. Lease payments were $22,900 per month for the first 12 months, and increased by four percent each year thereafter. The Bank has the option to renew the lease for two additional five-year periods at the conclusion of the original lease period.
The Bank entered into a lease agreement for its Rock Hill banking facility on July 1, 2012. The agreement provides for a termination date of September 30, 2024. Lease payments are $4,600 per month.
The Bank entered into a lease agreement in 2012 for its Urban League location in uptown Charlotte. The agreement provided for a rent commencement date of November 1, 2012 and a termination date of October 31, 2017. During 2016, the Company made the decision to close the branch, effective March 30,

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 18.   Leases (Continued)

2017. As result of the decision to close the branch, a write down of  $90,000 on the fixed assets was recognized as of December 31, 2016. The exposure on the remaining term of the lease, which expires on October 31, 2017, if imposed by the landlord, is less than $10,000.
The Bank entered into a lease agreement in 2013 for its Washington, D.C. branch located at 1299 Pennsylvania Avenue. The agreement provided for a rent commencement date of February 1, 2014 and a termination date of January 31, 2024. The lease payments were $12,345 per month for the first 12 months, and increased at an annual rate of  $4 per square foot in the second and third years. The lease payment will increase by 2.5 percent each year thereafter.
The Bank entered into a lease agreement in 2013 for the branch located in Six Mile, South Carolina. The agreement provides for a variable monthly rent based on a percentage of branch profits at a rate of 10 percent of the monthly bank profits for the branch. The term of the lease is five years.
The Bank entered into a lease agreement adding extra square footage to its Ballantyne Corporate Place banking facility on October 1, 2016. The agreement provided for a rent commencement date of October 1, 2016 and a termination date of November 30, 2019. Lease payments are $23,111 per month for the first 12 months, and will increase by four percent each year thereafter. The Bank has the option to renew the lease for two additional five-year periods at the conclusion of the original lease period.
Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year, for each of the next five years in the aggregate are:
2017	$660,070
2018	661,834
2019	639,294
2020	184,963
2021	189,586
Thereafter	410,151
$2,745,898

As part of a strategic repositioning and a refocus on the Carolinas, the Company closed its Washington, D.C. branch on December 31, 2015. The fixed assets of the branch were sold and the facility was subleased to another financial institution. The expiration of the new sublease coincides with the expiration of the primary lease on the facility. Losses associated with the transaction of approximately $474,000 were recognized during 2015.
Lease expense for the Company totaled $757,242 and $742,183 in 2016 and 2015, respectively.
Note 19.   Related Party Transactions
Certain related parties (principally certain directors and executive officers of the Bank, and their related interests) were loan customers of, and had other transactions in the normal course of business with, the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectability. The aggregate dollar amount of loans to related parties was $4,437,817 and $4,810,894 at December 31, 2016 and 2015, respectively. During 2016, new loans to related parties were $500,000 and repayments totaled $837,077.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 19.   Related Party Transactions (Continued)

Deposits received from executive officers and directors and their related interests totaled $4,131,245 and $2,325,835 at December 31, 2016 and 2015, respectively. These deposit accounts have substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other non-related depositors.
Note 20.   Commitments and Contingencies
In the ordinary course of business, the Company may, from time to time, become a party to legal claims and disputes. At December 31, 2016, management is not aware of any pending or threatened litigation or un-asserted claims or assessments that could result in losses, if any, that would be material to the financial statements.
The Company has entered into employment agreements with certain of its key officers covering duties, salary, benefits, and provision for termination and Company obligations in the event of merger or acquisition.
Note 21.   Employee Benefit Plan
Effective June 1, 2008, the Bank adopted a 401(k) plan which covers all eligible employees. Participants may contribute up to $15,500 per year, and the Bank matches contributions equal to 100 percent of employee contributions up to 4 percent of eligible compensation. The Company’s contributions to the plan were approximately $111,000 and $106,000 for the years ended December 31, 2016 and 2015, respectively.
In 2013 the Company added a supplemental executive retirement plan for certain officers. The benefits of the plan are funded primarily by life insurance policies on certain employees and directors with the Company designated as the beneficiary. Expenses related to the plan were $0 and $54,542 in 2016 and 2015, respectively. At December 31, 2016 other liabilities included $133,060 for this supplement retirement plan.
In 2013 the Company added a deferred director compensation plan for certain directors. The benefits of the plan are funded primarily by life insurance policies on certain employees and directors with the Company designated as the beneficiary. Expenses related to the plan were $0 and $150,656 in 2016 and 2015, respectively. At December 31, 2015 other liabilities included $395,187 for this deferred compensation plan.
Note 22.   Income (Loss) per Share
Basic income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted income per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding and dilutive common share equivalents using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of outstanding stock warrants.
	2016	2015
Net income (loss) available to common shareholders	$588,336	$(475,779)
Weighted average shares outstanding, basic	3,160,268	2,262,300
Effect of dilutive securities	—	2,460
Weighted average shares outstanding, diluted	3,160,268	2,264,760
Basic income (loss) per common share	$0.19	$(0.21)
Dilutive income (loss) per common share	$0.19	$(0.21)

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 23.   Capital Requirements
All bank holding companies and banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct adverse material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, bank holding companies and banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios set forth in the table below of Total and Tier 1 Capital, as defined in the regulations, to risk-weighted assets, as defined, and of Tier 1 Capital, as defined, to average assets, as defined. Management believes, as of December 31, 2016 that the Company and the Bank exceeded all capital adequacy minimum requirements.
As of the most recent regulatory examination, the Bank was deemed well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Bank must maintain total risk-based, Tier 1 risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events that management believes have changed the Bank’s categories.
The following table summarizes the capital amounts (dollars in thousands) and ratios of the Company and the Bank and the regulatory minimum requirements at December 31, 2016 and 2015:
	Actual		Minimum Capital Required		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2016
The Company
Total capital (to risk-weighted assets)	$24,588	11.81%	$16,651	8.00%	n/a	n/a
Tier 1 capital (to risk-weighted assets)	22,450	10.79%	12,489	6.00%	n/a	n/a
Common equity (to risk-weighted assets)	22,450	10.79%	9,366	4.50%	n/a	n/a
Tier 1 capital (to average assets)	22,450	9.11%	9,856	4.00%	n/a	n/a
The Bank
Total capital (to risk-weighted assets)	$24,116	11.61%	$16,610	8.00%	$20,763	10.00%
Tier 1 capital (to risk-weighted assets)	21,978	11.59%	12,458	6.00%	16,610	8.00%
Common equity (to risk-weighted assets	21,978	10.59%	9,366	4.50%	13,496	6.50%
Tier 1 capital (to average assets)	21,978	8.97%	9,856	4.00%	12,254	5.00%
December 31, 2015
The Company
Total capital (to risk-weighted assets)	$24,068	13.49%	$14,269	8.00%	n/a	n/a
Tier 1 capital (to risk-weighted assets)	21,838	12.24%	10,702	6.00%	n/a	n/a
Common equity (to risk-weighted assets)	21,838	12.24%	8,026	4.50%	n/a	n/a
Tier 1 capital (to average assets)	21,838	8.79%	9,936	4.00%	n/a	n/a

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 23.   Capital Requirements (Continued)

	Actual		Minimum Capital Required		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
The Bank
Total capital (to risk-weighted assets)	$23,489	13.20%	$14,239	8.00%	$17,799	10.00%
Tier 1 capital (to risk-weighted assets)	21,252	11.94%	10,679	6.00%	14,239	8.00%
Common equity (to risk-weighted assets	21,252	11.94%	8,009	4.50%	11,569	6.50%
Tier 1 capital (to average assets)	21,252	8.60%	9,806	4.00%	12,357	5.00%
In July 2013, the Federal Reserve and the FDIC approved revisions to their capital adequacy guidelines and prompt corrective action rules that implement the revised standards of the Basel Committee on Banking Supervision, commonly called “Basel III,” and addressed relevant provisions of the Dodd-Frank Act. Basel III refers to two consultative documents released by the Basel Committee on Banking Supervision in December 2009, the rules text released in December 2010, and loss absorbency rules issued in January 2011, which include significant changes to bank capital, leverage and liquidity requirements.
The rules include new risk-based capital and leverage ratios, which became effective on January 1, 2015, and revise the definition of what constitutes “capital” for purposes of calculating those ratios. The new minimum capital level requirements applicable to the Company and the Bank are: (i) a new common equity Tier 1 capital ratio of 4.5 percent; (ii) a Tier 1 capital ratio of 6.0 percent (increased from 4.0 percent); (iii) a total capital ratio of 8.0 percent (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4.0 percent for all institutions. The rules eliminate the inclusion of certain instruments, such as preferred securities, from Tier 1 capital. Instruments issued prior to May 19, 2010 will be grandfathered for companies with consolidated assets of  $15 billion or less. The rules also establish a “capital conservation buffer” of 2.5 percent above the new regulatory minimum capital requirements, which must consist entirely of common equity Tier 1 capital and result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0 percent, (ii) a Tier 1 capital ratio of 8.5 percent, and (iii) a total capital ratio of 10.5 percent. The new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625 percent of risk-weighted assets and will increase by that amount each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that may be utilized for such actions.
During 2015, the Company closed a secondary common stock offering in which it issued an additional 1,214,285 shares of common stock at a price of  $7.00 per share. The proceeds of the stock issuance amounted to $8,499,995. Stock issuance costs totaling $507,792 were netted from additional paid in capital. Net proceeds of  $6,238,000 were utilized to redeem 6,238 shares of preferred stock, previously issued to the Secretary of the Treasury (the “Treasury”) under the Small Business Lending Fund (SBLF).
Note 24.   Restrictions on Dividends, Loans, or Advances
The Bank, as a North Carolina banking corporation, may pay dividends pursuant to North Carolina General Statutes Section 53C-4-7. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure the financial soundness of the Bank.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 25.   Financial Instruments with Off-Balance-Sheet Risk
The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.
The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
Standby letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.
The Company is an investor in two private equity limited partnerships which were formed to invest in middle market companies throughout the United States. The partnerships have been licensed by the Small Business Administration (SBA) to operate as a Small Business Investment Company under the authority of the SBA. The bank’s investment commitment is $1,000,000 of which $443,699 had been invested at December 31, 2016 and is included in nonmarketable equity securities. The Company’s unfunded commitment at December 31, 2016 was $537,907.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counter-party. Collateral held for commitments to extend credit and standby letters of credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.
The following table summarizes the Company’s off-balance-sheet financial instruments at December 31, 2016 and 2015 whose contract amounts represent credit risk:
	At December 31,
	2016	2015
Unfunded lines of credit	$31,449,668	$16,230,318
Commitments to extend credit	—	—
Standby letters of credit	692,824	1,148,515
Other commitments	537,907	592,333
Note 26.   Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 26.   Fair Value of Financial Instruments (Continued)

for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.
The use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach are required. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, a fair value hierarchy is established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.
Fair value hierarchy:
Level 1
Valuation is based upon quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2
Valuation is based upon quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

Level 3
Valuation is generated from model-based techniques that use at least one significant assumption based on unobservable inputs for the assets or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following is a description of the valuation methodologies used for assets and liabilities recorded at fair value.
Securities available-for-sale:
Investment securities classified as available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 26.   Fair Value of Financial Instruments (Continued)

active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 may include asset-backed securities in less liquid markets.
Derivative assets and liabilities:
The values of derivative instruments held or issued by the Company for risk management purposes are traded in over-the-counter markets where quoted market prices are not readily available. For those derivatives, the Company measures fair value using models that use primarily market observable inputs, such as yield curves and option volatilities, and include the value associated with counterparty credit risk. The Company classifies derivative instruments as Level 2 valuation.
Loans:
The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment by estimating the fair value of the impaired loan using one of several methods; including collateral value, market value of similar debt, enterprise value, liquidation value or discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans.
For impaired loans that have an allowance established based on the fair value of collateral, a classification in the fair value hierarchy is required. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3.
Other real estate owned (OREO):
Foreclosed assets are adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the OREO as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the OREO as nonrecurring Level 3.

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 26.   Fair Value of Financial Instruments (Continued)

Assets and liabilities measured at fair value on a recurring basis:
The tables below present the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2016 and 2015, aggregated by the level in the fair value hierarchy within which those measurements fall:
	Level 1	Level 2	Level 3	Total
December 31, 2016
Assets:
Securities available for sale:
Collateralized mortgage obligations	$—	$558,314	$—	$558,314
Mortgage-backed securities	—	7,066,845	—	7,066,845
Municipal bonds – non-taxable	—	16,231,530	—	16,231,530
Municipal bonds – taxable	—	4,581,258	—	4,581,258
Other securities	—	3,022,246	—	3,022,246
Total Investments	—	31,460,193	—	31,460,193
Total assets measured at fair value on a recurring basis	$—	$31,460,193	$—	$31,460,193
Liabilities:
Derivative instruments:
Interest rate swaps	$—	$208,748	$—	$208,748
Total liabilities measured at fair value on a recurring basis	$—	$208,748	$—	$208,748

	Level 1	Level 2	Level 3	Total
December 31, 2015
Assets:
Securities available for sale:
U.S. government agencies	$—	$986,114	$—	$986,114
Collateralized mortgage obligations	—	735,387	—	735,387
Mortgage-backed securities	—	5,042,669	—	5,042,669
Municipal bonds – non-taxable	—	22,254,487	—	22,254,487
Municipal bonds – taxable	—	5,633,374	—	5,633,374
Other securities	—	2,795,582	—	2,795,582
Total Investments	—	37,447,613	—	37,447,613
Total assets measured at fair value on a recurring basis	$—	$37,447,613	$—	$37,447,613
Liabilities:
Derivative instruments:
Interest rate swaps	$—	$318,969	$—	$318,969
Total liabilities measured at fair value on a recurring basis	$—	$318,969	$—	$318,969

Premara Financial, Inc. and Subsidiary
Notes to Consolidated Financial Statements (Continued)
As of and for the Years Ended December 31, 2016 and 2015

Note 26.   Fair Value of Financial Instruments (Continued)

Assets and liabilities measured at fair value on a non-recurring basis:
The table below presents the Company’s assets measured at fair value on a non-recurring basis as of December 31, 2016 and 2015, aggregated by the level in the fair value hierarchy within which those measurements fall:
	Level 1	Level 2	Level 3	Total
December 31, 2016
Impaired loans	$—	$—	$3,952,937	$3,952,937
Other real estate owned	—	—	—	—
Total	$—	$—	$3,952,937	$3,952,937

	Level 1	Level 2	Level 3	Total
December 31, 2015
Impaired loans	$—	$—	$5,293,757	$5,293,757
Other real estate owned	—	—	54,119	54,119
Total	$—	$—	$5,347,876	$5,347,876

The Company had no liabilities measured at fair value on a non-recurring basis at December 31, 2016 or 2015.
For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2016 and 2015, the significant unobservable inputs used in the fair value measurements were as follows:
	Fair Value at December 31, 2016	Fair Value at December 31, 2015	Valuation Technique	Significant Unobservable Inputs	General Range of Significant Unobservable Input Values
Impaired Loans	$3,952,937	$5,293,757	Appraised Value/Discounted Cash Flows/Market Value of Note	Discounts to reflect current market conditions, ultimate collectability, and estimated costs to sell	0 – 10%
Other Real Estate Owned	$—	$54,119	Appraised Value/Comparable Sales/Other Estimates from Independent Sources	Discounts to reflect current market conditions and estimated costs to sell	6 – 10%
Note 27.   Subsequent Events
Subsequent events are events or transactions that occur after the balance sheet date, but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. Nonrecognized subsequent events are events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. Management has reviewed events occurring through March 27, 2016, the date the financial statements were available to be issued, and no subsequent events occurred requiring accrual or disclosure.

Appendix A
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
BY AND AMONG
SELECT BANCORP, INC.,
SELECT BANK & TRUST COMPANY,
PREMARA FINANCIAL, INC.
AND
CAROLINA PREMIER BANK
DATED AS OF JULY 20, 2017

A-ii

A-iii

Exhibit List
Exhibit	Description
Exhibit A	Agreement and Plan of Reorganization and Bank Merger
Exhibit B	Form of Support Agreement
Exhibit C	Form of Non-Employee Director Non-Competition Agreement
Exhibit D	Form of Option Cancellation Agreement
A-iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is entered into as of the 20th day of July 2017 by and between SELECT BANCORP, INC., a North Carolina corporation (“SLCT”), and its wholly owned subsidiary, SELECT BANK & TRUST COMPANY, a North Carolina banking corporation (“Select Bank”), on the one hand, and PREMARA FINANCIAL, INC., a North Carolina corporation (“PARA”), and its wholly owned subsidiary CAROLINA PREMIER BANK, a North Carolina banking corporation (“Target Bank”), on the other hand (collectively, SLCT, Select Bank, PARA and Target Bank may be referred to herein as the “Parties” and, each individually, as a “Party”).
WITNESSETH:
WHEREAS, the Parties intend to effect a strategic business combination through the merger of PARA with and into SLCT, with SLCT as the surviving corporation in the merger.
WHEREAS, the respective boards of directors of each of SLCT, PARA, Select Bank and Target Bank have (i) determined that this Agreement, including the plans of merger contained herein, and the related transactions contemplated hereby are in the best interests of their respective entities and shareholders; (ii) determined that this Agreement, the plans of merger, and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies; and (iii) approved and adopted this Agreement and, in accordance with the provisions of this Agreement, will recommend approval of this Agreement and the plans of merger contained herein, as applicable, to their respective shareholders;
WHEREAS, as a material inducement and as additional consideration to enter into this Agreement, certain shareholders of PARA have simultaneously with the execution and delivery of this Agreement entered into support agreements with SLCT, dated as of the date hereof  (each, a “Support Agreement” and collectively, the “Support Agreements”), pursuant to which each such person has agreed, among other things, to vote all shares owned by such person in favor of the approval of this Agreement, including the plan of merger contained herein and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, the Parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the merger and transactions contemplated hereby.
NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the Parties hereto mutually agree as follows:
Article I. THE MERGER; PLAN OF MERGER
1.1   Merger.   Subject to the provisions of this Agreement, as of the Effective Time (as defined in Section 1.11 hereof), PARA shall be merged with and into SLCT pursuant to North Carolina law (the “Merger”). The separate corporate existence of PARA shall cease and the corporate existence of SLCT, as the surviving corporation in the Merger, shall continue under the laws of the State of North Carolina. SLCT, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”
1.2   Effect of the Merger.   At the Effective Time, by reason of the Merger and in accordance with applicable law, (i) all of the property, assets and rights of every kind and character of PARA, including all real, personal or mixed property, all debts due on whatever account, all choses in action and every other interest of or belonging to or due to PARA, whether tangible or intangible, shall vest in the Surviving Corporation; (ii) the Surviving Corporation shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of PARA, all without any conveyance, assignment or further act or deed; and (iii) the Surviving Corporation shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of PARA as of the Effective Time, except as provided herein.

1.3   Articles of Incorporation, Bylaws and Management.   The articles of incorporation and bylaws of SLCT in effect at the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law. At the Effective Time, the officers and directors of SLCT shall continue to hold such offices and positions of the Surviving Corporation, each until removed as provided by law or until the election or appointment of their respective successors.
1.4   Bank Merger.
(a)   Bank Merger Agreement.   Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Select Bank and Target Bank shall enter into the Agreement and Plan of Reorganization and Bank Merger, in the form attached hereto as Exhibit A, with such changes thereto as SLCT may reasonably request (the “Bank Merger Agreement”), pursuant to which Target Bank will merge with and into Select Bank (the “Bank Merger”), with Select Bank as the surviving bank (the “Surviving Bank”). The Parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time of the Merger.
(b)   Articles of Incorporation, Bylaws and Management.   The articles of incorporation and bylaws of Select Bank in effect at the effective time of the Bank Merger shall be the articles of incorporation and bylaws of the Surviving Bank until thereafter amended in accordance with applicable law. At the effective time of the Bank Merger, the officers and directors of Select Bank shall continue to hold such offices and positions of the Surviving Bank, each until removed as provided by law or until the election or appointment of their respective successors.
1.5   Conversion of Shares.
(a)   SLCT Stock.   Each share of common stock of SLCT, par value $1.00 per share (“SLCT Common Stock”), issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.
(b)   Select Bank Stock.   Each share of common stock of Select Bank, par value $5.00 per share (“Select Bank Common Stock”), issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.
(c)   PARA Common Stock.   Except as otherwise provided herein, at the Effective Time, all rights of PARA’s shareholders with respect to all then-outstanding shares of the common stock of PARA, $0.01 par value per share (the “PARA Common Stock”), shall cease to exist, and the holders of shares of PARA Common Stock shall cease to be and shall have no further rights as shareholders of PARA (except in each case with respect to Appraisal Shares, as defined in Section 1.8). At the Effective Time, each outstanding share of PARA Common Stock shall be converted, without any action on the part of the holder of such shares, into the right to receive shares of SLCT Common Stock or cash pursuant to Section 1.6(a) (the “Merger Consideration”) in accordance with this Article I, except for Appraisal Shares. Following the Effective Time, certificates representing shares of PARA Common Stock outstanding at the Effective Time shall evidence only the right to receive the Merger Consideration. No share of PARA Common Stock, other than Appraisal Shares, shall be deemed to be outstanding or have any rights other than those set forth in this Section 1.5 after the Effective Time.
(d)   Target Bank Common Stock.   At the Effective Time of the Merger, ownership of each share of the common stock of Target Bank, $5.00 par value per share (the “Target Bank Common Stock”), shall, by operation of the Merger, transfer from PARA to SLCT, and Target Bank shall become a wholly owned subsidiary of SLCT.
1.6   Merger Consideration.
(a)   Per Share Consideration.   Subject to the provisions of this Article I, at the Effective Time each issued and outstanding share of PARA Common Stock (other than Appraisal Shares) shall cease to represent any interest (equity, shareholder or otherwise) in PARA and shall automatically be converted exclusively into the right to receive either: (i) 1.0463 shares of SLCT Common Stock (the “Exchange Ratio”); or (ii) $12.65 in cash (the “Cash Election Price”). No share of PARA Common Stock shall be deemed to be outstanding or, other than Appraisal Shares, have any rights other than those set forth in this Section 1.6(a) after the Effective Time.

(b)   Election of Form of Consideration.   Subject to the limitations described in this Agreement, each PARA shareholder shall have the right to elect the following forms of Merger Consideration into which such shareholder’s shares of PARA Common Stock will be converted. Each shareholder’s election must be made in writing in a form prescribed by SLCT (an “Election of Consideration”). SLCT shall forward the Election of Consideration to all shareholders of PARA at or as soon as reasonably practical following the Closing Date (as defined in Section 1.10 below), but not less than twenty (20) Business Days following the Closing Date. To be valid, an Election of Consideration must be signed by the shareholder and delivered to SLCT within twenty-five (25) Business Days following the mailing date of the Election of Consideration, or such other time and date as SLCT and PARA may mutually agree (the “Election Deadline”). Shares of PARA Common Stock for which shareholders of PARA properly return a valid Election of Consideration requesting that such shares be exchanged for shares of SLCT Common Stock at the Exchange Ratio are referred to herein as “Stock Election Shares”, and shares of PARA Common Stock for which shareholders of PARA properly return a valid signed Election of Consideration requesting that such shares be exchanged for cash at the Cash Election Price are referred to herein as “Cash Election Shares.” Shareholders of PARA who do not return a properly completed Election of Consideration, or whose Elections of Consideration are received after the Election Deadline, will be deemed to have made no election (“Non-Election”). SLCT shall have the discretion, which it may delegate in whole or in part to its Exchange Agent, to determine whether any Election of Consideration has been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in any Election of Consideration. The decision of SLCT (or its Exchange Agent) in such matters shall be conclusive and binding and without any liability whatsoever to SLCT or PARA. Neither SLCT nor its Exchange Agent will be under any obligation to notify any person of any defect in any Election of Consideration submitted to the Exchange Agent.
(c)   Required Ratio of Consideration; Allocations of Consideration.   As used in this Section 1.6, “Cash Amount” shall equal $11,993,212. Within five (5) Business Days after the Election Deadline, SLCT’s Exchange Agent shall calculate the allocation among holders of PARA Common Stock of rights to receive SLCT Common Stock or cash as a result of the Merger in accordance with the Elections of Consideration as follows:
(i)   If the number of Cash Election Shares is greater than the quotient of  (x) the Cash Amount divided by (y) the Cash Election Price (the “Cash Conversion Shares”), then:
(1)   all Stock Election Shares will be converted into the right to receive SLCT Common Stock; and
(2)   each Cash Election Share will be converted into the right to receive SLCT Stock and cash in the following manner:
(A)   a proration factor (the “Cash Proration Factor”) shall be determined by dividing (x) the Cash Amount by (y) the product of the number of Cash Election Shares multiplied by the Cash Election Price;
(B)   the number of Cash Election Shares held by each holder of shares of PARA Common Stock that will be converted into the right to receive cash pursuant to the terms of Section this Section 1.6 shall be determined by multiplying the Cash Proration Factor by the number of Cash Election Shares held by such holder; and
(C)   all Cash Election Shares other than those shares converted into the right to receive cash in accordance with the preceding subparagraph (B) shall be converted into the right to receive SLCT Common Stock in accordance with the terms of this Section 1.6; or
(ii)   If the number of Cash Election Shares is less than the number of Cash Conversion Shares, then:
(1)   all Cash Election Shares will be converted into the right to receive cash at the Cash Election Price; and

(2)   each Stock Election Share will be converted into the right to receive SLCT Common Stock and cash in the following manner:
(A)   a proration factor (the “Stock Proration Factor”) shall be determined by dividing the Stock Conversion Shares (as defined below) by the number of Stock Election Shares. “Stock Conversion Shares” shall mean the difference between (x) the total number of shares of PARA Common Stock outstanding immediately prior to the Effective Time minus (y) the Cash Conversion Shares;
(B)   the number of Stock Election Shares held by each holder of shares of PARA Common Stock that will be converted into the right to receive shares of SLCT Common Stock pursuant to the terms of this Section 1.6 shall be determined by multiplying the Stock Proration Factor by the number of Stock Election Shares held by such holder; and
(C)   all Stock Election Shares other than those shares converted into the right to receive SLCT Common Stock in accordance with the preceding subparagraph (B) shall be converted into the right to receive cash in accordance with the terms of this Section 1.6; or
(iii)   If the number of Stock Election Shares is equal to the number of Stock Conversion Shares and the Number of Cash Election Shares is equal to the number of Cash Conversion Shares, then subparagraphs (i) and (ii) above shall not apply, all Cash Election Shares will be converted into the right to receive cash valued at the Cash Election Price, and all Stock Election Shares will be converted into the right to receive SLCT Common Stock in accordance with the Exchange Ratio.
SLCT shall have the discretion, which it may delegate in whole or in part to its Exchange Agent, to allocate the shares of any PARA shareholder determined to have made a Non-Election in such manner as SLCT, in its sole discretion, considers reasonable and appropriate; provided, however, that SLCT or its Exchange Agent shall allocate SLCT Common Stock and/or cash to PARA shareholders determined to have made a Non-Election so as to avoid the utilization of the Cash Proration Factor or the Stock Proration Factor to the extent practicable. The decision of SLCT (or its Exchange Agent) in such matters shall be conclusive and binding and without any liability whatsoever to SLCT or PARA.
Any questions regarding allocations shall be resolved in such manner as SLCT, in its sole discretion, considers reasonable and appropriate. SLCT’s decision regarding any such allocations shall be final and binding on PARA’s shareholders and all Parties to this Agreement. SLCT shall use its reasonable best efforts to ensure that the Merger Consideration that each PARA shareholder receives per share of PARA Common Stock surrendered in the Merger is materially equivalent.
(d)   Anti-Dilution Provisions.   In the event SLCT changes the number of shares of SLCT Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, reclassification, combination, exchange of shares or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or if the effective date thereof  (in the case of a stock split, reclassification, combination, exchange of shares or similar transaction for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted to preserve the relative economic benefit to the Parties.
1.7   Exchange of Shares.
(a)   Exchange Procedures.   Within ten (10) Business Days after the Effective Time, SLCT shall, or shall cause its duly appointed agent (the “Exchange Agent”), to mail to each holder of record as of the date of the Effective Time (i) a certificate formerly representing any shares of PARA Common Stock (each, a “Certificate”) or (ii) any book-entry shares that immediately prior to the Effective Time represented shares of PARA Common Stock (each, a “Book-Entry Share”), transmittal materials and other appropriate written instructions (collectively, a “Transmittal Letter”) (which shall specify that delivery shall be effected, and risk of loss and title to the shares of PARA Common Stock prior to such Effective Time shall pass, only upon proper delivery of the Certificate(s) or transfer of the Book-Entry Shares to the Exchange Agent, and which shall be in such form and have such other provisions as

SLCT may reasonably specify) for use in such exchange. Following the Effective Time and upon: (i) the proper surrender of the Certificate(s) to or (ii) receipt of evidence, if any, of such transfer as the Exchange Agent may reasonably request in the case of Book-Entry Shares to, the Exchange Agent (or SLCT if no Exchange Agent is appointed), in each case together with a properly completed and duly executed Transmittal Letter, the holder of such Certificate(s) or Book-Entry Share shall receive, in exchange for such PARA Common Stock, the Merger Consideration to which such holder is entitled hereunder. Notwithstanding anything else herein contained, neither SLCT nor the Exchange Agent shall be obligated to deliver the Merger Consideration to which any former holder of PARA Common Stock is entitled unless and until such holder has surrendered the Certificate or Certificates representing such holder’s PARA Common Stock. The Certificate or Certificates so surrendered shall be duly endorsed as SLCT and/or the Exchange Agent may require. If there is a transfer of ownership of any shares of PARA Stock not registered in the transfer records of PARA, the Merger Consideration shall be paid to the transferee thereof if the Certificate or Certificates or Book-Entry Shares formerly representing such PARA Common Stock are presented to SLCT or the Exchange Agent, accompanied by all documents required, in the reasonable judgment of SLCT and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Any other provision of this Agreement notwithstanding, neither SLCT nor the Exchange Agent shall be liable to any holder of shares of PARA Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheatment or similar law.
(b)   Fractional Shares.   Notwithstanding any other provision of this Agreement, each holder of shares of PARA Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of SLCT Common Stock (after taking into account all Certificates or Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SLCT Common Stock multiplied by the SLCT Average Stock Price. For purposes of this paragraph, the SLCT Average Stock Price shall mean the average closing price of a share of SLCT Common Stock on NASDAQ for the ten (10) consecutive trading days ending on the second Business Day prior to the Closing Date. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares.
(c)   Lost Certificates.   Any shareholder of PARA whose Certificate or Certificates representing shares of PARA Common Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive the Merger Consideration to which he, she or it is entitled in accordance and upon compliance with conditions reasonably imposed by the Exchange Agent or SLCT (including a requirement that the shareholder provide a lost instruments indemnity bond and/or affidavit of loss in form, substance and amount reasonably satisfactory to the Exchange Agent and SLCT).
(d)   Rights of Former PARA Shareholders.   At the Effective Time, the stock transfer books of PARA shall be closed as to holders of PARA Common Stock immediately prior to the Effective Time and no transfer of PARA Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Article I of this Agreement, each Certificate or Book-Entry Shares theretofore representing shares of PARA Common Stock (other than Appraisal Shares) shall, from and after the Effective Time, represent for all purposes only the right to receive the Merger Consideration. If, after the Effective Time, Certificates representing PARA Common Stock are presented to SLCT or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I. All shares of SLCT Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by SLCT in respect of the SLCT Common Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the SLCT Common Stock shall be paid to any holder of any unsurrendered share of PARA Common Stock until the Certificate (or affidavit of loss and/or indemnity bond in lieu of the Certificate as provided in Section 1.7(c)) or Book-Entry Share is surrendered for exchange in accordance with this Section 1.7. Subject to the effect of applicable laws, following such surrender, there shall be issued or paid to the holder of record of the whole shares of SLCT Common Stock issued in exchange for such shares of PARA Common Stock in accordance with this Section 1.7, without interest: (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of SLCT Common Stock and not paid; and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of SLCT Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.
(e)   Withholding Rights.   Each of the Exchange Agent, SLCT, PARA, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article I such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax (as defined in Section 2.10) laws. To the extent that amounts are so deducted and withheld by the Exchange Agent, SLCT, PARA, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the Exchange Agent, SLCT, PARA, or the Surviving Corporation, as the case may be, made such deduction and withholding.
1.8   Appraisal Shares. Notwithstanding any other provision of this Agreement to the contrary, shares of PARA Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with Article 13 of Chapter 55 of the North Carolina General Statutes (collectively, the “Appraisal Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Article 13 of Chapter 55 of the North Carolina General Statutes except that all Appraisal Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under Article 13 of Chapter 55 of the North Carolina General Statutes shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the appropriate Merger Consideration in the manner provided in this Article I. Any payments made in respect of Appraisal Shares shall be made by the Surviving Corporation. PARA shall give SLCT (i) prompt notice of any written demand for appraisal of any shares of PARA Common Stock, attempted withdrawals of such demands for appraisal or any other instruments served pursuant to Article 13 of Chapter 55 of the North Carolina General Statutes and received by PARA relating to shareholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under Article 13 of Chapter 55 of the North Carolina General Statutes consistent with the obligations of PARA thereunder. PARA shall not, except with the prior written consent of SLCT, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal, or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with Article 13 of Chapter 55 of the North Carolina General Statutes.
1.9   Treatment of PARA Options and Warrants.
(a)   At the Effective Time, by virtue of the Merger and without any further action by PARA or on the part of the holders of any option to purchase PARA Common Stock (“PARA Options”) granted and outstanding under the Carolina Premier Bank 2011 Long-Term Incentive Plan (the “PARA Stock Plan”), each PARA Option, whether vested or unvested, that remains unexercised immediately before the Effective Time will, as permitted by the PARA Stock Plan and each stock option agreement by which the PARA Options are evidenced, be converted into the right to receive from SLCT a cash payment equal to the Cash Election Price less the exercise price of such PARA Option for each share of PARA Common Stock underlying such PARA Option (the “Option Cash Payment”). Such Option Cash Payment (without interest) shall be made to the holder of such PARA Option within six (6) Business Days following the Effective Time and SLCT’s receipt of an executed Option Cancellation Agreement in the form attached hereto as Exhibit D. Each PARA Option on which the Option Cash Payment would be equal to or less than zero dollars shall be cancelled for no consideration. PARA shall take all necessary steps to effectuate the foregoing provisions of this Section 1.9(a) in advance of the Effective Time, including delivery of any notice to PARA Option holders or effectuating appropriate amendments to the PARA Option Plans if necessary.

(b)   At the Effective Time, by virtue of the Merger and without any further action by PARA, SLCT or on the part of the holders of any warrant to purchase PARA Common Stock, each warrant to acquire PARA Common Stock (“PARA Warrant”) that has not expired or otherwise terminated in accordance with its terms, and that remains issued and outstanding and unexercised immediately prior to the Effective Time will, as permitted by the warrant agreements by which such PARA Warrants are evidenced, be terminated and cancelled in exchange for a cash payment equal to the Cash Election Price less the exercise price of such PARA Warrant for each share of PARA Common Stock underlying such PARA Warrant (the “Warrant Cash Payment”). Such Warrant Cash Payment (without interest) shall be made to the holder of such PARA Warrant within six (6) Business Days following the Effective Time and SLCT’s receipt of a warrant surrender and cancellation agreement, in form reasonably satisfactory to SLCT. Each PARA Warrant on which the Warrant Cash Payment would be equal to or less than zero dollars shall be cancelled for no consideration. PARA shall take all necessary steps to effectuate the foregoing provisions of this Section 1.9(b) in advance of the Effective Time, including delivery of warrant and cancellation agreements, in form reasonably satisfactory to SLCT, to all holders of PARA Warrants.
1.10   Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Wyrick Robbins Yates & Ponton LLP in Raleigh, North Carolina, or at such other place as SLCT shall designate, on a date mutually agreeable to PARA and SLCT (the “Closing Date”) after the expiration of any and all required waiting periods following the effective date of all required approvals of, or nonobjections to, the Merger and the Bank Merger by the Federal Deposit Insurance Corporation (“FDIC”), the North Carolina Commissioner of Banks (the “Commissioner”), the Board of Governors of the Federal Reserve System (or applicable Federal Reserve Bank acting under delegated authority) (the “Federal Reserve”) and any other governmental and regulatory authorities. At the Closing, the Parties shall take such actions (including the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and the Bank Merger and to cause each to become effective.
1.11   Effective Time.   Subject to satisfaction or waiver of all conditions precedent set forth in this Agreement, the Merger shall become effective on the date and at the time (the “Effective Time”) on which Articles of Merger therefor, executed in accordance with applicable law, shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in such Articles of Merger as the effective time of the Merger); provided, however, that unless otherwise mutually agreed upon by the Parties hereto, the Effective Time shall in no event be more than three (3) Business Days following the Closing Date. For purposes of this Agreement, a “Business Day” shall mean any day, other than a Saturday, a Sunday, or a day on which banks located in North Carolina are authorized or required by law to close.
1.12   Further Assurances.   If at any time after the Effective Time, SLCT considers or is advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation or the Surviving Bank, the title to any property or rights of PARA and/or Target Bank acquired or to be acquired by reason of, or as a result of, the Merger or the Bank Merger, the Surviving Corporation and/or the Surviving Bank, as appropriate, and their respective officers and directors shall be entitled to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in SLCT or Select Bank, as applicable, and otherwise to carry out the purpose of this Agreement and the Bank Merger Agreement, and the officers and directors of the Surviving Corporation and the Surviving Bank, as applicable, shall be fully authorized and hereby directed in the name of PARA and/or Target Bank or otherwise to take any and all such actions.
1.13   Income Tax Treatment.   It is intended by the Parties that the Merger and the Bank Merger constitute a “reorganization” within the meaning of Section 368(a) of the Code. Each of the Parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the regulations promulgated by the United States Department of the Treasury pursuant to the Code (“Treasury Regulations”). All of the Parties hereto agree to (i) cooperate in order to qualify the Merger as a nontaxable reorganization under Section 368(a) of the Code, (ii) not take any action (other than as contemplated by this Agreement) that could reasonably be expected to cause either of the Merger or the Bank Merger to fail to so qualify, and (iii) report the Merger for federal, state and local income tax purposes in a manner consistent with such characterization.
Article II. REPRESENTATIONS AND WARRANTIES OF PARA AND TARGET BANK
Except as otherwise specifically provided herein or as “Previously Disclosed” to SLCT and Select Bank, PARA and Target Bank hereby jointly and severally make the following representations and warranties to SLCT and Select Bank as of the date hereof and as of the Closing Date (except for representations and warranties that are made as of a specific date). For purposes of this Article II, “Previously Disclosed” shall mean, as to PARA and Target Bank, the disclosure of information in a letter delivered by PARA and Target Bank to SLCT and Select Bank specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.
2.1   Corporate Organization, Capacity and Authority.
(a)   Organization.
(i)   PARA is a corporation duly incorporated and validly existing under the laws of the State of North Carolina. PARA is registered as a bank holding company under the Bank Holding Company Act of 1956. PARA has no direct or indirect subsidiaries other than Target Bank, and is not itself engaged in any banking, lending or other business or operations.
(ii)   Target Bank is a banking corporation duly organized and incorporated and validly existing under the laws of the State of North Carolina. The deposit accounts of Target Bank are insured up to applicable limits by the FDIC. Target Bank has no direct or indirect subsidiaries.
(b)   Power and Authority.   PARA and Target Bank each has all requisite power and authority to own, lease and operate its respective properties and to carry on its respective business as it is now being conducted, is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, and is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder.
(c)   Constituent Documents.   Each of PARA and Target Bank has previously delivered to SLCT and Select Bank true, accurate and complete copies of its currently effective charter and bylaws or equivalent organizational documents, including all amendments thereto.
2.2   Capital Stock.
(a)   The authorized capital stock of PARA consists of 25,000,000 shares of common stock, $0.01 par value per share, of which 3,160,268 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. Other than the PARA Common Stock, PARA has no outstanding equity securities or class of capital stock. PARA has no outstanding debt securities or subordinated debentures. Each outstanding share of PARA Common Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder or other third party.
(b)   The authorized capital stock of Target Bank consists of 10,000,000 shares of common stock, $5.00 par value per share, of which 2,293,481 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, of which there are no shares issued and outstanding. PARA owns all of the issued and outstanding shares of capital stock of Target Bank. Other than the Target Bank Common Stock, Target Bank has no outstanding equity securities or class of capital stock. Target Bank has no outstanding debt securities or subordinated debentures. Each outstanding share of

Target Bank Common Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder or other third party.
2.3   Principal Shareholders.   PARA has, to the best of its ability and Knowledge, Previously Disclosed to SLCT, five (5) Business Days prior to execution and delivery of this Agreement, the then known name of, and number of shares of PARA Common Stock owned of record by, each of the shareholders of PARA Common Stock, including the name of, and number of shares of PARA Common Stock owned of record and beneficially by, each of the directors and officers of PARA and of Target Bank. Except as Previously Disclosed, there are no persons that beneficially own or control the power to vote, directly or indirectly, more than five percent (5%) of the outstanding shares of PARA Common Stock. Target Bank is the wholly owned subsidiary of PARA and no other person owns, directly or indirectly, any equity interest in Target Bank.
2.4   Convertible Securities and Options.   Except as Previously Disclosed, neither PARA nor Target Bank has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of PARA Common Stock, Target Bank Common Stock, or any other securities of PARA or Target Bank, (ii) convertible securities, options, warrants, rights, calls or other commitments of any nature which entitle, or could entitle, any person to receive or acquire any shares of PARA Common Stock, Target Bank Common Stock, or any other securities of PARA or Target Bank, or (iii) plan, agreement or other arrangement pursuant to which shares of PARA Common Stock, Target Bank Common Stock, or any other securities of PARA or Target Bank or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.
2.5   Authorization and Validity of Agreement and Bank Merger Agreement.   This Agreement has been duly and validly approved and adopted by PARA’s board of directors, and the Bank Merger Agreement has been duly and validly approved and adopted by Target Bank’s board of directors. Subject only to approval of this Agreement by the shareholders of PARA, (i) PARA and Target Bank each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to be taken to authorize each of PARA and Target Bank to enter into this Agreement and to perform its obligations and agreements and to carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of PARA and Target Bank enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors’ rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions, and (D) the orderly liquidation provisions of Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
2.6   Validity of Transactions; Absence of Required Consents or Waivers.   Except as Previously Disclosed and provided the required approvals of PARA’s shareholders and of applicable governmental and regulatory authorities are obtained, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by PARA or Target Bank with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the charter or bylaws or the equivalent organizational documents of PARA or Target Bank; (ii) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, any material contract, agreement, lease, mortgage, note, bond, indenture, license or obligation to which PARA or Target Bank is a party or bound or by which it or its business, capital stock or any of its properties or assets may be affected; (iii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of PARA or Target Bank; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of PARA or Target Bank; or (v) interfere with or otherwise adversely affect the ability of PARA or Target Bank to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of the Surviving Corporation or the Surviving Bank, respectively, to carry on such business after the

Effective Time. No consents, approvals or waivers are required to be obtained from any person or entity in connection with PARA’s or Target Bank’s execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of PARA’s shareholders as described in Section 7.1(a) below and of governmental and regulatory authorities as described in Section 7.1(b) below and approvals previously obtained.
2.7   Books and Records.   The books of account of PARA and of Target Bank have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books of account are complete and reflect accurately in all material respects PARA’s and Target Bank’s items of income and expense and all of their respective assets, liabilities and shareholders’ equity. The minute books of PARA and of Target Bank accurately reflect in all material respects the corporate actions which their respective shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been made available to SLCT, Select Bank and their representatives.
2.8   Regulatory Reports.
(a)   Since its date of incorporation, Target Bank has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the Commissioner, and (iii) any other governmental and regulatory authorities having jurisdiction over Target Bank. All such reports, registrations, statements and amendments filed by Target Bank with the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the “Target Bank Reports.” As of their respective dates, the Target Bank Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and Target Bank has not been notified that any such Target Bank Reports were deficient as to form or content. Following the date of this Agreement, Target Bank shall deliver to Select Bank, simultaneously with the filing thereof, a copy of each report, registration, statement or other regulatory filing made thereafter by Target Bank, with the FDIC, the Commissioner or any other such regulatory authority.
(b)   Since its date of incorporation, PARA has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the Federal Reserve and any other governmental or regulatory authorities having jurisdiction over PARA. All such reports, registrations, statements and amendments filed by PARA with such regulatory authorities are collectively referred to herein as the “PARA Reports.” As of their respective dates, the PARA Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, except as Previously Disclosed, PARA has not been notified that any such PARA Reports were deficient as to form or content. Following the date of this Agreement, PARA shall deliver to SLCT, simultaneously with the filing thereof, a copy of each report, registration, statement or other regulatory filing made thereafter by PARA with any such regulatory authority.
2.9   Financial Statements.   Each of PARA and Target Bank has made available to SLCT and Select Bank or their representatives the following financial statements (collectively, the “PARA Financial Statements”): its balance sheets and its statements of operations, changes in shareholders’ equity, and cash flows as of and for the three-month period ended March 31, 2017 and for the years ended December 31, 2016 and 2015, together with notes thereto. Following the date of this Agreement, PARA and Target Bank promptly will deliver to SLCT and Select Bank all other annual or interim financial statements prepared by or for PARA and Target Bank. The PARA Financial Statements (including any related notes and schedules thereto) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles, whichever is applicable, and have been, are being and will be maintained in all material respects in accordance with PARA’s and Target Bank’s books and records, respectively, and present fairly PARA’s and Target Bank’s financial condition, assets and liabilities and results of operations and cash flows as of the dates indicated and for the periods specified therein, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.
2.10   Tax Returns and Other Tax Matters.
(a)   For purposes of this Agreement, (i) “Tax” or “Taxes” shall mean any or all federal, state, local, foreign, provincial, territorial or other taxes, imports, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, profits taxes, franchise taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers’ compensation, unemployment, payroll and franchises imposed by or under any law (meaning all laws, statutes, ordinances and regulations of any governmental authority including all decisions of any court having the effect of law), liability or obligations under escheat, abandoned or unclaimed property or similar laws, and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) “Tax Return” shall mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) filed or required to be filed with or by any Taxing Authority (as defined below) with respect to any Tax, or where none is required to be filed with or by a Taxing Authority, the statement or other document issued by the applicable Taxing Authority in connection with any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) “Taxing Authority” shall mean any domestic, foreign, federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising regulatory authority with respect to or over any Tax.
(b)   Except as Previously Disclosed, (i) each of PARA and Target Bank has timely filed or caused to be filed, or obtained proper extensions of time for filing, all federal, state and local Tax Returns that are required by law to have been filed, and all such Tax Returns were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all Taxes that have become due from or been assessed or levied against PARA and Target Bank, or their respective properties, have been fully paid or, if not yet due, a reserve or accrual that is adequate in all material respects for the payment of all such Taxes to be paid and the obligation for such unpaid Taxes is reflected on the PARA Financial Statements; (iii) none of the income Tax Returns of PARA or Target Bank has been subject to audit by the Internal Revenue Service (the “IRS”) or the North Carolina Department of Revenue (the “NCDOR”) since its incorporation, no other types of Tax Returns of PARA or Target Bank have been the subject of any audit by the IRS or NCDOR within the last five (5) years, and neither PARA nor Target Bank (A) has received any indication of the pendency of any audit or examination in connection with any Tax Returns with respect to which any applicable statute of limitation has not expired or (B) has any Knowledge that, with the passage of time, any such Tax Return could be subject to adjustment; and (iv) neither PARA nor Target Bank has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any Tax. No claim has ever been made by a Taxing Authority in a jurisdiction where PARA or Target Bank does not file Tax Returns that PARA or Target Bank is or may be subject to taxation by that jurisdiction. No Taxing Authority in any jurisdiction where PARA or Target Bank has filed Tax Returns has ever made a written claim that PARA or Target Bank is or may be subject to taxation or required to file Tax Returns for any type of Tax for which PARA or Target Bank has not filed all applicable Tax Returns in such jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of PARA or Target Bank.
(c)   Each of PARA and Target Bank has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
(d)   Neither PARA nor Target Bank is a party to or is bound by any Tax-sharing, Tax-allocation or Tax-indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between PARA and Target Bank). Within the past five (5) years, neither PARA nor any subsidiary thereof has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Neither PARA nor any subsidiary thereof has participated in a “reportable transaction” within the meaning of Section 1.6011-4(b)(1) of the Treasury Regulations. PARA and Target Bank have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.
(e)   Neither PARA nor Target Bank is or will be required to include in income for any taxable period ending after the Effective Time any adjustment pursuant to Section 481(a) of the Code arising for a taxable period before the Effective Time, no such adjustment has been proposed by the IRS or similar type of adjustment proposed by the NCDOR, and no pending request for permission to change any accounting method has been submitted by PARA or Target Bank. Neither PARA nor Target Bank will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or before the day of the Effective Time; (ii) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the day of the Effective Time; (iv) use of an improper method of accounting for any Tax period beginning on or before the day of the Effective Time; or (v) prepaid amount received on or prior to the day of the Effective Time. Neither PARA nor Target Bank has made an election under Section 108(i) of the Code with respect to income from the discharge of indebtedness.
(f)   Neither PARA nor Target Bank has made any payments or has been or is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount for which all or any part of a deduction would be disallowed by reason of Sections 162(m), 404, or 280G of the Code or that would be subject to withholding under Sections 409A, 457A or 4999 of the Code (whether directly under such Section or pursuant to Code Section 3401).
(g)   Each of PARA and Target Bank has not been, and as of the day of the Effective Time will not have been, a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).
(h)   Neither PARA nor Target Bank has ever owned, and on the day of the Effective Time will not own, any equity interest or other interest (i) in any entity, plan or arrangement that is treated for federal or any applicable state or local income Tax purposes as a partnership; (ii) in any “controlled foreign corporation” within the meaning of Section 957 of the Code; (iii) in any “passive foreign investment corporation” within the meaning of Section 1297 of the Code; or (iv) with respect to which a (direct or indirect) holder of an equity interest in the entity is (or could be) subject to Tax under the Code (or other applicable laws relating to Taxes) by reference to earnings, income, assets or activities of the entity, except for and to the extent of Target Bank’s inclusion in a consolidated federal income Tax Return with PARA.
2.11   Absence of Material Adverse Effects or Certain Other Events.   Except as Previously Disclosed:
(a)   Each of PARA and Target Bank has conducted its business only in the ordinary course, and, since December 31, 2016, there has been no Material Adverse Effect, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, might or could cause, create or result in a Material Adverse Effect, on PARA or Target Bank.
(b)   Since December 31, 2016, neither PARA nor Target Bank has incurred any material liability or engaged in any material transaction or entered into any material agreement, suffered any loss, destruction or damage to any of its respective properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease, outside the ordinary course of its business.

(c)   Each of PARA and Target Bank has Previously Disclosed to SLCT and Select Bank any and all “Raises” approved or effected since December 31, 2016. “Raises” shall be defined to include any bonus and any increase in the salary, compensation or general benefits, payable to any director, officer or employee of PARA or of Target Bank.
2.12   Absence of Undisclosed Liabilities.   Neither PARA nor Target Bank has any liabilities or obligations, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including Tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (a) those reflected in the PARA Financial Statements, or (b) obligations or liabilities incurred in the ordinary course of its business since December 31, 2016 and that are not, individually or in the aggregate, material to PARA or Target Bank. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other material liabilities of PARA or Target Bank.
2.13   Litigation and Compliance with Law.   Except as Previously Disclosed:
(a)   There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Knowledge of PARA or Target Bank, any facts or circumstances which reasonably could result in such), including any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the Knowledge of PARA or Target Bank, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting PARA or Target Bank, or any of its properties, assets, employees or directors, which, if determined adversely, could result in liability on the part of PARA or Target Bank for, or subject PARA or Target Bank to, monetary damages, fines or penalties or an injunction, or which, to the Knowledge of PARA or Target Bank, could subject any of PARA’s directors or officers or any of Target Bank’s directors, officers or employees to monetary damages, fines or penalties, or criminal liability. Without limiting the foregoing, to the Knowledge of PARA and Target Bank, no director, officer or employee of PARA or Target Bank has made any payment, directly or indirectly, to any person in violation of applicable procurement laws, including (but not limited to) laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments.
(b)   PARA and Target Bank each has all licenses, permits, orders, authorizations and approvals (“Permits”) of applicable federal, state, local and foreign governmental or regulatory bodies that are material to or necessary for the conduct of its respective business or to own, lease and operate its respective properties. All such Permits are in full force and effect and no violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the Knowledge of PARA or Target Bank, threatened or probable of assertion, to suspend, cancel, revoke or limit any Permit.
(c)   Neither PARA nor Target Bank (i) is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including the Commissioner, the FDIC or the Federal Reserve) or (ii) has adopted any policies, procedures or board resolutions at the request or suggestion of any regulatory or other governmental authority (including the Commissioner, the FDIC or the Federal Reserve) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise. There are no judgments, orders, stipulations, injunctions, decrees or awards against PARA or Target Bank that in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of PARA or Target Bank; and neither PARA nor Target Bank has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award or the adoption of any such policies, procedures or board resolutions.
(d)   Neither PARA nor Target Bank is in violation or default under, and each of PARA and Target Bank has complied with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions and decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including all provisions of North Carolina law relating to usury, consumer protection and all other laws and regulations applicable to extensions of credit), and, to the Knowledge of PARA and Target Bank, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.
2.14   Real Properties.   PARA does not own or lease any real property and has not previously owned or leased any real property. Target Bank has Previously Disclosed to Select Bank a list of all real property owned by Target Bank (the “Owned Real Property”) or leased by Target Bank (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”) and all leases and ancillary documents pertaining to the Leased Real Property (the “Real Property Leases” and each a “Real Property Lease”), as well as a list of all real property previously owned or leased by Target Bank (the “Previous Real Property”). With respect to all Real Property, Target Bank has good and marketable fee simple title to, or a valid and subsisting leasehold interest in, such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current Taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially and adversely affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (x) such lease is valid and enforceable in accordance with its terms (subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles), (y) there currently exists no circumstance or condition which constitutes an event of default by Target Bank (as lessor or lessee) or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (z) subject to any required consent of Target Bank’s lessor, each such Real Property Lease may be assigned to Select Bank at Closing without penalty or premium, and the execution and delivery of this Agreement does not constitute an event of default thereunder. The Owned Real Property and, to the Knowledge of Target Bank, the Leased Real Property, comply with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use. All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which materially adversely affects the economic value thereof or materially adversely interferes (or will interfere after the Merger) with the contemplated use thereof.
2.15   Loans, Accounts, Notes and Other Receivables.
(a)   All loans, accounts, notes and other receivables reflected as assets on the books and records of Target Bank (i) have resulted from bona fide business transactions in the ordinary course of operations of Target Bank, (ii) were made, in all material respects, in accordance with the standard loan policies and procedures of Target Bank, and (iii) are owned by Target Bank free and clear in all material respects of any liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.
(b)   All of the records of Target Bank regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to such loans the loan documentation of which indicate are secured by any real or personal property or property rights (“Loan Collateral”), such loans are in all material respects secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the records of such loan. Target Bank has not engaged in any form of indirect lending and no such indirect loans are outstanding.
(c)   To the Knowledge of Target Bank, each loan reflected as an asset on the books of Target Bank and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon (subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.
(d)   Target Bank has Previously Disclosed to Select Bank (i) a written listing of each loan, extension of credit or other asset of Target Bank which, as of March 31, 2017, was classified (on the books and records of Target Bank or otherwise) as “Loss”, “Doubtful”, “Substandard” or “Special

Mention” (or otherwise by words of similar import), or which it has designated as a special asset or for special handling or placed on any “watch list” because of concerns regarding the ultimate collectability or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (ii) a written listing of each loan or extension of credit that, as of March 31, 2017, was past due as to the payment of principal or interest or both, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete in all material respects as of the date indicated.
(e)   As of March 31, 2017, December 31, 2016 and December 31, 2015, Target Bank’s reserve for possible loan losses (the “Target Bank Loan Loss Reserve”) has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the FDIC and the Commissioner and, in the best judgment of management of Target Bank, is appropriate in view of the size and character of its loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in its loan portfolio.
(f)   To the Knowledge of Target Bank, each of the loans carried on Target Bank’s books and records (with the exception of those loans Previously Disclosed to Select Bank pursuant to subparagraph (d) of this Section 2.15) is collectible in the ordinary course of Target Bank’s business in an amount which is not less than the amount at which it is carried on Target Bank’s books and records.
2.16   Securities Portfolio and Investments.   PARA owns no securities except for the common stock of Target Bank. Except as Previously Disclosed, all securities owned by Target Bank (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Target Bank to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which PARA or Target Bank is a party with respect to the voting of any such securities. With respect to all “repurchase agreements” to which Target Bank has “purchased” securities under agreement to resell, Target Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed that is secured by such collateral. Except for fluctuations in the market values of its investment securities, since December 31, 2016, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Target Bank’s securities portfolio as a whole.
2.17   Personal Property and Other Assets.   PARA does not own or lease any tangible personal property. Target Bank has Previously Disclosed to Select Bank a list of all tangible personal property (including all banking equipment, data processing equipment, vehicles, and all other tangible personal property located in any office of or used by Target Bank and material to the operation of its business) owned by Target Bank (the “Owned Tangible Property”) or leased by Target Bank (the “Leased Tangible Property” and together with the Owned Tangible Property, the “Tangible Personal Property”) and all leases and ancillary documents pertaining to the Leased Tangible Property (the “Tangible Property Leases”). With respect to all Tangible Personal Property, Target Bank has good and marketable title to, or a valid and subsisting lease of, such Tangible Personal Property. Except as Previously Disclosed, all Owned Tangible Property of Target Bank is free and clear of all liens, encumbrances, leases, title defects or exceptions to title. With respect to each Tangible Property Lease (x) such lease is valid and enforceable in accordance with its terms, (y) there currently exists no circumstance or condition which constitutes an event of default by Target Bank (as lessee) or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (z) subject to any required consent of Target Bank’s lessor, each such Tangible Property Lease may be assigned to Select Bank without penalty or premium, and the execution and delivery of this Agreement does not constitute an event of default thereunder. All Tangible Personal Property is in good operating condition and repair, ordinary wear and tear excepted.

2.18   Patents and Trademarks.
(a)   PARA and Target Bank each owns, possesses or has the right to use all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted (collectively, “Intellectual Property”), all of which rights shall survive unchanged immediately following the consummation of the transactions contemplated by this Agreement.
(b)   PARA and Target Bank have Previously Disclosed to SLCT and Select Bank a list of all Intellectual Property owned (the “Owned Intellectual Property”) or licensed (the “Licensed Intellectual Property”) thereby, and all licenses and ancillary documents pertaining to the Licensed Intellectual Property (the “IP Licenses”). All Owned Intellectual Property of PARA and of Target Bank is owned thereby free and clear of all liens, encumbrances, licenses, title defects or exceptions to title. PARA and Target Bank each has good and marketable fee simple title to, or a valid and subsisting leasehold interest in, its Owned Intellectual Property. PARA and Target Bank each has valid licenses to use the Licensed Intellectual Property in connection with the operation of its business as now conducted.
(c)   Each item of the Owned Intellectual Property is currently in compliance with any and all formal legal requirements necessary to maintain the validity and enforceability thereof. There is no action pending, asserted or, to the Knowledge of PARA and Target Bank, threatened contesting or challenging the ownership of, or any PARA and Target Bank’s right to use, any Intellectual Property. Neither the operation by PARA and Target Bank of its business as now conducted nor the use of the Intellectual Property by PARA or Target Bank infringes or misappropriates, in any material respect, the intellectual property rights of any third person. To the Knowledge of PARA and Target Bank, no third party is engaging, or has engaged, in any activity that infringes or misappropriates, in any material respect, any Intellectual Property. With respect to each IP License (x) such license is valid and enforceable in accordance with its terms, (y) there currently exists no circumstance or condition which constitutes an event of default by PARA or Target Bank (as licensee) or which, with the passage of time or the giving of required notices will or could constitute such an event of default, (z) subject to any required consent of PARA’s and Target Bank’s licensors, all of the Intellectual Property and the IP Licenses may be assigned to SLCT and Select Bank at Closing without penalty or premium, and (zz) the execution and delivery of this Agreement does not constitute an event of default under any IP License.
(d)   PARA and Target Bank each owns, possesses or has the right to use any and all software, applications and code currently installed or otherwise in use on any computer hardware of PARA and Target Bank, respectively, or otherwise used by PARA or Target Bank in the conduct of its business. To the Knowledge of PARA and Target Bank, the computer hardware and software used by PARA and Target Bank in the conduct of its business (“IT Assets”) are adequate for, and operate and perform as required in connection with, the operation of the business. To the knowledge of PARA and Target Bank, no third party has gained unauthorized access to any IT Assets. Consummation of the transactions contemplated by this Agreement will not result in SLCT or Select Bank or any of their affiliates being (x) bound by, or subject to, any non-compete obligation, covenant not to sue, or other restriction on the operation or scope of their business, or (y) obligated to pay any royalties, honoraria, fees or other payments to any third party in excess of those payable by PARA and Target Bank prior to the Closing or payable pursuant to any assumed contract.
(e)   PARA and Target Bank have not utilized any intellectual property owned by any of their employees (or people it currently intends to hire, if any) made prior to their employment by PARA and Target Bank except as has been validly assigned to PARA and Target Bank.
2.19   Environmental Matters.
(a)   Target Bank has Previously Disclosed or otherwise made available to Select Bank copies of all material written reports, correspondence, notices or other materials, if any, in its possession pertaining to: (i) environmental surveys or assessments of the Real Property or the Previous Real Property, or any of its Loan Collateral and any improvements thereon; or (ii) any violation of “Environmental Laws” (as defined in Section 2.19(f) below) on, affecting or otherwise involving the Real Property or the Previous Real Property, or any Loan Collateral.

(b)   Except as Previously Disclosed, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any “Hazardous Substances” (as defined in Section 2.19(g) below) by any person prior to the date hereof on, from or relating to the Owned Real Property or, to the Knowledge of PARA or Target Bank or the Leased Real Property or any Loan Collateral, which constitutes a violation of any Environmental Laws.
(c)   Neither PARA nor Target Bank has violated any Environmental Law, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions, and, to the Knowledge of PARA and Target Bank, there has been no violation of any Environmental Laws (as defined below) (including, to the Knowledge of Target Bank, any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation PARA or Target Bank is or may be responsible or liable.
(d)   Neither PARA nor Target Bank is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or the Previous Real Property or, to the Knowledge of Target Bank, any Loan Collateral by any person, and to the Knowledge of Target Bank, no such claims, demands, causes of action, suits or proceedings are threatened or probable of assertion.
(e)   No facts, events or conditions relating to the Real Property or the Previous Real Property or, to the Knowledge of Target Bank, any Loan Collateral, or the operations of PARA or Target Bank, will prevent, hinder or limit continued compliance with Environmental Laws in any material respect, or will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.
(f)   For purposes of this Agreement, “Environmental Laws” shall include:
(i)   all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,
(ii)   all contractual agreements, and
(iii)   all common law
concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, emergency removal, clean-up or remediation of any Hazardous Substances (including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, any “Superfund” or “Superlien” law, the Americans with Disabilities Act, and the Occupational Safety and Health Act), as such may now, or at any time prior to the Effective Time, be defined or in effect.
(g)   For purposes of this Agreement, “Hazardous Substances” shall include hazardous, toxic or otherwise regulated materials, substances or wastes; chemical substances or mixtures; pesticides; pollutants; contaminants; toxic chemicals; oil or other petroleum products, byproducts, additives, or constituents (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, MTBE and all other liquid hydrocarbons regardless of specific gravity); asbestos or asbestos containing material; flammable explosives; polychlorinated biphenyls (“PCBs”) or any material containing PCBs; radioactive materials; biological micro-organisms, viruses, fungi, spores; environmental tobacco smoke; radon or radon gas; formaldehyde or any material containing formaldehyde; fumigants; any material or substance comprising or contributing to conditions known as “sick building syndrome,” “building-related illness” or similar conditions or exposures; and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local governmental agency or political subdivision thereof, or for the purpose of or by any Environmental Laws, as now or at any time prior to the Effective Time may be defined or in effect.
2.20   Brokerage or Finders’ Commissions.   All negotiations relative to this Agreement and the transactions described herein have been carried on by PARA and Target Bank or their representative, Boenning & Scattergood, directly with SLCT and Select Bank or their representatives, and no person other than Boenning & Scattergood, has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, PARA or Target Bank or their respective boards of directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein.
2.21   Material Contracts.
(a)   Except as Previously Disclosed, neither PARA nor Target Bank is a party to or bound by any agreement (other than, with respect to Target Bank, loans, letters of credit, lines of credit, loan commitments and the like, extended or made in the ordinary course of its business) (i) involving money or other property in an amount or with a value in excess of  $50,000, (ii) which calls for the provision of goods or services to Target Bank and cannot be terminated without material penalty upon written notice to the other party thereto, (iii) which is material to PARA and/or Target Bank and was not entered into in the ordinary course of business, (iv) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (v) extending any loan or credit, (vi) which involves the purchase or sale of any material assets, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities, of PARA or Target Bank, (vii) which involves the purchase or sale of any material assets of any third person, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of any third person,or (viii) with any director, officer or principal shareholder of PARA or Target Bank (including any consulting agreement, but not including any employee agreement Previously Disclosed with respect to Section 2.22, or any agreement relating to loans or other banking services which were made in the ordinary course of its business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).
(b)   Neither PARA nor Target Bank is in default, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits.
2.22   Employment Matters; Employee Relations.   PARA has no employees other than its executive officers Previously Disclosed to SLCT. Except as Previously Disclosed:
(a)   Each of PARA and Target Bank (i) has paid in full to or accrued on behalf of all its respective directors, officers, employees and contractors all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services rendered or performed by them to the date of this Agreement and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by law or its existing policies or practices, (ii) have withheld and reported all amounts required by law or by agreement to be withheld and reported from the wages, salaries and other payments to employees; (iii) are in compliance in all material respects with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions of employment, non-discrimination, non-harassment, family and medical leave and wages and hours and other compensation matters; (iv) are in material compliance with all laws regarding the classification of employees as exempt or nonexempt and as employees or independent contractors; and (v) no person or governmental authority has asserted that PARA or Target Bank is liable in any amount for any arrearages in wages, benefits or employment Taxes or for any penalties for failure to comply with any of the foregoing, no such claim or charge is pending and to the Knowledge of PARA and Target Bank, no such assertion, claim or charge is threatened or probable.
(b)   There is no action, suit or proceeding by any person pending or, to the Knowledge of PARA or Target Bank, threatened against PARA or Target Bank (or its employees), involving employment discrimination, harassment, wrongful discharge or similar claims. Except as Previously Disclosed, all employees of PARA and Target Bank are employed “at will,” and may be terminated at any time for any reason without further obligation by PARA or Target Bank. Neither PARA nor Target Bank has incurred any obligation or liability under the Worker Adjustment and Retraining Notification (“WARN”) Act or any similar state or local law.
(c)   Target Bank is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to the Knowledge of Target Bank, threatened labor dispute, work stoppage, lock-out or strike involving Target Bank, or any of its employees, or any pending or, to the Knowledge of Target Bank, threatened proceeding in which it is asserted that Target Bank has committed an unfair labor practice. Target Bank is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.
(d)   No director, officer, employee or other service provider is or will be entitled to a gross-up, make-whole or other payment as a result of the imposition of Taxes under Sections 280G, 409A, 457A or 4999 of the Code pursuant to any agreement or arrangement with PARA or Target Bank.
2.23   Compensation.   Each of PARA and Target Bank has Previously Disclosed the name and current salary or wage rate for each present director, officer and employee thereof.
2.24   Employment Agreements; Employee Benefit Plans.
(a)   PARA and Target Bank have each Previously Disclosed to SLCT and Select Bank a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, and stock option plans and agreements; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by PARA or Target Bank for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the “PARA Plans”). True and complete copies of all PARA Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to SLCT and Select Bank. Except as Previously Disclosed to SLCT and Select Bank, neither PARA nor Target Bank maintains, sponsors, contributes to or otherwise participates in any “Employee Benefit Plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “Multiemployer Plan” within the meaning of Section 3(37) of ERISA, or any “Multiple Employer Welfare Arrangement” within the meaning of Section 3(40) of ERISA. Each PARA Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received or applied for a favorable determination letter from the IRS (or relies on an opinion or notification letter issued by the Internal Revenue Service with respect to a prototype plan adopted by Target Bank), and neither PARA nor Target Bank is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable letter. All reports and returns with respect to the PARA Plans (and any PARA Plans previously maintained by PARA or Target Bank) required to be filed with any governmental department, agency, service or other authority, including Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.
(b)   All “Employee Benefit Plans” maintained by or otherwise covering current and former officers and/or employees of PARA or Target Bank currently are, and at all times have been, in compliance with all provisions and requirements of ERISA. There is no pending or, to the Knowledge of PARA and Target Bank, threatened litigation relating to any PARA Plan or any such PARA Plan previously maintained by PARA or Target Bank. Neither PARA nor Target Bank has engaged in a transaction with respect to any PARA Plan that has subjected it, or absent the exemption under which the transaction was effected, would subject it to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
(c)   PARA and Target Bank has each Previously Disclosed to SLCT and Select Bank a true, correct and complete copy (including copies of all amendments thereto) of each of its retirement plans that is intended to be qualified under Section 401(a) of the Code (collectively, the “PARA Retirement Plans”), together with true, correct and complete copies of the summary plan descriptions relating to the PARA Retirement Plans, the most recent IRS determination, opinion, or notification letters regarding the PARA Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the PARA Retirement Plans. There are no issues relating to said qualification or exemption of the PARA Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. There are no disputes or unresolved disagreements with respect to the PARA Retirement Plans or the administration thereof currently existing between PARA or Target Bank, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former officer or employee of PARA or Target Bank, or beneficiary of any such employee or any other person or entity. No “reportable event” within the meaning of Section 4043(c) of ERISA has occurred at any time with respect to the PARA Retirement Plans.
(d)   No material liability under Title IV of ERISA has been or is expected to be incurred by PARA or Target Bank, or any company that is aggregated with PARA or Target Bank in determining liability under Title IV of ERISA or that is in a controlled group or affiliated service group (as those terms are defined in Sections 414(b), 414(c), or 414(m) of the Code) (together “ERISA Affiliates”) with PARA or Target Bank, with respect to the PARA Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by PARA or Target Bank. Neither PARA nor Target Bank presently contributes to a “Multiemployer Plan” or has ever contributed to such a plan. All contributions required to be made pursuant to the terms of each of the PARA Plans (including without limitation the PARA Retirement Plans and any other “pension plan” (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by PARA or Target Bank) have been timely made. Neither the PARA Retirement Plans nor any other “pension plan” maintained by PARA or Target Bank have an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither PARA nor Target Bank has provided, nor is it required to provide, security to any “pension plan” or to any “Single Employer Plan” pursuant to Section 401(a)(29) of the Code. Under the PARA Retirement Plans and any other “pension plan” maintained by PARA or Target Bank as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan’s most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.
(e)   There are no restrictions on the rights of PARA or Target Bank to amend or terminate any PARA Plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided for or contemplated by the transactions described in this Agreement) (i) result in any payment to any person (including any severance compensation or payment, unemployment compensation, “golden parachute” or “change in control” payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.
2.25   Insurance.   PARA has in effect policies of directors’ and officers’ liability, errors and omissions and other liability insurance as have been Previously Disclosed to SLCT (the “PARA Parent Policies”). Target Bank has in effect a “financial institutions bond” and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to Select Bank (the “Target Bank Policies,” and together with the PARA Parent Policies, the “PARA Policies”). The PARA Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is required by applicable law or regulation; and, in the judgment of management of PARA and Target Bank, the insurance coverage provided under the PARA Policies is reasonable and adequate in all respects therefor. Each of the PARA Policies is in full force and effect and is valid and enforceable in accordance with its terms (subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and is underwritten by an insurer of recognized financial responsibility that is qualified to transact business in North Carolina. There are no material inaccuracies in any application by PARA or Target Bank for any PARA Policy, and PARA and Target Bank each has taken all requisite actions (including the giving of required notices) under their respective PARA Policies to preserve all rights thereunder with respect to all matters. Neither PARA nor Target Bank is in default under the provisions of, nor has PARA or Target Bank received notice of cancellation or nonrenewal of, or any premium increase on any PARA Policy, nor has PARA or Target Bank failed to pay any of its premiums therefor. There are no pending claims under any PARA Policy, and neither PARA nor Target Bank has any Knowledge of any fact, or of the occurrence of any event, that would be reasonably likely to result in any such claim.
2.26   Deposit Insurance.   Target Bank is an “insured bank” as defined in Section 3 of the Federal Deposit Insurance Act and applicable regulations thereunder. The deposits of each depositor in Target Bank are insured by the FDIC to the maximum amount provided by law, all deposit insurance premiums due from Target Bank to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Knowledge of Target Bank, are contemplated by the FDIC or otherwise to terminate such insurance.
2.27   Disclosure.   No written statement, certificate, schedule, list or other written information furnished by or on behalf of PARA or Target Bank at any time to SLCT or Select Bank in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by PARA or Target Bank to SLCT or Select Bank is a true and complete copy of such document, unmodified except by another document delivered by PARA or Target Bank.
2.28   Securitizations.   Neither PARA nor Target Bank is a party to any agreement securitizing any of its assets.
2.29   Privacy of Customer Information.
(a)   For the purposes contemplated by this Agreement, each of PARA and Target Bank has valid rights to use and transfer to SLCT and/or to Select Bank, as applicable, all IIPI relating to customers, former customers, and prospective customers that will be transferred pursuant to this Agreement.
(b)   The collection and use of such IIPI by PARA and Target Bank and the transfer of such IIPI to SLCT and/or to Select Bank, as applicable, complies in all material respects with Target Bank’s Gramm-Leach-Bliley Act privacy notice, the Gramm-Leach-Bliley Act, and the Fair Credit Reporting Act.
2.30   Reorganization; Approvals.   As of the date of this Agreement, neither PARA nor Target Bank (a) is aware of any fact or circumstance that could reasonably be expected to prevent each of the Merger and the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (b) has taken or agreed to take any action that would prevent, or would be reasonably likely to prevent, either of the Merger and the Bank Merger from qualifying as a reorganization under Section 368(a) of the Code and (c) knows of any reason why all regulatory approvals from any governmental entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

2.31   Opinion.   Before the execution of this Agreement, PARA’s board of directors has received an opinion from Boenning & Scattergood to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the shareholders of PARA. Such opinion has not been amended or rescinded as of the date of this Agreement or as of the Closing.
Article III. REPRESENTATIONS AND WARRANTIES OF SLCT AND Select Bank
Except as otherwise specifically described herein or as “Previously Disclosed” to PARA and Target Bank, SLCT and Select Bank hereby jointly and severally make the following representations and warranties to PARA and Target Bank as of the date hereof and as of the Closing Date. For purposes of this Article III, “Previously Disclosed” shall mean, as to SLCT and Select Bank, the disclosure of information in a letter delivered by SLCT and Select Bank to PARA and Target Bank specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.
3.1   Corporate Organization, Capacity and Authority.
(a)   Organization.
(i)   SLCT is a corporation duly organized and incorporated and validly existing under the laws of the State of North Carolina. SLCT is registered as a bank holding company under the Bank Holding Company Act of 1956. SLCT has no direct or indirect subsidiaries other than Select Bank and New Century Statutory Trust I, an unconsolidated financing subsidiary organized as a Delaware statutory trust.
(ii)   Select Bank is a banking corporation duly organized and incorporated and validly existing under the laws of the State of North Carolina with its deposits insured up to applicable limits by the FDIC. Select Bank has no direct or indirect subsidiaries.
(b)   Power and Authority.   SLCT and Select Bank each has all requisite power and authority to own, lease and operate its respective properties and conduct its respective business as now being conducted, is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, and is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal, state law or local law or any rule or regulation promulgated thereunder.
(c)   Constituent Documents.   Each of SLCT and Select Bank has previously delivered to PARA and Target Bank true, accurate and complete copies of its currently effective charter and bylaws or equivalent organizational documents, including all amendments and proposed amendments thereto.
3.2   Capital Stock.
(a)   The authorized capital stock of SLCT consists of 25,000,000 shares of common stock, $1.00 par value per share, of which 11,662,471 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, no par value, of which there were no shares issued and outstanding as of the date hereof. Other than the SLCT Common Stock, SLCT has no outstanding equity securities or class of capital stock. Each outstanding share of SLCT Common Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder or other third party.
(b)   The authorized capital stock of Select Bank consists of 10,000,000 shares of common stock, $5.00 par value per share, of which 2,310,788 shares are issued and outstanding as of the date hereof. SLCT owns all of the issued and outstanding shares of Select Bank Common Stock. Other than the Select Bank Common Stock, Select Bank has no outstanding equity securities or class of capital stock.

Each outstanding share of Select Bank Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder or other third party.
3.3   Convertible Securities, Options, Etc. Except as Previously Disclosed, neither SLCT nor Select Bank has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of SLCT Common Stock or Select Bank Common Stock or any other securities of SLCT or Select Bank, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of SLCT Common Stock or Select Bank Common Stock or any other securities of SLCT or Select Bank, or (iii) any plan, agreement or other arrangement pursuant to which shares of SLCT Common Stock, Select Bank Common Stock or any other securities of SLCT or Select Bank or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.
3.4   Authorization and Validity of Agreement.   This Agreement has been duly and validly approved and adopted by the board of directors of SLCT, and the Bank Merger Agreement has been duly and validly approved and adopted by Select Bank’s board of directors. Subject only to approval of this Agreement by the shareholders of SLCT, (i) SLCT and Select Bank each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to be taken to authorize SLCT and Select Bank to enter into this Agreement and to perform its respective obligations and agreements and to carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of SLCT and Select Bank enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors’ rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions, and (D) the orderly liquidation provisions of Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
3.5   Validity of Transactions; Absence of Required Consents or Waivers.   Provided the required approvals of SLCT’s shareholders and of governmental and regulatory authorities are obtained, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by SLCT or Select Bank with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the articles of incorporation or bylaws or the equivalent organizational documents of SLCT or Select Bank, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation to which SLCT or Select Bank is a party or bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of SLCT or Select Bank; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of SLCT or Select Bank; or (v) interfere with or otherwise adversely affect the ability of SLCT or Select Bank to carry on its business as presently conducted. No consents, approvals or waivers are required to be obtained from any governmental or regulatory authority in connection with SLCT or Select Bank’s execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of SLCT’s shareholders as described in Section 7.1(a) below and of governmental or regulatory authorities described in Section 7.1(b) below and approvals previously obtained.
3.6   Books and Records.   The books of account of SLCT and Select Bank have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books of account are complete and reflect accurately in all material respects SLCT’s and Select Bank’s items of income and expense and all of their respective assets, liabilities and shareholders’ equity. The minute books of SLCT and of Select Bank accurately reflect in all material respects the corporate actions which its respective shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to PARA and Target Bank and its representatives.
3.7   Regulatory Reports.
(a)   Since its date of incorporation, Select Bank has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the Commissioner, and (iii) any other governmental and regulatory authorities having jurisdiction over Select Bank. All such reports, registrations, statements and amendments filed by Select Bank with the FDIC, the Commissioner and other such regulatory authority are collectively referred to herein as the “Select Bank Reports.” As of their respective dates, the Select Bank Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and Select Bank has not been notified that any such Select Bank Reports were deficient as to form or content. Following the date of this Agreement, Select Bank shall deliver to Target Bank upon its request a copy of each report, registration, statement or other regulatory filing made thereafter by Select Bank, with the FDIC, the Commissioner or any other such regulatory authority.
(b)   Since its date of incorporation, SLCT has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the Federal Reserve and any other governmental or regulatory authorities having jurisdiction over SLCT. All such reports, registrations, statements and amendments filed by SLCT with such regulatory authorities are collectively referred to herein as the “SLCT Reports.” As of their respective dates, the SLCT Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, except as Previously Disclosed, PARA has not been notified that any such SLCT Reports were deficient as to form or content. Following the date of this Agreement, SLCT shall deliver to PARA, simultaneously with the filing thereof, a copy of each report, registration, statement or other regulatory filing made through Closing by SLCT with any such regulatory authority.
3.8   Exchange Act Reports; Financial Statements.
(a)   Exchange Act Reports.   SLCT has filed and made available to PARA all forms, reports, and documents required to be filed thereby with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since its date of incorporation (the “Exchange Act Reports”). The Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Exchange Act Reports or necessary in order to make the statements in such Exchange Act Reports, in light of the circumstances under which they were made, not misleading.
(b)   Financial Statements.   Each of SLCT and Select Bank has made available to PARA and Target Bank the following financial statements (collectively, the “SLCT Financial Statements”): its balance sheets and its statements of operations, changes in shareholders’ equity, and cash flows as of and for the three-month period ended March 31, 2017 and for the years ended December 31, 2016 and 2015, together with notes thereto. Following the date of this Agreement and prior to the Closing, SLCT and Select Bank promptly will deliver to PARA upon its request all other annual or interim financial statements prepared by or for SLCT and Select Bank. The SLCT Financial Statements (including any related notes and schedules thereto) have been prepared in all material respects in accordance with GAAP or regulatory accounting principles, whichever is applicable, and have been, are being and will be maintained in accordance with SLCT’s and Select Bank’s books and records and present fairly SLCT’s and Select Bank’s financial condition, assets and liabilities and results of operations and cash flows as of the dates indicated and for the periods specified therein subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.
(c)   Independent Registered Public Accountants.   SLCT’s independent registered public accountants, which have expressed their opinion with respect to the SLCT Financial Statements (including the related notes), are and have been throughout the periods covered by such SLCT Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to SLCT within the meaning of Regulation S-X, and (iii) with respect to SLCT, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws. SLCT’s independent public accountants have audited SLCT’s year-end consolidated financial statements, and have reviewed SLCT’s interim financial statements, that are included in the SLCT Financial Statements.
(d)   Disclosure Controls and Procedures.   SLCT maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to SLCT and Select Bank is made known on a timely basis to SLCT’s principal executive officer and SLCT’s principal financial officer.
3.9   Tax Returns and Other Tax Matters.
(a)   Except as Previously Disclosed, (i) each of SLCT and Select Bank has filed or caused to be filed, or obtained proper extensions of time for filing, all federal, state and local Tax Returns that are required by law to have been filed, and all such Tax Returns were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all Taxes that have become due from or been assessed or levied against SLCT and Select Bank, or their respective properties, have been fully paid or, if not yet due, a reserve or accrual which is adequate in all material respects for the payment of all such Taxes to be paid and the obligation for such unpaid Taxes is reflected on the SLCT Financial Statements; (iii) the income Tax Returns of neither SLCT nor Select Bank have been subject to audit by the IRS or the NCDOR since its incorporation, no other types of Tax Returns of SLCT or Select Bank have been the subject of any audit by the IRS or NCDOR within the last five (5) years, and neither SLCT nor Select Bank (A) has received any indication of the pendency of any audit or examination in connection with any Tax Returns with respect to any applicable statute of limitation has not expired or (B) has any Knowledge that, with the passage of time, any such Tax Return could be subject to adjustment; and (iv) neither SLCT nor Select Bank has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any Tax. No claim has ever been made by a Taxing Authority in a jurisdiction where SLCT or Select Bank does not file Tax Returns that SLCT or Select Bank is or may be subject to taxation by that jurisdiction. There are no liens for any material Taxes (other than for Taxes not yet due and payable or for Taxes being contested in good faith for which adequate reserves are established in the SLCT Financial Statements) filed of record on any of the assets of SLCT or Select Bank.
(b)   Each of SLCT and Select Bank has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
(c)   Within the past five (5) years, neither SLCT nor any subsidiary thereof has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Neither SLCT nor any subsidiary thereof has participated in a “reportable transaction” within the meaning of Section 1.6011-4(b)(1) of the Treasury Regulations. SLCT and Select Bank have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.
3.10   Absence of Material Adverse Effects.   Each of SLCT and Select Bank has conducted its business only in the ordinary course, and, since December 31, 2016, there has been no Material Adverse

Effect, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, might or could cause, create or result in a Material Adverse Effect, on SLCT or Select Bank.
3.11   Absence of Undisclosed Liabilities.   Neither SLCT nor Select Bank has any liabilities or obligations, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the SLCT Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since December 31, 2016 and which are not, individually or in the aggregate, material to SLCT or Select Bank, it being understood that this representation and warranty does not extend to the potential presence of any Hazardous Substance on the real property owned or operated by SLCT or Select Bank, which presence is not within the Knowledge of SLCT or Select Bank.
3.12   Litigation and Compliance with Law.
(a)   There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to Knowledge of SLCT or Select Bank, any facts or circumstances which reasonably could result in such), including any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the Knowledge of SLCT or Select Bank, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting SLCT or Select Bank, or any of their respective properties, assets, employees or directors which, if determined adversely, could result in material liability on the part of SLCT or Select Bank for, or subject SLCT or Select Bank to, monetary damages, fines or penalties or an injunction, or which, to the Knowledge of SLCT or Select Bank, could subject any of SLCT’s directors or officers or any of Select Bank’s directors, officers or employees to material monetary damages, fines or penalties or criminal liability. Without limiting the foregoing, to the Knowledge of SLCT and Select Bank, no director, officer or employee of SLCT or Select Bank has made any payment, directly or indirectly, to any person in violation of applicable procurement laws, including (but not limited to) laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments.
(b)   SLCT and Select Bank each has all Permits of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties. All such Permits are in full force and effect and no violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the Knowledge of SLCT or Select Bank, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.
(c)   Neither SLCT nor Select Bank (i) is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including the Commissioner, the FDIC, or the Federal Reserve) and (ii) has adopted any policies, procedures or board resolutions at the request or suggestion of any regulatory or other governmental authority (including the Commissioner, the FDIC, or the Federal Reserve) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against SLCT or Select Bank that in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of SLCT or Select Bank; and neither SLCT nor Select Bank has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award or the adoption of any such policies, procedures or board resolutions.
(d)   Neither SLCT nor Select Bank is in violation or default under, and each of SLCT and Select Bank has complied with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions and decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including all provisions of North Carolina law relating to usury, consumer protection and all other laws and regulations applicable to extensions of credit) and, to the Knowledge of SLCT and Select Bank, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.
3.13   Brokerage or Finders’ Commissions.   All negotiations relative to this Agreement and the transactions described herein have been carried on by SLCT and Select Bank or their representative, Roger G. Powell, directly with PARA and Target Bank or their representatives, and no person or firm other than BA Securities, LLC and Roger G Powell LLC has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, SLCT or Select Bank or their respective boards of directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein.
3.14   Disclosure.   No written statement, certificate, schedule, list or written information furnished by or on behalf of SLCT or Select Bank at any time to PARA or Target Bank in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by SLCT or Select Bank to PARA or Target Bank is or will be a true and complete copy of such document, unmodified except by another document delivered by SLCT or Select Bank.
3.15   Material Contracts.   Neither SLCT nor Select Bank is in default, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, which default would have a Material Adverse Effect on SLCT or Select Bank, as applicable.
3.16   Insurance.   SLCT has in effect policies of director’s and officer’s liability, errors and omissions and other liability insurance as have been Previously Disclosed to PARA (the “SLCT Parent Policies”). Select Bank has in effect a “financial institutions bond” and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to Target Bank (the “Select Bank Policies,” and together with the SLCT Parent Policies, the “SLCT Policies”). The SLCT Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is required by applicable law or regulation; and, in the judgment of management of SLCT and Select Bank, the insurance coverage provided under the SLCT Policies is reasonable and adequate in all respects therefor. Each of the SLCT Policies is in full force and effect and is valid and enforceable in accordance with its terms (subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and is underwritten by an insurer of recognized financial responsibility that is qualified to transact business in North Carolina. Neither SLCT nor Select Bank is in default under the provisions of, nor has SLCT or Select Bank received notice of cancellation or nonrenewal of, or any premium increase on any SLCT Policy, nor has SLCT or Select Bank failed to pay any of its respective premiums therefor. There are no pending claims under any SLCT Policy, and neither SLCT nor Select Bank has any Knowledge of any facts or of the occurrence of any event that is reasonably likely to result in any such claim.
3.17   Deposit Insurance.   Select Bank is an “insured bank” as defined in Section 3 of the Federal Deposit Insurance Act and applicable regulations thereunder. The deposits of each depositor in Select Bank are insured by the FDIC to the maximum amount provided by law, all deposit insurance premiums due from Select Bank to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Knowledge of Select Bank, are contemplated by the FDIC or otherwise to terminate such insurance.
3.18   Reorganization: Approvals.   As of the date of this Agreement, neither SLCT nor Select Bank (a) is aware of any fact or circumstance that could reasonably be expected to prevent each of the Merger and the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the

Code, (b) has taken or agreed to take any action that would prevent, or would be reasonably likely to prevent, either of the Merger or the Bank Merger from qualifying as a reorganization under Section 368(a) of the Code and (c) knows of any reason why all regulatory approvals from any governmental entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.
As of the date of this Agreement it is the present intention, and as of the dates of the Closing and the Effective Time it will be the present intention, of SLCT to continue, either through Select Bank as through another member of SLCT’s “qualified group” (as defined in Treasury Regulations Section 1.368-1(d)(4)), at least one significant historic business line of PARA and Target Bank, or to use at least a significant portion of PARA’s and Target Bank’s historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d). As of the date of the Effective Time, (i) SLCT will own all of the outstanding stock or other equity interests in Select Bank, and (ii) SLCT will be in “control” of Select Bank within the meaning of Code Section 368(c). SLCT has no plan or present intention to sell, transfer or otherwise dispose of any of the stock of Select Bank following the Merger, and SLCT has no present plan or intention to cause Select Bank to issue additional stock following the Merger, that in either case would result in SLCT’s not having “control” of Select Bank within the meaning of Code Section 368(c). As of the date of this Agreement, and as of the date of the Effective Time, neither SLCT, nor Select Bank, nor any “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to SLCT or Select Bank has or will have any plan or intention to redeem or reacquire, either directly or indirectly, any of the SLCT shares issued to the PARA shareholders in connection with the Merger in exchange for any consideration other than SLCT capital stock.
Article IV. COVENANTS OF PARA AND TARGET BANK
4.1   Affirmative Covenants of PARA and Target Bank.
(a)   Conduct of Business Prior to Effective Time.   Following the date of this Agreement, except as otherwise agreed by SLCT or Select Bank in writing, PARA and Target Bank will each carry on its business in the regular and usual course in substantially the same manner as such business heretofore has been conducted, and will:
(i)   make all reasonable efforts to preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;
(ii)   maintain all of its properties and equipment used in and material to its business in customary repair, order and condition, ordinary wear and tear excepted;
(iii)   maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis except to the extent otherwise reasonably required by applicable laws or regulations;
(iv)   within fifteen (15) days following each month-end and upon request, provide SLCT and Select Bank with copies of  (a) its interim financial statements for the most recently completed month of operations; (b) month-end reconciliations for all correspondent bank accounts; and (c) month-end reconciliations for all suspense or clearing accounts;
(v)   comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;
(vi)   not change its existing loan underwriting guidelines, policies or procedures except as may be required by law or applicable regulation;
(vii)   continue to maintain in force insurance such as is described in Section 2.25 above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and

(viii)   promptly provide to SLCT and Select Bank such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations as SLCT or Select Bank reasonably shall request.
(b)   Loans.   Target Bank will provide Select Bank with two (2) Business Days’ prior notice of each new extension of credit (including the issuance of unfunded commitments, but excluding such new extensions of credit as have been Previously Disclosed, except to the extent amended or modified) that it proposes to make within the following categories: (i) loan participations, (ii) loans for acquisition and development purposes, and (iii) non-residential construction loans exceeding $250,000 in principal amount. Additionally, Target Bank will make available and provide to Select Bank the following information with respect to its loans and other extensions of credit (such assets herein referred to as “Loans”) as of June 30, 2017, and as of the end of each month thereafter until the Effective Time, such information for each month, or in the case of  (ii) below, quarterly, to be in form and substance as is usual and customary in the conduct of its business and to be furnished within ten (10) days after the end of each month, except as otherwise provided:
(i)   a list of Loans past due for thirty (30) days or more as to principal or interest;
(ii)   an analysis of the Target Bank Loan Loss Reserve and management’s assessment of the adequacy of the Target Bank Loan Loss Reserve, which analysis and assessment shall include a list of all classified or “watch list” Loans, along with the outstanding balance and amount specifically allocated to the Target Bank Loan Loss Reserve for each such classified or “watch list” Loan;
(iii)   a list of Loans in nonaccrual status and a list of Loans moved back to accrual status since the previous monthly report provided hereunder;
(iv)   a list of all Loans over $75,000 without principal reduction for a period of longer than one (1) year;
(v)   a list of all foreclosed real property or other real estate owned and all repossessed personal property;
(vi)   a list of reworked or restructured Loans over $75,000 and still outstanding, including original terms, restructured terms and status (provided however, that for purposes of this Section 4.1(b)(vi), the renewal of a loan under the same or substantially similar terms and conditions shall not constitute a “reworked or restructured” Loan);
(vii)   a list of any actual or threatened litigation by or against Target Bank pertaining to any Loans or credits, together with the pleadings and other filed documents related thereto; and
(viii)   a list of new and renewed Loans made during the previous month.
(c)   Accruals for Target Bank Loan Loss Reserve, Expenses and Other Accounting Matters.
Target Bank will make such appropriate accounting entries in its books and records and take such other actions as Select Bank, in consultation with Target Bank’s independent certified public accounting firm, deems to be required by GAAP, or which Select Bank otherwise reasonably deems to be necessary, appropriate or desirable in anticipation of the Merger and which are not in violation of GAAP or applicable law, including without limitation additional provisions to the Target Bank Loan Loss Reserve or accruals or the creation of reserves for employee benefit and expenses related to the Merger; provided, however, that except as otherwise agreed to by Target Bank and Select Bank, Target Bank shall not be required to make any such accounting entries until immediately prior to the Closing.
(d)   Loan Charge-Offs.   Target Bank will make such appropriate accounting entries in its books and records and take such other actions that are not in violation of GAAP or applicable law as Select Bank, in consultation with Target Bank’s independent certified public accounting firm, reasonably deems to be necessary, appropriate or desirable to charge-off any Loans on Target Bank’s books, or any portions thereof, that Select Bank, in its sole discretion, considers to be losses or that Select Bank otherwise believes, in good faith, are required to be charged off pursuant to applicable banking regulations, GAAP or otherwise, or that otherwise would be charged off by Select Bank after the effective time of the Bank Merger in accordance with its loan administration and charge-off policies and procedures; provided, however, that except as otherwise agreed to by Target Bank and Select Bank, Target Bank shall not be required to make any such accounting entries or take any such actions until immediately prior to the Closing.
(e)   Notice of Certain Changes or Events.   Following the execution of this Agreement and up to the effective time of the Bank Merger, PARA and Target Bank each shall promptly notify SLCT and Select Bank in writing of, and provide such information as SLCT or Select Bank shall request regarding, (i) any Material Adverse Effect on its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, might or could cause, create or result in any such Material Adverse Effect, or of  (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of PARA or Target Bank herein to be or become inaccurate, misleading or incomplete, or that has resulted or may or could cause, create or result in the breach or violation of any of PARA’s or Target Bank’s covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.3 below.
(f)   Consents to Assignment of Contracts and Leases.
(i)   PARA will use commercially reasonable efforts to obtain all required consents to the assignment to SLCT of PARA’s rights and obligations under any contracts, including Tangible Property Leases and IP Licenses, each of which consents shall be in such form as shall be specified by SLCT.
(ii)   Target Bank will use commercially reasonable efforts to obtain all required consents to the assignment to Select Bank of Target Bank’s rights and obligations under any contracts, including Tangible Property Leases, Real Property Leases and IP Licenses, each of which consents shall be in such form as shall be specified by Select Bank.
(g)   Qualified Plans.   Target Bank shall take all appropriate action as shall be necessary to maintain the Carolina Premier Bank 401(k) Plan (the “PARA 401(k) Plan”) as a qualified plan for purposes of ERISA until the Effective Time. Target Bank acknowledges that Select Bank, in its sole discretion and as it deems reasonable and appropriate, intends that the PARA Bank 40l(k) Plan will either be (i) merged into the Select Bank & Trust Company 401(k) Plan (the “Select Bank 401(k) Plan”) as soon as practicable after the effective time of the Bank Merger or (ii) terminated effective immediately prior to the Effective Time, in each case in accordance with applicable law and subject to the receipt of all applicable regulatory or governmental approvals and with all New Employees (as defined in Section 5.2(a) below) enrolled in the Select Bank 401(k) Plan as provided in Section 5.2(a). Target Bank shall take all such actions with respect to such plans as shall be necessary to accomplish such intent and, until the effective time of the Bank Merger, will not take any other extraordinary actions with respect to such plans without the written consent of Select Bank.
(h)   Further Action; Instruments of Transfer.   PARA and Target Bank shall each (i) use commercially reasonable efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the expeditious consummation of the transactions described herein, (ii) perform all acts and execute and deliver to SLCT and Select Bank all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by SLCT or Select Bank in consummating such transactions and (iii) cooperate with SLCT and Select Bank fully in carrying out, and will pursue diligently the expeditious completion of, such transactions.
4.2   Negative Covenants of PARA and Target Bank.   Following the date of this Agreement, except as expressly provided under this Agreement, neither PARA nor Target Bank will do any of the following things or take any of the following actions without the prior written consent and authorization of the Chief Executive Officer of SLCT:
(a)   Amendments to Articles of Incorporation or Bylaws.   Amend its articles of incorporation or bylaws.

(b)   Change in Capital Stock.   Make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.
(c)   Options, Warrants and Rights.   Grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.
(d)   Dividends.   Declare or pay any dividends on any outstanding shares of its capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.
(e)   Employment, Benefit or Retirement Agreements or Plans.   Except as required by law or contemplated by this Agreement, (i) enter into, become bound by, renew or extend any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by PARA or Target Bank without cost or other liability on no more than thirty (30) days’ notice; (ii) amend any existing, or adopt, enter into or become bound by any new or additional, profit-sharing, bonus, incentive, change in control or “golden parachute,” stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; (iii) make contributions to any PARA Retirement Plan other than basic and matching contributions in accordance with the terms of such PARA Retirement Plan and as Previously Disclosed; (iv) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group; or (v) take any action to accelerate the vesting of any compensation, option, or other benefit under any PARA Plan (as defined in Section 2.24).
(f)   Increase in Compensation.   With the exception of the anticipated increases in annual salary and annual officer and employee bonuses Previously Disclosed to SLCT and Select Bank, increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants.
(g)   Accounting Practices.   Make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).
(h)   Acquisitions; Additional Branch Offices.   Except as Previously Disclosed, directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.
(i)   Changes in Business Practices.   Except as may be required by the FDIC, the Commissioner, the Federal Reserve or any other governmental or other regulatory agency having jurisdiction over PARA or Target Bank or as shall be required by applicable law or regulation or this Agreement, (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business or (iii)change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Sections 4.1 and 6.8).
(j)   Exclusive Merger Agreement.   Directly or indirectly, through any person (i)encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than SLCT and Select Bank) relating to a merger or other acquisition of PARA or Target Bank or the purchase or acquisition of any PARA Common Stock or Target Bank Common Stock or all or any significant part of PARA’s or Target Bank’s assets; or, except as required by law or by fiduciary obligations owed to the person assisted, provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning PARA or Target Bank or their respective businesses, or afford to any other person or entity access to their respective properties, facilities, books or records; (iii) sell or transfer all or any significant part of PARA’s or Target Bank’s assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.
(k)   Acquisition or Disposition of Assets.
(i)   Except in the ordinary course of business consistent with its past practices, sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets.
(ii)   Enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets, or outside the ordinary course of business consistent with past practices;
(iii)   Enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees, or for a period longer than three (3) months;
(iv)   Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or
(v)   Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any Intellectual Property right or license) other than assets that are obsolete or no longer used in PARA’s and Target Bank’s business; or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of PARA or Target Bank or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any Intellectual Property.
(l)   Debt; Liabilities.   (i) Enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent), except, in the case of Target Bank, in the ordinary course of its business consistent with its past practices.
(m)   Liens; Encumbrances.   Mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (with the exception of those liens and encumbrances Previously Disclosed to SLCT and Select Bank with specificity) remain subject to, any lien or any other encumbrance (except in the case of Target Bank, in the ordinary course of business consistent with its past practices in connection with borrowings, securing of public funds deposits, repurchase agreements or other similar operating matters).

(n)   Waiver of Rights.   Waive, release or compromise any material rights in its favor, except in the ordinary course of business, in good faith and for fair value, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of any of its officers, directors or shareholders.
(o)   Other Contracts.   Enter into or become bound by any contracts, agreements, commitments or understandings (other than those expressly described elsewhere in this Section 4.2) (i) for or with respect to any charitable contribution in excess of  $2,000; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which PARA or Target Bank would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which in the case of Target Bank is entered into other than in the ordinary course of its business consistent with past practices; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit PARA or Target Bank to make expenditures of more than $25,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Target Bank’s lending operations).
(p)   Lending.
(i)   In the case of PARA, originate, fund, purchase or make any extension of credit.
(ii)   In the case of Target Bank, originate, fund, purchase, or make any extension of credit having (i) a fixed rate of interest; (ii) an original principal amount in excess of  $100,000; and (iii) a maturity date more than five (5) years following its date of origination.
(iii)   Target Bank will not enter into any form of indirect lending.
(iv)   Target Bank will not originate or purchase loans outside of Target Bank’s target market, which shall, for purposes of this subsection, be understood to mean the Charlotte–Concord–Gastonia Metropolitan Statistical Area and the Greenville-Spartanburg-Anderson, SC Combined Statistical Area.
(q)   Deposit Liabilities.   Following the date of this Agreement and up to the Effective Time, Target Bank will make pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in its banking market and will not increase its level of brokered deposits as of May 31, 2017, without prior consultation with Select Bank.
4.3   Certain Actions.
(a)   From the date of this Agreement, except as otherwise permitted by this Section 4.3, neither PARA nor Target Bank shall, nor shall either authorize or permit any of its directors, officers, agents, employees, investment bankers, attorneys, accountants, advisors, agents, affiliates or representatives (collectively, “Representatives”) to, directly or indirectly, (i) initiate, solicit, encourage or take any action to facilitate, including by way of furnishing information, any Acquisition Proposal (as defined below) or any inquiries with respect to the making of any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, furnish any information relating to PARA or Target Bank or afford access to the business, properties, assets, books or records of PARA or Target Bank to any Third Party, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal or (iii) except in accordance with Section 8.2(b)(vi), approve, endorse, recommend or enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to an Acquisition Proposal. As used herein, “Third Party” means any person as defined in Section 13(d) of the Securities Exchange Act of 1934 other than SLCT, Select Bank or its affiliates.
The term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice, whether in draft or final form, or disclosure of an intention to do any of the foregoing from any person relating to any (i) direct or indirect acquisition or purchase of  (A) a branch office, (B) a substantial portion of PARA’s or Target Bank’s assets, or (C) a business that constitutes a substantial portion of the net revenues, net income or net assets of PARA or Target Bank, (ii) the direct or indirect acquisition or purchase of any class of equity securities representing ten percent (10%) or more of the voting power of PARA Stock or Target Bank Stock, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of PARA or Target Bank, or (iv) merger, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving PARA or Target Bank other than the transactions contemplated by this Agreement.
(b)   Notwithstanding anything herein to the contrary, PARA and its board of directors shall be permitted (i) to communicate with PARA shareholders with regard to an Acquisition Proposal, provided that the board of directors of PARA shall not withdraw or modify in a manner adverse to SLCT or Select Bank its Approval Recommendation (as defined in Section 4.4(b)) except as set forth in clause (iii) below; (ii) to initiate or engage in any discussions or negotiations with, or provide any information to, any person in response to a Superior Proposal (as defined below) by any such person, if and only to the extent that (A) PARA’s board of directors concludes in good faith, after consultation with outside counsel and PARA’s financial advisor, that failure to do so would breach any fiduciary duties to PARA or its shareholders under applicable law, (B) prior to providing any information or data to any person in connection with a Superior Proposal by any such person, PARA’s board of directors receives from such person an executed confidentiality agreement, a copy of which executed confidentiality agreement shall have been provided to SLCT for informational purposes within twenty-four (24) hours of execution, and (C) at least seventy-two (72) hours prior to providing any information or data to any person or entering into discussions or negotiations with any person, PARA promptly notifies SLCT in writing of the name of such person and the material terms and conditions of any such Superior Proposal (including, if applicable, copies of any written requests, proposals, or offers, including proposed agreements), and (iii) to withdraw, modify, qualify in a manner adverse to SLCT or Select Bank, condition or refuse to make its Approval Recommendation (the “Change in Recommendation”) if PARA’s board of directors concludes in good faith, after consultation with outside counsel and financial advisers, that failure to do so would be reasonably likely to result in a breach of its fiduciary duties to PARA’s shareholders under applicable law.
The term “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal made by a Third Party to acquire more than fifty percent (50%) of the combined voting power of the shares of PARA Common Stock or Target Bank Common Stock then outstanding, or all or substantially all of PARA’s or Target Bank’s assets for consideration consisting of cash or securities or both that is on terms that the board of directors of PARA in good faith concludes, after consultation with its financial advisor(s) and outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, (a) is on terms that the board of directors of PARA in its good faith judgment believes to be more favorable from a financial point of view to its shareholders than the Merger; (b) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the board of directors of PARA, and (c) is reasonably capable of being completed.
(c)   PARA will promptly, and in any event within twenty-four (24) hours, notify SLCT in writing of the receipt of any Acquisition Proposal or any information related thereto, which notification shall describe all material terms of the Acquisition Proposal and identify the Third Party making such proposal.
(d)   If a Payment Event (as hereinafter defined) occurs, PARA shall pay to SLCT by wire transfer of immediately available funds, within two (2) Business Days following such Payment Event, a fee of $1,600,000 (the “Break-up Fee”). The term “Payment Event” means any of the following:
(i)   the termination of this Agreement by SLCT and Select Bank pursuant to Section 8.2(a)(vii);
(ii)   the termination of this Agreement by PARA and Target Bank pursuant to Section 8.2(b)(vi);

(iii)   a tender offer or exchange offer for twenty-five percent (25%) or more of the outstanding common stock of PARA or Target Bank is commenced and PARA shall not have sent to its shareholders, within ten (10) Business Days after the commencement of such tender offer or exchange offer, a statement that the board of directors of PARA recommends rejection of such tender offer or exchange offer; or
(iv)   the occurrence of any of the following events within twelve (12) months of the termination of this Agreement pursuant to Section 8.2(a)(iv) or 8.2(b)(iv), provided that an Acquisition Proposal shall have been made by a Third Party after the date hereof and prior to such termination that shall not have been withdrawn in good faith prior to such termination: (A) PARA or Target Bank enters into an agreement to merge with or into, or be acquired, directly or indirectly, by merger or otherwise by, such Third Party; (B) such Third Party, directly or indirectly, acquires substantially all of the assets of PARA or Target Bank; (C) such Third Party, directly or indirectly, acquires more than fifty percent (50%) of the outstanding PARA Common Stock or Target Bank Common Stock or (D) PARA or Target Bank adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than fifty percent (50%) of the outstanding PARA Common Stock or Target Bank Common Stock, or an extraordinary dividend relating to substantially all of the outstanding PARA Common Stock or Target Bank Common Stock, or substantially all of the assets of PARA or Target Bank.
PARA and Target Bank acknowledge that the agreements contained in this Section 4.3 are an integral part of the transactions contemplated in this Agreement and that, without these agreements, SLCT and Select Bank would not enter into this Agreement. Accordingly, in the event PARA fails to pay to SLCT the Break-up Fee promptly when due, PARA and Target Bank shall, in addition thereto, pay to SLCT all costs and expenses, including attorneys’ fees and disbursements, incurred in collecting such Break-up Fee together with interest on the amount of the Break-up Fee or any unpaid portion thereof, from the date such payment was due until the date such payment is received by SLCT, accrued at the fluctuating prime rate as quoted in The Wall Street Journal as in effect from time to time during the period.
4.4   Shareholder Approval.
(a)   Meeting of Shareholders.   PARA shall cause a special meeting of its shareholders to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and the plan of merger contained herein. In connection with the call and conduct of and all other matters relating to its shareholders’ meeting or other shareholder approval, PARA shall fully comply with all provisions of applicable law and regulations and with its articles of incorporation and bylaws.
(b)   Recommendation of Board of Directors.   Except in the circumstances described in Section 4.3 above, the board of directors of PARA shall recommend to the shareholders of PARA that they vote their shares at the shareholders’ meeting contemplated by Section 4.4(a) above to approve the Agreement (the “Approval Recommendation”).
Article V. COVENANTS OF SLCT AND SELECT BANK
5.1   Employees.
(a)   No Contractual Right to Employment.   Nothing in this Agreement shall be deemed to constitute an employment agreement with any person who is an employee of PARA or Target Bank immediately prior to the Effective Time or to obligate SLCT or Select Bank or any affiliate thereof to employ any such person for any specific period of time or in any specific position or location or to restrict SLCT’s or Select Bank’s right to change the rate of compensation or terminate the employment of any such person at any time and for any reason.
(b)   [Reserved]
5.2   Employee Benefits.
(a)   Generally.   Except as otherwise provided herein, or as Previously Disclosed, and to the extent permitted by contribution and deduction limitations of ERISA and the Code with respect to Select Bank’s qualified plans, any employee of Target Bank who continues employment with Select

Bank at the Effective Time (a “New Employee”) shall become entitled to receive all employee benefits and to participate in all benefit plans provided by Select Bank on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Select Bank. However, each New Employee shall be given credit for his or her full years of service with Target Bank for purposes of (i) entitlement to vacation and sick leave and for participation in all Select Bank welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in the Select Bank 401(k) Plan. Notwithstanding any provision herein to the contrary, Select Bank will not be required to take any action that could adversely affect the continuing qualification of the Select Bank 401(k) Plan. Select Bank will grant to each New Employee a pro rata amount of sick leave and vacation leave, in accordance with the Select Bank’s standard leave policies, for the period between the Effective Time and the end of the calendar year during which the Effective Time occurs. Each New Employee will be subject to Select Bank’s leave policies.
(b)   Health Insurance.   Each New Employee shall be entitled to participate in Select Bank’s group health insurance plan at a cost equal to the cost, if any, for any Select Bank employee, subject to any applicable any preexisting condition requirements under Select Bank’s group health insurance plan.
(c)   Target Bank Employees.   Employees of Target Bank (other than those who are parties to an employment, change of control or other type of agreement with Target Bank that provides for severance) as of the date of the Agreement, who remain employed by Target Bank up to the effective time of the Bank Merger and whose employment is terminated by Select Bank (absent termination for cause as determined by the employer) within six (6) months after the Effective Time, shall receive severance pay equal to two (2) weeks of base weekly pay for each year of service with Target Bank, with a minimum of four (4) weeks of base weekly pay and a maximum of twenty (20) weeks of base weekly pay. Such severance pay will be made at regular payroll intervals. Such severance payments will be in lieu of any severance pay plans that may be in effect at Target Bank prior to the Effective Time. If termination of any such employee’s employment occurs after the 6-month anniversary of the Effective Time, then such employee shall be entitled to receive the severance pay under any severance pay plans that may be in effect at such time at Select Bank.
5.3   Appointment of Directors.   SLCT and Select Bank shall appoint two current members of the board of directors of PARA, Target Bank or other mutually agreeable designee to serve as directors of SLCT and Select Bank (the “Appointed Directors”) following consummation of the Merger and shall take such actions as shall be required, if any, to increase the number of members of its board of directors as may be necessary to permit such Appointed Directors to serve as directors.
5.4   Indemnification of Directors and Officers.   PARA and Target Bank will cause the persons who served as directors or officers of PARA and Target Bank to be covered by prepaid directors’ and officers’ liability insurance policies (i.e., “tail coverage”). Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than six (6) years after the Effective Time, provided that the cost of such coverage does not exceed 150% of the current annual premium. All rights to indemnification under PARA’s and Target Bank’s articles of incorporation, bylaws or Previously Disclosed indemnification contracts or undertakings existing in favor of those persons who are, or were, directors and officers of PARA or Target Bank at or prior to the date of this Agreement shall survive the Merger and SLCT and Select Bank shall cause such indemnification rights to be observed by the Surviving Corporation and the Surviving Bank, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or bylaws of the Surviving Corporation or the Surviving Bank.
5.5   Negative Covenants of SLCT and Select Bank.   Following the date of this Agreement, except as expressly provided under this Agreement, neither SLCT nor Select Bank will do any of the following things or take any of the following actions without the prior written consent and authorization of the Chief Executive Officer of PARA:
(a)   Constituent Documents.   Amend the SLCT or Select Bank charter, bylaws equivalent organizational documents in a manner that would adversely affect PARA or Target Bank.
(b)   Performance Obligations.   Take any action that is likely to materially impair the ability of SLCT or Select Bank to perform any of its obligations under this Agreement or materially delay the issuance of or materially adversely affect the conditions of any required approvals of, or nonobjections to, the Merger and the Bank Merger or materially hinder the ability of SLCT and Select Bank to consummate the Merger and the Bank Merger.
(c)   Reorganization.   Knowingly take any action or fail to take any action that could reasonably be expected to prevent the Merger or Bank Merger from constituting a “reorganization” within the meaning of Section 368(a) of the Code.
(d)   Commitments.   Agree or commit to do any of the foregoing.
5.6   Notice of Certain Changes or Events.   Following the execution of this Agreement and until the Effective Time, SLCT and Select Bank promptly will notify PARA and Target Bank in writing of and provide to it such information as it shall request regarding (i) any material adverse change in SLCT’s or Select Bank’s financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, might or could cause, create or result in any such material adverse change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of SLCT or Select Bank herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of SLCT’s or Select Bank’s covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.2 below.
5.7   Further Action; Instruments of Transfer.   SLCT and Select Bank shall each (i) use commercially reasonable efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the expeditious consummation of the transactions described herein, (ii) perform all acts and execute and deliver to PARA and Target Bank all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by PARA and Target Bank in consummating such transactions and (iii) cooperate with PARA and Target Bank fully in carrying out, and will pursue diligently the expeditious completion of, such transactions.
5.8   Shareholder Approval.
(a)   Meeting of Shareholders.   SLCT shall cause a meeting of its shareholders to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and plan of merger contained herein. In connection with the call and conduct of and all other matters relating to its shareholders’ meeting or other shareholder approval, SLCT shall fully comply with all provisions of applicable law and regulations and with its articles of incorporation and bylaws.
(b)   Recommendation of Board of Directors.   Subject to its fiduciary obligations, the board of directors of SLCT shall recommend to the shareholders of SLCT that they vote their shares at the shareholders’ meeting contemplated by Section 5.8(a) above to approve this Agreement.
5.9   Tax Covenants of SLCT.   After the Effective Time, SLCT, either directly or through Select Bank as long as Select Bank is within Select Bank’s “qualified group” within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii) (the “Qualified Group”), will continue at least one significant historic business line of PARA and Target Bank, or use at least a significant portion of the historic business assets of PARA and Target Bank in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d), except that the historic business assets of PARA or Target Bank may be transferred (i) to a corporation that is another member of SLCT’s Qualified Group, or (ii) to an entity taxed as a partnership if  (A) one or more members of SLCT’s Qualified Group have active and substantial management functions as a partner with respect to such historic business or historic business assets of PARA or Target Bank, as the case may be, or (B) members of SLCT’s Qualified Group in the aggregate own an interest in the partnership representing a significant interest in the historic business or historic business assets of PARA or Target Bank, as the case may be, in each case within the meaning of Treasury Regulations Section 1.368-1(d)(4)(iii).

Article VI. MUTUAL AGREEMENTS
6.1   Shareholder Approval.   SLCT and PARA jointly shall prepare notices of meetings of shareholders and a joint proxy statement soliciting proxies for distribution to the shareholders of SLCT and PARA for the purpose of approving this Agreement and the Merger contemplated hereby (the “Proxy Statement”). Such Proxy Statement shall be in such form and shall contain or be accompanied by such information regarding the shareholders’ meetings, this Agreement, the Parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by SLCT and PARA. SLCT and PARA shall mail the Proxy Statement to their shareholders prior to the scheduled date of their respective shareholders’ meetings in accordance with their respective bylaws and North Carolina law.
6.2   Registration Statements and Regulatory Applications.
(a)   Information for Registration Statements and Regulatory Applications.   Each of SLCT, Select Bank, PARA and Target Bank shall promptly respond, and use its best efforts to cause its directors, officers, accountants and affiliates to promptly respond, to requests by any other Party and its counsel for information for inclusion in the various applications for regulatory approvals, the Proxy Statement and any registration statement to be filed by SLCT. Each of SLCT, Select Bank, PARA and Target Bank hereby covenants that none of such information provided will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times up to and including the Effective Time, none of such information as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
(b)   Filing of Registration Statements and Regulatory Applications.   Each of SLCT, Select Bank, PARA and Target Bank shall prepare and file, or cause to be prepared and filed, all registration statements and applications for regulatory approvals and actions as may be required of it, by applicable law and regulations with respect to the transactions described herein (including applications to the Securities and Exchange Commission, the FDIC, the Commissioner, the Federal Reserve and to any other applicable federal or state banking, securities or other regulatory authority). Each Party shall use its best efforts in good faith to obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each Party shall cooperate with the other Parties in the preparation of all registration statements and applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other Party to complete any such application; and, before the filing therefor, each Party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other Party. Should the appearance of any of the officers, directors, employees or counsel of any of the Parties hereto be requested by any other Party or by any governmental agency at any hearing in connection with any such application, such Party shall promptly use its best efforts to arrange for such appearance.
(c)   Registration Statement.   SLCT and PARA shall cause, as promptly as reasonably practicable after the date hereof, documents to be filed with the SEC, including without limitation, the Registration Statement on Form S-4 of SLCT registering the shares of SLCT Common Stock to be offered to the holders of PARA Common Stock, and all amendments thereto (as amended, the “S-4 Registration Statement”), and the proxy statement and prospectus in the form contained in the S-4 Registration Statement, and all amendments and supplements thereto, to be delivered to shareholders of PARA in accordance with the provisions of this Agreement.
6.3   Access.   Following the date of this Agreement and to and including the Effective Time, PARA, Target Bank, SLCT and Select Bank shall each provide the other Parties’ and such other Parties employees, accountants, counsel or other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants as PARA, Target Bank, SLCT and Select Bank, as the case may be, shall each, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by PARA, Target Bank, SLCT or Select Bank shall be performed in such a manner as will not interfere unreasonably with the other Party’s normal operations or with relationships with its customers or employees, and shall be conducted in accordance with procedures established by the Parties having due regard for the foregoing.
6.4   Costs.   Subject to the provisions of Section 8.3 below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, SLCT and Select Bank on the one hand, and PARA and Target Bank on the other hand, shall pay their own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including all accounting fees, legal fees, filing fees, printing costs, mailing costs, travel expenses, and investment banking fees).
6.5   Announcements.   No person other than the Parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no Party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official for the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to SLCT, Select Bank, PARA or Target Bank, any such disclosure by SLCT, Select Bank, PARA or Target Bank, as the case may be, is required by law or otherwise is prudent.
6.6   Confidentiality.   SLCT, Select Bank, PARA and Target Bank each shall treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about any other Party during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other Party; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any Party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such Party in violation of this Section 6.6), (ii) such document or information was available to the disclosing Party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the FDIC or other regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such Party, disclosure otherwise is required by law. In the event this Agreement is terminated for any reason, then each of the Parties hereto immediately shall return to the other Party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other Party which were obtained during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other Party. The Parties’ obligations of confidentiality under this Section 6.6 shall survive and remain in effect following any termination of this Agreement.
6.7   Environmental Studies.   At its option, Select Bank may cause to be conducted, at its expense, Phase I and/or Phase II environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or any Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as Select Bank shall deem necessary or desirable (collectively, the “Environmental Survey”); provided, however, that the Environmental Survey, to the extent possible, shall be performed in such a manner as will not interfere unreasonably with Target Bank’s normal operations, and provided further, however, that Target Bank shall use commercially reasonable efforts to obtain any required consents of third parties to permit any Environmental Survey of any Loan Collateral. Select Bank shall complete and deliver to Target Bank the report of any such requested Phase I environmental assessment by October 1, 2017 and shall attempt in good faith to complete all such Phase II environmental assessments within ninety (90) days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Section 8.3, the costs of the Environmental Survey shall be paid by Select Bank. If  (i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would constitute a violation of any Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, SLCT or Select Bank reasonably believes that PARA or Target Bank or, following the Merger and the Bank Merger, the Surviving Corporation or the Surviving Bank could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that PARA or Target Bank or, following the Merger, the Surviving Corporation or the Surviving Bank could become liable for monetary damages (including any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, PARA or Target Bank or, following the Merger, SLCT or Select Bank, could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants, SLCT and Select Bank reasonably believe that the amount of expenses or liability which SLCT, Select Bank, PARA or Target Bank could incur or for which either of them could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time during the next ten (10) years could equal or exceed an aggregate of  $150,000, then SLCT and Select Bank shall give PARA and Target Bank prompt written notice thereof  (together with all information in its possession relating thereto if requested by PARA or Target Bank) and, at SLCT and Select Bank’s sole option and discretion, at any time thereafter, but in no event later than November 30, 2017, it may terminate this Agreement without further obligation or liability to PARA, Target Bank or any other person or entity.
6.8   Certain Modifications.   Select Bank and Target Bank shall consult with each other with respect to Target Bank’s loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and Target Bank shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. The Parties also shall consult with each other with respect to the character, amount and timing of restructuring and merger-related expense charges to be taken by each of them in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by them. The representations, warranties and covenants of each of SLCT, Select Bank, PARA and Target Bank contained in this Agreement shall not be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken by reason of this Section 6.8.
6.9   Transition Team.   The Parties shall create a transition team composed of staff and representatives of SLCT, Select Bank, PARA and Target Bank (the “Transition Team”). The purpose of the Transition Team shall be to provide detailed guidance to SLCT and Select Bank in fulfilling and consummating the Merger, to maintain open lines of communication between SLCT and Select Bank on the one hand, and PARA and Target Bank on the other hand, and to handle customer inquiries regarding the Merger. The Transition Team shall meet as necessary until the Effective Time. Members of the Transition Team shall receive no separate compensation for such service.
6.10   Reorganization Matters.   Both prior to and after the Effective Time, each Party’s books and records shall be maintained, and all federal, state and local income Tax Returns and schedules thereto shall be filed in a manner consistent with each of the Merger and the Bank Merger being qualified as a reorganization and nontaxable exchange under Section 368(a)(1)(A) of the Code (and comparable provisions of any applicable state or local laws), except to the extent any of the Merger or the Bank Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a). During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of the

Parties agrees that it shall not, and shall not permit any of its subsidiaries to, take any action that would reasonably be expected to prevent either of the Merger or the Bank Merger from qualifying as a reorganization under Section 368(a) of the Code.
Article VII. CONDITIONS PRECEDENT TO MERGER
7.1   Conditions to All Parties’ Obligations.   Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the Parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:
(a)   Corporate Action.   All corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, including the approval of the shareholders of PARA and SLCT of this Agreement.
(b)   Regulatory Approvals.   (i) The Merger, the Bank Merger and other transactions described herein shall have been approved, to the extent required by law, by the FDIC, the Commissioner, the Federal Reserve and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by SLCT or PARA to be materially disadvantageous or burdensome or to so adversely affect the economic or business benefits of this Agreement to SLCT or PARA’s shareholders as to render it inadvisable for it to consummate the Merger; (iii) all applicable waiting periods following regulatory approvals shall have expired without objection to the Merger or the Bank Merger by the FDIC, the Commissioner, the Federal Reserve or other applicable regulatory authorities; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured and not revoked.
(c)   Adverse Proceedings, Injunction, Etc.   There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits any of the Merger, the Bank Merger or any of the other transactions described herein or any of the Parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of any of the Merger, the Bank Merger or any of such other transactions by the Federal Reserve, the Commissioner, the FDIC, or any actual or threatened litigation under federal antitrust laws relating to the Merger or the Bank Merger, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit SLCT, Select Bank, PARA or Target Bank from consummating either of the Merger or the Bank Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against SLCT, Select Bank, PARA or Target Bank or any of their respective officers or directors which shall reasonably be considered by SLCT, Select Bank, PARA or Target Bank to be materially burdensome in relation to either of the proposed Merger or the Bank Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of SLCT, Select Bank, PARA or Target Bank, and which has not been dismissed, terminated or resolved to the satisfaction of all Parties hereto within ninety (90) days of the institution or threat thereof.
7.2   Additional Conditions to PARA’s and Target Bank’s Obligations. Notwithstanding any other provision of this Agreement to the contrary, PARA’s and Target Bank’s separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

(a)   Material Adverse Change.   There shall have been no determination by PARA or Target Bank that any fact, event or condition exists or has occurred (regardless of whether or not such events or changes are inconsistent with the representations and warranties give herein) that, in the reasonable good faith judgment of PARA or Target Bank, would have a Material Adverse Effect on the Surviving Corporation or the Surviving Bank or the consummation of the transactions contemplated by this Agreement.
(b)   Compliance with Laws.   SLCT and Select Bank shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein, except where the violation of or failure to comply with any such law or regulation would not result in a Material Adverse Effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Surviving Party or the Surviving Bank.
(c)   SLCT’s and Select Bank’s Representations and Warranties and Performance of Agreements; Officers’ Certificate.   Unless waived in writing by PARA or Target Bank as provided in Section 10.3 below, (i) each of the representations and warranties of SLCT and of Select Bank contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Effective Time with the same force and effect as though made on and as of such date, except (A) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of SLCT or of Select Bank, and (B) for the effect of any activities or transactions that may have taken place after the date of this Agreement and are expressly contemplated by this Agreement; and (ii) SLCT and Select Bank shall each have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. PARA and Target Bank shall have received certificates dated as of the Closing Date and executed by the chief executive officer and chief financial officer of each of SLCT and Select Bank to the foregoing effect and as to such other matters as may be reasonably requested by PARA or Target Bank.
(d)   Fairness Opinion.   PARA shall have received from its financial advisor an opinion to the effect that, as of the date of such opinion, the consideration to be received by PARA’s common shareholders in the Merger is fair, from a financial point of view, to PARA’s shareholders.
(e)   Tax Opinion.   PARA shall have received the opinion of Wyrick Robbins Yates & Ponton LLP, in form and substance reasonably satisfactory to PARA, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon customary representations contained in certificates of officers of PARA and SLCT.
(f)   Other Documents and Information from SLCT and Select Bank.   SLCT and Select Bank shall each have provided to PARA and Target Bank correct and complete copies of its articles of incorporation, bylaws and board of directors resolutions approving and adopting, in the case of SLCT, this Agreement and, in the case of Select Bank, the Bank Merger Agreement (all certified by its Secretary or any Assistant Secretary), together with certificates of the incumbency of its officers and such other closing documents and information (including evidence of shareholder approval of this Agreement) as may be reasonably requested by PARA, Target Bank or their counsel.
7.3   Additional Conditions to SLCT’s and Select Bank’s Obligations.   Notwithstanding any other provision of this Agreement to the contrary, SLCT’s and Select Bank’s obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:
(a)   Material Adverse Effect.   There shall have been no determination by SLCT or Select Bank that any fact, event or condition exists or has occurred (regardless of whether or not such events or changes are inconsistent with the representations and warranties give herein) that, in the reasonable good faith judgment of SLCT or Select Bank, would have a Material Adverse Effect on PARA or Target Bank or the consummation of the transactions contemplated by this Agreement.

(b)   Compliance with Laws.   PARA and Target Bank shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein, except where the violation of or failure to comply with any such law or regulation would not have a Material Adverse Effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of PARA or Target Bank.
(c)   PARA’s and Target Bank’s Representations and Warranties and Performance of Agreements; Officers’ Certificate.   Unless waived in writing by SLCT or Select Bank as provided in Section 10.3 below, (i) each of the representations and warranties of PARA and of Target Bank contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at and as of the Effective Time with the same force and effect as though made on and as of such date, except (A) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of PARA or of Target Bank, and (B) for the effect of any activities or transactions that may have taken place after the date of this Agreement and are expressly contemplated by this Agreement, and (ii) PARA and Target Bank shall each have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. SLCT and Select Bank shall have received certificates dated as of the Closing Date and executed by the chief executive officer and chief financial officer of each of PARA and Target Bank to the foregoing effect and as to such other matters as may be reasonably requested by SLCT or Select Bank.
(d)   Fairness Opinion.   SLCT shall have received from The Burke Group, LLC, Atlanta, Georgia, an opinion to the effect that, as of the date of such opinion, the consideration to be paid to PARA’s shareholders in the Merger is fair, from a financial point of view, to SLCT and SLCT’s shareholders.
(e)   Tax Opinion.   SLCT shall have received the opinion of Wyrick Robbins Yates & Ponton LLP, in form and substance reasonably satisfactory to SLCT, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon customary representations contained in certificates of officers of PARA and SLCT.
(f)   Other Documents and Information from PARA and Target Bank.   PARA and Target Bank shall each have provided to SLCT and Select Bank correct and complete copies of its articles of incorporation, bylaws and board of directors resolutions approving and adopting, in the case of PARA, this Agreement and, in the case of Target Bank, the Bank Merger Agreement (all certified by its Secretary or any Assistant Secretary), together with certificates of the incumbency of its officers and such other closing documents and information (including evidence of shareholder approval of this Agreement or the Bank Merger Agreement, as applicable) as may be reasonably requested by SLCT, Select Bank or their counsel.
(g)   Property.
(i)   Target Bank shall have obtained all required consents to the assignment to Select Bank of its rights and obligations under all Tangible Property Leases, IP Licenses and Real Property Leases material to the business of Target Bank, and such consents shall be in such form and substance as shall be reasonably satisfactory to Select Bank; and each of the licensors and lessors of Target Bank shall have confirmed in writing that Target Bank is not in default under the terms and conditions of any Tangible Property Lease, IP License or Real Property Lease.
(ii)   PARA shall have obtained all required consents to the assignment to SLCT of its rights and obligations under all Tangible Property Leases or IP Licenses material to the business of PARA, and such consents shall be in such form and substance as shall be reasonably satisfactory to SLCT; and each of the licensors and lessors of PARA shall have confirmed in writing that PARA is not in default under the terms and conditions of any Tangible Property Lease or IP License.

(h)   Noncompetition Agreements.   Each person who is a non-employee member of the board of directors of PARA or Target Bank as of the date hereof, shall have executed and delivered a noncompetition agreement dated even date herewith with SLCT in such form as is reasonably satisfactory to SLCT.
(i)   Classified Assets Ratio.   The ratio of Target Bank’s classified assets to the sum of its total shareholders’ equity and allowance for loan and lease losses shall be less than 12.50% as of the Closing Date.
(j)   Termination of Executive Agreements.   Each of David P. Barksdale, Caryn R. Johnson, Timothy Key, Amy Macari, Kendall R. Stewart, and C. Hunter Widener shall have entered into a termination agreement, in such form as is reasonably satisfactory to SLCT and Select Bank, providing for the termination of his or her existing employment agreement or change in control agreement with PARA or Target Bank and the waiver of any claims associated therewith in consideration of a payment to be made by Target Bank immediately prior to the Effective Time and none of the consideration payable pursuant to any such termination agreement or otherwise to any of the above-named individuals shall, individually or collectively, give rise to the imposition of any excise tax under the Code, disallowance of any deduction by reason of Sections 162(m), 404, or 280G of the Code, or any withholding under Sections 409A, 457A or 4999 of the Code (whether directly under such Section or pursuant to Code Section 3401).
(k)   Appraisal Shares.   The number of Appraisal Shares shall not be more than ten percent (10%) of the total issued and outstanding shares of common stock of PARA.
Article VIII. TERMINATION; BREACH; REMEDIES
8.1   Mutual Termination.   At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of PARA and SLCT), this Agreement may be terminated by the mutual agreement of PARA and SLCT. Upon any such mutual termination, all obligations of PARA and SLCT hereunder shall terminate and SLCT and Select Bank on the one hand, and PARA and Target Bank on the other hand, shall pay their own costs and expenses as provided in Section 6.4.
8.2   Unilateral Termination.   This Agreement may be terminated by either SLCT or PARA, (whether before or after approval hereof by the shareholders of PARA and SLCT) upon written notice to the other Parties and under the circumstances described below.
(a)   Termination by SLCT.   This Agreement may be terminated by SLCT and Select Bank by action of their boards of directors:
(i)   if any of the conditions to the obligations of SLCT or Select Bank (as set forth in Sections 7.1 and 7.3) shall not have been satisfied, or effectively waived in writing by SLCT and Select Bank, by April 30, 2018 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of SLCT or Select Bank to satisfy any of its obligations, covenants or agreements contained herein);
(ii)   if PARA or Target Bank shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or VI herein in any material respect;
(iii)   if SLCT determines at any time that any of PARA’s or Target Bank’s representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, might or could cause any such representations or warranties to become false or misleading in any material respect;
(iv)   if PARA’s shareholders do not approve this Agreement;
(v)   if the Merger shall not have become effective on or before April 30, 2018, unless such date is extended as evidenced by the written mutual agreement of the Parties hereto; provided, however, that in the event there is a delay of not more than thirty (30) days caused by circumstances beyond the control of the Parties hereto, the dates set forth in this Section 8.2(a) shall be extended by mutual agreement for up to an additional sixty (60) days;

(vi)   under the circumstances described in Section 6.7 above; or
(vii)   if  (A) PARA or Target Bank shall have breached Section 4.3 in any material respect, (B) PARA shall have breached its obligation set forth in Section 4.4(b) to make its Approval Recommendation or shall have effected a Change in Recommendation, (C) PARA’s board of directors shall have recommended approval of an Acquisition Proposal, or (D) PARA shall have breached its obligation set forth in Paragraph 4.4(a) to hold the meeting of shareholders to approve and adopt this Agreement.
However, before SLCT and Select Bank may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Section 8.2(a), they shall give written notice to PARA and Target Bank as provided herein stating their intent to terminate and a description of the specific breach, default, violation or other condition giving rise to the right to so terminate, and, such termination by SLCT shall not become effective if, within thirty (30) days following the giving of such notice, PARA and Target Bank shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of SLCT and Select Bank. In the event PARA and Target Bank cannot or do not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of SLCT and Select Bank within such 30-day period, SLCT and Select Bank shall have thirty (30) days to notify PARA and Target Bank of their intention to terminate this Agreement. A failure to so notify PARA and Target Bank will be deemed to be a waiver by SLCT and Select Bank of the breach, default or violation pursuant to Section 10.3.
(b)   Termination by PARA.   This Agreement may be terminated by PARA and Target Bank by action of their boards of directors:
(i)   if any of the conditions of the obligations of PARA or Target Bank (as set forth in Section 7.1 and 7.2 above) shall not have been satisfied, or effectively waived in writing by PARA and Target Bank, by April 30, 2018 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of PARA or Target Bank to satisfy any of its obligations, covenants or agreements contained herein);
(ii)   if SLCT or Select Bank shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;
(iii)   if PARA determines that any of SLCT’s or Select Bank’s representations and warranties contained in Article III or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, might or could cause any such representations or warranties to become false or misleading in any material respect;
(iv)   if SLCT’s shareholders do not approve this Agreement;
(v)   if the Merger shall not have become effective on or before April 30, 2018, unless such date is extended as evidenced by the written mutual agreement of the Parties hereto; provided, however, that in the event there is a delay of not more than thirty (30) days caused by circumstances beyond the control of the Parties hereto, the dates set forth in this Section 8.2(b) shall be extended by mutual agreement for up to an additional ninety (90) days;
(vi)   at any time prior to the date of mailing of the Proxy Statement by PARA in order for PARA to enter into an Acquisition Proposal that has been received by PARA and the PARA board of directors in compliance with Section 4.3, if PARA concludes in good faith, in consultation with its financial and legal advisors, that such Acquisition Proposal is a Superior Proposal; provided, however, that this Agreement may be terminated by PARA pursuant to this Paragraph 8.2(b)(vi) after ten (10) business day following PARA’s provision of written notice to SLCT advising SLCT that the PARA board of directors is prepared to accept a Superior Proposal and only if  (A) during such 10-business day period, PARA has caused its financial and legal advisors to negotiate with SLCT in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a

Superior Proposal, and (B) PARA’s board of directors has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations and has concluded in good faith, based upon consultation with its financial and legal advisers, that such Acquisition Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by SLCT; or
Before PARA may terminate this Agreement for any of the reasons specified above in clause (i), (ii), or (iii) of this Section 8.2(b), it shall give written notice to SLCT as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by PARA shall not become effective if, within thirty (30) days following the giving of such notice, SLCT shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of PARA. In the event SLCT cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of PARA within such 30-day period, PARA shall have thirty (30) days to notify SLCT of its intention to terminate this Agreement. A failure to so notify SLCT will be deemed to be a waiver by PARA of the breach, default or violation pursuant to Section 10.3 below.
8.3   Effect of Termination.
(a)   In the event this Agreement is terminated by PARA pursuant to Section 8.2(b)(vi) or by SLCT pursuant to Section 8.2(a)(vii), PARA shall pay the Break-up Fee to SLCT and each Party shall pay its own out-of-pocket costs and expenses relating to the Merger. Anything in this Agreement to the contrary notwithstanding, in no event shall the amount owed by PARA to SLCT and Select Bank pursuant to Section 4.3(d) and this Section 8.3 exceed the Break-up Fee, plus any costs, expenses, and interest due under Section 4.3(d)(iv).
(b)   Except as set forth in Sections 4.3(d), 8.2(b)(vi), 8.2(a)(vii) and 8.3(a), in the event of the termination of this Agreement, this Agreement shall become void and have no effect except that the provisions of Article IX, and Sections 6.6 and 10.2 of this Agreement shall survive such termination, and no Party hereto shall have any liability to any other Party in connection with such termination.
Article IX. INDEMNIFICATION
9.1   Agreement to Indemnify.   In the event this Agreement is terminated for any reason and the Merger is not consummated, then PARA and Target Bank, on the one hand, and SLCT and Select Bank, on the other hand, will indemnify each other as provided below.
(a)   By PARA.   PARA and Target Bank shall indemnify, hold harmless and defend SLCT and Select Bank from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature that arise from or are related to claims by third parties, including without limitation reasonable attorneys’ fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by SLCT or Select Bank:
(i)   in connection with or which arise out of or result from or are based upon (A) PARA or Target Bank’s operations or business transactions or its relationship with any of its employees, or (B) PARA or Target Bank’s intentional or grossly negligent failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;
(ii)   in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes an intentional or grossly negligent breach by PARA or Target Bank of, or any intentional or grossly negligent inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of PARA or Target Bank to perform any of its covenants, agreements or obligations under or in connection with this Agreement;
(iii)   in connection with or which arise out of or result from or are based upon any information provided by PARA or Target Bank which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to the shareholders of PARA and SLCT to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and
(iv)   in connection with or which arise out of or result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation on, from or relating to the Real Property or Previous Real Property by PARA or Target Bank or any other person of any Hazardous Substances, or any action taken or any event or condition occurring or existing with respect to the Real Property or Previous Real Property which constitutes a violation of any Environmental Laws by PARA, Target Bank or any other person.
(b)   By SLCT.   SLCT and Select Bank shall indemnify, hold harmless and defend PARA and Target Bank from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature that arise from or are related to claims by third parties, including without limitation reasonable attorneys’ fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by PARA or Target Bank:
(i)   in connection with or which arise out of or result from or are based upon (A) SLCT or Select Bank’s operations or business transactions or its relationship with any of its employees, or (B) SLCT or Select Bank’s intentional or grossly negligent failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;
(ii)   in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes an intentional or grossly negligent breach by SLCT or Select Bank of, or any intentional or grossly negligent inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of SLCT to perform any of its covenants, agreements or obligations under or in connection with this Agreement; and,
(iii)   in connection with or which arise out of or result from or are based upon any information provided by SLCT or Select Bank which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to the shareholders of PARA and SLCT to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.
(c)   Compliance with Regulation W.   Notwithstanding any other provision contained in this Agreement, neither Target Bank nor Select Bank shall have any duty to provide indemnification hereunder, if such indemnification would be impermissible pursuant to Section 23A of the Federal Reserve Act or Federal Reserve Regulation W.
9.2   Procedure for Claiming Indemnification.
(a)   By SLCT.   If any matter subject to indemnification hereunder arises in the form of a claim against SLCT, Select Bank or their respective successors and assigns (herein referred to as a “Third Party Claim”), SLCT and/or Select Bank promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to PARA and Target Bank. Within 15 days of such notice, PARA and Target Bank either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify SLCT and Select Bank that PARA and Target Bank dispute the Third Party Claim and intend to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by PARA and Target Bank and the cost of such defense shall be borne by PARA and Target Bank except that SLCT and Select Bank shall have the right to participate in such defense at their own expense and provided that PARA and

Target Bank shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon SLCT, Select Bank or their respective successors or assigns. SLCT and Select Bank agree that they shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to PARA and Target Bank without charge therefor except for out-of-pocket expenses. If PARA and/or Target Bank fail to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, SLCT and Select Bank shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. SLCT and Select Bank also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by PARA and Target Bank.
(b)   By PARA.   If any matter subject to indemnification hereunder arises in the form of a claim against PARA, Target Bank or their respective successors and assigns (herein referred to as a “Third Party Claim”), PARA and Target Bank promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to SLCT and Select Bank. Within 15 days of such notice, SLCT and Select Bank either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify PARA and Target Bank that SLCT and Select Bank dispute the Third Party Claim and intend to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by SLCT and Select Bank and the cost of such defense shall be borne by SLCT and Select Bank except that PARA and Target Bank shall have the right to participate in such defense at its own expense and provided that SLCT and Select Bank shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon PARA, Target Bank or their respective successors and assigns. PARA and Target Bank agree that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to SLCT and Select Bank without charge therefor except for out-of-pocket expenses. If SLCT and Select Bank fail to take action within 15 days as hereinabove provided or, having taken such action, thereafter fail diligently to defend and resolve the Third Party Claim, PARA and Target Bank shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. PARA and Target Bank also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by SLCT and Select Bank.
Article X. MISCELLANEOUS PROVISIONS
10.1   Reservation of Right to Revise Structure.   Notwithstanding any provision herein to the contrary, SLCT shall have the unilateral right to revise the structure of the Merger and the Bank Merger for any reason SLCT may deem advisable; provided, however, that no such change will (i) alter or change the amount or kind of consideration to be received by the shareholders of PARA in the Merger or (ii) adversely affect the federal income Tax treatment to the shareholders of PARA as a result of receiving such consideration. In the event of such election by SLCT, the Parties hereto shall execute one or more appropriate amendments to this Agreement.
10.2   Survival of Representations, Warranties and Covenants.   Except as provided under Article IX, none of the representations, warranties or agreements herein shall survive the effectiveness of the Bank Merger, and no Party shall have any right after the effective time of the Bank Merger to recover damages or any other relief from any other Party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the Parties’ agreements contained in Section 6.6 above, and the covenants contained in Sections 5.1 through 5.4 above shall survive the effectiveness of the Merger.
10.3   Waiver.   Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the Party which is, and whose shareholders are, entitled to the benefits thereof, provided, however, that any such waiver shall be effective only upon a determination by the waiving Party (through action of its board of directors) that such waiver would not adversely affect the interests of the waiving Party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any Party shall be effective unless such waiver is in writing and signed by the waiving Party or as provided in Sections 8.2(a) and 8.2(b) above, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any Party to exercise any power, or to insist upon strict compliance by any other Party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any Party to demand full and complete compliance with such terms.
10.4   Amendment.   This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of PARA and SLCT, by an agreement in writing approved by a majority of the board of directors of each of PARA and Target Bank and SLCT and Select Bank executed in the same manner as this Agreement; provided however, that the provisions of this Agreement relating to the manner or basis in which shares of PARA Common Stock are converted into the Merger Consideration shall not be amended after the approval of this Agreement by the shareholders of PARA without the requisite approval of such shareholders of such amendment.
10.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:
(a)   If to PARA and/or Target Bank, to:
David P. Barksdale
Premara Financial, Inc.
Carolina Premier Bank
13024 Ballantyne Corporate Pl
Suite 100
Charlotte, NC 28277
With copy to:
Phil Shasteen, Esq.
Johnson Pope Bokor Ruppel & Burns, LLP
401 East Jackson Street
Tampa, FL 33602
(b)   If to SLCT and/or Select Bank, to:
William L. Hedgepeth II
Select Bancorp, Inc.
Select Bank & Trust Company
700 W Cumberland St
Dunn, NC 28334
With copy to:
Todd H. Eveson, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
10.6   Further Assurance.   SLCT and Select Bank on the one hand, and PARA and Target Bank on the other hand, shall each furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, as such other Party may reasonably request.
10.7   Entire Agreement.   This Agreement (including all schedules and exhibits attached hereto) contains the entire agreement of the Parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the Parties hereto other than those contained herein in writing.

10.8   Severability of Provisions.   The invalidity or unenforceability of any term, phrase, clause, Section, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.
10.9   Assignment.   This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties hereto.
10.10   Counterparts.   Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which together shall constitute one agreement.
10.11   Governing Law.   This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina (without respect to its conflicts of laws principles) except to the extent federal law may apply.
10.12   Inspection.   Any right of SLCT or Select Bank on the one hand, and PARA or Target Bank on the other hand, hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that SLCT, Select Bank, PARA or Target Bank should have conducted any investigation or that such right has been exercised by SLCT, Select Bank, PARA or Target Bank or their agents, representatives or others. Any investigations or inspections that have been made by SLCT, Select Bank, PARA or Target Bank or their agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of SLCT, Select Bank, PARA or Target Bank in this Agreement.
10.13   Knowledge.   As used in this Agreement, “to the Knowledge” (and similar phrases) of PARA or Target Bank means the actual knowledge, after reasonable investigation, of David P. Barksdale, Caryn R. Johnson, Timothy Key, Amy Macari, Kendall R. Stewart, and C. Hunter Widener and the phrase “to the Knowledge” (and similar phrases) of SLCT or Select Bank means the actual knowledge, after reasonable investigation, of William L. Hedgepeth II, Mark A. Jeffries, Lynn H. Johnson, W. Keith Betts and D. Richard Tobin, Jr.
10.14   Material Adverse Effect.   As used in this Agreement, the term “Material Adverse Effect,” with respect to any Party, means any event or change that has a material and adverse impact on (i) the financial position, results of operations, business or prospects of such Party, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the Bank Merger, as applicable; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (A) changes in banking and similar laws of general applicability or interpretations thereof by any applicable governmental authority, (B) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes in general economic conditions, including interest rates, affecting banks generally, (D) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Merger, or restructuring charges taken in connection with the Merger and transactions contemplated hereby, in each case in accordance with GAAP, and (E) the effects of any action or omission taken by SLCT or Select Bank on the one hand, or PARA or Target Bank on the other hand, with the prior written consent of the other, or as otherwise contemplated by the Agreement.
10.15   No Third-Party Rights.   No person will have any legal or equitable right, remedy, or claim under or with respect to this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any person who is not a Party to the Agreement.
10.16   Construction.   The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific governmental agency or entity shall include any successor statute or regulation, or successor governmental agency or entity, as the case may be. The word “including” shall mean including, without limitation. Any reference to the singular in this Agreement shall also include the plural and vice versa. All pronouns and any variations thereof used in this

Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. All references herein to “Articles”, “Sections” and “Exhibits” shall mean the articles and sections of, and exhibits to, this Agreement, unless otherwise stated. The Article and Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation hereof. As used herein, the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental authority or instrumentality, or other entity of any kind or nature.
10.17   WAIVER OF JURY TRIAL.   EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
10.18   Time of Essence.   With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
[Signatures on following page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the date first above written.
SELECT BANCORP, INC.
By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II, President and CEO
SELECT BANK & TRUST COMPANY
By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II, President and CEO
PREMARA FINANCIAL, INC.
By:	/s/ David P. Barksdale
David P. Barksdale, President and CEO
CAROLINA PREMIER BANK
By:	/s/ David P. Barksdale
David P. Barksdale, President and CEO

EXHIBIT A
BANK MERGER AGREEMENT
[Attached]

AGREEMENT AND PLAN OF REORGANIZATION AND BANK MERGER
THIS AGREEMENT AND PLAN OF REORGANIZATION AND BANK MERGER, dated as of July 20, 2017 (this “Agreement”), is made and entered into between Select Bank & Trust Company, a North Carolina banking corporation (“Select Bank”), and Carolina Premier Bank, a North Carolina banking corporation (“Premier Bank”).
WITNESSETH:
WHEREAS, Select Bancorp, Inc. (“SLCT”), the holding company of Select Bank, and Premara Financial, Inc., the holding company of Premier Bank (“PARA”), are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of July 20, 2017 (the “Parent Merger Agreement”), pursuant to which, subject to the terms and conditions of the Parent Merger Agreement, PARA shall merge with and into SLCT (the “Parent Merger”), whereby SLCT shall be the surviving corporation; and
WHEREAS, the respective boards of directors of Select Bank and Premier Bank, acting pursuant to resolutions duly adopted pursuant to the authority given by, and in accordance with, applicable law, have approved this Agreement and authorized the execution hereof; and
WHEREAS, immediately following the consummation of the Parent Merger, with the approval of the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks (the “NCCOB”), the parties intend to effect a combination pursuant to Section 53C-7-201 of the North Carolina General Statutes (“NCGS”) whereby Premier Bank will be merged with and into Select Bank, with Select Bank continuing as the surviving bank resulting from such merger, on the terms and subject to the conditions of this Agreement and in accordance with relevant provisions of the Bank Merger Act, as amended, and North Carolina law, including Chapters 53C and 55 of the NCGS.
NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:
ARTICLE I
THE MERGER
1.1   Merger; Surviving Bank
Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Premier Bank shall be merged with and into Select Bank, pursuant to the provisions of, and with the effect provided in, applicable law (said transaction, the “Merger”), and the corporate existence of Premier Bank shall cease. Select Bank shall continue its corporate existence under the laws of the State of North Carolina and shall be the banking corporation surviving the Merger (the “Surviving Bank”). The parties hereto intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.
1.2   Articles of Incorporation and Bylaws
From and after the Effective Time (as defined in Section 1.3 below), the Articles of Incorporation of Select Bank shall be the Articles of Incorporation of the Surviving Bank until thereafter amended in accordance with applicable law. From and after the Effective Time, the Bylaws of Select Bank shall be the Bylaws of the Surviving Bank until thereafter amended in accordance with applicable law.
1.3   Effective Time of Merger
Subject to satisfaction or waiver of all conditions precedent set forth in this Agreement, the Merger shall become effective on the date and at the time (the “Effective Time”) on which Articles of Merger, executed in accordance with applicable law, shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in such Articles of Merger as the effective time of the Merger).
1.4   Effect of Merger
The Merger shall have the effects set forth in Sections 53C-7-205 and 55-11-06(a) of the NCGS. Without limiting the generality of the foregoing, all assets as they exist at the Effective Time shall pass to
A-A-1

and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all of the liabilities of every kind and description of the merging institutions existing as of the Effective Time of the Merger.
1.5   Business of Surviving Bank
The business of the Surviving Bank after the Merger shall continue to be that of a North Carolina banking corporation.
1.6   Directors and Officers
Upon consummation of the Merger, the directors and officers of the Surviving Bank shall be the persons serving as directors and officers of Select Bank immediately prior to the Effective Time. Directors of the Surviving Bank shall serve for such terms in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank.
ARTICLE II
TREATMENT OF SHARES
2.1   Treatment of Shares
At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof (a) each share of Premier Bank common stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled without any additional consideration issued therefor and (b) the shares of Select Bank common stock issued and outstanding immediately prior to the Effective Time shall remain outstanding, shall be unchanged after the Merger and shall immediately after the Effective Time constitute all of the issued and outstanding capital stock of the Surviving Bank.
ARTICLE III
CONDITIONS PRECEDENT
3.1   Conditions
The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a)   Shareholder Approval.   The Agreement shall have been ratified and confirmed by the written consent of the sole shareholder of each of Select Bank and Premier Bank in lieu of a meeting of shareholders, provided that such action by written consent is authorized under the applicable Articles of Incorporation or Bylaws or otherwise provided by law. Alternatively, the Agreement may be ratified and confirmed by resolution of the board of directors of the sole shareholder of each of Select Bank and Premier Bank.
(b)   Regulatory Approvals.   The parties shall have received all consents, approvals and permissions and the satisfaction of all of the requirements prescribed by law, including, but not limited to, the consents, approvals and permissions of all regulatory authorities which are necessary to the carrying out of the Merger described in this Agreement.
(c)   No Injunctions or Restraints.   There shall not be in effect any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger under applicable law.
(d)   Parent Merger.   The Parent Merger shall have been consummated in accordance with the terms and conditions of the Parent Merger Agreement.
ARTICLE IV
TERMINATION AND AMENDMENT
4.1   Termination
Notwithstanding the approval of this Agreement by the shareholders of Select Bank or Premier Bank, this Agreement shall terminate forthwith prior to the Effective Time in the event the Parent Merger Agreement is terminated as therein provided. This Agreement may also be terminated by mutual written consent of the parties hereto.
A-A-2

4.2   Amendment
This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.
ARTICLE V
MISCELLANEOUS
5.1   Representations and Warranties
Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.
5.2   Further Assurances
If, at any time, the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank title to any property or rights of Premier Bank or otherwise carry out the provisions hereof, the proper officers and directors of Premier Bank, as of the Effective Time, and thereafter the officers and directors of the Surviving Bank acting on behalf of Premier Bank, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof.
5.3   Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to any applicable conflicts of law, except to the extent federal law may be applicable.
5.4   Successors and Assigns
This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.
5.5   Counterparts
This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signatures on following page]
A-A-3

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization and Bank Merger to be executed by its duly authorized officers, all as of the date first set forth above.
SELECT BANK & TRUST COMPANY
By:	William L. Hedgepeth II President and Chief Executive Officer
CAROLINA PREMIER BANK
By:	David P. Barksdale President and Chief Executive Officer
A-A-4

EXHIBIT B
FORM OF support agreement
[Attached]

SHAREHOLDER SUPPORT AGREEMENT
THIS SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July ___, 2017, by and among Select Bancorp, Inc., a North Carolina corporation (“SLCT”), Premara Financial, Inc., a North Carolina corporation (“PARA”), and the undersigned shareholder of PARA (the “Shareholder”).
The Shareholder desires that SLCT and PARA enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof, by and among SLCT, Select Bank & Trust (“Select Bank”), PARA and Carolina Premier Bank (as the same may be amended or supplemented, the “Merger Agreement”). The Merger Agreement provides for the acquisition of PARA by SLCT pursuant to a merger (the “Merger”). The transactions described in the Merger Agreement are subject to required shareholder and bank regulatory approvals, as well as to the satisfaction of certain other conditions described in the Merger Agreement.
The Shareholder and PARA are executing this Agreement as an inducement and condition to SLCT entering into, executing, and performing the Merger Agreement and the transactions (the “Transactions”) contemplated therein, including, without limitation, the Merger. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.
NOW, THEREFORE, in consideration of the execution and delivery by SLCT of the Merger Agreement and the mutual covenants, conditions, and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:
1.   Representations and Warranties.   The Shareholder represents and warrants to SLCT as follows:
(a)   The Shareholder has sole voting power over the number of shares of PARA Common Stock, including any stock options or warrants to acquire PARA Common Stock (the “Solely-Owned Shares”) and shared voting authority over the number of shares of PARA Common Stock (the “Co-Owned Shares” and together with the Solely-Owned Shares, the “Shareholder’s Shares”), set forth below such Shareholder’s name on the signature page hereof; provided, however, that the Shareholder’s Shares shall not include, and this Agreement shall not apply with respect to, any shares over which the Shareholder has or shares voting power solely in a fiduciary capacity on behalf of any Person other than PARA (“Fiduciary Shares”). Except for the Shareholder’s Shares and the Fiduciary Shares, the Shareholder does not have voting power over any shares of PARA Common Stock.
(b)   This Agreement has been duly authorized, executed, and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.
(c)   None of the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in subsection 1(d) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder’s Shares are subject. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, arbitral award or holding, statute, law, rule or regulation applicable to the Shareholder or the Shareholder’s Shares.
(d)   The Shareholder’s Shares and any certificates representing the Shareholder’s Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all pledges, Liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (a “Lien”), except for (i) any Liens arising hereunder, (ii) Liens, if any, which have been disclosed on Exhibit A hereto, and (iii) the rights of any co-owner of Co-Owned Shares.
(e)   The Shareholder understands and acknowledges that SLCT is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 2 of this Agreement is granted in consideration for the execution and delivery of the Merger Agreement by SLCT.
A-B-1

2.   Voting Agreements.   The Shareholder agrees with, and covenants to, SLCT as follows:
(a)   At any meeting of shareholders of PARA called to vote upon the Merger Agreement and/or the Transactions or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and/or the Transactions is sought (collectively, the “Shareholders’ Meeting”), the Shareholder shall vote (or cause to be voted) all of the Solely-Owned Shares which are outstanding, and shall use Shareholder’s best efforts to cause to be voted all of the Co-Owned Shares which are outstanding, in favor of the execution and delivery by PARA of the Merger Agreement, and the approval of the terms thereof  (including the plan of merger contained herein) and each of the Transactions. The Shareholder shall not grant any proxies for the Shareholder’s Shares to any third party, except where such proxies are expressly directed to vote in favor of the Merger Agreement and the Transactions. The Shareholder hereby waives all notice and publication of notice of any Shareholders’ Meeting to be called or held with respect to the Merger Agreement and the Transactions.
(b)   At any meeting of PARA’s shareholders or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Solely-Owned Shares, and shall use Shareholder’s best efforts to cause to be voted the Co-Owned Shares, against (i) any Acquisition Proposal, or (ii) any amendment of PARA’s articles of incorporation or bylaws or other proposal or transaction involving PARA, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger Agreement, or any of the Transactions (each of the foregoing in clause (i) or (ii) above, a “Competing Transaction”).
3.   Covenants.   The Shareholder agrees with, and covenants to, SLCT as follows:
(a)   The Shareholder shall not, without the prior written consent of SLCT, which SLCT shall not unreasonably withhold, (i) exercise any stock option or warrant to acquire PARA Common Stock, (ii) “Transfer” (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, hypothecation or other disposition or transfer of the Shareholder’s Shares or any interest therein), or consent to any Transfer of, any or all of the Shareholder’s Shares or any interest therein, except to SLCT pursuant to the Merger Agreement; (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of Shareholder’s Shares or any interest therein, except to SLCT, (iv) grant any proxy, written consent, power of attorney or other authorization in or with respect to Shareholder’s Shares or the right to vote or provide a written consent or waiver with respect to Shareholders’ Shares, except for those consistent with this Agreement, or (v) deposit Shareholder’s Shares into a voting trust or enter into any voting agreement, arrangement or understanding with respect to Shareholder’s Shares; provided, that the Shareholder may enter into agreements for the cancellation or cash out of PARA Options as contemplated by the Merger Agreement; and provided, further, that the Shareholder may Transfer any of Shareholder’s Shares (a) by will or pursuant to the laws of descent and distribution, or (b) to any family member of Shareholder or charitable institution, provided further, that such transferee shall, prior to such Transfer, become a party to this Agreement subject to its terms and obligations to the same extent as the Shareholder, by executing and delivering to SLCT a counterpart to this Agreement in form and substance satisfactory to SLCT. PARA agrees with, and covenants to, SLCT that PARA shall not register the transfer of any certificate representing any of the Shareholder’s Shares, including any additional shares of PARA Common Stock acquired by the Shareholder and pursuant to any stock option, warrant or other derivative security to acquire PARA Common Stock, unless such transfer is made to SLCT or otherwise in compliance with this Agreement.
(b)   Except as specifically permitted by Section 4.3 of the Merger Agreement solely in such Shareholder’s capacity as an officer or director of PARA, the Shareholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Shareholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal or Competing Transaction or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, Superior Proposal, or Competing Transaction, other than the Merger and the other Transactions
A-B-2

contemplated by the Merger Agreement and other than any Transfer expressly permitted by the provisos to Section 3(a) of this Agreement.
4.   No Prior Proxies.   The Shareholder represents, warrants and covenants that any proxies or voting rights previously given in respect of the Shareholder’s Shares other than to SLCT are not irrevocable, and that any such proxies or voting rights are hereby irrevocably revoked.
5.   Certain Events.   The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder’s interest in the Shareholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Shareholder’s Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of PARA affecting the PARA Common Stock, or the acquisition of additional shares of PARA Common Stock (including pursuant to the exercise or exchange of any PARA stock options or warrants) or other voting securities of PARA by any shareholder, the number of shares of PARA Common Stock subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of PARA Common Stock or other voting securities of PARA issued to or acquired by the Shareholder.
6.   Further Assurances.   The Shareholder shall, upon request of SLCT and at SLCT’s reasonable expense, execute and deliver any additional documents and take such further actions as may reasonably be deemed by SLCT to be necessary or desirable to carry out the provisions hereof, including the voting of the Shareholder’s Shares as contemplated by Section 2 of this Agreement.
7.   Termination.   This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of  (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms, in which event the provisions of this Agreement shall terminate, except for Section 8, which shall survive for two years.
8.   Miscellaneous.
(a)   Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement. As used herein, the singular shall include the plural and any reference to gender shall include all other genders. The terms “include,” “including” and similar phrases shall mean including without limitation, whether by enumeration or otherwise. As used herein, the term “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental authority or instrumentality, or other entity of any kind or nature.
(b)   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by reliable overnight delivery or by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to SLCT or PARA, to the addresses set forth in Section 10.5 of the Merger Agreement; and (ii) if to the Shareholder, to its address shown below its signature on the last page hereof.
(c)   The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
(d)   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement. A facsimile signature shall constitute an original signature and shall have the same force and effect as an original manual signature for all purposes.
(e)   This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, but shall not modify or supersede any other Agreement entered into as part of the Merger Agreement or thereafter.
A-B-3

(f)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without regard to the applicable conflicts of laws principles thereof.
(g)   This Agreement shall be binding upon and inure to the benefit of SLCT, PARA and the Shareholder, and their respective successors, assigns, heirs and personal and legal representatives, provided the Shareholder may not transfer or assign any rights or interests in the Shareholder’s Shares, except to SLCT or as expressly permitted by this Agreement. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by PARA or the Shareholder without the prior written consent of the other parties, except as expressly contemplated by Section 3(a) of this Agreement. Any assignment in violation of the foregoing shall be void.
(h)   The Shareholder agrees that irreparable damage would occur and that SLCT would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Shareholder acknowledges and agrees that any breach or threatened breach of this Agreement will result in irreparable damage to SLCT and its subsidiaries and that SLCT and any of its Subsidiaries shall be entitled to exercise all rights and remedies, including one or more temporary restraining orders and/or injunctions and other equitable relief, including specific performance, to prevent breaches or threatened breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of North Carolina without the necessity of posting any bond or security (all of which are waived by the Shareholder), and to exercise all other rights and remedies at law or in equity, including, without limitation, the right to damages. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any federal court located in the State of North Carolina or any North Carolina state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.
(i)   If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.
(j)   No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.
[Signature page follows]
A-B-4

IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholder Support Agreement as of the day and year first above written.
SELECT BANCORP, INC.
By:
Name:	William L. Hedgepeth II
Title:	President and Chief Executive Officer
Premara Financial, Inc.
By:
Name:
Title:
“SHAREHOLDER”

Name:
Address: c/o Premara Financial, Inc. 13024 Ballantyne Corporate Pl Suite 100 Charlotte, NC 28277
Shareholder’s Shares:
Number of Shares of PARA Common Stock and Capacity of Ownership:
(sole voting power)
(shared voting authority)
Number of Shares underlying stock options or warrants to acquire PARA Common Stock:
(stock options)
(warrants)
[Signature Page to Shareholder Support Agreement]
A-B-5

Exhibit A
Liens on Shareholder’s Shares
A-B-6

EXHIBIT C
Form of Non-Employee Director Non-Competition Agreement
[Attached]

NON-EMPLOYEE DIRECTOR NON-COMPETITION AGREEMENT
THIS NON-EMPLOYEE DIRECTOR NON-COMPETITION AGREEMENT (the “Agreement”) is entered into as of July ___, 2017, between Select Bancorp, Inc. (“SLCT”), a corporation organized under the laws of the State of North Carolina and the holding company of Select Bank & Trust Company (“Select Bank”), with its principal offices at 700 West Cumberland Street, Dunn, North Carolina 28334, and the undersigned director (“Director”) of  (i) Premara Financial, Inc. (“PARA”), a corporation organized under the laws of the State of North Carolina and the holding company for Carolina Premier Bank, with its principal office at 13024 Ballantyne Corporate Place, Suite 100, North Carolina, 28277, and/or (ii) Carolina Premier Bank. This Agreement shall become effective on the Effective Time of the Merger provided in the Merger Agreement (as defined below), among SLCT, Select Bank, PARA and Carolina Premier Bank.
WHEREAS, the Boards of Directors of SLCT and PARA have determined that the acquisition of PARA by SLCT (the “Merger”) pursuant to that Agreement and Plan of Merger and Reorganization dated as of the date hereof  (the “Merger Agreement”) is in the best interests of the shareholders of SLCT and the shareholders of PARA and is consistent with, and in furtherance of, their respective business strategies; and
WHEREAS, the parties hereto acknowledge that Director, as a director of PARA and/or Carolina Premier Bank, occupies a unique position of trust and confidence with respect to PARA, and is receiving Merger Consideration pursuant to the terms and conditions of the Merger Agreement; and
WHEREAS, the parties further acknowledge that, by virtue of this position, the Director has acquired significant knowledge relating to the business of PARA and Carolina Premier Bank; and
WHEREAS, the Board of Directors of SLCT has determined that it is in the best interests of SLCT and its shareholders to protect the business and goodwill associated with the business of PARA by strengthening restrictions on the Director’s ability to enter into certain competitive business activities following the completion of the Merger; and
WHEREAS, the Merger Agreement contemplates that, upon the execution and delivery of the Merger Agreement by PARA, as a condition and inducement to the willingness of SLCT to enter into the Merger Agreement and complete the Merger, Director will enter into and perform this Agreement; and
WHEREAS, the Director has agreed to accept such limitations on his ability to compete with SLCT and Select Bank following the Merger as an inducement for SLCT to execute the Merger Agreement;
NOW, THEREFORE, IN CONSIDERATION of the premises and for other good and valuable consideration, including, without limitation, the Merger Consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.   Certain Definitions.
(a)   “Affiliated Company” means any company or entity controlled by, controlling or under common control with SLCT or PARA, including, respectively, Select Bank and Carolina Premier Bank.
(b)   “Confidential Information” means all information regarding PARA, SLCT, and their Affiliated Companies and any of their respective activities, businesses or customers that is not generally known to persons not employed (whether as employees or independent contractors) by PARA, SLCT or their respective Affiliated Companies, that is not generally disclosed publicly to persons not employed by PARA, SLCT or their respective Affiliated Companies (except to their regulatory authorities and pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third persons), and that is the subject of reasonable efforts to keep it confidential, and/or where such information is subject to limitations on disclosure or use by applicable Laws. “Confidential Information” shall include, without limitation, all customer information, customer lists, confidential methods of operation, lending and credit information, commissions, mark-ups, product/service formulas, information concerning techniques for use and integration of websites and other products/services, current and future development and expansion or contraction plans of PARA, SLCT or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of
A-C-1

products and services, strategy, tactics and financial affairs of PARA, SLCT or their respective Affiliated Companies. “Confidential Information” also includes any “confidential information,” “trade secrets” or any equivalent term under any other federal, state or local law. “Confidential Information” shall not include information that (a) has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of PARA or SLCT or their respective Affiliated Companies or any duty owed to any of them; (b) was rightfully in the possession of a person or entity prior to receipt of such Confidential Information, directly or indirectly, from the Director; or (c) is independently developed by a person or entity without reference to or use of Confidential Information.
(c)   Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement.
2.   Nondisclosure of Confidential Information.
(a)   Nondisclosure of Confidential Information.   Director hereby agrees that until the later of two years following the Effective Time of the Merger or one year following the termination of service as director of SLCT or Select Bank (if applicable, in the case of any Director who continues on the board of directors of SLCT or Select Bank following the Effective Time of the Merger), Director shall not directly or indirectly transmit or disclose any Confidential Information to any person or entity, or use or authorize or direct others to use any such Confidential Information, directly or indirectly, without the prior express written consent of the SLCT’s Chief Executive Officer, which consent may be withheld in the sole discretion of SLCT’s Chief Executive Officer; provided that Director shall keep the Confidential Information of third parties (such as customers) for an indefinite period of time. If required to disclose such information by law, Director shall use reasonable efforts to protect and preserve the confidentiality of such information. Director also acknowledges and agrees that (i) trading in SLCT or PARA securities using Confidential Information or non-public information may violate federal and state securities laws and (ii) so long as Director possesses material, non-public information about SLCT or PARA, Director agrees to comply with such securities laws and, if and so long as Director is a member of the board of directors of SLCT or Select Bank, Director will comply with SLCT’s policies regarding insider trading in effect from time to time.
(b)   Enforceability of Covenants.   Director and SLCT agree that Director’s obligations under these nondisclosure covenants are separate and distinct from other provisions of this Agreement, and a failure or alleged failure of PARA and SLCT to perform their obligations under any provision of this Agreement or other agreements with Director shall not constitute a defense to, or waiver of the enforceability of, these nondisclosure covenants. Nothing in this provision or this Agreement shall limit any rights or remedies otherwise available to PARA, SLCT, or any Affiliated Company under federal, state or local law.
3.   Nonrecruitment and Nonsolicitation Covenants.
(a)   Nonrecruitment of Employees.   Director hereby agrees that until the later of two years following the Effective Time of the Merger or one year following the termination of service as director of SLCT or Select Bank (if applicable, in the case of any Director who continues on the board of directors of SLCT or Select Bank following the Effective Time of the Merger), Director shall not, without the prior written consent of SLCT’s Chief Executive Officer, which consent may be withheld at the sole discretion of SLCT’s Chief Executive Officer, directly or indirectly, on behalf of himself or any other person or entity, solicit or recruit for employment or encourage to leave employment with SLCT or any of SLCT’s Affiliated Companies, any employee of SLCT or of any SLCT’s Affiliated Companies with whom Director worked during Director’s services as a director of PARA or any PARA Affiliated Company and who performed services for PARA, SLCT, or any of their Affiliated Companies’ customers and who has not thereafter ceased to be employed by PARA, SLCT or any of their Affiliated Companies for a period of not less than one year, except pursuant to a general solicitation that is not directed specifically to any such employees.
(b)   Nonsolicitation of Customers.   Director hereby agrees that until the later of two years following the Effective Time of the Merger or one year following the termination of service as director of SLCT or Select Bank (if applicable, in the case of any Director who continues on the board of
A-C-2

directors of SLCT or Select Bank following the Effective Time of the Merger), Director shall not, without the prior written consent of SLCT’s Chief Executive Officer, which consent may be withheld at the sole discretion of SLCT’s Chief Executive Officer, directly or indirectly, on behalf of himself or any other person or entity, solicit or attempt to solicit for the purpose of providing any Business Activities (as defined in Section 3(c)) any customer of the PARA, SLCT or any of their Affiliated Companies with whom Director had material contact on behalf of PARA or Carolina Premier Bank in the course of Director’s service as a director of PARA or Carolina Premier Bank.
(c)   Noncompetition.   Director hereby agrees that until the later of one year following the Effective Time of the Merger or one year following the termination of service as director of SLCT or Select Bank (if applicable, in the case of any Director who continues on the board of directors of SLCT or Select Bank following the Effective Time of the Merger), Director shall not, without the prior written consent of SLCT’s Chief Executive Officer, which consent shall not be unreasonably withheld by SLCT, engage or participate in, or prepare or apply to commence, any Business Activities with, for or on behalf of any person or entity (including, without limitation, any new financial institution) as a director, consultant, officer, employee, agent or shareholder that competes in the Restricted Area with SLCT or any SLCT Affiliated Company with respect to Business Activities. For purposes of this Section 3, “Business Activities” shall be any of the business activities conducted by SLCT, PARA or any of their Affiliated Companies as of the effective time of the Merger, which the parties agree include the offering of commercial or consumer loans and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, internet or electronic banking, automated teller machines, IRA and retirement accounts, mortgage loans, and home equity lines of credit. For purposes of this Section 3(c), the “Restricted Area” shall be defined as (i) Mecklenburg County, North Carolina and (ii) within 25 miles of any branch office of Carolina Premier Bank (and, following the Effective Time of the Merger, Select Bank as successor to Carolina Premier Bank). Director agrees that the Restricted Area is narrowly tailored to protect SLCT and its Affiliated Companies’ interest in customer relationships and goodwill, all of which are being acquired based on the Director’s acknowledgement of the marketplace. Nothing in this Section 3(c) shall prohibit Director from acquiring or holding, for investment purposes only, less than 5% of the outstanding securities of any corporation which may compete directly or indirectly with PARA, SLCT or any of their Affiliated Companies or preclude Director from continuing any Business Activities conducted as of the date hereof.
(d)   Enforceability of Covenants.   Director acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. Director acknowledges that each of SLCT and its Affiliated Companies have a current and future expectation of business within the Restricted Area and from the current and proposed customers of PARA and Carolina Premier Bank that are derived from the acquisition of PARA by SLCT. Director acknowledges that the term, geographic area, and scope of the covenants set forth in this Agreement are reasonable, and agrees that he will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Director agrees that his position as a director of PARA and/or Carolina Premier Bank involves information relating to all aspects of the Business Activities and all of the Restricted Area. Director further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed. Director and SLCT agree that Director’s obligations under the above covenants are separate and distinct under this Agreement, and the failure or alleged failure of SLCT to perform its obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of this covenant. Director and SLCT agree that if any portion of the foregoing covenants is deemed to be unenforceable because the geography, time or scope of activities restricted is deemed to be too broad, the court shall be authorized to substitute for the overbroad term an enforceable term that will enable the enforcement of the covenants to the maximum extent possible under applicable law. Director acknowledges and agrees that any breach or threatened breach of this covenant will result in irreparable damage and injury to SLCT and its Affiliated Companies and that
A-C-3

SLCT will be entitled to exercise all rights including, without limitation, obtaining one or more temporary restraining orders, injunctive relief and other equitable relief, including specific performance in the event of any breach or threatened breach of this Agreement, in any federal or state court of competent jurisdiction in the State of North Carolina without the necessity of posting any bond or security (all of which are waived by the Director), and to exercise all other rights or remedies, at law or in equity, including, without limitation, the rights to damages.
4.   Successors.
(a)   This Agreement is personal to Director and is not assignable by Director, and none of Director’s duties hereunder may be delegated.
(b)   This Agreement may be assigned by, and shall be binding upon and inure to the benefit of, SLCT and any of its Affiliated Companies and their successors and assigns.
5.   Miscellaneous.
(a)   Waiver.   Failure of any party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.
(b)   Severability.   If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.
(c)   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.
(d)   Notices.   All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered, (ii) the next day, upon mailing by reputable overnight carrier with delivery confirmation, or (iii) three days after mailing if mailed, first class, certified mail, postage prepaid:
To SLCT:
Select Bancorp, Inc.
700 West Cumberland Street
Dunn, North Carolina 28334
Attention: Chief Executive Officer

To Director:
See signature page of this Agreement

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
(e)   Amendments and Modifications.   This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.
(f)   Entire Agreement.   Except as provided herein, this Agreement contains the entire agreement between SLCT and Director with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any prior agreement between the parties with respect to the subject matter hereof.
(g)   Counterparts, etc.   This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall constitute and have the same force and effect as an original signature for all purposes under this Agreement.
[Signature page follows]
A-C-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.
Select Bancorp, Inc.
By:
Name:	William L. Hedgepeth II
Title:	President and Chief Executive Officer
DIRECTOR
Name:
Address:
[Signature Page to Non-Employee Director Non-Competition Agreement]
A-C-5

EXHIBIT D
FORM OF OPTION CANCELLATION AGREEMENT
[Attached]

OPTION CANCELLATION AGREEMENT
_______________, 2017
This Option Cancellation Agreement (the “Option Cancellation Agreement”) is made effective as of the ____ day of ___________, 2017 by and between Select Bancorp, Inc., a North Carolina corporation (“SLCT”), and the undersigned optionee (“Optionee”), and is made with reference to the following facts:
a.   SLCT and its wholly owned subsidiary, Select Bank & Trust Company, entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of __________, 2017, with Premara Financial, Inc. (“PARA”) and its wholly owned subsidiary, Carolina Premier Bank.
b.   Optionee is the holder of one or more options (the “Options”) to purchase shares of PARA’s Common Stock.
c.   The Merger Agreement provides that each Option outstanding on the date of the Merger Agreement that remains outstanding immediately prior to the Effective Time of the Merger, whether or not then vested or exercisable, shall be cancelled by SLCT in exchange for a cash payment to Optionee by SLCT equal to the Cash Election Price less the exercise price per share (the “Cancellation Consideration”), less any applicable withholding taxes.
d.   Optionee wishes to accept the Cancellation Consideration in exchange for the cancellation of Optionee’s Options on the terms set forth in the Merger Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
1.   Effective as of the Effective Time of the Merger, this Option Cancellation Agreement cancels all of the Options held by Optionee, which Options are listed on Schedule I attached hereto, which schedule sets forth the respective dates of grant and exercise prices of the Options to be cancelled (the “Canceled Options”).
2.   Effective as of the Effective Time of the Merger, this Option Cancellation Agreement cancels every option agreement pursuant to which any Canceled Option was issued (the “Option Agreements”).
3.   Optionee represents and warrants that Optionee owns the Canceled Options free and clear of any liens, claims or encumbrances of any type or nature.
4.   The cancellation of each Canceled Option hereunder is being made in consideration of the Cancellation Consideration, less any applicable withholding taxes.
5.   The parties acknowledge that such cancellation is being made irrespective of the vesting schedule contained in the applicable Option Agreement. Optionee acknowledges that consummation of the Merger is subject to a number of closing conditions.
6.   Optionee acknowledges and agrees that the Canceled Options will not be converted into shares of SLCT, options to acquire shares of SLCT or any consideration other than the Cancellation Consideration described above. The undersigned Optionee acknowledges and agrees that by entering into this Option Cancellation Agreement, as of the Effective Time of the Merger, each of the Canceled Options will be of no further force and effect and Optionee shall have no right to exercise the Canceled Options.
7.   Optionee acknowledges that all Options held by Optionee for which the cancellation consideration would be equal to or less than zero dollars will be terminated and cancelled without any consideration payable with respect thereto.
8.   Optionee acknowledges that Optionee has received all required advance notice of the intended cancellation of the Cancelled Options under the Option Agreements and hereby waives any requirement of advance notice of the cancellation of the Cancelled Options from PARA, Carolina Premier Bank, SLCT, any of their respective boards of directors or committees, or from any other person.
9.   Optionee acknowledges and agrees that, should the Merger fail to be consummated for any reason, this Option Cancellation Agreement shall be null and void and the Canceled Options will remain outstanding in accordance with the terms of the applicable Option Agreement.
A-D-1

10.   This Option Cancellation Agreement constitutes the valid, legal and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms.
11.   This Option Cancellation Agreement, together with specific references to the Merger Agreement herein, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
12.   This Option Cancellation Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
13.   This Option Cancellation Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and to be performed entirely within such State.
14.   This Option Cancellation Agreement shall be binding upon the successors, legal representatives and permitted assigns of the parties. Except as otherwise provided herein, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of all other parties hereto.
15.   Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.
16.   This Option Cancellation Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
17.   The headings in this Option Cancellation Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Option Cancellation Agreement.
18.   Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Option Cancellation Agreement as of the date first above written.
Signed:
Name:
Title:
SELECT BANCORP, INC.
By:	Authorized Officer
A-D-2

SCHEDULE I
CANCELED OPTIONS
[INSERT NAME OF OPTION HOLDER]
Option grant date:
Number of shares underlying a PARA Option:
Exercise price:
Cancellation Consideration (Cash Election Price less exercise price) prior to deduction of applicable withholding taxes:
Per Share:
$
Total:
$
A-D-3

Appendix B
North Carolina Business Corporation Act Article 13 — Appraisal Rights
Part 1.   Right to Appraisal and Payment for Shares
§ 55-13-01. Definitions.
In this Article, the following definitions apply:
(1)
Affiliate. — A person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of G.S. 55-13-01(7), a person is deemed to be an affiliate of its senior executives.

(2)
Beneficial shareholder. — A person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3)
Corporation. — The issuer of the shares held by a shareholder demanding appraisal and, for matters covered in G.S. 55-13-22 through G.S. 55-13-31, the term includes the surviving entity in a merger.

(4)
Expenses. — Reasonable expenses of every kind that are incurred in connection with a matter, including counsel fees.

(5)
Fair value. — The value of the corporation’s shares (i) immediately before the effectuation of the corporate action as to which the shareholder asserts appraisal rights, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable, (ii) using customary and current valuation concepts and techniques generally employed for similar business in the context of the transaction requiring appraisal, and (iii) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to G.S. 55-13-02(a)(5).

(6)
Interest. — Interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this State on the effective date of the corporate action.

(7)
Interested transaction. — A corporate action described in G.S. 55-13-02(a), other than a merger pursuant to G.S. 55-11-04, involving an interested person and in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition, the following definitions apply:

a.
Interested person. — A person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action met any of the following conditions:

1.
Was the beneficial owner of twenty percent (20%) or more of the voting power of the corporation, other than as owner of excluded shares.

2.
Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent (25%) or more of the directors to the board of directors of the corporation.

3.
Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:

I.
Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.

II.
Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in G.S. 55-8-31(a)(1) and (c).

III.
In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity, or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of the acquiring entity or such affiliate of the acquiring entity.

b.
Beneficial owner. — Any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares. If a member of a national securities exchange is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, then that member of a national securities exchange shall not be deemed a “beneficial owner” of any securities held directly or indirectly by the member on behalf of another person solely because the member is the record holder of the securities. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

c.
Excluded shares. — Shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(8)
Preferred shares. — A class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(9)
Record shareholder. — The person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(10)
Senior executive. — The chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(11)
Shareholder. — Both a record shareholder and a beneficial shareholder.

§ 55-13-02. Right to appraisal.
(a)   In addition to any rights granted under Article 9, a shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:
(1)
Consummation of a merger to which the corporation is a party if either (i) shareholder approval is required for the merger by G.S. 55-11-03 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger or (ii) the corporation is a subsidiary and the merger is governed by G.S. 55-11-04.

(2)
Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.

(3)
Consummation of a disposition of assets pursuant to G.S. 55-12-02 if the shareholder is entitled to vote on the disposition.

(4)
An amendment of the articles of incorporation (i) with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has an obligation or right to repurchase the fractional share so created or (ii) changes the corporation into a nonprofit corporation or cooperative organization.

(5)
Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.

(6)
Consummation of a conversion to a foreign corporation pursuant to Part 2 of Article 11A of this Chapter if the shareholder does not receive shares in the foreign corporation resulting from the conversion that (i) have terms as favorable to the shareholder in all material respects and (ii) represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation as the shares held by the shareholder before the conversion.

(7)
Consummation of a conversion of the corporation to nonprofit status pursuant to Part 2 of Article 11A of this Chapter.

(8)
Consummation of a conversion of the corporation to an unincorporated entity pursuant to Part 2 of Article 11A of this Chapter.

(b)   Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3), (4), (6), and (8) of subsection (a) of this section shall be limited in accordance with the following provisions:
(1)
Appraisal rights shall not be available for the holders of shares of any class or series of shares that are any of the following:

a.
A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended.

b.
Traded in an organized market and has at least 2,000 shareholders and a market value of at least twenty million dollars ($20,000,000)(exclusive of the value of shares held by the corporation’s subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent (10%) of such shares).

c.
Issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and may be redeemed at the option of the holder at net asset value.

(2)
The applicability of subdivision (1) of this subsection shall be determined as of  (i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights or (ii) the day before the effective date of such corporate action if there is no meeting of shareholders.

(3)
Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective.

(4)
Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where the corporate action is an interested transaction.

(c)   Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles may limit or eliminate appraisal rights for any class or series of preferred shares. Any amendment to the articles that limits or eliminates appraisal rights for any shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of the amendment, however, shall not apply to any corporate action that becomes effective within one year of that date if the corporate action would otherwise afford appraisal rights.

(d)   A shareholder holding shares of a class or series that were issued and outstanding as of the effective date of this act but that did not as of that date entitle the shareholder to vote on a corporate action described in subdivision (a)(1), (2), or (3) of this section shall be entitled to appraisal rights, and to obtain payment of the fair value of the shareholder’s shares of such class or series, to the same extent as if such shares did entitle the shareholder to vote on such corporate action.
§ 55-13-03. Assertion of rights by nominees and beneficial owners.
(a)   A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder (i) objects with respect to all shares of the class or series owned by the beneficial shareholder and (ii) notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
(b)   A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:
(1)
Submits to the corporation the record shareholder’s written consent to the assertion of rights no later than the date referred to in G.S. 55-13-22(b)(2)b.

(2)
Submits written consent under subdivision (1) of this subsection with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Part 2. Procedure for Exercise of Appraisal Rights
§ 55-13-20. Notice of appraisal rights.
(a)   If any corporate action specified in G.S. 55-13-02(a) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this Article. If the corporation concludes that appraisal rights are or may be available, a copy of this Article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.
(b)   In a merger pursuant to G.S. 55-11-04, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. In the case of any other corporate action specified in G.S. 55-13-02(a) with respect to which shareholders of a class or series do not have the right to vote, but with respect to which those shareholders are entitled to assert appraisal rights, the corporation must notify in writing all record shareholders of such class or series that the corporate action became effective. Notice required under this subsection must be sent within 10 days after the corporate action became effective and include the materials described in G.S. 55-13-22.
(c)   If any corporate action specified in G.S. 55-13-02(a) is to be approved by written consent of the shareholders pursuant to G.S. 55-7-04, then the following must occur:
(1)
Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of each shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

(2)
Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to the applicable shareholders required by subsections (d) and (e) of G.S. 55-7-04, may include the materials described in G.S. 55-13-22, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

(d)   If any corporate action described in G.S. 55-13-02(a) is proposed, or a merger pursuant to G.S. 55-11-04 is effected, then the notice referred to in subsection (a) or (c) of this section, if the corporation concludes that appraisal rights are or may be available, and in subsection (b) of this section shall be accompanied by the following:
(1)
The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of the notice and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this subdivision are not reasonably available, then the corporation shall provide reasonably equivalent financial information.

(2)
The latest available quarterly financial statements of the corporation, if any.

The right to receive the information described in this subsection may be waived in writing by a shareholder before or after the corporate action.
§ 55-13-21. Notice of intent to demand payment and consequences of voting or consenting.
(a)   If a corporate action specified in G.S. 55-13-02(a) is submitted to a vote at a shareholders’ meeting, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must do the following:
(1)
Deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(2)
Not vote, or cause or permit to be voted, any shares of any class or series in favor of the proposed action.

(b)   If a corporate action specified in G.S. 55-13-02(a) is to be approved by less than unanimous written consent, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must not execute a consent in favor of the proposed action with respect to that class or series of shares.
(c)   A shareholder who fails to satisfy the requirements of subsection (a) or (b) of this section is not entitled to payment under this Article.
§ 55-13-22. Appraisal notice and form.
(a)   If a corporate action requiring appraisal rights under G.S. 55-13-02(a) becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (b)(1) of this section to all shareholders who satisfied the requirements of G.S. 55-13-21. In the case of a merger under G.S. 55-11-04, the parent corporation must deliver a written appraisal notice and form to all record shareholders of the subsidiary who may be entitled to assert appraisal rights. In the case of any other corporate action specified in G.S. 55-13-02(a) that becomes effective and with respect to which shareholders of a class or series do not have the right to vote but with respect to which such shareholders are entitled to assert appraisal rights, the corporation must deliver a written appraisal notice and form to all record shareholders of such class or series who may be entitled to assert appraisal rights.
(b)   The appraisal notice must be sent no earlier than the date the corporate action specified in G.S. 55-13-02(a) became effective and no later than 10 days after that date. The appraisal notice must include the following:
(1)
A form that specifies the first date of any announcement to shareholders, made prior to the date the corporate action became effective, of the principal terms of the proposed corporate action. If such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date. The form shall require a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the transaction.

(2)
Disclosure of the following:

a.
Where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the required form under sub-subdivision b. of this subdivision.

b.
A date by which the corporation must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice required under subsection (a) of this section and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date.

c.
The corporation’s estimate of the fair value of the shares.

d.
That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in sub-subdivision b. of this subdivision, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

e.
The date by which the notice to withdraw under G.S. 55-13-23 must be received, which date must be within 20 days after the date specified in sub-subdivision b. of this subdivision.

(3)
Be accompanied by a copy of this Article.

§ 55-13-23. Perfection of rights; right to withdraw.
(a)   A shareholder who receives notice pursuant to G.S. 55-13-22 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to G.S. 55-13-22(b)(2). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to G.S. 55-13-22(b)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under G.S. 55-13-27. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.
(b)   A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to G.S. 55-13-22(b)(2)e. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
(c)   A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in G.S. 55-13-22(b) shall not be entitled to payment under this Article.
§ 55-13-25. Payment.
(a)   Except as provided in G.S. 55-13-27, within 30 days after the form required by G.S. 55-13-22(b) is due, the corporation shall pay in cash to the shareholders who complied with G.S. 55-13-23(a) the amount the corporation estimates to be the fair value of their shares, plus interest.
(b)   The payment to each shareholder pursuant to subsection (a) of this section must be accompanied by the following:
(1)
The following financial information:

a.
The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of payment and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this sub-subdivision are not reasonably available, the corporation shall provide reasonably equivalent financial information.
b.
The latest available quarterly financial statements, if any.

(2)
A statement of the corporation’s estimate of the fair value of the shares. The estimate must equal or exceed the corporation’s estimate given pursuant to G.S. 55-13-22(b)(2)c.

(3)
A statement that the shareholders described in subsection (a) of this section have the right to demand further payment under G.S. 55-13-28 and that if a shareholder does not do so within the time period specified therein, then the shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this Article.

§ 55-13-27. After-acquired shares.
(a)   A corporation may elect to withhold payment required by G.S. 55-13-25 from any shareholder who was required to but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to G.S. 55-13-22(b)(1).
(b)   If the corporation elected to withhold payment under subsection (a) of this section, it must, within 30 days after the form required by G.S. 55-13-22(b) is due, notify all shareholders who are described in subsection (a) of this section of the following:
(1)
The information required by G.S. 55-13-25(b)(1).

(2)
The corporation’s estimate of fair value pursuant to G.S. 55-13-25(b)(2).

(3)
That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under G.S. 55-13-28.

(4)
That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer.

(5)
That those shareholders who do not satisfy the requirements for demanding appraisal under G.S. 55-13-28 shall be deemed to have accepted the corporation’s offer.

(c)   Within 10 days after receiving the shareholder’s acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (b)(2) of this section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.
(d)   Within 40 days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (b)(2) of this section to each shareholder described in subdivision (b)(5) of this section.
§ 55-13-28. Procedure if shareholder dissatisfied with payment or offer.
(a)   A shareholder paid pursuant to G.S. 55-13-25 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under G.S. 55-13-25). A shareholder offered payment under G.S. 55-13-27 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares, plus interest.
(b)   A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value, plus interest, under subsection (a) of this section within 30 days after receiving the corporation’s payment or offer of payment under G.S. 55-13-25 or G.S. 55-13-27, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Part 3. Judicial Appraisal Of Shares.
§ 55-13-30. Court Action.
(a)   If a shareholder makes a demand for payment under G.S. 55-13-28 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, the corporation shall pay in cash to each shareholder the amount the shareholder demanded pursuant to G.S. 55-13-28, plus interest.
(b)   The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office (or, if none, its registered office) in this State is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
(c)   The corporation shall make all shareholders (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(d)   The jurisdiction of the superior court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a trial by jury.
(e)   Each shareholder made a party to the proceeding is entitled to judgment either (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shareholder’s shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under G.S. 55-13-27.
§ 55-13-31. Court costs and expenses.
(a)   The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.
(b)   The court in an appraisal proceeding may also assess the expenses for the respective parties, in amounts the court finds equitable:
(1)
Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20, 55-13-22, 55-13-25, or 55-13-27.

(2)
Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c)   If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that these expenses should not be assessed against the corporation, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited.

(d)   To the extent the corporation fails to make a required payment pursuant to G.S. 55-13-25, 55-13-27, or 55-13-28, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.
Part 4. Other Remedies.
§ 55-13-40. Other remedies limited.
(a)   The legality of a proposed or completed corporate action described in G.S. 55-13-02(a) may not be contested, nor may the corporate action be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.
(b)   Subsection (a) of this section does not apply to a corporate action that:
(1)
Was not authorized and approved in accordance with the applicable provisions of any of the following:

a.
Article 9, 9A, 10, 11, 11A, or 12 of this Chapter.

b.
The articles of incorporation or bylaws.

c.
The resolution of the board of directors authorizing the corporate action.

(2)
Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading.

(3)
Constitutes an interested transaction, unless it has been authorized, approved, or ratified by either (i) the board of directors or a committee of the board or (ii) the shareholders, in the same manner as is provided in G.S. 55-8-31(a)(1) and (c) or in G.S. 55-8-31(a)(2) and (d), as if the interested transaction were a director’s conflict of interest transaction.

(4)
Was approved by less than unanimous consent of the voting shareholders pursuant to G.S. 55-7-04, provided that both of the following are true:

a.
The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected.

b.
The proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

Appendix C
July 20, 2017
Board of Directors
Premara Financial, Inc.
13024 Ballantyne Corporate Place
Suite 100
Charlotte, NC 28277
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of issued and outstanding common stock, $0.01 par value (the “Company Common Shares”), of Premara Financial, Inc. (“PARA”), of the Merger Consideration (as defined below) to be received by such holders in the proposed merger (the “Proposed Merger”) of PARA with and into Select Bancorp, Inc. (“SLCT”), as set forth in the Agreement and Plan of Merger and Reorganization dated July 20, 2017 (the “Merger Agreement”). As detailed in the Merger Agreement, pursuant to the Proposed Merger, each Company Common Share issued and outstanding immediately prior to the effective time of the Proposed Merger will be converted into, at the election of the holder thereof (subject to the cash/stock aggregate consideration provisions of the Merger Agreement), the right to receive $12.65 in cash or 1.0463 shares of SLCT common stock, $1.00 par value (the “Merger Consideration”).
In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of each of PARA and SLCT and reviewed certain internal financial analyses and forecasts prepared by the respective management teams of PARA and SLCT, (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock performance and trading history of PARA and SLCT, (iv) studied and analyzed the consolidated financial and operating data of PARA and SLCT, (v) reviewed the pro forma financial impact of the Proposed Merger on SLCT, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by the respective management teams of PARA and SLCT, (vi) considered the financial terms of the Proposed Merger as compared with the financial terms of comparable bank and bank holding company mergers and acquisitions, (vii) met and/or communicated with certain members of each of PARA’s and SLCT’s senior management to discuss their respective operations, historical financial statements and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.
Our opinion is given in reliance on information and representations made or given by PARA and SLCT, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by each of PARA and SLCT, including financial statements, financial projections and stock price data, as well as certain other information from recognized independent sources. We have not independently verified the information or data concerning PARA or SLCT nor any other data we considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have assumed that all forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the respective management teams of PARA and SLCT as to their most likely future financial performance. We express no opinion as to any financial projections or the assumptions on which they are based. We have not conducted any valuation or appraisal of any assets or liabilities of SLCT or PARA, nor have any such valuations or appraisals been provided to us. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

Board of Directors
Premara Financial, Inc.
July 20, 2017

With respect to anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies and financial and other information relating to the general prospects of PARA and SLCT, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and good faith judgments of the respective management teams of PARA and SLCT as to their most likely future performance. We have further relied on the assurances of the respective management teams of PARA and SLCT that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that the allowance for loan losses indicated on the balance sheet of each of PARA and SLCT is adequate to cover such losses; we have not reviewed loans or credit files of PARA or SLCT. We have assumed that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party under the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the agreements will not be waived. We have assumed that the Proposed Merger will qualify as a tax-free reorganization for federal income tax purposes. Also, in rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the consummation of the Proposed Merger, no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the Proposed Merger, including the cost savings and related expenses expected to result from the Proposed Merger.
Our opinion is based upon information provided to us by the respective management teams of PARA and SLCT, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and accordingly, it speaks to no other period. We have not undertaken to reaffirm or revise this opinion or otherwise comment on events occurring after the date hereof and do not have an obligation to update, revise or reaffirm our opinion. Our opinion does not address the relative merits of the Proposed Merger or the other business strategies or transactions that PARA’s Board of Directors has considered or may be considering, nor does it address the underlying business decision of PARA’s Board of Directors to proceed with the Proposed Merger. We are expressing no opinion as to the prices at which SLCT’s securities may trade at any time. Nothing in our opinion is to be construed as constituting tax advice or a recommendation to take any particular tax position, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that SLCT has obtained such advice as it deemed necessary from qualified professionals. Our opinion is for the information of PARA’s Board of Directors in connection with its evaluation of the Proposed Merger and does not constitute a recommendation to the Board of Directors of PARA in connection with the Proposed Merger or a recommendation to any shareholder of PARA as to how such shareholder should vote or act with respect to the Proposed Merger. This opinion should not be construed as creating any fiduciary duty on Boenning & Scattergood, Inc.’s part to any party or person. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purpose, without our prior written consent, except that, if required by applicable law, this opinion may be referenced and included in its entirety in any filing made by SLCT in respect to the Proposed Merger with the Securities and Exchange Commission; provided, however, any description of or reference to our opinion or to Boenning & Scattergood, Inc. be in a form reasonably acceptable to us and our counsel. We shall have no responsibility for the form or content of any such disclosure, other than the opinion itself.

Board of Directors
Premara Financial, Inc.
July 20, 2017

Boenning & Scattergood, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, SLCT, PARA, and/or their respective affiliates. In the ordinary course of business, we may also actively trade the securities of SLCT for our own account and/or for the accounts of customers and accordingly may at any time hold a long or short position in such securities.
We are acting as PARA’s financial advisor in connection with the Proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Proposed Merger. We will also receive a fee for rendering this opinion. Our fee for rendering this opinion is not contingent upon any conclusion that we may reach or upon completion of the Proposed Merger. PARA has also agreed to indemnify us against certain liabilities that may arise out of our engagement.
Boenning & Scattergood, Inc. has not had any material relationship with SLCT during the past two years in which compensation was received or was intended to be received. Boenning & Scattergood, Inc. was engaged in June 2015 by PARA to serve as placement agent for a private placement of common stock. The offering ultimately closed on November 30, 2015, and Boenning & Scattergood, Inc. was paid a commission for its role. Certain employees of Boenning purchased shares in this offering. The aggregate number of such shares is well under 1% of the Company’s outstanding shares. The value of the shares is not material to the net worth of the employees, and we do not believe that such ownership has any bearing on our representation of the Company or on our fairness opinion.
Except for the arrangement between Boenning & Scattergood, Inc. and PARA described in the preceding paragraph, Boenning & Scattergood, Inc. has provided no investment banking services to PARA during the past two years in which compensation was received or was intended to be received. Boenning & Scattergood, Inc. may provide services to SLCT in the future (and/or to PARA if the Proposed Merger is not consummated), although as of the date of this opinion, there is no agreement to do so nor any mutual understanding that such services are contemplated.
This opinion has been approved by Boenning & Scattergood, Inc.’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Proposed Merger by any of the officers, directors, or employees of any party to the Merger Agreement, or any class of such persons, relative to the compensation to be received by the holders of Company Common Shares in the Proposed Merger.
Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Sincerely,
Boenning & Scattergood, Inc.

Appendix D
6 Concourse Parkway Suite 3000 Atlanta, Georgia 30328 Main: (404) 844 – 4225
July 20, 2017
Board of Directors
Select Bancorp, Inc.
700 West Cumberland Street
Dunn, NC 28334
Dear Members of the Board:
Select Bancorp, Inc. (“Select”) and Premara Financial, Inc. (“Premara”) plan to enter into an agreement and plan of merger to be dated as of July 20, 2017 (the “Agreement”) pursuant to which Premara will merge with and into Select, with Select as the surviving entity (the “Merger”). Pursuant to the terms of the Agreement, at the Effective Time of the Merger, each issued and outstanding share of Premara common stock will be converted into the right to receive either (i) 1.0463 shares of Select common stock (“Exchange Ratio”) or (ii) $12.65, with 948,080 shares of Premara common stock being converted to cash for aggregate cash consideration of  $11,993,212 (the “Total Cash Consideration”) and the balance of the outstanding Premara common stock at the Effective Time being converted to Select common stock at the Exchange Ratio (the “Total Stock Consideration,” and together with the Total Cash Consideration, the “Merger Consideration”). The other terms and conditions of the Merger are more fully set forth in the draft Agreement. You have requested our opinion as to the fairness of the Merger Consideration to Select and Select’s shareholders from a financial point of view.
The Burke Group, LLC, as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the draft Agreement; (ii) certain publicly available financial statements and other historical financial information of Premara that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Select that we deemed relevant; (iv) a comparison of certain financial and other information for Premara with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (v) the terms and structures of certain comparable merger and acquisition transactions which have been recently effected; (vi) the current market environment generally and in the commercial banking sector in particular; and (vii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Premara the business, financial condition, results of operations and prospects of Premara and held similar discussions with the senior management of Select regarding the business, financial condition, results of operations and prospects of Select.
In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Premara and Select, or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have relied, at the direction of Select, without independent verification or investigation, on the assessments of the management of Premara as to Premara’s existing and future relationships with key employees and partners, clients, products and services and we have assumed, with your consent, that there will be no developments with respect to any such matters that would affect our analyses or opinion. We have further relied on the assurances of the senior management of Premara and Select that they are not aware of any facts or circumstances that would make any of such information
D-1

Select Bancorp, Inc.
July 20, 2017

inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Premara or Select or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Premara, Select or the combined entity after the Merger and we have not reviewed any individual credit files relating to Premara or Select. We have assumed, with your consent, that the respective allowances for loan losses for both Premara and Select are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.
We have assumed in all respects material to our analysis that Premara will remain as a going concern for all periods relevant to our analyses. We have also assumed, with your consent, that: (i) each of the parties to the Agreement will comply in all material respects with all material terms of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements are not waived; (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Premara, Select or the Merger; and (iii) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.
Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We render no opinion as to the trading values of each of Premara’s and Select’s common shares at any time.
Select has agreed to indemnify us against certain liabilities arising out of our engagement. This letter is directed to the Board of Directors of Select in connection with its consideration of the Merger. Our opinion is directed only to the fairness, from financial point of view, of the Merger Consideration to Select and does not address the underlying business decision of Select to engage in the Merger, the form or structure of the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Select, or the effect of any other transaction in which Select might engage. This opinion shall not be reproduced or used for any other purposes, except for inclusion of opinion in joint proxy statement mailed to shareholders and the registration statement on Form S-4 and any amendments thereto, without The Burke Group’s prior written consent, which consent will not be unreasonably withheld. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by Premara’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of Premara.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to Select and Select’s shareholders from a financial point of view.
Very truly yours,
D-2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if  (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and (y) in all other cases his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the disinterested members of the board of directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.
Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by resolution of the board of directors or contract.
Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.
Article V of Select’s Articles of Incorporation provides that, to the fullest extent permitted by the NCBCA, individuals serving, or who have served, as directors shall not be personally liable for monetary damages for breach of any duty as a director. In addition, Select’s bylaws provide that Select shall indemnify its directors, officers, employees or agents to the full extent allowed by applicable law against all liability and litigation expense, including reasonable attorney’s fees, arising out of such status or activities in such capacity, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Covered expenses include attorneys’ fees, judgments, fines, and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. In determining whether a person is entitled to indemnification under the bylaws, a majority vote of the disinterested members of the Select board of directors is required; provided, however, that the disinterested directors may direct such determination to be made by independent legal counsel in written opinion. Pursuant to the bylaws and as authorized by statute, Select maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity.
The foregoing is only a general summary of certain aspects of the NCBCA and Select’s bylaws and articles dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the NCBCA, Article V of Select’s Articles and Article VIII of Select’s bylaws.

Federal banking law, which is applicable to Select as a bank holding company and to Select Bank & Trust Company as an insured depository institution, limits the ability of Select and Select Bank & Trust Company to indemnify their directors and officers. Generally, subject to certain exceptions, neither Select nor Select Bank & Trust Company may make, or agree to make, indemnification payments to, or for the benefit of, an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action such person is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of Select’s or Select Bank & Trust Company’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, Select or Select Bank & Trust Company, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith and in a manner such person believed to be in the best interests of the institution, (ii) determines after investigation that making indemnification payments would not materially adversely affect Select’s safety and soundness or the safety and soundness of Select Bank & Trust Company, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse Select or Select Bank & Trust Company, as the case may be, for any indemnity payments which turn out to be impermissible.

Item 21.   Exhibits and Financial Statement Schedules.
Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization dated July 20, 2017, by and between Select
Bancorp, Inc., Select Bank & Trust Company, Premara Financial, Inc. and Carolina Premier
Bank (included as Appendix A to this joint proxy statement/prospectus forming a part of this registration statement)
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP regarding the validity of the securities being registered
8.1	Opinion of Wyrick Robbins Yates & Ponton LLP regarding certain U.S. tax aspects of the merger
23.1	Consent of Dixon Hughes Goodman LLP
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibits 5.1 and 8.1)
23.3	Consent of Elliott Davis Decosimo, PLLC
24	Power of Attorney
99.1*	Form of Select Bancorp, Inc. Proxy Card
99.2*	Form of Premara Financial, Inc. Proxy Card
99.3	Consent of The Burke Group, LLC
99.4	Consent of Boenning & Scattergood, Inc.
99.5	Consent of Charles R. Davis
99.6	Consent of Seth Wilfong

*
To be filed by amendment.

Item 22.   Undertakings.
The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(f) That every prospectus (1) that is filed pursuant to paragraph (e) immediately preceding or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX
Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization dated July 20, 2017, by and between Select
Bancorp, Inc., Select Bank & Trust Company, Premara Financial, Inc. and Carolina Premier
Bank (included as Appendix A to the joint proxy statement/prospectus forming a part of this registration statement)
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP regarding the validity of the securities being registered
8.1	Opinion of Wyrick Robbins Yates & Ponton LLP regarding certain U.S. tax aspects of the merger
23.1	Consent of Dixon Hughes Goodman LLP
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibits 5.1 and 8.1)
23.3	Consent of Elliott Davis Decosimo, PLLC
24	Power of Attorney
99.1*	Form of Select Bancorp, Inc. Proxy Card
99.2*	Form of Premara Financial, Inc. Proxy Card
99.3	Consent of The Burke Group, LLC
99.4	Consent of Boenning & Scattergood, Inc.
99.5	Consent of Charles R. Davis
99.6	Consent of Seth Wilfong

*
To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dunn, State of North Carolina on September 27, 2017.
SELECT BANCORP, INC.
By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ William L. Hedgepeth II William L. Hedgepeth II, President, Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2017
/s/ Mark A. Jeffries Mark A. Jeffries, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2017
/s/ J. Gary Ciccone* J. Gary Ciccone, Director	September 27, 2017
/s/ James H. Glen, Jr.* James H. Glen, Jr., Director	September 27, 2017
/s/ Oscar N. Harris* Oscar N. Harris, Director	September 27, 2017
Alicia S. Hawk, Director
/s/ Gerald W. Hayes, Jr.* Gerald W. Hayes, Jr., Director	September 27, 2017
/s/ Ronald V. Jackson* Ronald V. Jackson, Director	September 27, 2017
/s/ John W. McCauley* John W. McCauley, Director	September 27, 2017
/s/ Carlie C. McLamb, Jr.* Carlie C. McLamb, Jr., Director	September 27, 2017
V. Parker Overton, Director

/s/ Anthony E. Rand* Anthony E. Rand, Director	September 27, 2017
/s/ Sharon L. Raynor* Sharon L. Raynor, Director	September 27, 2017
/s/ K. Clark Stallings K. Clark Stallings, Director	September 27, 2017
/s/ W. Lyndo Tippett* W. Lyndo Tippett, Director	September 27, 2017
*By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II Attorney-in-Fact